UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

LIFELOCK, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.0001 per share, of LifeLock, Inc.
(2)

Aggregate number of securities to which transaction applies:

As of November 15, 2016, there were outstanding: (1) 94,374,286 shares of common stock (including (a) 663,680 shares of common stock underlying restricted stock awards and (b) 99,998 shares of common stock underlying performance-based restricted stock awards (assuming the maximum level of performance)); (2) 12,977,044 shares of common stock issuable upon exercise of options with an exercise price below $24.00; and (3) 3,160,805 shares of common stock underlying restricted stock units.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of: (1) 94,374,286 shares of common stock (including (a) 663,680 shares of common stock underlying restricted stock awards and (b) 99,998 shares of common stock underlying performance-based restricted stock awards (assuming the maximum level of performance)) multiplied by $24.00 per share; (2) stock options to purchase 12,977,044 shares of common stock multiplied by $12.66 (the difference between $24.00 and the weighted average exercise price of $11.34 per share); and (3) 3,160,805 shares of common stock underlying restricted stock units multiplied by $24.00 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by .0001159.

	(4)	Proposed maximum aggregate value of transaction: $2,505,131,561.04
	(5)	Total fee paid: $290,344.75

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

LifeLock, Inc.

60 East Rio Salado Parkway

Suite 400

Tempe, AZ 85281

[●], 2016

Dear LifeLock Stockholder:

You are cordially invited to attend a special meeting of stockholders, which we refer to as the “special meeting,” of LifeLock, Inc., which we refer to as “LifeLock,” to be held on [●], 2017, at [●], at [●] [a/p.m.], [●] time.

At the special meeting, you will be asked to consider and vote on the adoption of the Agreement and Plan of Merger, dated as of November 20, 2016, as it may be amended from time to time, which we refer to as the “merger agreement,” by and among LifeLock, Symantec Corporation, which we refer to as “Symantec,” and L1116 Merger Sub, Inc., which we refer to as “Acquisition Sub.” Pursuant to the terms of and subject to the conditions set forth in the merger agreement, Acquisition Sub will merge with and into LifeLock, with LifeLock continuing as the surviving corporation and a wholly owned subsidiary of Symantec. We refer to the acquisition of LifeLock by Symantec as the “merger.” At the special meeting, you will also be asked to consider and vote on (1) a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, and (2) a non-binding, advisory proposal to approve compensation that will or may become payable by LifeLock to its named executive officers in connection with the merger.

If the merger is completed, you will be entitled to receive $24.00 in cash, without interest and subject to any applicable withholding taxes, for each share of common stock that you own (unless you have properly and validly exercised your appraisal rights in accordance with the General Corporation Law of the State of Delaware, which we refer to as the “DGCL”). This amount represents a premium of approximately 59.4% to the closing price of our common stock on June 16, 2016, the last trading day prior to the public filing by Elliott Associates, L.P. and certain affiliates that they had accumulated a significant minority interest in LifeLock.

LifeLock’s Board of Directors, after considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that it is in the best interests of LifeLock and its stockholders, and declared it advisable, to enter into the merger agreement and consummate the merger upon the terms and subject to the conditions set forth in the merger agreement; (2) approved the execution and delivery of the merger agreement by LifeLock, the performance by LifeLock of its covenants and other obligations in the merger agreement, and the consummation of the merger upon the terms and conditions set forth in the merger agreement; (3) directed that the adoption of the merger agreement be submitted to a vote at the special meeting; and (4) resolved to recommend that the LifeLock stockholders vote in favor of the adoption of the merger agreement in accordance with the DGCL.

LifeLock’s Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the approval, on a non-binding, advisory basis, of compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger.

The accompanying proxy statement provides detailed information about the special meeting, the merger agreement, the merger and other transactions contemplated by the merger agreement. A copy of the merger agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of LifeLock’s Board of Directors in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.

Whether or not you plan to attend the special meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the adoption of the merger agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the merger unless the adoption of the merger agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock. The failure to vote, or the failure to instruct your bank, broker or other nominee on how to vote, will have the same effect as a vote against the adoption of the merger agreement. The advisory vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the adoption of the merger agreement. Accordingly, you may vote to approve the adoption of the merger agreement and vote against the named executive officer merger-related compensation proposal, and vice versa.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

LifeLock Stockholders May Call:

(877) 825-8621 (Toll-Free From the U.S. and Canada)

or

(412) 232-3651 (From Other Locations)

On behalf of the Board of Directors of LifeLock, thank you for your support.

Sincerely,

[●]
Hilary Schneider
Chief Executive Officer and President

The accompanying proxy statement is dated [●], 2016, and, together with the enclosed form of proxy card, is first being mailed on or about [●], 2016.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

LifeLock, Inc.

60 East Rio Salado Parkway

Suite 400

Tempe, AZ 85281

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2017

Notice is hereby given that a special meeting of stockholders of LifeLock, Inc., a Delaware corporation, referred to as “LifeLock,” will be held on [●], 2017, at [●], at [●] [a/p.m.], [●] time, for the following purposes:

1. To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of November 20, 2016, as it may be amended from time to time, referred to as the “merger agreement,” by and among LifeLock, Symantec Corporation and L1116 Merger Sub, Inc.;

2. To consider and vote on any proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting;

3. To consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by LifeLock to its named executive officers in connection with the merger contemplated by the merger agreement; and

4. To transact any other business that may properly come before the special meeting or any adjournment, postponement or other delay of the special meeting.

Only LifeLock stockholders of record as of the close of business on [●], 2016, are entitled to notice of the special meeting and to vote at the special meeting or any adjournment, postponement or other delay thereof.

LifeLock’s Board of Directors unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the approval, on a non-binding, advisory basis, of compensation that will or may become payable by LifeLock to its named executive officers in connection with the merger.

Whether or not you plan to attend the special meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the adoption of the merger agreement, without your instructions.

By Order of the Board of Directors of LifeLock,

[●]
Sharon Segev
Executive Vice President, General Counsel and Secretary

Dated: [●], 2016

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the special meeting in person, we encourage you to submit your proxy as promptly as possible (1) over the internet; (2) by telephone; or (3) by signing and dating the enclosed proxy card and returning it in the accompanying prepaid reply envelope. You may revoke your proxy or change your vote at any time before it is voted at the special meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the adoption of the merger agreement, without your instructions.

If you are a LifeLock stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares giving you the right to vote your shares in person at the special meeting.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the merger unless the adoption of the merger agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock. If you fail to (1) return your proxy card or instruct your broker, bank or other nominee how to vote; (2) grant your proxy electronically over the internet or by telephone; or (3) vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the adoption of the merger agreement, but will have no effect on the vote on the other two proposals.

We encourage you to read this proxy statement and its annexes, including all documents incorporated by reference into this proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

LifeLock Stockholders May Call:

(877) 825-8621 (Toll-Free From the U.S. and Canada)

or

(412) 232-3651 (From Other Locations)

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SUMMARY

This summary highlights selected information from this proxy statement related to the merger of L1116 Merger Sub, Inc. with and into LifeLock, Inc., which we refer to as the “merger,” and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.

Except as otherwise specifically noted in this proxy statement, “LifeLock,” “we,” “our,” “us” and similar words refer to LifeLock, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Symantec Corporation as “Symantec” and L1116 Merger Sub, Inc. as “Acquisition Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of November 20, 2016, as it may be amended from time to time, by and among LifeLock, Symantec and Acquisition Sub as the “merger agreement.”

Parties Involved in the Merger

LifeLock, Inc.

LifeLock is a leading provider of proactive identity theft protection services for consumers and consumer risk management services for enterprises. LifeLock’s threat detection, proactive identity alerts, and comprehensive remediation services help provide peace of mind for consumers amid the growing threat of identity theft. Leveraging unique data, science and patented technology from ID Analytics, LLC, a wholly owned subsidiary, LifeLock offers identity theft protection that goes significantly beyond credit monitoring. As part of its commitment to help fight identity theft, LifeLock works to train law enforcement and partners with a variety of non-profit organizations to help consumers establish positive habits to combat this threat.

LifeLock’s common stock is listed on the New York Stock Exchange, which we refer to as “NYSE,” under the symbol “LOCK.”

LifeLock’s principal executive office is located at 60 East Rio Salado Parkway, Suite 400, Tempe, Arizona 85281 and our telephone number is (480) 682-5100.

Symantec Corporation

Symantec is a global leader in cybersecurity. It operates its business on a global civilian cyber intelligence threat network and tracks a vast number of threats across the internet from hundreds of millions of mobile devices, endpoints, and servers across the globe. Symantec is leveraging its capabilities in threat protection and data loss prevention and extending them into its core security offerings. It is also pioneering new solutions in growing markets like cloud, advanced threat protection, information protection and cyber security services. Founded in 1982, Symantec has operations in more than 35 countries.

Symantec’s common stock is listed on The NASDAQ Global Select Market, which we refer to as “NASDAQ,” under the symbol “SYMC.”

Symantec’s principal executive office is located at 350 Ellis Street, Mountain View, California 94043 and its telephone number is (650) 527-8000.

L1116 Merger Sub, Inc.

Acquisition Sub is a wholly owned direct subsidiary of Symantec and was formed on November 17, 2016, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement.

Acquisition Sub’s principal executive office is located at 350 Ellis Street, Mountain View, California 94043 and its telephone number is (650) 527-8000.

Effect of the Merger

Upon the terms and subject to the conditions of the merger agreement, Acquisition Sub will merge with and into LifeLock, with LifeLock continuing as the surviving corporation and as a wholly owned subsidiary of Symantec. Throughout this proxy statement, we use the term “surviving corporation” to refer to LifeLock as the surviving corporation following the merger. As a result of the merger, LifeLock will cease to be a publicly traded company and will be delisted from the NYSE. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

The time at which the merger will become effective, which we refer to as the “effective time of the merger,” will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as LifeLock, Symantec and Acquisition Sub may agree and specify in such certificate of merger).

Effect on LifeLock if the Merger is Not Completed

If the merger agreement is not adopted by LifeLock stockholders or if the merger is not completed for any other reason, LifeLock stockholders will not receive any payment for their shares of common stock. Instead, LifeLock will remain an independent public company, our common stock will continue to be listed and traded on the NYSE and registered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and we will continue to file periodic reports with the Securities and Exchange Commission, which we refer to as the “SEC.” Under specified circumstances, LifeLock will be required to pay Symantec a termination fee upon the termination of the merger agreement. For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”

Merger Consideration

In the merger, each outstanding share of common stock of LifeLock, which we refer to as “common stock” (other than shares held by (1) LifeLock as treasury stock; (2) Symantec or Acquisition Sub; (3) any direct or indirect wholly owned subsidiary of LifeLock, Symantec or Acquisition Sub; and (4) LifeLock stockholders who have neither voted in favor of the adoption of the merger agreement nor consented thereto in writing and have properly and validly exercised and perfected their appraisal rights under the DGCL with respect to such shares), will be cancelled and extinguished and automatically converted into the right to receive $24.00 in cash, without interest and less any applicable withholding taxes, which amount we refer to as the “per share merger consideration.” At or prior to the effective time of the merger, Symantec will deposit sufficient funds to pay the aggregate per share merger consideration with a designated paying agent. Once a LifeLock stockholder has provided the paying agent with his, her or its stock certificates (or customary agent’s message with respect to uncertificated shares), letter of transmittal and the other items specified by the paying agent, the paying agent will promptly pay the LifeLock stockholder the per share merger consideration. For more information, see the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures.”

After the merger is completed, you will have the right to receive the per share merger consideration, but you will no longer have any rights as a LifeLock stockholder (except that LifeLock stockholders who properly and validly exercise and perfect their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described below under the section of this proxy statement captioned “The Merger—Appraisal Rights”).

The Special Meeting

Date, Time and Place

A special meeting of stockholders will be held on [●], 2017, at [●], at [●] [a/p.m.], [●] time. We refer to the special meeting, and any adjournment, postponement or other delay of the special meeting, as the “special meeting.”

Purpose

At the special meeting, we will ask LifeLock stockholders to vote on proposals to (1) adopt the merger agreement; (2) adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) approve, by non-binding, advisory vote, compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger.

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of common stock at the close of business on [●], 2016, which we refer to as the “record date.” You will have one vote on each matter properly brought before the special meeting for each share of common stock that you owned as of the close of business on the record date.

Quorum

As of the record date, there were [●] shares of common stock outstanding and entitled to vote at the special meeting. The presence at the special meeting in person or by proxy of the holders of a majority of the aggregate voting power of the common stock issued and outstanding and entitled to vote will constitute a quorum at the special meeting.

Required Vote

The affirmative vote of the holders of at least a majority of the outstanding shares of common stock is required to adopt the merger agreement. Approval of the adjournment of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal. Approval, by non-binding, advisory vote, of compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Share Ownership of Our Directors and Executive Officers

As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [●] shares of common stock, representing approximately [●]% of the shares of common stock outstanding on the record date. Our directors and executive officers have informed us that they currently intend to vote all of their shares of common stock (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the approval, on a non-binding, advisory basis, of compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger.

Certain of our directors and executive officers have entered into a support agreement whereby they have each agreed to vote their shares in favor of the adoption of the merger agreement and the other proposals set forth in this proxy statement. At the close of business on [●], 2016, the record date of the special meeting, these directors and executive officers collectively owned or controlled [●] shares of common stock, which represented [●]% of all outstanding shares of common stock at that time. For more information, see the section of this proxy statement captioned “The Support Agreement.”

Voting and Proxies

Any LifeLock stockholder of record entitled to vote may submit a proxy by returning a signed proxy card in the accompanying prepaid reply envelope or granting a proxy electronically over the internet or by telephone. A LifeLock stockholder of record may also vote in person by appearing at the special meeting and voting by ballot. If you are a beneficial owner and hold your shares of common stock in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee on how you wish to vote your shares of common stock using the voting instruction form provided by your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the special meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares. The failure to vote, or the failure to instruct your bank, broker or other nominee on how to vote, will have the same effect as a vote against the adoption of the merger agreement.

If you are a LifeLock stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by (1) signing another proxy card with a later date and returning it prior to the special meeting; (2) submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy; (3) delivering a written notice of revocation to our Secretary; or (4) attending the special meeting and voting in person by ballot.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares in person at the special meeting.

Recommendation of the LifeLock Board and Reasons for the Merger

LifeLock’s Board of Directors, which we refer to as the “LifeLock Board,” after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the LifeLock Board and Reasons for the Merger,” has unanimously (1) determined that it is in the best interests of LifeLock and its stockholders, and declared it advisable, to enter into the merger agreement and consummate the merger upon the terms and subject to the conditions set forth in the merger agreement; (2) approved the execution and delivery of the merger agreement by LifeLock, the performance by LifeLock of its covenants and other obligations in the merger agreement, and the consummation of the merger upon the terms and conditions set forth in the merger agreement; (3) directed that the adoption of the merger agreement be submitted to a vote at the special meeting; and (4) resolved to recommend that the LifeLock stockholders vote in favor of the adoption of the merger agreement in accordance with the DGCL. The LifeLock Board unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the approval, on a non-binding, advisory basis, of compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger.

Fairness Opinion of Goldman, Sachs & Co.

Goldman, Sachs & Co., which we refer to as “Goldman Sachs,” delivered its opinion to the LifeLock Board on November 20, 2016, which opinion was subsequently confirmed in a written opinion dated as of the same date, that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, the per share merger consideration to be paid to the holders (other than Symantec and its affiliates) of common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated November 20, 2016, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of the LifeLock Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of common stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between LifeLock and Goldman Sachs, LifeLock has agreed to pay Goldman Sachs a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $24.5 million, $23.5 million of which is contingent upon consummation of the merger.

For a more complete description, see the section of this proxy statement captioned “The Merger—Fairness Opinion of Goldman, Sachs & Co.”

Treatment of Equity Awards in the Merger

The merger agreement provides that LifeLock’s equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment in the merger:

Stock Options

At the effective time of the merger, except with respect to any options to purchase shares of common stock held by non-employee members of the LifeLock Board, whom we refer to as “non-employee directors,” (a) the portion of each option to purchase shares of common stock, including those pursuant to LifeLock’s 2012 Incentive Compensation Plan, as amended, which we refer to as the “2012 Plan,” LifeLock’s 2006 Incentive Compensation Plan, as amended, which we refer to as the “2006 Plan” and Lemon, Inc.’s 2008 Equity Incentive Plan, which we refer to as the “2008 Plan,” and together with the 2012 Plan and 2006 Plan, the “LifeLock Stock Plans,” but excluding LifeLock’s 2012 Employee Stock Purchase Plan (which we refer to as the “ESPP”), that is outstanding and unexercised immediately before the effective time of the merger and that is vested as of the effective time of the merger and (b) any portion of an option to purchase common stock, including pursuant to the LifeLock Stock Plans but not the ESPP, that is outstanding and unexercised immediately before the effective time of the merger that by its terms accelerates vesting in connection with the holder of such option ceasing, before, upon, or immediately after the effective time of the merger, to be a service provider of LifeLock or its subsidiaries, which service providers we collectively refer to as “terminated service providers” and which options we collectively refer to as the “vested options,” will be cancelled and automatically converted into the right to receive cash amount(s), without interest and subject to any required tax withholdings, equal to the product obtained by multiplying (1) the total number of shares of common stock issuable upon exercise in full of such vested option by (2) the excess, if any, of $24.00, over the applicable per share exercise price of such cancelled vested option.

At the effective time of the merger, except with respect to options to purchase shares of common stock held by a non-employee director, the portion of each option to purchase shares of common stock, including those pursuant to the LifeLock Stock Plans but not the ESPP, that is outstanding immediately before and at the effective time of the merger, that is unvested, unexercised and held by a LifeLock service provider at the effective time of the merger, which we refer to as the “unvested options,” will be assumed by Symantec and automatically converted into an option to acquire Symantec common stock, on the same terms and conditions applicable to the unvested option immediately before the effective time of the merger, including the term, exercisability, and vesting schedule, provided that the number of shares of Symantec common stock subject to the option and the per share exercise price will be adjusted based on an exchange ratio, which options we refer to as “assumed options.” The exchange ratio is determined by dividing the per share merger consideration by the volume-weighted average of the trading prices of the shares of Symantec common stock on NASDAQ for the ten trading days ending with and including the trading day that is the closing date of the merger. Each assumed option will cover a number of shares of Symantec common stock equal to the number of shares of common stock that were subject to the unvested option immediately before the effective time of the merger multiplied by the exchange ratio, with the resulting number rounded down to the nearest whole share. The per share exercise price for each assumed option will equal the per share exercise price for the unvested option immediately before the effective time of the merger, divided by the exchange ratio, with the resulting number rounded up to the nearest whole cent. The assumed options also remain subject to any applicable provisions under the LifeLock Stock Plan under which the award was granted or any stock option, employment, change of control, or other plan or agreement between the holder of the assumed option and LifeLock.

Restricted Stock Units

At the effective time of the merger, except with respect to any restricted stock units covering shares of common stock held by non-employee directors, (a) the portion of each restricted stock unit award covering shares of common stock outstanding and unsettled immediately before the effective time of the merger, which we refer to as an “RSU,” that is vested as of the effective time of the merger and (b) any portion of an RSU that by its terms accelerates vesting that is held by a terminated service provider, which RSUs we collectively refer to as the “vested RSUs,” will be cancelled and automatically converted into the right to receive cash amount(s), without interest and subject to any required tax withholdings, equal to the total number of shares of common stock subject to the vested RSU multiplied by the per share merger consideration.

At the effective time of the merger, except with respect to any RSU held by a non-employee director, each RSU that is held by a LifeLock service provider as of the effective time of the merger that is unvested, outstanding and unsettled as of the effective time of the merger, which we refer to as an “unvested RSU,” will be assumed by Symantec and automatically converted into an RSU covering shares of Symantec common stock, on the same terms and conditions applicable to the unvested RSU immediately before the effective time of the merger, including the term, settlement terms and vesting schedule, provided that the number of shares of Symantec common stock will be equal to the number of shares of common stock subject to the unvested RSU immediately before the effective time of the merger, multiplied by the exchange ratio, with the resulting number rounded down to the nearest whole share. We refer to such converted RSUs as the “assumed RSUs.” The assumed RSUs also remain subject to any applicable provisions under the LifeLock Stock Plan under which the award was granted or any restricted stock unit, employment, change of control or other plan or agreement between the holder of the assumed RSU and LifeLock.

Restricted Stock Awards

At the effective time of the merger, each share of common stock that remains unvested and outstanding as of immediately before the effective time of the merger (other than certain shares that are held by LifeLock as treasury stock, owned by Symantec or Acquisition Sub or owned by any direct or indirect wholly owned subsidiary of LifeLock, Symantec or Acquisition Sub and other than certain shares that are held by holders who have neither voted in favor of the adoption of the merger agreement nor consented thereto in writing and have properly and validly exercised and perfected their appraisal rights under the DGCL with respect to such shares, which we refer to as the “RSAs” or “restricted stock,” will be cancelled and automatically converted into the right to receive a cash amount, without interest and subject to any required tax withholdings, equal to the per share merger consideration. Such cash payment will be retained by Symantec and will become payable only upon the occurrence of the date that such RSAs would have become vested under the vesting schedule in place for such RSAs immediately before or at the effective time of the merger (subject to the restrictions and other terms of such vesting schedule and giving effect to any applicable agreement between the holder of such RSAs and Symantec).

Performance-Based Restricted Stock Awards

At the effective time of the merger, each LifeLock restricted stock award with performance-based vesting, which we refer to as a “PRSA,” will be treated in accordance with the Notice of Grant of Performance-Based Restricted Stock Award and the Performance-Based Restricted Stock Agreement governing the PRSA and any employment, change of control, or other plan or agreement between the holder of the PRSA and LifeLock. Each share of common stock subject to the PRSA that remains unvested and outstanding immediately before the effective time of the merger will be treated in the same manner as RSAs, as described in the immediately preceding paragraph above. Additional terms applicable to the PRSAs are described under the section of this proxy statement captioned “The Merger—Interests of LifeLock’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards.”

Stock Options and Restricted Stock Units Held by Non-Employee Directors

At the effective time of the merger, each option to purchase shares of common stock outstanding as of immediately before the effective time of the merger, whether vested or unvested, that is held by an individual who is a non-employee director as of the closing date of the merger and is outstanding as of immediately before the effective time of the merger, which we refer to as a “director option,” will be cancelled and automatically converted into the right to receive cash amount(s), without interest and subject to any required tax withholdings, equal to the total number of shares of common stock issuable upon exercise in full of such option multiplied by the excess, if any, of the per share merger consideration over the applicable per share exercise price of such cancelled option.

At the effective time of the merger, each RSU, whether vested or unvested, that is held by an individual who is a non-employee director as of the closing date of the merger and is outstanding as of immediately prior to the effective time of the merger, which we refer to as a “director RSU,” will be cancelled and automatically converted into the right to receive cash amount(s), without interest and subject to any required tax withholdings, equal to the total number of shares of common stock subject to the RSU multiplied by the per share merger consideration.

Employee Stock Purchase Plan

Subject to the consummation of the merger, the ESPP will terminate as of the effective time of the merger. No new purchase period or offer period will begin under the ESPP after the date of the merger agreement. The merger agreement requires that participation in the ESPP be limited to those employees who were participants in the ESPP on the date of the merger agreement and that each individual participating in the purchase period in progress on the date of the merger agreement is not permitted to (1) increase his or her payroll contribution rate or (2) make separate non-payroll contributions that would have the effect of providing such increase, in each case, pursuant to the ESPP from the rate in effect immediately before the date of the merger agreement, unless as may be required by applicable law. Any purchase period under the ESPP that otherwise would be outstanding as of the effective time of the merger will be terminated no later than one business day before the date on which the effective time occurs and any adjustments that may be necessary or advisable to reflect this shortened purchase period will be made, but otherwise this shortened purchase period will be treated as a fully effective and completed purchase period for all purposes under the ESPP. Any purchase right that is outstanding under the ESPP will be exercised no later than one business day before the date on which the effective time of the merger occurs and shares purchased under the ESPP generally will be treated in the same manner as other shares of common stock in the merger, which generally means that the shares will be converted into the right to receive the per share merger consideration in cash, without interest and less any applicable withholding taxes, for each share of common stock held, unless the holder of such share has neither voted in favor of the adoption of the merger agreement nor consented thereto in writing and has properly and validly exercised and perfected their appraisal rights under the DGCL with respect to such shares.

Employee Benefits

From and after the effective time of the merger, Symantec has agreed that it will honor all of the LifeLock benefit plans and compensation and severance arrangements in accordance with their terms as in effect immediately before the effective time of the merger, including those related to our executive officers, as described under the section of this proxy statement captioned “Interests of LifeLock’s Directors and Executive Officers in the Merger—Payments upon Change in Control or Termination in Connection with Change in Control.” However, such benefit plans and compensation and severance arrangements may be amended or terminated in accordance with their terms. For a period of one year following the effective time of the merger, Symantec has agreed to either (1) maintain for the benefit of continuing employees LifeLock’s benefit plans (other than the opportunity to participate in equity-based benefits, cash incentive, bonus, severance and subject to the merger agreement, individual employment agreements, provided that any existing plans and agreements will be governed by and can only be amended according to their respective terms) at benefit levels that are substantially equivalent to those in effect on the date of the merger agreement, and provide compensation and benefits to each continuing employee pursuant to such benefit plans; (2) provide benefits to each continuing employee that, taken as a whole, are substantially equivalent to those benefits provided to similarly situated employees of Symantec; or (3) provide some combination of LifeLock and Symantec benefit plans such that each continuing employee receives benefits that, taken as a whole, in any case with respect to clauses (1) through (3), are in the aggregate substantially equivalent to those benefits provided to similarly situated employees of Symantec. In addition, Symantec has agreed that during such one year period, any continuing employee’s aggregate cash compensation, including base salary and target incentive compensation opportunity, payable to him or her will not be reduced. Additionally, for a period of one year following the effective time of the merger, Symantec has agreed to provide severance benefits that are substantially equivalent to those benefits provided to similarly situated employees of Symantec and its affiliates.

For more information, see the section of this proxy statement captioned “The Merger Agreement—Employee Benefits.”

Interests of LifeLock’s Directors and Executive Officers in the Merger

When considering the recommendation of the LifeLock Board that you vote to approve the adoption of the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a LifeLock stockholder. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by LifeLock stockholders, the LifeLock Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

•	the cash-out of all non-employee director options and RSUs, whether vested or unvested, as described in more detail under the section of this proxy statement captioned “Summary—Treatment of Equity Awards in the Merger” and under the section of this proxy statement captioned “The Merger—Interests of LifeLock’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards;”

•	the entitlement of each executive officer to receive payments and benefits, including cash severance benefits and up to 100% vesting acceleration of the remaining unvested portion of certain equity awards, under his or her employment agreement, severance plan participation agreement, or equity award agreement, as applicable, in connection with an involuntary termination of employment other than for cause, including as a result of a constructive termination, as applicable, during the period of up to 3 months prior to, and 18 months following, the effective time of the merger, as described in more detail under the section of this proxy statement captioned “The Merger—Interests of LifeLock’s Directors and Executive Officers in the Merger—Payments upon Change in Control or Termination in Connection with Change in Control;” and

•	LifeLock’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement, as described in more detail under the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”

If the adoption of the merger agreement is approved, the vested common stock held by our directors and executive officers will be treated in the same manner as the common stock held by all other LifeLock stockholders. For more information, see the section of this proxy statement captioned “The Merger—Interests of LifeLock’s Directors and Executive Officers in the Merger.”

In addition, certain of our directors and executive officers have entered into a support agreement whereby they have each agreed to vote their shares in favor of the adoption of the merger agreement and the other proposals set forth in this proxy statement. At the close of business on [●], 2016, the record date of the special meeting, these directors and executive officers collectively owned or controlled [●] shares of common stock, which represented [●]% of all outstanding shares of common stock at that time. For more information, see the section of this proxy statement captioned “The Support Agreement.”

Financing of the Merger

The merger agreement is not subject to any financing contingency. Symantec intends to finance the cash portion of the merger consideration with debt and cash on hand. With respect to the debt financing, Symantec has obtained a commitment, which we refer to as the “Commitment,” from a syndicate of lenders consisting of Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A. and Wells Fargo Securities, LLC, which provides for a senior unsecured bridge loan facility in an aggregate principal amount of up to $750,000,000.

On or prior to the closing date of the merger, Symantec expects to issue senior notes, which we refer to as the “Senior Notes.” in a registered public offering, Rule 144A offering, or private placement. The Commitment will be reduced on a dollar-for-dollar basis by the gross cash proceeds actually funded into escrow or received by Symantec or any of its domestic subsidiaries from any issuance of the Senior Notes on or prior to the closing date of the merger.

The merger agreement also permits Symantec to secure a replacement debt commitment in lieu of drawing on the Commitment, except, that such replacement commitment, were it structured as an amendment to the Commitment, may not (1) reduce (or reasonably be expected to have the effect of reducing) the aggregate amount of such debt financing, unless in the case of a reduction in the amount of such debt financing, Symantec would retain sufficient funds (including, without limitation, cash on hand and the proceeds of any replacement financing), to make all cash payments contemplated under the merger agreement, repay, prepay or discharge all indebtedness of LifeLock under its existing credit agreement and pay all fees and expenses required to be paid by Symantec at the closing of the merger, which we refer to as the “Required Amount,” and such reduction would not reasonably be expected to delay or prevent the closing of the merger or Symantec’s ability to consummate the debt financing; (2) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the debt financing or any other terms to the debt financing in a manner that would reasonably be expected to delay or prevent the closing of the merger or make the timely funding of the debt financing, or the satisfaction of the conditions to obtaining such debt financing, less likely to occur; or (3) adversely impact the ability of Symantec, Acquisition Sub or LifeLock, as applicable, to enforce its rights against the other parties to the commitment or the definitive agreements with respect thereto.

For more information on the debt financing, see the section of this proxy statement captioned “Financing of the Merger.”

Appraisal Rights

If the merger is consummated, LifeLock stockholders who do not vote in favor of the adoption of the merger agreement, who continuously hold such shares through the effective time of the merger, who properly perfect appraisal of their shares and who meet certain other conditions and statutory requirements described herein will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that LifeLock stockholders may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be the fair value, if any, as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by LifeLock pursuant to subsection (h) of Section 262 of the DGCL, as described in more detail below), so long as they comply with the procedures established by Section 262 of the DGCL. Due to the complexity of the appraisal process, LifeLock stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

LifeLock stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must (1) submit a written demand for appraisal to LifeLock before the vote is taken on the adoption of the merger agreement; (2) not vote, in person or by proxy, in favor of the adoption of the merger agreement; and (3) continue to hold your shares of common stock of record through the effective time of the merger. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of LifeLock unless certain stock ownership conditions are satisfied by the LifeLock stockholders seeking appraisal, as described further below. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is attached as Annex C to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee.

Material U.S. Federal Income Tax Consequences of the Merger

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the merger.

A Non-U.S. Holder (as defined under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States.

For more information, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” LifeLock stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger

Under the merger agreement, the merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act,” has expired or otherwise been terminated.

No Solicitation of Alternative Acquisition Offers

Under the merger agreement, from the date of the merger agreement until the earlier to occur of the termination of the merger agreement and the effective time of the merger, LifeLock has agreed to cease and cause to be terminated any discussions or negotiations with, and terminate any data room or other access to diligence of, any person, its affiliates and its representatives (as defined below) relating to an acquisition transaction (as defined under the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Alternative Acquisition Offers”) and to request any person who executed a confidentiality agreement in connection with its consideration of an acquisition transaction to promptly return or destroy all non-public information furnished by or on behalf of LifeLock or its subsidiaries prior to the date of the merger agreement.

Under the merger agreement, from the date of the merger agreement until the earlier to occur of the termination of the merger agreement and the effective time of the merger, LifeLock and its subsidiaries, and their respective directors and executive officers will not, and LifeLock will not authorize or direct, as the case may be, its subsidiaries and its and their respective affiliates, directors, officers, employees, consultants, agents, representatives and advisors, whom we collectively refer to as “representatives,” directly or indirectly, to: (1) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal (as defined under the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Alternative Acquisition Offers”); (2) furnish or otherwise provide access to any non-public information regarding, or to the business, properties, assets, books, records or personnel of, LifeLock or its subsidiaries to any person in connection with, or with the intent to induce the making, submitting or announcing of, or to knowingly encourage, facilitate or assist an acquisition proposal or the making of any proposal that would reasonably be expected to lead to an acquisition proposal; (3) participate, or engage in discussions or negotiations, with any person with respect to an acquisition proposal or with respect to any inquiries from third parties relating to the making an acquisition proposal; (4) approve, endorse, or recommend any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal; (5) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition transaction (as defined under the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Alternative Acquisition Offers”); or (6) authorize or commit to do any of the foregoing.

Notwithstanding these restrictions, prior to the adoption of the merger agreement by LifeLock stockholders, LifeLock may furnish information to, and enter into negotiations or discussions with, a person regarding a written acquisition proposal if the LifeLock Board determines in good faith after consultation with its financial advisor and its outside legal counsel that (1) such proposal constitutes or is reasonably likely to lead to a superior proposal (as defined under the section of this proxy statement captioned “The Merger Agreement—No

Solicitation of Alternative Acquisition Offers”); and (2) failure to do so would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable law. For more information, see the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Alternative Acquisition Offers.”

LifeLock is not entitled to terminate the merger agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Symantec during a specified period to amend the merger agreement. If LifeLock terminates the merger agreement in order to accept a superior proposal, it must pay an $87.5 million termination fee to Symantec. For more information, see the section of this proxy statement captioned “The Merger Agreement—The LifeLock Board’s Recommendation; Company Board Recommendation Change.”

Change in the LifeLock Board’s Recommendation

The LifeLock Board may not withdraw its recommendation that LifeLock stockholders adopt the merger agreement or take certain similar actions described in the merger agreement other than, under certain circumstances, if it determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to do so would be reasonably expected to be inconsistent with the LifeLock Board’s fiduciary duties pursuant to applicable law.

However, the LifeLock Board cannot withdraw its recommendation that LifeLock stockholders adopt the merger agreement or take certain similar actions described in the merger agreement unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Symantec during a specified period to amend the merger agreement. If Symantec terminates the merger agreement because the LifeLock Board withdraws its recommendation that LifeLock stockholders adopt the merger agreement or takes certain similar actions described in the merger agreement, then LifeLock must pay an $87.5 million termination fee to Symantec. For more information, see the section of this proxy statement captioned “The Merger Agreement—The LifeLock Board’s Recommendation; Company Board Recommendation Change” and the section captioned “The Merger Agreement—Termination Fees.”

Conditions to the Closing of the Merger

The obligations of LifeLock, Symantec and Acquisition Sub, as applicable, to consummate the merger are subject to the satisfaction or waiver of certain conditions, including:

•	the adoption of the merger agreement by LifeLock stockholders;

•	the expiration or termination of the applicable waiting period under the HSR Act;

•	the merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority;

•	the absence of a Company Material Adverse Effect (as such term is defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”);

•	the accuracy of the representations and warranties of Symantec and Acquisition Sub in the merger agreement, subject to materiality qualifiers, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made;

•	the accuracy of the representations and warranties of LifeLock in the merger agreement, as of the effective time of the merger or the date in respect of which such representation or warranty was specifically made, except, in certain cases, where the failure to be accurate has not and would not reasonably be expected to have a Company Material Adverse Effect; and

•	the performance in all material respects by LifeLock, Symantec and Acquisition Sub of their respective covenants required to be performed by them under the merger agreement at or prior to the effective time of the merger.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by LifeLock stockholders, in the following ways:

•	by mutual written agreement of LifeLock and Symantec;

•	by either LifeLock or Symantec if:

•	(1) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger will be in effect, or any action has been taken by any governmental authority of competent jurisdiction that, in each case, prohibits, makes illegal or enjoins the consummation of the merger and has become final and non-appealable; or (2) any statute, law (including common law), ordinance, rule, regulation or stock exchange listing requirement is enacted, entered, enforced or deemed applicable to the merger that prohibits, makes illegal or enjoins the consummation of the merger;

•	the merger has not been consummated by 11:59 p.m., Pacific time, on April 30, 2017, which we refer to as the “termination date,” except that (1) if as of the termination date, all conditions to the merger agreement are satisfied (other than those conditions to be satisfied at the time of the closing of the merger) or waived (where permissible pursuant to applicable law), other than the closing conditions set forth in the merger agreement relating to the expiration or termination of the U.S. antitrust waiting period or relating to no injunctions, laws, or other judgments or orders or other legal or regulatory restraint or prohibition preventing the merger or making it illegal, then either LifeLock or Symantec may elect by written notice to the other party to extend the termination date until 11:59 p.m., Pacific time, on August 21, 2017; or (2) if as of the termination date, Symantec has not received specified financial information (as such term is defined in the section of this proxy statement captioned “The Merger Agreement—Financing Cooperation”) or such specified financial information is not compliant (as such term is defined in the section of this proxy statement captioned “The Merger Agreement—Financing Cooperation”) and Symantec is therefore not obligated to consummate the closing until five business days after the date that Symantec has received such specified financial information, then LifeLock, by written notice to Symantec, may extend the termination date until 11:59 p.m., Pacific time, on the date that is five business days after the completion of the five business day period set forth above, but in no event later than 11:59 p.m., Pacific time, on August 21, 2017 (and such date and time shall thereafter constitute the termination date);

•	the special meeting has been held and the LifeLock stockholders do not adopt the merger agreement (except that the right to terminate the merger agreement pursuant to this provision will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the merger agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the approval of the LifeLock stockholders at the special meeting);

•	by LifeLock if:

•	after a cure period, Symantec or Acquisition Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements in the merger agreement, such that the related closing condition would not be satisfied;

•

prior to the adoption of the merger agreement by LifeLock stockholders if (1) LifeLock has received a superior proposal; (2) the LifeLock Board (or a committee thereof) has authorized LifeLock to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by such superior proposal; (3) prior to or concurrently with such termination, LifeLock has paid to Symantec an $87.5 million termination fee; and (4) LifeLock has complied in all material respects with its non-solicitation, change in board recommendation and related obligations under the merger agreement with respect to such superior proposal;

•	by Symantec if:

•	after a cure period, LifeLock has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements in the merger agreement, such that the related closing condition would not be satisfied; or

•	the LifeLock Board has effected a company board recommendation change.

Termination Fees and Expense Reimbursement

Whether or not the merger is completed, LifeLock, on the one hand, and Symantec and Acquisition Sub, on the other hand, are each generally responsible for all of their respective costs and expenses.

LifeLock will be required to pay to Symantec a termination fee of $87.5 million if the merger agreement is terminated under specified circumstances. For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”

The Support Agreement

In connection with the execution of the merger agreement, three of our directors, Hilary Schneider, our President and Chief Executive Officer, Todd Davis, our Executive Vice Chairman, and David Cowan, a beneficial owner of more than 5% of our common stock, and Bessemer Venture Partners, one of our larger stockholders have agreed to vote the shares of our common stock over which he, she or it exercises voting control for the adoption of the merger agreement and the other proposals set forth in this proxy statement. We refer to these persons as the “supporting stockholders.” At the close of business on [●], 2016, the record date of the special meeting, the supporting stockholders collectively owned or controlled [●] shares of common stock, which represented [●]% of all outstanding shares of common stock at that time. The support agreement terminates on the earlier of the termination of the merger agreement in accordance with its terms and the effective time of the merger. For more information, see the section of this proxy statement captioned “The Support Agreement.” The support agreement is also attached as Annex D to this proxy statement. We encourage you to read the support agreement, which is the legal document that governs the obligations of the supporting stockholders, carefully and in its entirety.

Current Price of Common Stock

On [●], 2016, the latest practicable trading day before the printing of this proxy statement, the closing price for the common stock on NYSE was $[●] per share. You are encouraged to obtain current market quotations for our common stock.

Additional Information

You can find more information about LifeLock in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

Questions

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

LifeLock Stockholders May Call:

(877) 825-8621 (Toll-Free From the U.S. and Canada)

or

(412) 232-3651 (From Other Locations

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the merger, the merger agreement, the other transactions contemplated by the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:	On November 20, 2016, LifeLock entered into the merger agreement with Symantec and Acquisition Sub. Under the merger agreement, Symantec will acquire LifeLock for $24.00 per share in cash. In order to complete the merger, LifeLock stockholders must vote to adopt the merger agreement at the special meeting. We must receive stockholder approval to complete the merger. For more information, see the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.” The LifeLock Board is furnishing this proxy statement and form of proxy card to the holders of shares of common stock in connection with the solicitation of proxies of LifeLock stockholders to be voted in favor of the merger proposal and other matters to be voted on at the special meeting.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the other transactions contemplated by the merger agreement and the special meeting. The enclosed materials allow you to submit a proxy to vote your shares without attending the special meeting.

Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to vote on the following proposals:

•	to approve the adoption of the merger agreement pursuant to which Acquisition Sub will merge with and into LifeLock with LifeLock continuing as the surviving corporation and a wholly owned subsidiary of Symantec;

•	to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

•	to approve, by non-binding, advisory vote, the compensation that will or may become payable by Symantec to our named executive officers in connection with the merger.

Q:	When and where is the special meeting?

A:	The special meeting will take place on [●], 2017, at [●], at [●] [a/p.m.], [●] time.

Q:	Who is entitled to vote at the special meeting?

A:	All LifeLock stockholders as of the close of business on [●], 2016, the record date for the special meeting, are entitled to notice of and to vote at the special meeting and to vote at the special meeting. As of the close of business on the record date, there were [●] shares of common stock outstanding and entitled to vote at the special meeting. Each share of common stock is entitled to one vote per share on each matter properly brought before the special meeting.

Q:	May I attend the special meeting and vote in person?

A:	Yes. Subject to the requirements described in this proxy statement, all LifeLock stockholders as of the close of business on the record date may attend the special meeting and vote in person. LifeLock stockholders will need to present proof of ownership of shares of common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

If, as of the record date, you are a beneficial owner of shares held in “street name,” you may not vote your shares in person at the special meeting unless you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares in person at the special meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the adoption of the merger agreement, without your instructions.

Even if you plan to attend the special meeting in person, to ensure that your shares will be represented at the special meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

Q:	What is the proposed merger and what effects will it have on LifeLock?

A:	The proposed merger is the acquisition of LifeLock by Symantec. If the adoption of the merger agreement is approved by LifeLock stockholders and the other closing conditions under the merger agreement are satisfied or waived, Acquisition Sub will merge with and into LifeLock, with LifeLock continuing as the surviving corporation. As a result of the merger, LifeLock will become a wholly owned subsidiary of Symantec, and our common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, our common stock will be deregistered under the Exchange Act, and we may no longer file periodic reports with the SEC.

Q:	What will I receive if the merger is completed?

A:	Upon completion of the merger, you will be entitled to receive the per share merger consideration in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own, unless you have neither voted in favor of the adoption of the merger agreement nor consented thereto in writing and have properly and validly exercised and perfected your appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of common stock, you will receive $2,400 in cash in exchange for your shares of common stock, without interest and less any applicable withholding taxes.

Q:	How does the per share merger consideration compare to the market price of the common stock prior to the public announcement of the merger agreement?

A:	The per share merger consideration represents a premium of approximately 59.4% to the closing price of the common stock on June 16, 2016, the last trading day prior to the public filing by Elliott Associates, L.P. and certain affiliates that they had accumulated a significant minority interest in LifeLock.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the merger affects you. Then, even if you expect to attend the special meeting, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or grant your proxy electronically over the internet or by telephone, so that your shares can be voted at the special meeting. Please do not send your stock certificates with your proxy card.

If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee for additional information on how to vote your shares.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive a letter of transmittal containing instructions for how to send your stock certificates or surrender your book-entry shares to the paying agent in order to receive the appropriate cash payment for the shares of common stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates or book-entry shares for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.

Q:	What happens if I sell or otherwise transfer my shares of common stock after the record date but before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or otherwise transfer your shares of common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies LifeLock in writing of such special arrangements, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or otherwise transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or otherwise transfer your shares of common stock after the record date, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone.

Q:	How does the LifeLock Board recommend that I vote?

A:	The LifeLock Board unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the approval, on a non-binding, advisory basis, of compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger.

Q:	Why am I being asked to approve, on a non-binding, advisory basis, compensation that will or may become payable by LifeLock to its named executive officers in connection with the merger?

A:	SEC rules require LifeLock to hold a non-binding, advisory vote regarding compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger. Approval of a non-binding, advisory vote regarding the compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger is not required to complete the merger.

Q:	What is the compensation that will or may become payable by LifeLock to its named executive officers in connection with the merger for purposes of this advisory vote?

A:	The compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain of LifeLock’s named executive officers upon the occurrence of the merger or the occurrence of certain events following or in connection with the consummation of the merger, such as a termination of service under certain circumstances within a designated time frame before or following the consummation of the merger. For more information, see the section of this proxy statement captioned “Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements.”

Q:	What will happen if LifeLock stockholders do not approve the compensation that will or may become payable by LifeLock to its named executive officers in connection with the merger?

A:	Approval of the compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger is not a condition to completion of the merger. The vote to approve the compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger is an advisory vote and will not be binding on LifeLock or Symantec. Accordingly, if the merger agreement is adopted by LifeLock stockholders and the merger is completed, the compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger will or may be paid to LifeLock’s named executive officers even if LifeLock stockholders do not approve such compensation.

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by LifeLock stockholders or if the merger is not completed for any other reason, LifeLock stockholders will not receive any payment for their shares of common stock. Instead, (1) LifeLock will remain an independent public company; (2) our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC. The impact of not completing the merger on LifeLock’s stock price is not ascertainable, but LifeLock’s stock price could be impacted negatively if the merger is not completed.

Under specified circumstances, LifeLock will be required to pay Symantec a termination fee upon the termination of the merger agreement, as described in the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”

Q:	What vote is required to adopt the merger agreement?

A:	Approval of the adoption of the merger agreement requires the affirmative vote “FOR” the proposal by the holders of at least a majority of the outstanding shares of common stock.

The failure of any LifeLock stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the adoption of the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Abstentions will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Q:	What vote is required to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and to approve, by non-binding, advisory vote, the compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger?

A:

Approval of the adjournment of the special meeting, to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of a majority of the voting power of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal. Approval by non-binding, advisory vote of the compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal. The advisory vote on the compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger is a vote separate and apart from the vote on the adoption of the merger agreement. Accordingly, a LifeLock stockholder may vote to approve the adoption of the merger agreement and vote not to approve the named executive officer merger-related compensation proposal, and vice versa.

The failure of any LifeLock stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote in person by ballot at the special meeting will not have any effect on the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting or the approval, by non-binding, advisory vote, of compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and the approval, by non-binding, advisory vote, of compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger. In all cases, abstentions will have the same effect as a vote “AGAINST” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and the approval, by non-binding, advisory vote, of compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of LifeLock.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” If you are a beneficial owner of shares of common stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person by ballot at the special meeting unless you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	How may I vote?

A:	If you are a LifeLock stockholder of record (that is, if your shares of common stock are registered in your name with American Stock Transfer & Trust Company, LLC, our transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•	by visiting the internet address on your proxy card;

•	by calling the toll-free (within the U.S. or Canada) phone number on your proxy card; or

•	by attending the special meeting and voting in person by ballot.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of common stock in person by ballot at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote in person by ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or nominee. However, because you are not the stockholder of record, you may not vote your shares in person by ballot at the special meeting unless you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.” Hilary Schneider, our Chief Executive Officer and President, Douglas Jeffries, our Chief Financial Officer and Chief Administrative Officer, and Sharon Segev, our Executive Vice President, General Counsel and Secretary, each with full powers of substitution and resubstitution, are the proxy holders for the special meeting.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the special meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted “AGAINST” the adoption of the merger agreement, but will have no effect on the vote to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting or to approve, by non-binding, advisory vote, compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. If you are a LifeLock stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Secretary; or

•	attending the special meeting and voting in person by ballot.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.

Q:	If a LifeLock stockholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to grant a proxy to vote your shares, the individuals named on the enclosed proxy card will vote your shares in the way that you direct.

If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the approval, on a non-binding, advisory basis, of compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger.

Q:	What should I do if I receive more than one set of voting materials?

A:	Please sign, date and return (or grant your proxy electronically over the internet or by telephone) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a LifeLock stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.

Q:	Where can I find the voting results of the special meeting?

A:	If available, LifeLock may announce preliminary voting results at the conclusion of the special meeting. LifeLock intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that LifeLock files with the SEC are publicly available when filed. For more information, see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the merger?

A:	If you are a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require a U.S. Holder to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the merger.

A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States.

Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction. A more complete description of material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	What will the holders of LifeLock stock options and RSUs who are non-employee directors receive in the merger?

A:	At the effective time of the merger, each director option and each director RSU, whether vested or unvested, that is outstanding immediately before the effective time of the merger will be cancelled and automatically converted into the right to receive cash amount(s), without interest and subject to any required tax withholdings, determined as the total number of shares of common stock subject to the director option or director RSU, as applicable, multiplied by, with respect to director RSUs, $24.00, or with respect to director options, the excess, if any, of $24.00 over the director option’s per share exercise price.

Q:	What will the holders of LifeLock stock options and RSUs (other than non-employee directors) receive in the merger?

A:	At the effective time of the merger, each vested option and vested RSU that is outstanding immediately before the effective time of the merger will be cancelled and automatically converted into the right to receive cash amount(s), without interest and subject to any required tax withholdings, determined as the number of shares of common stock subject to the vested option or vested RSU, as applicable, multiplied by, with respect to vested RSUs, $24.00, or with respect to vested options, the excess, if any, of $24.00 over the vested option’s per share exercise price.

At the effective time of the merger, each unvested option and unvested RSU, that is outstanding immediately before and at the effective time of the merger and held by a LifeLock service provider other than a non-employee director at the effective time of the merger, will be assumed by Symantec and automatically converted into an option or restricted stock unit award, respectively, representing the right to acquire, on the same terms and conditions applicable to such unvested option or unvested RSU immediately before the effective time of the merger, shares of Symantec common stock, except as follows. The number of shares of Symantec common stock subject to the assumed option or assumed RSU will be determined as the number of shares of common stock that were subject to the unvested option or unvested RSU immediately before the effective time of the merger, multiplied by the exchange ratio, with the resulting number rounded down to the nearest whole share. The per share exercise price for each assumed option will equal the per share exercise price for the unvested option immediately before the effective time of the merger, divided by the exchange ratio and rounded up to the nearest whole cent. The assumed options and assumed RSUs also remain subject to any applicable provisions under the LifeLock Stock Plan under which the award was granted or any stock option, restricted stock unit, employment, change of control, or other plan or agreement between the holder of the assumed option or assumed RSU, as applicable, and LifeLock.

Q:	What will the holders of LifeLock restricted stock awards receive in the merger?

A:	At the effective time of the merger, each share of common stock subject to an RSA will be cancelled and automatically converted into the right to receive a cash amount, without interest and subject to any required tax withholdings, equal to $24.00. The cash payment will be retained by Symantec and will become payable only upon the occurrence of the date that such RSAs would have become vested under the original vesting schedule in place immediately before or at the effective time of the merger for such RSA (subject to the restrictions and other terms of such vesting schedule and giving effect to any applicable agreement between the holder of the RSAs and Symantec).

Q:	What will a holder of LifeLock PRSAs receive in the merger?

A:	At the effective time of the merger, each PRSA will be treated in accordance with the Notice of Grant of Performance-Based Restricted Stock Award and the Performance-Based Restricted Stock Agreement governing the PRSA and any employment, change of control, or other plan or agreement between the holder of the PRSA and LifeLock. Each share of common stock subject to the PRSA that remains unvested and outstanding immediately before the effective time of the merger will be treated in the same manner as RSAs, as described in the immediately preceding paragraph above. Additional terms applicable to the PRSAs are described under the section of this proxy statement captioned “The Merger—Interests of LifeLock’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards.”

Q:	What will happen to the ESPP?

A:	Subject to the consummation of the merger, the ESPP will terminate as of effective time of the merger. No new purchase period or offer period will begin under the ESPP after the date of the merger agreement. The merger agreement requires that participation in the ESPP be limited to those employees who were participants in the ESPP on the date of the merger agreement and that each individual participating in the purchase period in progress on the date of the merger agreement is not permitted to increase his or her payroll contribution rate (or make separate non-payroll contributions that would have the effect of providing such increase) pursuant to the ESPP from the rate in effect immediately before the date of the merger agreement, unless required by law. Any purchase period under the ESPP that otherwise would be outstanding as of the effective time of the merger will be terminated no later than one business day before the date on which the effective time of the merger occurs and any adjustments that may be necessary or advisable to reflect this shortened purchase period will be made, but otherwise this shortened purchase period will be treated as a fully effective and completed purchase period for all purposes under the ESPP. Any purchase right that is outstanding under the ESPP will be exercised no later than one business day before the date on which the effective time of the merger occurs and shares purchased under the ESPP generally will be treated in the same manner as other shares of common stock in the merger, which generally means that the shares will be converted into the right to receive the per share merger consideration in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own, unless you have neither voted in favor of the adoption of the merger agreement nor consented thereto in writing and have properly and validly exercised and perfected your appraisal rights under the DGCL with respect to such shares.

Q:	When do you expect the merger to be completed?

A:	We currently expect to complete the merger during the first calendar quarter of 2017. However, the exact timing of completion of the merger, if it is completed at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control. The merger agreement provides that the earliest that Symantec is required to consummate the closing is January 31, 2017, subject to the satisfaction or waiver of all the closing conditions. In addition, if Symantec has not received specified financial information prior to the closing or if such specified financial information is not compliant, Symantec is not obligated to consummate the closing until five business days after the date Symantec receives such specified financial information. For more information, see the section of this proxy statement captioned “The Merger Agreement—Closing and Effective Time of the Merger.”

Q:	Am I entitled to appraisal rights under the DGCL?

A:

Yes. If the merger is consummated, LifeLock stockholders who do not vote in favor of the adoption of the merger agreement, who continuously hold such shares through the effective time of the merger, who properly perfect appraisal of their shares and who meet certain other conditions and statutory requirements described herein will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of shares of common stock may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by LifeLock pursuant to subsection (h) of Section 262 of the DGCL, as described in more detail below). LifeLock stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is attached as Annex C to this proxy statement.

Q:	Do any of LifeLock’s directors or officers have interests in the merger that may differ from those of LifeLock stockholders generally?

A:	Yes. In considering the recommendation of the LifeLock Board with respect to the adoption of the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of LifeLock stockholders generally. In (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by LifeLock stockholders, the LifeLock Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of LifeLock’s Directors and Executive Officers in the Merger.”

Q:	Who can help answer my questions?

A:	If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

LifeLock Stockholders May Call:

(877) 825-8621 (Toll-Free From the U.S. and Canada)

or

(412) 232-3651 (From Other Locations)

If your broker, bank or other nominee holds your shares of common stock, you should also call your broker, bank or other nominee for additional information.

FORWARD-LOOKING STATEMENTS

This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. LifeLock stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•	the inability to complete the merger due to the failure of LifeLock stockholders to adopt the merger agreement or failure to satisfy the other conditions to the completion of the merger, including receipt of required regulatory approvals;

•	the risk that the merger agreement may be terminated in circumstances that require us to pay Symantec a termination fee of $87.5 million;

•	the outcome of any legal proceedings that may be instituted against us and others related to the merger agreement;

•	risks that the proposed merger affects our ability to retain or recruit employees;

•	the fact that receipt of the all-cash merger consideration would be taxable to LifeLock stockholders that are treated as U.S. holders for U.S. federal income tax purposes;

•	the fact that, if the merger is completed, LifeLock stockholders will forego the opportunity to realize the potential long-term value of the successful execution of LifeLock’s current strategy as an independent company;

•	the possibility that Symantec could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of LifeLock’s assets to one or more as yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to LifeLock stockholders in the merger;

•	the fact that under the terms of the merger agreement, LifeLock is unable to solicit other acquisition proposals during the pendency of the merger;

•	the effect of the announcement or pendency of the merger on our business relationships, operating results and business generally, including risks related to the diversion of the attention of LifeLock management or employees during the pendency of the merger;

•	the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

•	the risk that our stock price may decline significantly if the merger is not completed;

•	risks related to obtaining the requisite consents to the merger, including the timing and receipt of U.S. regulatory approval (including any conditions, limitations or restrictions placed in connection with such approval) and the risk that such approval may not be obtained or receipt of such approval may be delayed; and

•	the risk that our financial results differ from those set forth in the projections described in this proxy statement.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference in this proxy statement, including (1) the information contained under this caption; and (2) the information contained under the caption “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K and 10-Q. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. LifeLock stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

The enclosed proxy card and this proxy statement are being furnished to LifeLock stockholders as part of the solicitation of proxies on behalf of the LifeLock Board for use at the special meeting.

Date, Time and Place

We will hold the special meeting on [●], 2017, at [●], at [●] [a/p.m.], [●] time.

LifeLock stockholders who plan to attend the special meeting will need to present proof of ownership of shares of common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Purpose of the Special Meeting

At the special meeting, we will ask LifeLock stockholders to vote on proposals to (1) adopt the merger agreement; (2) adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) approve, by non-binding, advisory vote, compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger.

Record Date; Shares Entitled to Vote; Quorum

Only LifeLock stockholders of record as of the close of business on [●], 2016, the record date of the special meeting, are entitled to notice of, and to vote at, the special meeting. A list of LifeLock stockholders entitled to vote at the special meeting will be available at our principal executive offices located at 60 East Rio Salado Parkway, Suite 400, Tempe, AZ 85281, during regular business hours for a period of no less than 10 days before the special meeting and at the place of the special meeting during the meeting.

As of the record date, there were [●] shares of common stock outstanding and entitled to vote at the special meeting.

The presence at the special meeting in person or by proxy of the holders of a majority of the aggregate voting power of the common stock issued and outstanding and entitled to vote will constitute a quorum at the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of at least a majority of the outstanding shares of common stock is required to adopt the merger agreement. Approval of the adjournment of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal. Approval, by non-binding, advisory vote, of compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger requires the affirmative vote of a majority of the voting power of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

If a LifeLock stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the adoption of the merger agreement. For LifeLock stockholders who attend the meeting or are represented by proxy and vote to abstain, the abstention will have the same effect as if the stockholder voted “AGAINST” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and “AGAINST” the approval, by non-binding, advisory vote, of compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger.

Each “broker non-vote” will also count as a vote “AGAINST” the adoption of the merger agreement, but will have no effect on the vote on (1) the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; or (2) the approval, by non-binding, advisory vote, of compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. We do not expect any “broker non-votes,” at the special meeting, but if there are any, they will be counted for the purpose of determining whether a quorum is present.

Shares Held by LifeLock’s Directors and Executive Officers

As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [●] shares of common stock, representing approximately [●]% of the shares of common stock outstanding on the record date. Our directors and executive officers have informed us that they currently intend to vote all of their shares of common stock (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the approval, on a non-binding, advisory basis, of compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger. Certain of our directors and executive officers have entered into a support agreement whereby they have each agreed to vote their shares in favor of the adoption of the merger agreement and the other proposals set forth in this proxy statement. For more information, see the section of this proxy statement captioned “The Support Agreement.”

Voting of Proxies

If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid reply envelope, or you may vote in person by ballot at the special meeting. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Based on your proxy cards or internet and telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person by ballot, your vote will revoke any previously submitted proxy.

All shares represented by properly signed and dated proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the LifeLock stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the approval, on a non-binding, advisory basis, of compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee or attending the special meeting and voting in person with a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares in person at the special meeting. If such a service is provided, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting instruction form, do not vote over the internet or by telephone through your bank, broker or other nominee, if possible, or do not attend the special meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the adoption of the merger agreement but will not have any effect on the vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting or the vote to approve, by non-binding, advisory vote, compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger.

Adjournment

In addition to the proposals to (1) adopt the merger agreement; and (2) approve, on a non-binding, advisory basis, compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger, LifeLock stockholders are also being asked to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional votes or proxies in favor of the adoption of the merger agreement if there are insufficient votes at the time of the special meeting to approve the merger agreement. If a quorum is not present or represented, the chairperson of the special meeting or the LifeLock stockholders entitled to vote at the special meeting, present in person or represented by proxy, may adjourn the special meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, LifeLock stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals.

Revocability of Proxies

If you are a LifeLock stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to our Secretary; or

•	attending the special meeting and voting in person by ballot.

If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares in person at the special meeting.

Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies, will allow LifeLock stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, postponed or delayed.

The LifeLock Board’s Recommendation

The LifeLock Board, after considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the LifeLock Board and Reasons for the Merger,” has unanimously (1) determined that it is in the best interests of LifeLock and its stockholders, and declared it advisable, to enter into the merger agreement and consummate the merger upon the terms and subject to the conditions set forth in the merger agreement; (2) approved the execution and delivery of the merger agreement by LifeLock, the performance by LifeLock of its covenants and other obligations in the merger agreement, and the consummation of the merger upon the terms and conditions set forth in the merger agreement; (3) directed that the adoption of the merger agreement be submitted to a vote at the special meeting; and (4) resolved to recommend that the LifeLock stockholders vote in favor of the adoption of the merger agreement in accordance with the DGCL. The LifeLock Board unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the approval, on a non-binding, advisory basis, of compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger.

Solicitation of Proxies

The expense of soliciting proxies will be borne by LifeLock. We have retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $20,000 plus expenses. We will also indemnify Innisfree M&A Incorporated against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services. In some instances, Symantec may be deemed to be a participant in the solicitation of proxies.

Anticipated Date of Completion of the Merger

We currently expect to complete the merger during the first calendar quarter of 2017. The merger agreement provides that the earliest that Symantec is required to consummate the closing is January 31, 2017, subject to satisfaction and waiver of all of the closing conditions in the merger agreement. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control. Even if all other closing conditions are satisfied or waived, if Symantec has not received specified financial information prior to the closing or if such specified financial information is not compliant (as such terms are defined in this section of this proxy statement captioned “The Merger Agreement—Financing Cooperation”), Symantec is not obligated to consummate the closing until five business days after the date Symantec receives such specified financial information. For more information, see the section of this proxy statement captioned “The Merger Agreement—Closing and Effective Time of the Merger” and the section captioned “The Merger Agreement—Financing Cooperation.”

Appraisal Rights

If the merger is consummated, LifeLock stockholders who do not vote in favor of the adoption of the merger agreement, who continuously hold such shares through the effective time of the merger, who properly exercise and perfect appraisal of their shares and who meet certain other conditions and statutory requirements described herein will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of shares of common stock may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court (subject, in the case of interest payments, to any voluntary cash payments made by LifeLock pursuant to subsection (h) of Section 262 of the DGCL, as described in more detail below), so long as they comply with the procedures established by Section 262 of the DGCL. Due to the complexity of the appraisal process, LifeLock stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

LifeLock stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must (1) submit a written demand for appraisal to LifeLock before the vote is taken on the adoption of the merger agreement; (2) not vote, in person or by proxy, in favor of the adoption of the merger agreement; and (3) continue to hold your shares of common stock of record through the effective time of the merger. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

Other Matters

At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting, your shares of common stock will be voted in accordance with the discretion of the appointed proxy holders.

Householding of Special Meeting Materials

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, LifeLock stockholders who have the same address and last name will receive only one copy of this proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each LifeLock stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

If you wish to receive a separate set of our disclosure documents at this time, contact Broadridge Financial Solutions, Inc. by telephone at 866-540-7095 (inside or outside of the U.S.), or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you wish to receive a separate set of our disclosure documents in the future, you may contact Investor Relations, LifeLock, Inc. 60 East Rio Salado Parkway, Suite 400, Tempe, Arizona 85281.

If you are a LifeLock stockholder who has multiple accounts in your name or you share an address with other LifeLock stockholders and would like to receive a single set of our disclosure documents for your household, you may notify your broker, if your shares are held in a brokerage account, or if you hold registered shares, by notifying either LifeLock Investor Relations or Broadridge using the contact methods above.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [●], 2017

This proxy statement is available at www.lifelock.com under “Investors—SEC Filings.”

Questions and Additional Information

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

LifeLock Stockholders May Call:

(877) 825-8621 (Toll-Free From the U.S. and Canada)

or

(412) 232-3651 (From Other Locations)

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

LifeLock, Inc.

60 East Rio Salado Parkway, Suite 400

Tempe, Arizona 85281

(480) 682-5100

LifeLock is a leading provider of proactive identity theft protection services for consumers and consumer risk management services for enterprises. LifeLock’s threat detection, proactive identity alerts, and comprehensive remediation services help provide peace of mind for consumers amid the growing threat of identity theft. Leveraging unique data, science and patented technology from ID Analytics, LLC, a wholly owned subsidiary, LifeLock offers identity theft protection that goes significantly beyond credit monitoring. As part of its commitment to help fight identity theft, LifeLock works to train law enforcement and partners with a variety of non-profit organizations to help consumers establish positive habits to combat this threat.

LifeLock’s common stock is listed on the NYSE under the symbol “LOCK.”

Symantec Corporation

350 Ellis St.

Mountain View, California 94043

(650) 527-8000

Symantec is a global leader in cybersecurity. It operates its business on a global civilian cyber intelligence threat network and tracks a vast number of threats across the internet from hundreds of millions of mobile devices, endpoints, and servers across the globe. Symantec is leveraging its capabilities in threat protection and data loss prevention and extending them into its core security offerings. It is also pioneering new solutions in growing markets like cloud, advanced threat protection, information protection and cyber security services. Founded in 1982, Symantec has operations in more than 35 countries.

Symantec’s common stock is listed on NASDAQ under the symbol “SYMC.”

L1116 Merger Sub, Inc.

c/o Symantec Corporation

350 Ellis St.

Mountain View, California 94043

(650) 527-8000

Acquisition Sub is a wholly owned direct subsidiary of Symantec and was formed on November 17, 2016, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement.

Relationship Between LifeLock and Symantec

In the ordinary course of business, LifeLock and Symantec have entered into the following agreements and arrangements:

•	On December 15, 2012, LifeLock entered into a Cloud Services Agreement with Symantec, which we refer to as the “Services Agreement.” Under the Services Agreement, Symantec provides certain cloud services to LifeLock. The term of the Services Agreement is for 36 months from the effective date of the Services Agreement and provides for automatic renewal for additional 12 month periods until either party provides the other with written notification of non-renewal.

•	On October 21, 2016, LifeLock entered into a partner Marketing Test Agreement with Symantec, which we refer to as the “Marketing Agreement.” Under the Marketing Agreement, LifeLock appointed Symantec as a reseller of certain of its solutions to offer with Symantec’s offering and co-marketed on Symantec’s website pursuant to a limited time test. The Marketing Agreement is effective until such time as either party provides the other party 24 hour prior written notice of termination.

Effect of the Merger

Upon the terms and subject to the conditions of the merger agreement, Acquisition Sub will merge with and into LifeLock, with LifeLock continuing as the surviving corporation. As a result of the merger, LifeLock will continue as the surviving corporation and a wholly owned subsidiary of Symantec, and our common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, our common stock will be deregistered under the Exchange Act, and we may no longer file periodic reports with the SEC. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

The effective time of the merger will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Symantec and Acquisition Sub may agree in writing and specify in such certificate of merger).

Effect on LifeLock if the Merger is Not Completed

If the merger agreement is not adopted by LifeLock stockholders or if the merger is not completed for any other reason, LifeLock stockholders will not receive any payment for their shares of common stock. Instead, LifeLock will remain an independent public company, our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that LifeLock stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which LifeLock operates, volatility of the stock price, evolving regulatory environment and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that caused the merger not to be completed, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of common stock. If the merger is not completed, the LifeLock Board will continue to evaluate and review, among other things, LifeLock’s business operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the merger agreement is not adopted by LifeLock stockholders or if the merger is not completed for any other reason, LifeLock’s business, prospects or results of operation may be adversely impacted.

Under specified circumstances, LifeLock will be required to pay Symantec a termination fee of $87.5 million upon the termination of the merger agreement. For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”

Merger Consideration

In the merger, each outstanding share of common stock (other than shares held by (1) LifeLock as treasury stock; (2) Symantec or Acquisition Sub; (3) any subsidiary of LifeLock, Symantec or Acquisition Sub; and

(4) LifeLock stockholders who have neither voted in favor of the adoption of the merger agreement nor consented thereto in writing and have properly and validly exercised and perfected their appraisal rights under the DGCL with respect to such shares) will be cancelled and extinguished and automatically converted into the right to receive the per share merger consideration.

After the merger is completed, you will have the right to receive the per share merger consideration, as described in the section of this proxy statement captioned “The Merger Agreement—Conversion of Shares,” but you will no longer have any rights as a LifeLock stockholder (except that LifeLock stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “—Appraisal Rights”).

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation among the Strategic Committee (as defined below), the LifeLock Board or the representatives of LifeLock, and other parties.

The LifeLock Board regularly evaluates LifeLock’s strategic direction and ongoing business plans with a view toward strengthening its core businesses and enhancing stockholder value. As part of this evaluation, the LifeLock Board has from time to time considered a variety of strategic alternatives, including (1) the continuation of LifeLock’s current business plan as a standalone entity; (2) modifications to LifeLock’s business plan and strategy; (3) repurchases of common stock and other financing alternatives; (4) potential expansion opportunities into new business lines through acquisitions and combinations of LifeLock with other businesses; and (5) other strategic alternatives.

In the second half of 2015, LifeLock’s common stock price was subject to significant volatility after a July 21, 2015 announcement of allegations by the Federal Trade Commission, which we refer to as the “FTC,” of contempt in relation to a prior consent decree LifeLock entered into with the FTC. On December 17, 2015, LifeLock announced that it entered into a comprehensive settlement of these claims with the FTC and a settlement of related consumer class action lawsuits. Also in late 2015, LifeLock announced its intention to repurchase up to $100 million of its common stock by the end of 2016, which was executed from February 2016 through May 2016, including through the use of two accelerated share repurchase agreements. LifeLock’s closing stock price was $16.06 on the day prior to the announcement of the FTC allegations, LifeLock’s closing stock price was $8.15 on the day following the announcement of the FTC allegations, and LifeLock’s closing stock price on the day of and prior to the filing of Elliott’s Schedule 13D after the close of market, as described below, was $15.06. During the period following the FTC allegations, LifeLock received occasional unsolicited communications from financial sponsors seeking to ascertain whether LifeLock would be interested in entering into discussions concerning strategic alternatives with them, was considering or would consider a going private strategic transaction, and expressing interest in participating in discussions if it was a path that LifeLock wanted to explore. None of these unsolicited inquiries resulted in the exchange of confidential information to facilitate such discussions at the time.

On June 16, 2016, Elliott Associates, L.P. and certain affiliated investment funds, which we refer to collectively as “Elliott,” filed a Schedule 13D disclosing that Elliott had acquired beneficial ownership of 7.6% of LifeLock common stock, as well as a position in derivative instruments increasing Elliott’s economic exposure in our by an additional 1.2% of our common stock. Elliott’s Schedule 13D stated that Elliott (1) believed that our common stock was undervalued relative to the price before LifeLock had announced an accelerated share repurchase program in May 2016, and (2) had initiated a dialogue with LifeLock management and the LifeLock Board on opportunities to enhance stockholder value. Prior to Elliott filing its Schedule 13D, a representative of Elliott called LifeLock’s Chief Executive Officer and President, Hilary Schneider, and informed her that Elliott was about to make its Schedule 13D filing and requested a meeting with the LifeLock Board and LifeLock management.

On June 16, 2016, in light of Elliott’s Schedule 13D filing, representatives of LifeLock management contacted Goldman Sachs. Goldman Sachs acted as the lead underwriter in LifeLock’s initial public offering and from time to time advised LifeLock on other strategic matters. Around this time, LifeLock also contacted another investment bank concerning Elliott’s Schedule 13D filing, but did not retain that investment bank. A representative of LifeLock also contacted Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside legal counsel to LifeLock, which we refer to as “Wilson Sonsini,” to provide legal advice in connection with Elliott’s Schedule 13D filing.

On June 24, 2016, Ms. Schneider, Chris Power, LifeLock’s then Chief Financial Officer, Douglas Jeffries, LifeLock’s then Chief Administrative Officer and current Chief Financial Officer, and another member of LifeLock management met with representatives of Elliott and a private equity fund affiliated with Elliott. Elliott and this affiliated private equity fund are together referred to as “Sponsor A.” The representatives of Sponsor A stated that Sponsor A might be interested in exploring a potential strategic transaction with LifeLock and requested that LifeLock enter into a confidentiality agreement with customary protections for LifeLock.

Following Elliott’s Schedule 13D filing, LifeLock and its representatives received additional (and in some cases, renewed) unsolicited communications from various financial sponsors regarding LifeLock’s interest in exploring a potential acquisition transaction.

On June 27, 2016, the LifeLock Board met, with representatives of each of LifeLock management, Goldman Sachs, and Wilson Sonsini in attendance. The representatives of Wilson Sonsini discussed with the members of the LifeLock Board their fiduciary duties. The representatives of Goldman Sachs discussed with the members of the LifeLock Board market perspectives on LifeLock’s valuation, information on Elliott and potential responses to Elliott. These potential responses included engagement with Sponsor A or Elliott individually, initiation of a value discovery process or continuing to operate LifeLock’s business on a standalone basis. The members of the LifeLock Board discussed the potential engagement of a financial advisor. The LifeLock Board reviewed Goldman Sachs’ expertise, its familiarity with LifeLock’s business and the overall industry and Elliott, and LifeLock’s prior experience with Goldman Sachs. Following review of potential financial advisors, the LifeLock Board approved the engagement of Goldman Sachs and authorized LifeLock management to enter into an engagement letter with Goldman Sachs on the terms presented to the LifeLock Board.

On June 28, 2016, Elliott sent a letter to the LifeLock Board providing background on Elliott. The letter also provided Elliott’s views regarding LifeLock’s performance as a public company and the advantages that Elliott perceived in LifeLock operating as a private company. Also on June 28, 2016, Elliott filed an amendment to its Schedule 13D disclosing that its beneficial ownership was 7.6% of LifeLock common stock, and a position in derivative instruments increasing its economic exposure in LifeLock by an additional 2.3% of LifeLock common stock.

On July 5, 2016, a significant LifeLock stockholder contacted a representative of LifeLock management and requested a conversation with LifeLock management and an independent member of the LifeLock Board to discuss the stockholder’s perspective on LifeLock, as well as the long-term views of LifeLock management and the LifeLock Board. On July 6, 2016, Ms. Schneider and Roy Guthrie, an independent director and the Chairman of the LifeLock Board, spoke with this stockholder. During this conversation, the stockholder stated that it would be in favor of LifeLock exploring a potential sale transaction. In June and July 2016, representatives of LifeLock management also held conversations with several other major LifeLock stockholders to discuss their reactions with respect to the Elliott Schedule 13D filings; in response, some of these major stockholders stated they would be open to a sale of LifeLock on appropriate terms.

On July 13, 2016, LifeLock formally engaged Goldman Sachs to assist LifeLock with stockholder activism and, if requested by the LifeLock Board, the exploration of strategic alternatives.

On July 14, 2016, the LifeLock Board met, with representatives of each of LifeLock management, Goldman Sachs and Wilson Sonsini in attendance. The LifeLock Board discussed Sponsor A’s interest in a potential acquisition of LifeLock, as well as the other inquiries regarding a potential acquisition that LifeLock had received. The LifeLock Board also reviewed the discussions with significant stockholders LifeLock that had taken place. Representatives of LifeLock management reviewed their forecasts of LifeLock’s standalone plan and the key assumptions underlying the forecasts. These forecasts were prepared as a part of LifeLock’s internal strategic planning review process; however, the timing of the process was accelerated in light of Elliott filing its Schedule 13D. The LifeLock Board discussed alternatives available to LifeLock, including whether to conduct an accelerated return of capital and whether to engage in a process to explore interest in a possible acquisition of LifeLock. The representatives of Goldman Sachs provided a preliminary financial analysis of LifeLock and reviewed with the LifeLock Board potential strategic acquirors and financial sponsors who might have an interest in acquiring LifeLock, should the LifeLock Board determine to explore a sale. The representatives of Wilson Sonsini reviewed with the members of the LifeLock Board their fiduciary duties. Following discussion, the LifeLock Board determined that LifeLock should privately solicit interest in a potential acquisition from a group of potential acquirors for a potential acquisition, which included both financial sponsors and strategic acquirors. The LifeLock Board authorized Goldman Sachs, on behalf of LifeLock, to contact various parties identified by the LifeLock Board, with input from Goldman Sachs, that might have an interest in acquiring LifeLock. These parties included Sponsor A and each of the substantial parties that had previously expressed interest. The parties were selected based on the LifeLock Board’s review of numerous factors, including financial and other factors impacting the ability to consummate an acquisition, interest in LifeLock’s business, and potential strategic fit. After discussion with its advisors, the LifeLock Board determined that engagement with any party would be conditioned on reaching an appropriate confidentiality agreement. In addition, in light of the potentially significant workload involved in exploring strategic alternatives and the possibility that in connection with such exploration LifeLock management might need feedback and direction on relatively short notice, the LifeLock Board created a strategic committee, which we refer to as the “Strategic Committee.” The Strategic Committee was authorized to (1) advise and direct LifeLock management with respect to the exploration, consideration and negotiation of strategic alternatives; (2) facilitate negotiation; and (3) report to the LifeLock Board on a regular basis. The LifeLock Board retained authority to review, assess and approve any transaction. The LifeLock Board appointed Mr. Guthrie and Albert “Rocky” Pimentel to the Strategic Committee. Mr. Guthrie and Mr. Pimentel were selected to be on the Strategic Committee after considering their independence (including Mr. Guthrie’s status as independent Chairman of the LifeLock Board), business and industry expertise, and experience in finance and acquisition matters.

On July 15, 2016, representatives of Goldman Sachs spoke with representatives of Sponsor A to further explore Sponsor A’s interest in a possible acquisition of LifeLock. At the conclusion of the discussion, representatives of Goldman Sachs and Sponsor A discussed having counsel to Sponsor A contact Wilson Sonsini to further discuss the terms of a confidentiality agreement. The representatives of Wilson Sonsini, on behalf of LifeLock, conveyed to counsel to Sponsor A concerns regarding confidentiality and Sponsor A’s use of LifeLock’s information.

On July 19, 2016, the Strategic Committee met, with representatives of each of LifeLock management, Goldman Sachs and Wilson Sonsini in attendance. The Strategic Committee discussed with the representatives of Goldman Sachs the financial sponsors and strategic acquirors identified as possibly having an interest in a potential acquisition of LifeLock. The Strategic Committee authorized Wilson Sonsini to negotiate the terms of confidentiality agreements with the parties identified by the LifeLock Board at its meeting on July 14, 2016, including Sponsor A.

As discussed below, beginning in late July 2016, and continuing through September 2016, representatives of Goldman Sachs contacted a total of 30 potential strategic acquirors and 16 potential financial sponsors, which included each of the substantial financial sponsors that had expressed interest regarding a potential acquisition of LifeLock both before and after the filing of the Schedule 13D by Elliott. Of the parties contacted, two potential strategic acquirors, in addition to Symantec, and seven financial sponsors, in addition to Sponsor A, ultimately executed confidentiality agreements with LifeLock. These confidentiality agreements contained customary standstill provisions that restricted the potential acquirors from making unsolicited proposals to LifeLock stockholders for a period of nine to 18 months. The standstill provisions did not restrict the potential acquirors from making confidential proposals and requests to waive the standstill to the LifeLock Board. As discussed below, LifeLock ultimately received acquisition proposals from five financial sponsors and Symantec.

On July 20, 2016, counsel to Sponsor A provided a draft of a confidentiality agreement to Wilson Sonsini, on behalf of LifeLock, for review. After negotiation, LifeLock and Sponsor A signed the confidentiality agreement on August 13, 2016. The confidentiality agreement contained customary restrictions on Sponsor A’s disclosure of LifeLock’s confidential information and use of LifeLock’s information only for a transaction during the term of the agreement. The agreement did not contain an explicit standstill provision, but provided that prior to January 20, 2017, LifeLock’s confidential information could only be used in connection with a negotiated transaction.

On July 22, 2016, the Strategic Committee met, with representatives of each of LifeLock management, Goldman Sachs and Wilson Sonsini in attendance. The Strategic Committee discussed inquiries received by LifeLock from financial sponsors regarding a potential acquisition both before and after the filing of the Schedule 13D by Elliott. The representatives of Goldman Sachs discussed with the Strategic Committee planned outreach to financial sponsors and strategic acquirors, including the substantial financial sponsors that had previously expressed interest.

On July 29, 2016, the Strategic Committee met, with representatives of each of LifeLock management, Goldman Sachs and Wilson Sonsini in attendance. The representatives of Goldman Sachs discussed with the Strategic Committee the preliminary results of outreach to certain financial sponsors and strategic acquirors identified as possibly having an interest in a potential transaction with LifeLock. With input from the representatives of Goldman Sachs, the members of the Strategic Committee discussed other companies that could potentially have an interest in an acquisition of LifeLock, should the LifeLock Board wish to expand the process.

On August 2, 2016, LifeLock announced its 2016 second quarter results.

On August 3, 2016 and August 4, 2016, the LifeLock Board met. For portions of these meetings, representatives of each of LifeLock management, Goldman Sachs, Wilson Sonsini, and Skadden, Arps, Slate, Meagher & Flom LLP, which we refer to as “Skadden,” were in attendance. LifeLock retained Skadden to act as special counsel to the LifeLock Board on stockholder activism and the exploration of strategic alternatives. The representatives of Goldman Sachs updated the members of the LifeLock Board regarding the ongoing outreach to financial sponsors and strategic acquirors identified as possibly having an interest in a potential transaction with LifeLock. The representatives of Goldman Sachs also stated that Sponsor A was interested in working with another financial sponsor, which we refer to as “Sponsor B,” with respect to a potential acquisition of LifeLock. Based on the LifeLock Board’s belief that allowing Sponsor A to work with Sponsor B might enable them to present a stronger proposal than either could alone, the LifeLock Board authorized entry into a confidentiality agreement with Sponsor B (and corresponding provisions in the confidentiality agreement being negotiated with Sponsor A) that would permit Sponsor B to cooperate with Sponsor A in connection with a potential acquisition of LifeLock. With the assistance of the representatives of Goldman Sachs, the members of the LifeLock Board reviewed additional financial sponsors and strategic acquirors not previously contacted that might have an interest in an acquisition of LifeLock, and approved contact with additional parties. The representatives of Goldman Sachs discussed next steps for exploring a potential acquisition of LifeLock, including management meetings with potential acquirors. As part of LifeLock’s strategic planning process, the LifeLock Board and LifeLock management reviewed in detail LifeLock’s standalone strategic and financial plan.

On August 5, 2016, the Strategic Committee met, with representatives of each of LifeLock management and Goldman Sachs in attendance. The representatives of Goldman Sachs discussed with the member of the Strategic Committee the ongoing status of discussions with financial sponsors and strategic acquirors interested in a potential acquisition of LifeLock.

On August 10, 2016, the Strategic Committee met, with representatives of each of LifeLock management and Goldman Sachs in attendance. The representatives of Goldman Sachs discussed with the members of the Strategic Committee an update on the financial sponsors and strategic acquirors that had indicated they were interested in continuing to participate in a process to explore a potential acquisition of LifeLock.

On August 12, 2016, Elliott filed an amendment to its Schedule 13D to disclose that its beneficial ownership was 8.4% of LifeLock common stock, and its position in derivative instruments increased its economic exposure in LifeLock to an additional 2.5% of LifeLock common stock. This filing also stated that it had communicated with members of LifeLock management and had encouraged LifeLock to undertake a strategic review process.

On August 17, 2016, the Strategic Committee met, with representatives of each of LifeLock management and Goldman Sachs in attendance. The representatives of Goldman Sachs discussed with the members of the Strategic Committee the status of outreach to parties that had indicated preliminary interest in pursuing a potential transaction. The members of the Strategic Committee considered contacting additional strategic acquirors, and authorized Goldman Sachs to contact these strategic acquirors. The representatives of Goldman Sachs then discussed the progress of entering into confidentiality agreements with financial sponsors and strategic acquirors and the planned commencement of management meetings with the parties who had executed confidentiality agreements.

On August 19, 2016, Symantec informed Goldman Sachs that it was interested in exploring a potential acquisition of LifeLock, and Goldman Sachs subsequently updated the Strategic Committee regarding this interest.

From August 29 to August 31, 2016, representatives of each of LifeLock management and Goldman Sachs met with representatives of one strategic acquiror (that was not Symantec) and two financial sponsors to provide preliminary due diligence information regarding LifeLock with respect to a potential acquisition. Additional meetings with strategic acquirors and financial sponsors were scheduled for September 2016.

On August 31, 2016, representatives of Goldman Sachs provided Symantec with a draft of a confidentiality agreement. After negotiation, the confidentiality agreement was executed by the parties on September 15, 2016. It contained a customary standstill provision that restricted Symantec from making an unsolicited proposal to LifeLock stockholders for a period of 12 months. The standstill provision did not restrict Symantec from making confidential proposals to the LifeLock Board.

Beginning in September 2016, LifeLock opened an online data room containing due diligence materials. Interested parties, including Symantec, that entered into confidentiality agreements with LifeLock were provided access to the online data room, which included the July Forecasts and October Revisions that are described in the section of this proxy statement captioned “—Financial Forecasts.”

On September 2, 2016, the Strategic Committee met, with representatives of each of LifeLock management, Goldman Sachs, Wilson Sonsini and Skadden in attendance. Ms. Schneider discussed the meetings that had been held with potential acquirors. The representatives of Goldman Sachs discussed with the members of the Strategic Committee the status of outreach to parties that had indicated preliminary interest in a potential transaction and recommended an expansion of outreach efforts to additional financial sponsors and strategic acquirors identified as possibly having an interest in a potential transaction with LifeLock. The representatives of Goldman Sachs also noted that Symantec had informed them of its interest in exploring a potential acquisition transaction with LifeLock. The Strategic Committee authorized the representatives of Goldman Sachs to expand the outreach efforts as suggested.

Throughout September 2016, in addition to the meetings with two financial sponsors and one strategic acquiror that occurred in August 2016, representatives of each of LifeLock management and Goldman Sachs met with representatives of each of Symantec and two other strategic acquirors and six financial sponsors, including Sponsor A and Sponsor B together, to provide due diligence information regarding LifeLock. The meeting with Symantec occurred on September 16, 2016.

On September 9, 2016, the Strategic Committee met, with representatives of each of LifeLock management, Goldman Sachs, Wilson Sonsini and Skadden in attendance. Ms. Schneider and representatives of Goldman Sachs provided an update on the status of potential acquisition discussions, including the parties that indicated they were declining to proceed with exploring a possible acquisition, the parties that remained interested in a possible acquisition and the parties from whom LifeLock was still awaiting a response. The members of the Strategic Committee discussed the overall timing for considering interest in a possible acquisition of LifeLock, including the expectation that LifeLock would request that preliminary indications of interest be submitted during the first week of October 2016.

On September 14, 2016, the Strategic Committee met, with representatives of each of LifeLock management, Goldman Sachs, Wilson Sonsini and Skadden in attendance. The representatives of Wilson Sonsini reviewed with the members of the LifeLock Board their fiduciary duties. Ms. Schneider discussed the meetings that had been held with potential acquirors. The representatives of Goldman Sachs updated the members of the Strategic Committee on the status of the outreach efforts to various parties regarding a possible acquisition, including input received by LifeLock and Goldman Sachs. The Strategic Committee authorized the representatives of LifeLock management and Goldman Sachs to request that bidders submit preliminary indications of interest by the first week of October 2016.

Between September 17 and September 26, 2016, Goldman Sachs delivered to the nine remaining interested parties a process letter requesting that parties interested in exploring a transaction with LifeLock submit preliminary indications of interest by October 5, 2016.

On September 30, 2016, the Strategic Committee met, with representatives of each of LifeLock management, Goldman Sachs, Wilson Sonsini and Skadden in attendance. Ms. Schneider provided the members of the Strategic Committee with an update on the recent management meetings held with potential acquirors. The representatives of Goldman Sachs updated the members of the Strategic Committee on the status of recent discussions and stated that parties interested in exploring a transaction with LifeLock had been instructed to submit preliminary indications of interest by October 5, 2016. The members of the Strategic Committee discussed with the representatives of Goldman Sachs various valuation metrics related to LifeLock on a standalone basis, along with other strategic alternatives available to LifeLock.

On October 5, 2016, LifeLock received indications of interest from five financial sponsors: (1) Sponsor A and Sponsor B together submitted a non-binding indication of interest to acquire LifeLock for a price between $20.00 to $22.00 in cash per share of common stock; (2) a financial sponsor, which we refer to as “Sponsor C,” submitted a non-binding indication of interest to acquire LifeLock for a price between $18.50 to $19.50 in cash per share of common stock; (3) a consortium of financial sponsors, which we refer to as “Sponsor D,” submitted a non-binding indication of interest to acquire LifeLock for a price between $20.00 to $22.00 in cash per share of common stock; (4) a financial sponsor, which we refer to as “Sponsor E,” submitted a non-binding indication of interest to acquire LifeLock for a price between $20.00 to $22.00 in cash per share of common stock; and (5) a financial sponsor, which we refer to as “Sponsor F,” orally provided a non-binding indication of interest to acquire LifeLock for a price between $20.00 to $22.00 in cash per share of common stock and stated that it was interested in partnering with another financial sponsor.

On October 7, 2016, the Strategic Committee met, with representatives of each of LifeLock management, Goldman Sachs, Wilson Sonsini and Skadden in attendance. Following discussion of the five indications of interest that had been received, the members of the Strategic Committee discussed with the representatives of each of Goldman Sachs, Wilson Sonsini and Skadden potential next steps in the process. The representatives of Goldman Sachs noted that Symantec had indicated that it expected to submit a preliminary indication of interest soon after the meeting. The representatives of Goldman Sachs also noted that one of the strategic acquirors with whom LifeLock previously had discussions was not interested in pursuing a potential acquisition of LifeLock, but remained interested in pursuing a potential commercial agreement. After further discussion, the Strategic Committee concluded to revisit a potential commercial agreement with that strategic acquiror in the event that the sale process did not result in an acquisition of LifeLock. The representatives of Goldman Sachs provided an overview of LifeLock on a standalone basis and discussed a preliminary valuation analysis. Also on October 7, 2016, Sponsor F indicated that it was no longer pursuing an acquisition of LifeLock, but would be interested in being part of a consortium led by another financial sponsor.

Later on October 7, 2016, Symantec submitted a non-binding indication of interest to acquire LifeLock for a price of $20.00 in cash per share of common stock.

On October 10, 2016, the LifeLock Board met, with representatives of each of LifeLock management, Goldman Sachs, Wilson Sonsini and Skadden in attendance. The representatives of Wilson Sonsini and Skadden reviewed the fiduciary duties of the members of the LifeLock Board. The representatives of Goldman Sachs reviewed the process to date and the indications of interest received. The members of the LifeLock Board discussed the indications of interest received and noted in particular that Sponsor C’s proposal was below the other proposals. The LifeLock Board instructed the representatives of Goldman Sachs to inform Sponsor C that its proposal was materially lower than the other proposals that had been received. The representatives of Wilson Sonsini reviewed a form of proposed merger agreement to be distributed to financial sponsors, as well as changes to the proposed form of merger agreement to be distributed to Symantec, as a strategic acquiror. The representatives of Wilson Sonsini and Goldman Sachs discussed the customary transaction structures for financial sponsors and strategic acquirors, including the differences between them, particularly in relation to financing and potential effects on certainty of closing. The representatives of Goldman Sachs reviewed with the LifeLock Board an overview of LifeLock on a standalone basis and discussed a preliminary valuation analysis, including the Forecasts discussed in the section of this proxy statement captioned “—Financial Forecasts.” The LifeLock Board authorized the distribution of draft merger agreements to Sponsor A-Sponsor B, Sponsor C, Sponsor D, Sponsor E and Symantec.

Later on October 10, 2016, representatives of Goldman Sachs spoke with Sponsor C regarding the status of its indication of interest. Sponsor C responded by increasing the price in its indication of interest to $20.00 in cash per share of common stock and stating its desire to partner with Sponsor D going forward.

On October 14, 2016, the Strategic Committee met, with representatives of each of LifeLock management, Goldman Sachs, Wilson Sonsini and Skadden in attendance. The representatives of Goldman Sachs reviewed the indications of interest that had been received and the process to date. The representatives of Goldman Sachs also discussed that Sponsor C had increased its indication of interest to $20.00 in cash per share of common stock and had asked to be paired with Sponsor D in order to continue to proceed with the exploration of an acquisition of LifeLock. The representatives of Goldman Sachs also noted the possibility of pairing Sponsor E and Sponsor F, given Sponsor F’s indication that it was no longer interested in pursuing a transaction by itself. The members of the Strategic Committee discussed whether to allow the pairing of Sponsor C and Sponsor D and the pairing of Sponsor E and Sponsor F, and determined that these pairings could enable the respective consortiums to potentially make stronger proposals. The Strategic Committee requested that Goldman Sachs facilitate the pairings. The representatives of Goldman Sachs also reviewed with the Strategic Committee the debt financing sources that had been disclosed by interested parties. The members of the Strategic Committee discussed the anticipated timeline for soliciting final proposals from the participating parties. Following the meeting, Sponsor F partnered with Sponsor E to evaluate a potential acquisition transaction with LifeLock going forward.

On October 14, October 17, and October 25, 2016, representatives of each of LifeLock management, including Ms. Schneider and Mr. Jeffries, and Goldman Sachs met with representatives of each of Sponsor C and Sponsor D to allow Sponsor C and Sponsor D to conduct due diligence on LifeLock.

On October 18, 2016, and October 19, 2016, representatives of each of LifeLock management, including Ms. Schneider and Mr. Jeffries, and Goldman Sachs met with representatives of each of Sponsor A and Sponsor B to allow Sponsor A and Sponsor B to conduct due diligence on LifeLock.

On October 19, 2016, and October 20, 2016, representatives of each of LifeLock management, including Ms. Schneider and Mr. Jeffries, and Goldman Sachs met with representatives of each of Symantec, including Citigroup Global Markets Inc., one of Symantec’s financial advisors, and Fenwick & West LLP, counsel to Symantec, which we refer to as “Fenwick,” to allow Symantec to conduct due diligence on LifeLock.

On October 21, 2016, the Strategic Committee met, with representatives of each of LifeLock management, Goldman Sachs and Wilson Sonsini in attendance. Ms. Schneider and the representatives of Goldman Sachs provided the members of the Strategic Committee with an update on the recent management meetings held with potential acquirors.

On October 23, 2016, interested parties were provided with the October Revisions, as described in the section of this proxy statement captioned “—Financial Forecasts.”

On October 25, 2016, and October 26, 2016, representatives of each of LifeLock management, including Ms. Schneider and Mr. Jeffries, and Goldman Sachs met with representatives of Sponsor E and Sponsor F to allow Sponsor E and Sponsor F to conduct due diligence on LifeLock.

On October 28, 2016, the Strategic Committee met, with representatives of each of LifeLock management, Goldman Sachs, Wilson Sonsini and Skadden in attendance. Ms. Schneider updated the members of the Strategic Committee on the management meetings held with potential acquirors, including the areas of due diligence upon which the interested parties were focused. The representatives of Goldman Sachs updated the members of the Strategic Committee on the process to date and the proposed timeline for soliciting additional indications of interest from the remaining parties. The Strategic Committee instructed the representatives of Goldman Sachs to request final proposals from interested parties in mid-November 2016, in light of the potential for information leaks and the risk of continuing management distraction.

On October 31, 2016, Sponsor E and Sponsor F notified representatives of Goldman Sachs that they were no longer interested in pursuing a potential acquisition transaction with LifeLock.

In late October 2016 and early November 2016, representatives of Goldman Sachs distributed drafts of the merger agreement and related documents to interested parties (including drafts of the disclosure letter and, for the financial sponsors a proposed form of guarantee). During the first two weeks of November 2016, representatives of LifeLock management held numerous diligence meetings with Sponsor A and Sponsor B, Sponsor C and Sponsor D, and Symantec.

On November 1, 2016, LifeLock announced its 2016 third quarter results.

On November 4, 2016, the LifeLock Board met, with representatives of each of LifeLock management, Goldman Sachs, Wilson Sonsini and Skadden in attendance. The representatives of Wilson Sonsini reviewed the fiduciary duties of the members of the LifeLock Board. The representatives of Goldman Sachs discussed the process to date and areas of focus in due diligence from each of the parties. The representatives of Goldman Sachs discussed the initial indications of interest received from parties interested in acquiring LifeLock and the proposed timeline and approach for soliciting final proposals. The representatives of Goldman Sachs informed the LifeLock Board that they had orally communicated to interested parties that November 15, 2016, would be the deadline for proposals. The representatives of Goldman Sachs noted that Symantec had requested an extension of the deadline that had been communicated and that, in response, representatives of Goldman Sachs informed Symantec to provide as definitive of a proposal as was possible by the deadline. The members of the LifeLock Board discussed the timing and expectations regarding receipt of final proposals, including customary transaction structures for financial sponsors and strategic acquirors.

On November 7, 2016, Goldman Sachs, on behalf of LifeLock, distributed second-round process letters to the three groups that remained interested an acquisition of LifeLock, which were (1) Sponsor A and Sponsor B, (2) Sponsor C and Sponsor D, and (3) Symantec. The letters called for final proposals by November 15, 2016. Interested parties were requested to submit revised drafts of a merger agreement and financing documents, as well as, in the case of financial sponsors, a revised guarantee, with their final proposal.

On November 8, 2016, representatives of each of LifeLock management, including Ms. Schneider and Mr. Jeffries, and Goldman Sachs met with representatives of each of Sponsor A and Sponsor B to allow Sponsor A and Sponsor B to continue to conduct due diligence on LifeLock.

On November 9, 2016, representatives of each of LifeLock management, including Ms. Schneider and Mr. Jeffries, and Goldman Sachs met with representatives of each of Sponsor C and Sponsor D to allow Sponsor C and Sponsor D to conduct due diligence on LifeLock.

On November 10, 2016, Sponsor A and Sponsor B together submitted a preliminary revised draft of the merger agreement to Wilson Sonsini, on behalf of LifeLock. On November 14, 2016, representatives of Wilson Sonsini discussed with counsel to Sponsor B the draft of the merger agreement and provided preliminary feedback on key provisions in the merger agreement.

Also on November 10, 2016, the Strategic Committee met, with representatives of each of LifeLock management, Goldman Sachs, Wilson Sonsini and Skadden in attendance. Ms. Schneider and representatives of Goldman Sachs provided the members of the Strategic Committee with an update on the recent management meetings held with potential acquirors and discussed the timing and expectation for final proposals from interested parties, including Symantec’s continued interest in a potential transaction.

On November 11, 2016, prior to the close of the NYSE, media sources reported that LifeLock was pursuing a potential sale. That day, LifeLock’s closing stock price was $19.12, an increase of $1.48 from the prior day’s close.

On November 13, 2016, Sponsor A and Sponsor B together submitted a preliminary revised draft guarantee and disclosure letter, and a proposed equity commitment letter.

On November 14, 2016, a company, which we refer to as “Strategic A,” contacted representatives of Goldman Sachs to discuss recent media reports regarding the potential sale of LifeLock. Strategic A stated that it might be interested in participating in a process to acquire LifeLock. The LifeLock Board had previously determined not to contact Strategic A for a variety of reasons, including, among other things, concerns about Strategic A’s ability to consummate a transaction and the business risks associated with sharing confidential information with Strategic A.

On November 15, 2016, the Strategic Committee met, with representatives of each of LifeLock management, Goldman Sachs and Wilson Sonsini in attendance. The representatives of Goldman Sachs provided the Strategic Committee with an update on the process to date and noted that Strategic A had contacted representatives of Goldman Sachs to find out additional information on the process following recent media reports regarding the potential sale of LifeLock. The members of the Strategic Committee discussed the outreach from Strategic A and instructed Goldman Sachs and Wilson Sonsini to provide and negotiate a confidentiality agreement with Strategic A to determine its interest in an acquisition of LifeLock.

On November 15, 2016, Sponsor D, who had been conducting due diligence and was working with Sponsor C on a combined proposal to acquire LifeLock, communicated to Goldman Sachs that it was no longer pursuing an acquisition.

On November 15, 2016, Sponsor A and Sponsor B together submitted a final written proposal to acquire LifeLock for $22.50 per share of common stock in cash. Sponsor A and Sponsor B also submitted revised drafts of the merger agreement (which included the minimum cash condition requirement), guarantee, and disclosure letter, and drafts of equity and debt commitment letters.

Later on November 15, 2016, Sponsor C submitted a final written proposal to acquire LifeLock for $17.50 per share of common stock in cash. Sponsor C provided revised drafts of the merger agreement, guarantee, and disclosure letter, and drafts of equity and debt commitment letters.

On November 16, 2016, Symantec submitted a final written proposal to acquire LifeLock for $22.05 per share of common stock in cash. In connection with Symantec’s revised proposal, it also submitted revised drafts of the merger agreement and the disclosure letter, and draft debt commitment letters. In addition, Symantec provided a form of support agreement to be entered into by Ms. Schneider, Todd Davis, Executive Vice Chairman of the LifeLock Board, David Cowan, a member of the LifeLock Board and partner at Bessemer Venture Partners, Bessemer Venture Partners, a significant stockholder of LifeLock, and other parties to be determined. Symantec’s proposal requested that LifeLock agree to negotiate on an exclusive basis through the morning of November 21, 2016. Representatives of Symantec also contacted several members of the LifeLock Board and representatives of LifeLock’s advisors to reiterate Symantec’s interest.

Later on November 16, 2016, representatives of Goldman Sachs responded to Strategic A and advised that Strategic A would need to enter into a confidentiality agreement with LifeLock in order to discuss a potential acquisition of LifeLock. The representatives of Goldman Sachs then sent Strategic A a draft confidentiality agreement. Strategic A never responded to that agreement.

Later on November 16, 2016, the Strategic Committee met, with representatives of each of LifeLock management, Goldman Sachs, Wilson Sonsini and Skadden in attendance. The members of the Strategic Committee reviewed and discussed the process to date, and the terms of the proposals submitted by (1) Symantec; (2) Sponsor A and Sponsor B; and (3) Sponsor C. The members of the Strategic Committee discussed with the representatives of each of Goldman Sachs, Wilson Sonsini and Skadden the difference in price and terms among the proposals. After discussing the terms of Sponsor C’s offer, the Strategic Committee instructed the representatives of Goldman Sachs to inform Sponsor C that its offer was well below the other offers that LifeLock had received and to inform Sponsor C that LifeLock was no longer considering Sponsor C’s proposal. The members of the Strategic Committee considered the breadth of the process to date and the interactions with the parties to date. The Strategic Committee also discussed the various risks involved in a prolonged continuation of the process, including possible adverse impact on LifeLock’s business and the risk that one or more of the parties that had participated in the process to date would withdraw from the process in response to any request to improve their respective proposals. The Strategic Committee discussed with representatives of Goldman Sachs their collective judgment, based on their interactions with parties and the terms of the proposals, that both of the remaining interested parties—Sponsor A-Sponsor B and Symantec—each likely had the ability to increase the price that it was offering. The Strategic Committee instructed Goldman Sachs to communicate to Symantec that Symantec would need to increase its price in order to remain competitive and to encourage Sponsor A-Sponsor B to increase its proposal as well. The Strategic Committee instructed representatives of Goldman Sachs to request both Sponsor A-Sponsor B and Symantec to submit revised best and final proposals to acquire LifeLock the next day.

On November 17, 2016, Sponsor A and Sponsor B together submitted a revised proposal for an acquisition of LifeLock at a price of $23.15 in cash per share of common stock. The proposal indicated that Sponsor A-Sponsor B would lower the amount of the minimum cash condition. Later on November 17, 2016, Symantec submitted a revised proposal for an acquisition of LifeLock at a price of $23.80 in cash per share of common stock. During the morning of November 17, 2016, in connection with the review of the revised offers submitted by each of Sponsor A-Sponsor B and Symantec, it was discovered that the number of fully diluted shares of common stock previously supplied to bidders in due diligence materials posted to LifeLock’s electronic data room may have been interpreted by interested parties to be overstated.

Later on November 17, 2016, the Strategic Committee met, with representatives of each of LifeLock management, Goldman Sachs, Wilson Sonsini and Skadden in attendance. The members of the Strategic Committee discussed the acquisition process and discussions with the remaining interested parties. The representatives of Goldman Sachs discussed with the members of the Strategic Committee the proposals received and noted that both Sponsor A-Sponsor B and Symantec had expressed concern related to the continued incremental bidding and were seeking a conclusion of the process. The members of the Strategic Committee discussed the potential overstatement of the fully diluted shares of common stock and the impact that any overstatement could have on the proposals that had been submitted. In that regard, it was noted that an overstatement should have no impact on LifeLock’s enterprise value. The Strategic Committee instructed Goldman Sachs to contact Symantec and Sponsor A-Sponsor B concerning the potential overstatement and to ask both parties to either submit a revised proposal to take into account the potential overstatement or to confirm its proposal, in each case before the meeting of the LifeLock Board scheduled for later that afternoon.

Following the Strategic Committee meeting, the representatives of Goldman Sachs contacted Symantec and Sponsor A-Sponsor B to discuss the correct number of fully diluted shares of common stock to be used in preparing proposals. Symantec stated that it had identified the potential overstatement in its due diligence and it therefore would not change its proposal of $23.80 in cash per share. Sponsor A and Sponsor B revised their joint proposal to $23.31 in cash per share, which reflected the same enterprise value as their previous proposal of $23.15.

Later on November 17, 2016, the LifeLock Board met, with representatives of each of LifeLock management, Goldman Sachs, Wilson Sonsini and Skadden in attendance. The representatives of Wilson Sonsini reviewed with the members of the LifeLock Board their fiduciary duties. The members of the LifeLock Board and the representatives of Goldman Sachs reviewed and discussed the process to date, including the fact that 46 parties had been contacted during the outreach period from July 2016 to September 2016. The members of the LifeLock Board reviewed the terms of the final offers. The members of the Strategic Committee provided their view on the process and offers received. The members of the LifeLock Board discussed various considerations raised by the two proposals, including, among other things, (1) the certainty and execution risks of the respective proposals, including the financing provisions included in Sponsor A-Sponsor B’s proposal; (2) likely timing for closing; and (3) the relative financing needs of Sponsor A-Sponsor B and Symantec. The LifeLock Board considered, in light of LifeLock’s request for best and final offers, (1) what each bidder had communicated regarding its ability or inability to increase its offer; (2) Goldman Sachs’ previous communications with each bidder; and (3) the risk to the process of potentially alienating one or both parties by requesting an increased proposal. The representatives of Wilson Sonsini noted that a definitive agreement for an acquisition would permit LifeLock to respond to unsolicited acquisition proposals and include the ability to accept a superior proposal, subject to payment of a termination fee. The LifeLock Board evaluated the two proposals and authorized the representatives of Goldman Sachs to contact Symantec and inform Symantec that if Symantec increased its offer to $24.00 per share in cash, then LifeLock would agree to negotiate exclusively with Symantec through the morning of November 21, 2016. The LifeLock Board also authorized Goldman Sachs to indicate to Sponsor A-Sponsor B that LifeLock was planning to enter into exclusive negotiations with another party.

Later on November 17, 2016, representatives of Goldman Sachs informed Sponsor A-Sponsor B that LifeLock was pursuing a transaction with another party. Representatives of Goldman Sachs then communicated the proposed price increase and exclusivity proposal to Symantec. Representatives of Goldman Sachs also described to Symantec various areas of concern with Symantec’s markup of the merger agreement, which would need to be negotiated. Symantec notified the representatives of Goldman Sachs that it would increase its proposal to $24.00 in cash per share if LifeLock would enter exclusivity that evening and work to execute a definitive agreement by November 20, 2016. Following this, representatives of Fenwick, on behalf of Symantec, negotiated an exclusivity agreement with representatives of Wilson Sonsini, on behalf of LifeLock. Later that evening, Symantec and LifeLock executed the exclusivity agreement, which among other things, prohibited LifeLock from soliciting alternative acquisition proposals, or engaging in negotiations with other parties regarding an alternative acquisition, until the morning of November 21, 2016.

From November 18, 2016, to November 20, 2016, representatives of Wilson Sonsini and Skadden, on behalf of LifeLock, and Fenwick, on behalf of Symantec, negotiated terms of the merger agreement, disclosure letter and the proposed support agreements. The principal issues that were the subject of negotiation included: (1) the termination fee payable by LifeLock, which was the subject of numerous proposals and counterproposals; (2) financing cooperation terms; (3) the outside date to satisfy regulatory approvals; and (4) employee retention matters. Also during this period, Symantec confirmed it was requesting support agreements from Ms. Schneider, Mr. Davis, Mr. Cowan and Bessemer Venture Partners, and these parties and their respective counsels negotiated the terms of the support agreements with Fenwick, on behalf of Symantec.

In the afternoon of November 20, 2016, the LifeLock Board met, with representatives of each of LifeLock management, Goldman Sachs, Wilson Sonsini and Skadden in attendance. The representatives of Wilson Sonsini discussed with the members of the LifeLock Board their fiduciary duties. The representatives of Goldman Sachs and Wilson Sonsini reviewed the terms of the merger agreement and Symantec’s proposal for an acquisition of LifeLock at $24.00 in cash per share, as well as the terms of the proposal that had been received from Sponsor A and Sponsor B. The representatives of Goldman Sachs reviewed with the members of the LifeLock Board Goldman Sachs’ financial analysis of the $24.00 per share cash consideration offered to LifeLock stockholders in the proposed merger. The representatives of Wilson Sonsini discussed the process to date, including the proposals that had been made by Sponsor A-Sponsor B and by Symantec. The representatives of Wilson Sonsini reported on negotiations with Symantec and described the principal terms of the proposed merger agreement. The members of the LifeLock Board discussed the process conducted, parties contacted, the negotiations with multiple parties and proposals received, as well as the likelihood that an additional extension of the process and additional negotiations could yield incremental value relative to the risk that such extension and additional negotiations could have on Symantec’s or Sponsor A-Sponsor B’s willingness to proceed. The members of the LifeLock Board discussed potential reasons for, and risks inherent in, entering into the merger agreement, including consideration of the factors described in the section of this proxy statement captioned “—Reasons for the Merger.” The members of the Strategic Committee reviewed with the LifeLock Board its process to date. Each member of the Strategic Committee provided his recommendation that LifeLock should accept Symantec’s proposal. The representatives of Goldman Sachs then rendered Goldman Sachs’ oral opinion to the LifeLock Board, which opinion was subsequently confirmed by delivery of a written opinion dated November 20, 2016, that, as of November 20, 2016, and based upon and subject to the various assumptions, considerations, limitations and other matters set forth therein, the per share merger consideration to be received by the holders of shares of common stock (other than Symantec or any affiliate of Symantec) pursuant to the merger agreement was fair from a financial point of view to such holders. For more information about Goldman Sachs’ opinion, see the section of this proxy statement captioned “—Fairness Opinion of Goldman, Sachs & Co.” After further discussion, the LifeLock Board unanimously (1) determined that it was in the best interests of LifeLock and its stockholders, and declared it advisable, to enter into the merger agreement and consummate the merger upon the terms and subject to the conditions set forth in the merger agreement; (2) approved the execution and delivery of the merger agreement by LifeLock, the performance by LifeLock of its covenants and other obligations in the merger agreement, and the consummation of the merger upon the terms and conditions set forth in the merger agreement; (3) directed that the adoption of the merger agreement be submitted to a vote at a meeting of the stockholders of LifeLock; and (4) resolved to recommend that LifeLock stockholders vote in favor of adoption of the merger agreement in accordance with the DGCL and the other proposals to be presented at the special meeting.

Later on November 20, 2016, the merger agreement was signed by LifeLock, Acquisition Sub and Symantec, and the support agreements were signed by Symantec and each of Ms. Schneider, Mr. Davis, Mr. Cowan and Bessemer Venture Partners. LifeLock and Symantec then issued a joint press release announcing the entry into the merger agreement.

On December 8, 2016, the LifeLock Board met, with representatives of each of LifeLock management, Goldman Sachs, Wilson Sonsini and Skadden in attendance. The representatives of Wilson Sonsini and Skadden discussed with the members of the LifeLock Board their fiduciary duties and the terms of the merger agreement, including the provisions regarding the LifeLock Board’s recommendation to stockholders. The representatives of Goldman Sachs advised the members of the LifeLock Board that a stock price used in the historical stock trading analysis and in the M&A premia analysis as the closing stock price of LifeLock on June 16, 2016, was not correct, but that had Goldman Sachs performed its financial analyses as of November 20, 2016, using the correct stock price (as described below under “Fairness Opinion of Goldman, Sachs & Co.” and reviewed with the LifeLock Board at such meeting), there would have been no change to the conclusion set forth in the written opinion of Goldman Sachs. The LifeLock Board then considered such confirmation from Goldman Sachs, any relevant developments since the execution of the merger agreement (concluding that there were no material developments) and the terms of the merger agreement. After deliberation, the LifeLock Board unanimously determined to authorize the filing of the preliminary proxy statement, including the recommendation to the stockholders to adopt the merger agreement as set forth herein.

Recommendation of the LifeLock Board and Reasons for the Merger

Recommendation of the LifeLock Board

The LifeLock Board has unanimously (1) determined that it is in the best interests of LifeLock and its stockholders, and declared it advisable, to enter into the merger agreement and consummate the merger upon the terms and subject to the conditions set forth in the merger agreement; (2) approved the execution and delivery of the merger agreement by LifeLock, the performance by LifeLock of its covenants and other obligations in the merger agreement, and the consummation of the merger upon the terms and conditions set forth in the merger agreement; (3) directed that the adoption of the merger agreement be submitted to a vote at the special meeting; and (4) resolved to recommend that the LifeLock stockholders vote in favor of the adoption of the merger agreement in accordance with the DGCL.

The LifeLock Board unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; (2) “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and (3) “FOR” the approval, on a non-binding, advisory basis, of compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger.

Reasons for the Merger

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the LifeLock Board consulted with the Strategic Committee, LifeLock management, its financial advisor and its outside legal advisors. In recommending that LifeLock stockholders vote in favor of adoption of the merger agreement, the LifeLock Board considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):

•	LifeLock’s competitive positioning and prospects as a standalone company;

•	LifeLock’s business operations and management;

•	LifeLock’s historical and projected financial performance, results of operation and financial prospects, including the risks associated with achieving the Forecasts;

•	the financial analysis presentation of Goldman Sachs, and the opinion of Goldman Sachs delivered to the LifeLock Board that, as of November 20, 2016, and based upon and subject to the factors and assumptions set forth therein, the $24.00 in cash per share of common stock to be paid to the holders (other than Symantec and its affiliates) of common stock pursuant to the merger agreement was fair from a financial point of view to such holders, as more fully described in the section of this proxy statement captioned “—Fairness Opinion of Goldman, Sachs & Co;”

•	the relationship of the per share merger consideration to the trading prices of the common stock, including that the per share merger consideration constituted a premium of approximately (1) 59.4% to the closing price of the common stock on June 16, 2016, the last trading day prior to the public filing by Elliott Associates, L.P. and certain affiliates that they had accumulated a significant minority interest in LifeLock; (2) 91.8% to the three-month volume weighted average price per share of common stock, which we refer to as the “VWAP,” for the period ending June 16, 2016; (3) 96.6% to the six-month VWAP for the period ending June 16, 2016; (4) 94.9% to the nine-month VWAP for the period ending June 16, 2016; and (5) 108.3% to the 12-month VWAP for the period ending June 16, 2016;

•	based on its review of the process conducted by the Strategic Committee and the LifeLock Board and negotiations with Symantec as well as the other parties participating in such process, the LifeLock Board’s belief that $24.00 per share in cash and the terms of the merger agreement offer the best value reasonably attainable for LifeLock stockholders;

•	that the all-cash merger consideration will provide certainty of value and liquidity to LifeLock stockholders, while eliminating the effect of long-term business and execution related risks;

•	the LifeLock Board’s view that the merger agreement was the product of arm’s-length negotiation and contained customary terms and conditions;

•	the terms of the merger agreement, including:

•	LifeLock’s ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding unsolicited acquisition proposals;

•	the LifeLock Board’s view that the terms of the merger agreement would be unlikely to deter third parties from making a superior proposal, including the merger agreement’s terms and conditions as they relate to the ability to make changes in the recommendation of the LifeLock Board (see the sections of this proxy statement captioned “The Merger Agreement—No Solicitation of Alternative Acquisition Offers” and “The Merger Agreement—The LifeLock Board’s Recommendation; Adverse Recommendation Change”);

•	LifeLock’s ability to terminate the merger agreement in order to accept an unsolicited superior proposal, subject to paying Symantec a termination fee of $87.5 million and complying with the other conditions of the merger agreement;

•	the LifeLock Board’s belief that the termination fee of $87.5 million, which is approximately 3.5% of LifeLock’s implied equity value in the merger, is reasonable, consistent with comparable transactions and not preclusive of other offers, especially in light of the comprehensive process conducted by the Strategic Committee and the LifeLock Board;

•	LifeLock’s entitlement to specific performance to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement, including the consummation of the merger in accordance with the terms of the merger agreement; and

•	that the consummation of the merger is not subject to any financing condition or limitation on damages for failure to close;

•	the requirement that the merger will only be consummated if the merger agreement is adopted by the holders of at least a majority of the outstanding shares of common stock;

•	the extensive process employed by the Strategic Committee and the LifeLock Board to identify potential acquirors of LifeLock, including contacting a broad range of companies and financial sponsors to assess their interest in a potential acquisition of LifeLock;

•	the following, each of which provided an opportunity for unsolicited proposals to be made for LifeLock:

•	the public filing by Elliott Associates, L.P. and certain affiliates that they had accumulated a significant minority interest in LifeLock and the subsequent filing encouraging LifeLock to undertake a strategic review process; and

•	publicly reported rumors of the sale process and the identity of LifeLock’s financial advisor;

•	that of the potential acquirors that submitted final proposals to acquire LifeLock, none made a final bid equal to or in excess of $24.00 per share of common stock;

•	the extensive, arm’s-length negotiations with Symantec and other interested parties, which, among other things, resulted in an increase in the merger consideration to $24.00 per share of common stock, an increase from Symantec’s original proposed merger consideration of $20.00 per share and Symantec’s November 16, 2016, proposal of $22.50 per share and a further increase from Symantec’s November 17, 2016, proposal of $23.80 per share;

•	the perceived risk of continuing as a standalone public company or pursuing other alternatives, including (1) the continuation of LifeLock’s business plan as an independent enterprise; (2) modifications to LifeLock’s strategy and product direction; and (3) potential expansion opportunities into new business lines through acquisitions and combinations of LifeLock with other businesses, in addition to other operating risks identified in LifeLock’s public filings with the SEC;

•	that the members of the Strategic Committee unanimously recommended the merger to the LifeLock Board;

•	the fact that LifeLock stockholders are entitled to appraisal rights under the DGCL; and

•	the LifeLock Board’s fiduciary duties in light of the foregoing.

The LifeLock Board also considered a number of uncertainties and risks concerning the merger, including the following (which factors are not necessarily presented in order of relative importance):

•	that LifeLock stockholders will not participate in any future earnings or growth of LifeLock and will not benefit from any appreciations in the value of LifeLock, including any appreciation in value that could be realized as a result of the combination of LifeLock with Symantec;

•	the risk that the merger might not be completed unless and until certain specified conditions are satisfied or waived (as more fully described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”);

•	the right of Symantec to terminate the merger agreement under certain circumstances (as more fully described in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement”);

•	the effect of the resulting public announcement of the termination of the merger agreement on the trading price of the common stock;

•	that under the terms of the merger agreement, LifeLock is unable to solicit other acquisition proposals during the pendency of the merger;

•	the restrictions on the conduct of LifeLock’s business prior to the consummation of the merger, including the requirement that LifeLock conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent LifeLock from undertaking business opportunities that may arise before the completion of the merger and that, absent the merger agreement, LifeLock might have pursued;

•	the requirement that LifeLock pay Symantec a termination fee of $87.5 million under certain circumstances following termination of the merger agreement, including if the LifeLock Board terminates the merger agreement to accept a superior offer;

•	the requirement that the merger will only be consummated if the merger agreement is adopted by the holders of at least a majority of the outstanding shares of common stock;

•	the significant costs involved in connection with entering into the merger agreement and completing the merger, and the substantial time and effort of LifeLock management required to complete the merger, which may disrupt LifeLock’s business operations;

•	that LifeLock’s business, sales operations and financial results could suffer in the event that the merger is not consummated;

•	that the completion of the merger will require antitrust clearance in the United States;

•	that LifeLock’s directors and officers may have interests in the merger that may be different from, or in addition to, those of other LifeLock’s stockholders (see the section of this proxy statement captioned “—Interests of LifeLock’s Directors and Executive Officers in the Merger”);

•	that the announcement and pendency of the merger, or the failure to complete the merger, may cause substantial harm to LifeLock’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), vendors, customers and other partners and may divert management and employees attention away from LifeLock’s day-to-day business operations; and

•	that receipt of the merger consideration will generally be a taxable transaction for U.S. federal income tax purposes, as more fully described in the section of this proxy statement captioned “—Material U.S. Federal Income Tax Consequences of the Merger.”

The foregoing discussion is not meant to be exhaustive, but summarizes the material factors considered by the LifeLock Board in its consideration of the merger. After considering these and other factors, the LifeLock Board concluded that the potential benefits of the merger outweighed the uncertainties and risks. In view of the variety of factors considered by the LifeLock Board and the complexity of these factors, the LifeLock Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the LifeLock Board applied his or her own business judgment to the process and may have assigned different weights to different factors. The LifeLock Board unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommends that LifeLock stockholders adopt the merger agreement based upon the totality of the information presented to and considered by the LifeLock Board.

Fairness Opinion of Goldman, Sachs & Co.

Goldman Sachs rendered its opinion to the LifeLock Board on November 20, 2016, which opinion was subsequently confirmed in a written opinion dated as of the same date, that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, the per share merger consideration to be paid to the holders (other than Symantec and its affiliates) of common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated November 20, 2016, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of the LifeLock Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of common stock should vote with respect to the merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of LifeLock for the four fiscal years ended December 31, 2015;

•	LifeLock’s Registration Statement on Form S-1, including the prospectus contained therein, dated September 27, 2012, relating to LifeLock’s initial public offering of common stock;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of LifeLock;

•	certain other communications from LifeLock to its stockholders;

•	certain publicly available research analyst reports for LifeLock; and

•	certain internal financial analyses and forecasts for LifeLock, inclusive of estimated net present value of standalone net operating losses, prepared by its management, summarized below in the section of this proxy statement captioned “—Financial Forecasts,” as approved for Goldman Sachs’ use by LifeLock, which are referred to in such section as the “Five-Year Forecasts.”

Goldman Sachs also held discussions with members of the senior management of LifeLock regarding their assessment of the past and current business operations, financial condition and future prospects of LifeLock; reviewed the reported price and trading activity for the common stock; compared certain financial and stock market information for LifeLock with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with LifeLock’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with LifeLock’s consent that the Five-Year Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of LifeLock. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of LifeLock or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs also assumed that the merger would be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of LifeLock to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to LifeLock; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Symantec and its affiliates) of common stock, as of the date of the opinion, of the per share merger consideration to be paid to such holders pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including, the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of LifeLock; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of LifeLock, or class of such persons, in connection with the merger, whether relative to the per share merger consideration to be paid to the holders (other than Symantec and its affiliates) of common stock pursuant to the merger agreement or otherwise. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the impact of the merger on the solvency or viability of LifeLock or Symantec or the ability of LifeLock or Symantec to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the LifeLock Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 18, 2016, the last trading day before the public announcement of the merger, and is not necessarily indicative of current market conditions.

Following Goldman Sachs’ presentation to the LifeLock Board on November 20, 2016, (which we refer to as the “November 20 Presentation”), Goldman Sachs determined, and notified LifeLock, on December 2, 2016, that the closing stock price of LifeLock on June 16, 2016, used in the historical stock trading analysis and in the M&A premia analysis was not correct. Goldman Sachs subsequently performed both such analyses, as of November 20, 2016, using the correct closing stock price of LifeLock on June 16, 2016 (which we refer to as the “Corrected Stock Price”) and delivered such analyses to LifeLock on December 6, 2016, and discussed such analyses with the members of the LifeLock Board at a meeting held on December 8, 2016. Such subsequent analyses performed by Goldman Sachs do not address any circumstances, developments or events occurring after November 20, 2016, which is the date of the written opinion of Goldman Sachs, and Goldman Sachs’ opinion set forth in its written opinion letter was provided only as of such date. Based upon and subject to the foregoing, Goldman Sachs confirmed to the LifeLock Board on December 6, 2016, and discussed its confirmation with the members of the LifeLock Board at a meeting held on December 8, 2016, that, had Goldman Sachs performed its financial analyses set forth in the presentation on November 20, 2016, using the Corrected Stock Price, there would have been no change to the conclusion set forth in the written opinion of Goldman Sachs that the per share merger consideration to be paid to the holders (other than Symantec and its affiliates) of common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

Historical Stock Trading Analysis

Goldman Sachs reviewed historical trading prices and volumes for shares of common stock. In addition, Goldman Sachs analyzed the consideration to be paid to holders of shares of common stock pursuant to the merger agreement in relation to (1) the closing price per share of common stock on November 18, 2016, the last trading day before the meeting of the LifeLock Board at which the LifeLock Board approved the merger; (2) the closing price per share of common stock on June 16, 2016, the last trading day prior to the public filing by Elliott and certain of its affiliates of a Statement of Beneficial Ownership on Schedule 13D with the SEC, which date we refer to as the “Pre-13D date;” (3) the VWAP for the preceding three-month, six-month, nine-month and 12-month periods ended on the Pre-13D date; (4) the high and low trading prices per share of common stock over the 52-week period ended November 18, 2016; and (5) the all-time high closing price per share of common stock on or prior to November 18, 2016.

This analysis indicated that the price per share to be paid to LifeLock stockholders pursuant to the merger agreement represented:

•	a premium of 15.7% based on the closing price per share of common stock of $20.75 on November 18, 2016, which was also the highest trading price per share of common stock over the 52-week period ended on November 18, 2016;

•	a premium of 59.4% based on the closing price per share of common stock on the Pre-13D date of $15.06;*

*	The November 20 Presentation stated that the price per share to be paid to the LifeLock stockholders pursuant to the merger agreement represented a premium of 83.1% based on the use of an incorrect closing price of $13.11 per share of common stock on the Pre-13D date.

•	a premium of 91.8% based on the VWAP for the three-month period ended on the Pre-13D date of $12.51;

•	a premium of 96.6% based on the VWAP for the six-month period ended on the Pre-13D date of $12.21;

•	a premium of 94.9% based on the VWAP for the nine-month period ended on the Pre-13D date of $12.32;

•	a premium of 108.3% based on the VWAP for the 12-month period ended on the Pre-13D date of $11.52;

•	a premium of 162.6% based on $9.14, the lowest trading price per share of common stock over the 52-week period ended November 18, 2016; and

•	a premium of 6.1% based on $22.62, the closing price per share of common stock on February 13, 2014, the all-time high closing price per share of common stock on or prior to November 18, 2016.

Illustrative Present Value of Future Share Price Analysis

Goldman Sachs performed illustrative analyses of the implied present value of the future price per share of common stock, which were designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of (1) LifeLock’s estimated forward free cash flow yield, which we refer to as the “Forward FCF Yield,” and an assumed price to Forward FCF Yield per share multiple and (2) LifeLock’s Enterprise Value (which is defined as the equity value, calculated using the number of fully diluted shares of common stock, as provided by management of LifeLock, plus total debt, less total cash and cash equivalents, and which we refer to as “EV”), as a one-year forward multiple of estimated future Adjusted EBITDA (which is defined in the section of this proxy statement captioned “—Financial Forecasts,” which multiple we refer to as the “Forward EV/EBITDA multiple”). For these analyses, Goldman Sachs used the Five-Year Forecasts for each of the fiscal years 2018 to 2021 and the number of fully diluted shares as of the end of each such year as set forth in the Five-Year Forecasts, in each case as provided to Goldman Sachs by the management of LifeLock. Goldman Sachs first calculated the implied future equity values per share of common stock at year-end for each of the fiscal years 2017 to 2020 using the forward free cash flow per share set forth in the Five-Year Forecasts for those years and then applying a Forward FCF Yield range of 6.6% to 9.9%. In addition, Goldman Sachs calculated implied future equity values per share of common stock at year-end for each of the fiscal years 2017 through 2020 using the next-12 month Adjusted EBITDA set forth in the Five-Year Forecasts for those years by applying Forward EV/EBITDA multiples ranging from 9.0x to 13.6x to the applicable next-twelve month Adjusted EBITDA as set forth in the Five-Year Forecasts. Goldman Sachs then, in each case, discounted the implied year-end 2017 to 2020 equity values back to September 30, 2016 using an illustrative discount rate of 10.0%, reflecting an estimate of LifeLock’s cost of equity. These analyses resulted in an illustrative range of implied present values per share of common stock of (1) $11.86 to $19.84 using the Forward FCF Yield method and (2) $12.25 to $26.20 using the Forward EV/EBITDA multiples.

Illustrative Discounted Cash Flow Analysis

Using the Five-Year Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on LifeLock. Using discount rates ranging from 7.50% to 8.50%, reflecting estimates of LifeLock’s weighted average cost of capital, Goldman Sachs discounted to present value as of September 30, 2016 (1) estimates of unlevered free cash flow for LifeLock for the fourth calendar quarter of 2016 and the fiscal years 2017 through 2021 as reflected in the Five-Year Forecasts and (2) a range of illustrative terminal values for LifeLock, which were calculated by applying perpetuity growth rates ranging from 2.50% to 3.50%, to a terminal year estimate of the free cash flow to be generated by LifeLock, as reflected in the Five-Year Forecasts. Goldman Sachs derived ranges of illustrative enterprise values for LifeLock by adding the ranges of present values it derived above and the present value of the net operating losses, as prepared by LifeLock’s management. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for LifeLock the amount by which LifeLock’s indebtedness exceeded its cash as of September 30, 2016, as provided by the management of LifeLock, to derive a range of illustrative equity values for LifeLock. Goldman Sachs then divided the range of illustrative equity values that it derived by the number of fully diluted outstanding shares of LifeLock, as provided by the management of LifeLock, to derive a range of illustrative present values per share ranging from $19.26 to $26.38.

Selected Historical Premia Analysis

Goldman Sachs reviewed and analyzed, using publicly available data, the average and median acquisition premia calculated using the closing trading prices per share one day, one week and four weeks prior to announcement, respectively, for all-cash acquisition transactions with disclosed transaction enterprise values between $1 billion and $5 billion from January 1, 2004 through November 18, 2016. The results of this analysis are set forth below:

Reference trading price date	Average Premium	Median Premium
1 day prior to announcement	32.2%	26.6%
1 week prior to announcement	33.6%	29.9%
4 weeks prior to announcement	38.5%	32.9%

In addition, Goldman Sachs reviewed and analyzed, using publicly available data, the acquisition premia represented by the trading price per share one day prior to the announcement of the transaction for the same set of transactions outlined above after they had been categorized according to the percentage of the 52-week high trading price represented by the closing trading price per share one day prior to the announcement of the transaction. The results of this analysis were as follows:

% of 52-week High Represented by Closing Trading Price One Day Prior to Announcement	Average One-Day Premia Paid
0-10%	(3.2)%
10-20%	181.4%
20-30%	38.5%
30-40%	121.4%
40-50%	48.6%
50-60%	20.0%
60-70%	54.7%
70-80%	26.5%
80-90%	25.0%
90-100%	17.7%

Goldman Sachs then applied an illustrative range of premia of 26.5%, representing the average one day premium paid for companies with closing trading prices one day prior to announcement that were 70 to 80% of their 52 week high, to 26.6%, representing the average premium paid over the closing price one day prior to announcement, to derive an illustrative range of implied values per share of common stock of $19.05 to $19.07. In the November 20 Presentation, due to the use of the incorrect closing stock price as of the Pre-13D date, this analysis used a range of premia of 26.6% to 54.7% (representing the average one day premium paid for companies with closing trading prices one day prior to announcement that were 60 to 70% of their 52 week high) and derived an illustrative range of implied values per share of common stock of $16.60 to $20.28.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman

Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to LifeLock or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to the LifeLock Board as to the fairness from a financial point of view of the per share merger consideration to be paid to the holders (other than Symantec and its affiliates) of common stock pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of LifeLock, Symantec, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The per share merger consideration was determined through arm’s-length negotiations between LifeLock and Symantec and was approved by the LifeLock Board. Goldman Sachs did not recommend any specific amount of consideration to LifeLock or the LifeLock Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.

As described above, Goldman Sachs’ opinion to the LifeLock Board was one of many factors taken into consideration by the LifeLock Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the LifeLock, Symantec, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the merger agreement. Goldman Sachs acted as financial advisor to LifeLock in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the merger agreement. During the two year period ended November 20, 2016, the Investment Banking Division of Goldman Sachs has not been engaged by LifeLock, Symantec or any of their respective affiliates to provide financial advisory or underwriting services for which Goldman Sachs has received compensation. Goldman Sachs may in the future provide investment banking services to LifeLock, Symantec and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

The LifeLock Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated July 13, 2016, LifeLock engaged Goldman Sachs to act as its financial advisor in connection with the merger. The engagement letter between LifeLock and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $24.5 million, $23.5 million of which is contingent upon consummation of the merger. In addition, LifeLock has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Financial Forecasts

LifeLock provided to Symantec, as part of the due diligence process, in September 2016, certain internal financial analyses and projections for 2016 through 2019 that LifeLock had prepared in July 2016, which we refer to as the “July Forecasts.” The July Forecasts were provided to other interested parties who were part of the strategic transaction exploration process. LifeLock does not publicly disclose these types of projections as a matter of course and they were shared with parties who had executed confidentiality agreements with LifeLock. In October 2016, LifeLock updated the July Forecasts solely to reflect LifeLock management’s updated view of LifeLock’s estimated fiscal year 2016 performance, which we refer to as the “October Revisions.” The October Revisions were provided to Symantec and the other remaining participants in the strategic transaction exploration process in late October 2016.

In addition, based on certain estimates and assumptions of LifeLock management, for purposes of assisting Goldman Sachs with its financial analysis, the LifeLock Board also reviewed, and LifeLock approved for Goldman Sachs’ use, projected financial information for the period from 2020 to 2021 extrapolated from the forecasts for the period 2016 through 2019. We refer to the projected financial information for the period from 2020 to 2021 extrapolated from the July Forecasts as the “Additional Two-Year Forecasts.” We refer to the July Forecasts, as updated by the October Revisions, together with the Additional Two-Year Forecasts, as the “Five-Year Forecasts.” We refer to the July Forecasts and the October Revisions, together with the Additional Two-Year Forecasts, collectively as the “Forecasts.”

The Forecasts were not prepared for purpose of public disclosure and are included in this proxy statement only because (1) the July Forecasts and the October Revisions were made available to Symantec and its lenders in connection with the due diligence review of LifeLock as outlined above; (2) the Five-Year Forecasts were made available to Goldman Sachs for use in connection with its financial analysis as described in the section of this proxy statement captioned “—Fairness Opinion of Goldman, Sachs & Co.” and (3) the Forecasts (including the Additional Two-Year Forecasts) were made available to the LifeLock Board in connection with their consideration of a potential acquisition of LifeLock. The Forecasts were not prepared with a view to compliance with (1) generally accepted accounting principles as applied in the United States, which we refer to as “GAAP;” (2) the published guidelines of the SEC regarding projections and forward-looking statements; or (3) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Forecasts included in this proxy statement were not prepared by, and are not the responsibility of, Ernst & Young LLP, our independent registered public accounting firm. Furthermore, Ernst & Young LLP has not examined, reviewed, compiled or otherwise applied procedures to the Forecasts and, accordingly, assumes no responsibility for, and expresses no opinion or any other form of assurance on, them. The Ernst & Young LLP report incorporated by reference in this proxy statement relates to our historical financial information. It does not extend to prospective financial information and should not be read to do so.

Although the Forecasts are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by LifeLock management that they believed were reasonable at the time the Forecasts were prepared, taking into account the relevant information available to LifeLock management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Forecasts not to be achieved include (1) general economic conditions; (2) LifeLock’s ability to achieve forecasted revenue; (3) the accuracy of certain accounting assumptions; (4) changes in actual or projected cash flows; (5) competitive pressures; and (6) changes in tax laws. In addition, the Forecasts do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Forecasts will be realized, and actual results may be materially better or worse than those contained in the Forecasts. The inclusion of the Forecasts in this proxy statement should not be regarded as an indication that the LifeLock Board, LifeLock or any other recipient of this information considered, or now considers, the Forecasts to be predictive of actual future results, or that the Forecasts are material. The Forecasts were not prepared for public disclosure and are not included in this proxy statement in order to induce any stockholder to vote in favor of the adoption of the merger agreement or any of the other proposals to be voted on at the special meeting. LifeLock does not intend to update or otherwise revise the Forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Forecasts are shown to be in error or no longer appropriate. In light of the foregoing factors and the uncertainties inherent in the Forecasts, LifeLock stockholders are cautioned not to rely on the projections included in this proxy statement and LifeLock may not achieve the Forecasts whether or not the merger is completed.

As referred to below, “Adjusted EBITDA” is a financial measure commonly used in the technology industry but is not defined under GAAP. We calculate Adjusted EBITDA as net income (loss) before depreciation and amortization, stock-based compensation, interest expense, interest income, other income (expense), income tax (benefit) expense, and acquisition related expenses, when applicable. For fiscal year 2016, we have also excluded from Adjusted EBITDA expenses related to the FTC litigation and the impact of a legal reserve for the settlement of a stockholder derivative lawsuit. We believe that the exclusion of certain items of income and expense from net income (loss) in calculating Adjusted EBITDA is useful because the amount of such income or expense may not directly correlate to the underlying operational performance of our business and/or such income and expense can vary significantly between periods.

We define “Free Cash Flow” as net cash provided by operating activities less net cash used in investing activities for acquisitions of property and equipment. For fiscal year 2016, we have added back cash paid for expenses related to the FTC litigation and the impact of a legal reserve for the settlement of a shareholder derivative lawsuit to net cash provided by operating activities.

We included Adjusted EBITDA and Free Cash Flow because they are key measures we used to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses and cash flows in calculating Adjusted EBITDA and Free Cash Flow can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA is a key financial measure used in determining management’s incentive compensation.

Although Adjusted EBITDA and Free Cash Flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures. Further, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

Forecasts

(in millions)	July Forecasts 2016E	October Revisions 2016E		2017E	2018E	2019E	2020E	2021E
Revenue	$666	$668		$743	$832	$938	$1,060	$1,200
Gross Profit	$516	$517	(1)	$589	$664	$754	$862	$986
Adjusted EBITDA	$86	$90		$100	$118	$152	$200	$264
Free Cash Flow	$87	$86		$113	$133	$153	$171	$216
Unlevered Free Cash Flow(2)	$39	$14		$61	$71	$90	$116	$155

(1)	This figure was calculated in accordance with GAAP and was the figure presented to the LifeLock Board. The October Revisions provided to Symantec reflected a non-GAAP adjusted gross margin of $523 million, which was calculated by adding expenses for stock-based compensation and depreciation back to gross profit as calculated in accordance with GAAP.
(2)	LifeLock estimated the net present value of standalone net operating losses to be $77 million.

Reconciliation of Adjusted EBITDA to Net Income

The Forecasts include a forecast of our Adjusted EBITDA. A reconciliation of the differences between Adjusted EBITDA and net income, a financial measurement prepared in accordance with GAAP, is set forth below.

(in millions) (totals may not add due to rounding)	July Forecasts 2016E	October Revisions 2016E	2017E	2018E	2019E	2020E	2021E
Reconciliation of Adjusted EBITDA to Net Income
Net Income	$15	$15	$26	$34	$54	$79	$114
Depreciation and amortization	22	22	20	20	16	15	15
Income tax (benefit) expense	10	9	17	23	36	53	76
Share-based compensation	34	34	37	42	47	53	60
FTC Litigation Expense and legal settlements	6	10	—	—	—	—	—

Adjusted EBITDA	$86	$90	$100	$118	$152	$200	$264

Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities

The Forecasts include a forecast of our Free Cash Flow. A reconciliation of the differences between Free Cash Flow and Net Cash Provided by Operating Activities, a financial measurement prepared in accordance with GAAP, is set forth below.

(in millions) (totals may not add due to rounding)	July Forecasts 2016E	October Revisions 2016E	2017E	2018E	2019E	2020E	2021E
Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$100	$77	$126	$147	$168	$185	$230
Acquisitions of property and equipment	(24)	(18)	(13)	(14)	(14)	(15)	(15)
Payments for FTC litigation and legal settlements	11	27	—	—	—	—	—

Free cash flow	87	86	113	133	153	171	216

Reconciliation of Unlevered Free Cash Flow to Net Income

A reconciliation of the differences between Unlevered Free Cash Flow and Net Income, a financial measurement prepared in accordance with GAAP, is set forth below.

(in millions) (totals may not add due to rounding)	July Forecasts 2016E	October Revisions 2016E	2017E	2018E	2019E	2020E	2021E
Reconciliation of Unlevered Free Cash Flow to Net Income
Net Income	$15	$15	$26	$34	$54	$79	$114
Depreciation and amortization	22	22	20	20	16	15	15
Acquisitions of property and equipment	(24)	(18)	(13)	(14)	(14)	(15)	(15)
Changes in net working capital	25	(5)	29	32	35	37	41

Unlevered Free Cash Flow	$39	$14	$61	$71	$90	$116	$155

Interests of LifeLock’s Directors and Executive Officers in the Merger

When considering the recommendation of the LifeLock Board that you vote to approve the adoption of the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of LifeLock stockholders generally, as more fully described below. The LifeLock Board was aware of and considered these interests to the extent that they existed at the time, among other matters, in approving the merger agreement and the merger and recommending that the merger agreement be adopted by LifeLock stockholders. This section discusses such interests as held by each of (1) our non-employee directors, consisting of Gary Briggs, David Cowan, Roy Guthrie, Albert Pimentel, Thomas J. Ridge and Jaynie Miller Studenmund, and (2) individuals who serve or have served as our executive officers, including named executive officers of LifeLock specified in the annual proxy statement of LifeLock filed on March 24, 2016, consisting of Todd Davis, Hilary Schneider, Doug Jeffries, Sharon Segev, Ty Shay, Chris Power and Ramakrishna (Schwark) Satyavolu. Messrs. Power’s and Satyavolu’s service with us ended in October 2016 and September 2016, respectively. Solely for purposes of this section of this proxy, references to executive officers include each of these individuals.

Insurance and Indemnification of Directors and Executive Officers

The merger agreement provides that the surviving corporation and its subsidiaries will (and Symantec and its subsidiaries will cause the surviving corporation to) honor and fulfill, in all respects to the extent permitted under applicable law the obligations of LifeLock and its subsidiaries pursuant to any indemnification agreements between LifeLock, on the one hand, and any of their respective current or former directors, officers or employees of LifeLock, on the other hand. In addition, the merger agreement provides that, during the six year period commencing at the effective time of the merger, the surviving corporation will (and Symantec will cause the surviving corporation to) indemnify and hold harmless each current or former director, officer or employee of LifeLock or its subsidiaries, to the fullest extent permitted by law, for acts and omissions in such capacity as well as legal proceedings relating to the merger. Prior to the closing of the merger, LifeLock will be permitted to purchase, or after the closing Symantec will cause the surviving corporation to maintain, a “tail” policy to its directors’ and officers’ insurance policies prior to the effective time of the merger, provided that the annual premium for such insurance does not exceed 300% of the aggregate annual premiums currently paid by LifeLock. For more information, see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”

Post-Closing Employee Benefits

From and for a period of one year after the effective time of the merger, Symantec has agreed that each continuing employee’s aggregate cash compensation, including base salary and target incentive compensation opportunity, payable to him or her will not be reduced and has agreed to either (1) maintain for the benefit of each continuing employee LifeLock’s benefit plans (other than the opportunity to participate in equity-based benefits, cash incentive, bonus, severance and, subject to the merger agreement, individual employment agreements, which existing plans and agreements will be governed by and may only be amended according to their respective terms) at benefit levels that are substantially equivalent to those in effect at LifeLock on the date of the merger agreement, and provide compensation and benefits to each continuing employee pursuant to such benefit plans; (2) provide benefits to each continuing employee that, taken as a whole, are substantially equivalent to those benefits provided to similarly situated employees of Symantec; or (3) provide some combination of LifeLock and Symantec benefit plans such that each continuing employee receives benefits that, taken as a whole, in any case with respect to clauses (1) through (3), are in the aggregate substantially equivalent to those benefits provided to similarly situated employees of Symantec. Additionally, for a period of one year following the effective time of the merger, Symantec has agreed to provide severance benefits that are substantially equivalent to those benefits provided to similarly situated employees of Symantec and its affiliates. For more information, see the section of this proxy statement captioned “The Merger Agreement—Employee Benefits.”

Treatment of Equity-Based Awards

The discussion below describes the treatment of LifeLock’s outstanding equity awards under the merger agreement. Any cash payments with respect to LifeLock equity awards described below will be subject to any applicable tax withholdings and unless otherwise noted below, will be made shortly following the effective time.

Treatment of Stock Options

As of November 15, 2016, there were 374,111 shares of common stock subject to outstanding options held by our non-employee directors and 3,947,083 shares of common stock subject to outstanding options held by our executive officers. At the effective time of the merger, except with respect to any options to purchase shares of common stock held by non-employee directors, (a) the portion of each option to purchase shares of common stock, including those pursuant to the LifeLock Stock Plans but not the ESPP, that is outstanding and unexercised immediately before the effective time of the merger and that is vested as of the effective time of the merger and (b) any portion of an option to purchase common stock, including pursuant to the LifeLock Stock Plans but not the ESPP, that is outstanding and unexercised immediately before the effective time of the merger that by its terms accelerates vesting in connection with the holder of such option ceasing, before, upon, or immediately after the effective time of the merger, to be a service provider of LifeLock or its subsidiaries, which service providers we collectively refer to as terminated service providers and which options we collectively refer to as the vested options, will be cancelled and automatically converted into the right to receive cash amount(s), without interest, equal to the product obtained by multiplying (1) the total number of shares of common stock issuable upon exercise in full of such vested option by (2) the excess, if any, of the per share merger consideration, over the applicable per share exercise price of such cancelled vested option.

At the effective time of the merger, except with respect to options to purchase shares of common stock held by a non-employee director, the portion of each option to purchase shares of common stock, including those pursuant to the LifeLock Stock Plans but not the ESPP, that is outstanding immediately before and at the effective time of the merger, that is unvested, unexercised and held by a LifeLock service provider at the effective time of the merger, which we refer to as the “unvested options,” will be assumed by Symantec and automatically converted into an option to acquire Symantec common stock, on the same terms and conditions applicable to the unvested option immediately before the effective time of the merger, including the term, exercisability, and vesting schedule, provided that the number of shares of Symantec common stock subject to the option and the per share exercise price will be adjusted, which we refer to as “assumed options.” Each assumed option will cover a number of shares of Symantec common stock equal to the number of shares of common stock that were subject to the unvested option immediately before the effective time of the merger multiplied by an exchange ratio, with the resulting number rounded down to the nearest whole share. The per share exercise price for each assumed option will equal the per share exercise price for the unvested option immediately before the effective time of the merger, divided by the exchange ratio, with the resulting number rounded up to the nearest whole cent. The assumed options also remain subject to any applicable provisions under the LifeLock Stock Plan under which the award was granted or any stock option, employment, change of control, or other plan or agreement between the holder of the assumed option and LifeLock.

In addition, certain executive officers are eligible to receive accelerated vesting of up to 100% of the remaining unvested portion of certain stock options under his or her employment agreement or the LifeLock, Inc. Severance Plan, as amended, which we refer to as the “severance plan,” as applicable, in connection with an involuntary termination of employment other than for cause or if the executive officer’s service is constructively terminated, each during a time frame that begins a specified period before and ends a specified period after the effective time of the merger, as described in more detail in the section of this proxy statement captioned “—Interests of LifeLock’s Directors and Executive Officers in the Merger—Payments upon Change in Control or Termination in Connection with Change in Control.”

At the effective time of the merger, each option to purchase shares of common stock outstanding as of immediately before the effective time of the merger, whether vested or unvested, that is held by an individual who is a non-employee director as of the closing date of the merger and is outstanding as of immediately before the effective time of the merger, which we refer to as a “director option,” will be cancelled and automatically converted into the right to receive cash amount(s), without interest and subject to any required tax withholdings, equal to the total number of shares of common stock issuable upon exercise in full of such option multiplied by the excess, if any, of the per share merger consideration over the applicable per share exercise price of such cancelled option.

Treatment of RSUs

As of November 15, 2016, there were 73,012 shares of common stock subject to outstanding restricted stock unit awards held by our non-employee directors and 537,180 shares of common stock subject to outstanding restricted stock unit awards held by our executive officers.

At the effective time of the merger, except with respect to any restricted stock units covering shares of common stock held by non-employee directors, (1) the portion of each RSU outstanding and unsettled immediately before the effective time of the merger that is vested as of the effective time of the merger; and (2) any portion of an RSU that by its terms accelerates vesting that is held by a terminated service provider, which RSUs we refer to as the vested RSUs, will be cancelled and automatically converted into the right to receive cash amount(s), without interest and subject to any required tax withholdings, equal to the total number of shares of common stock subject to the vested RSU multiplied by the per share merger consideration.

At the effective time of the merger, except with respect to any RSU held by a non-employee director, each unvested RSU will be assumed by Symantec and automatically converted into an assumed RSU. Each assumed RSU will cover a number of shares of Symantec common stock equal to the number of shares of common stock subject to the unvested RSU immediately before the effective time of the merger, multiplied by the exchange ratio, with the resulting number rounded down to the nearest whole share. The assumed RSUs also remain subject to any applicable provisions under the LifeLock Stock Plan under which the award was granted or any restricted stock unit, employment, change of control or other plan or agreement between the holder of the assumed RSU and LifeLock.

In addition, certain executive officers are eligible to receive accelerated vesting of up to 100% of the remaining unvested portion of certain RSUs under his or her employment agreement or the severance plan, as applicable, in connection with an involuntary termination of employment other than for cause or if the executive officer is constructively terminated, each during a time frame that begins a specified period before and ends a specified period after the merger, as described in more detail in the section of this proxy statement captioned “—Interests of LifeLock’s Directors and Executive Officers in the Merger—Payments upon Change in Control or Termination in Connection with Change in Control.”

At the effective time of the merger, each director RSU will be cancelled and automatically converted into the right to receive cash amount(s), without interest, equal to the total number of shares of common stock subject to the RSU multiplied by the per share merger consideration.

Treatment of Restricted Stock

As of November 15, 2016, there were no shares of common stock subject to time-based RSAs held by our non-employee directors and 458,293 shares of common stock subject to time-based RSAs held by our executive officers, excluding PRSAs. At the effective time of the merger, each share of common stock subject to an RSA that is outstanding as of immediately before the effective time of the merger will be cancelled and automatically converted into the right to receive a cash amount, without interest and subject to any required tax withholdings, equal to the per share merger consideration. Such cash payment will be retained by Symantec and will become payable only upon the occurrence of the date that such RSAs would have become vested under the vesting schedule in place for such RSAs immediately before or at the effective time of the merger (subject to the restrictions and other terms of such vesting schedule and giving effect to any applicable agreement between the holder of such RSAs and Symantec).

In addition, certain executive officers are eligible to receive accelerated vesting of up to 100% of certain RSAs under his or her employment agreement or the severance plan, as applicable, in connection with an involuntary termination of employment other than for cause or if the executive officer is constructively terminated, each during a time frame that begins a specified period before and ends a specified period after the merger, as described in more detail in the section of this proxy statement captioned “—Interests of LifeLock’s Directors and Executive Officers in the Merger—Payments upon Change in Control or Termination in Connection with Change in Control.”

Treatment of PRSAs

As of November 15, 2016, there were 76,922 shares of common stock subject to an outstanding PRSA (measured at the target number of shares, or 115,384 at the maximum number of shares but subject to a cap of 99,998 shares upon the closing of the merger) held by Ms. Schneider. None of the other executive officers or non-employee directors of LifeLock hold any PRSAs.

Ms. Schneider’s PRSA is subject to the following performance metrics: (1) a total of 23,076 shares of common stock (calculated at the target level) are subject to achievement of a specified goal relating to total shareholder return, which we refer to as the “TSR goal,” measured over a 2-year performance period scheduled to end in February 2018; (2) a total of 23,076 shares of common stock (calculated at the target level) are subject to achievement of a specified TSR goal measured over a 3-year performance period scheduled to end in February 2019; (3) a total of 15,385 shares of common stock (calculated at the target level) are subject to goals relating to the achievement of LifeLock’s annual revenue achievement over LifeLock’s 2017 fiscal year (and certain other performance goals); and (4) a total of 15,385 shares of common stock (calculated at the target level) are subject to goals relating to the achievement of LifeLock’s annual revenue achievement over LifeLock’s 2018 fiscal year (and certain other performance goals).

The merger agreement provides that at the effective time of the merger, any PRSAs will be treated in accordance with the award agreement, as amended, governing the PRSA and any employment, change of control, or other plan or agreement between the holder of the PRSA and LifeLock.

PRSAs Subject to TSR Goals. Ms. Schneider’s PRSA agreement, as amended, provides that if Ms. Schneider remains an employee of LifeLock through the closing of the merger, any ongoing performance period under the PRSA that is subject to the TSR goal (which goal compares the TSR of LifeLock to the companies that comprise the NASDAQ Composite Index) will be shortened so that each applicable performance period will end on the date of the change in control. The extent of achievement of the TSR goal will be measured with respect to the shortened performance period, as certified by the Compensation Committee of the LifeLock Board. The Compensation Committee of the LifeLock Board will certify LifeLock’s TSR percentile rank as compared to the companies comprising the NASDAQ Composite Index and a specified number of shares of common stock (if any) will become eligible to vest based on such performance, which shares we refer to as the “Eligible PRSAs.” In addition, on such date of certification, a number of the Eligible PRSAs prorated based on the portion of the performance period that was completed through the change in control compared to the original length of the 2- or 3-year performance period, as applicable, which we refer to as the “Prorated PRSAs,” will be subject to accelerated vesting. The remaining Eligible PRSAs that do not so vest will be converted into time-based RSAs and will be scheduled to vest in equal installments on a calendar quarter basis over the remainder of the original applicable performance period, subject to Ms. Schneider remaining an employee through each respective vesting date. If a change in control occurs while Ms. Schneider is an employee (or if Ms. Schneider is an employee during the three month period preceding a change in control, as described below), any Eligible PRSAs that are not Prorated PRSAs will be eligible for accelerated vesting upon certain terminations of employment to the extent provided in Ms. Schneider’s employment agreement with LifeLock, as described in more detail in the section of this proxy statement captioned “—Interests of LifeLock’s Directors and Executive Officers in the Merger—Payments upon Change in Control or Termination in Connection with Change in Control.”

PRSAs Subject to Revenue Goals. Ms. Schneider’s PRSA agreement, as amended, also provides that if Ms. Schneider remains an employee of LifeLock through the closing date of the merger and in light of the anticipated termination of employment of Ms. Schneider upon the closing of the merger, the target number of shares subject to the performance goals that are based on the achievement of LifeLock’s annual revenue for each of the 2017 and 2018 fiscal years under the PRSA, which is a total of 30,770 shares of common stock, will become vested as of the closing of the merger.

Each share of common stock subject to any Prorated PRSAs will be converted at the effective time of the merger into the right to receive a cash payment of the per share merger consideration and each share of common stock subject to an Eligible PRSA that remains unvested and outstanding immediately before the effective time of the merger will be treated in the same manner as the time-based RSAs, as described under the section of this proxy statement captioned “—Interests of LifeLock’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards—Treatment of RSAs.”

Deferred RSUs

Each of our non-employee directors was eligible to defer payment of shares issuable to them upon the vesting of RSUs that were granted to him or her on May 5, 2016, referred to as the “May 2016 RSUs,” until the earlier of a date selected by the director or the director’s cessation of service on the LifeLock Board (and service to LifeLock in general). If such an election was made, the vested shares subject to the May 2016 RSUs will be paid to the director and be taxable to the director in the year specified by the director or the year the director ceases to be a member of the LifeLock Board, as elected by the director, unless a change in control of LifeLock occurs earlier (which the merger will constitute), in which case the RSUs will be paid in connection with the change in control. Accordingly, any shares that were so deferred under the May 2016 RSUs will become payable as a result of the closing of the merger and will be converted at the effective time into the right to receive a cash payment of the per share merger consideration.

Equity Interests of LifeLock’s Executive Officers and Non-employee Directors

The following table sets forth the number of shares of common stock and the number of shares of common stock underlying equity awards held by each of LifeLock’s executive officers and non-employee directors outstanding as of the closing of the merger, assuming that such closing occurs on February 1, 2017. Except as noted below, the numbers do not forecast any future grants, exercises or forfeitures that may occur between November 15, 2016, and February 1, 2017, and the forecasts of the number of shares and equity awards that will be outstanding on February 1, 2017, are based on the shares and equity awards held as of November 15, 2016, with the vesting of such awards updated as of February 1, 2017.

The table also sets forth the values of these shares and equity awards based on the per share merger consideration (minus any applicable per share exercise price with respect to options).

Equity Interests of LifeLock’s Executive Officers and Non-employee Directors
Name	Number of Shares (#)(1)	Value of Shares ($)	Number of Shares Subject to Vested Options (#)(2)	Value of Vested Options ($)	Number of Shares Subject to Unvested Options (#)(3)	Value of Unvested Options ($)	Number of Shares Subject to RSUs (#)(4)	Value of RSUs ($)	Number of RSAs (including PRSA) (#)(5)	Value of RSAs (including PRSA) ($)	Total Value ($)
Non-Employee Directors
Gary Briggs	20,336	488,064	47,000	552,720	0	0	13,275	318,600	0	0	1,359,384
David Cowan	578,802	13,891,248	47,000	705,000	0	0	13,275	318,600	0	0	14,914,848
Roy Guthrie	36,086	866,064	47,000	705,000	0	0	13,275	318,600	0	0	1,889,664
Albert Pimentel	36,086	866,064	100,000	1,903,000	0	0	13,275	318,600	0	0	3,087,664
Gov. Tom Ridge	32,224	773,376	83,111	1,546,165	0	0	6,637	159,288	0	0	2,478,829
Jaynie Miller Studenmund	10,578	253,872	20,840	178,807	29,160	250,193	13,275	318,600	0	0	1,001,472

Executive Officers
Todd Davis	753,353	18,080,472	1,375,082	22,838,550	161,918	1,386,015	201,231	4,829,544	13,020	312,480	47,447,061
Hilary Schneider	120,306	2,887,344	810,247	10,657,352	666,705	8,550,064	169,731	4,073,544	339,418	8,146,032	34,314,336
Doug Jeffries	5,000	120,000	0	0	222,532	2,031,557	0	0	106,351	2,552,424	4,703,981
Sharon Segev	0	0	0	0	123,342	1,398,651	0	0	64,949	1,558,776	2,957,427
Ty Shay	62,976	1,511,424	58,835	876,042	136,702	2,013,395	112,500	2,700,000	29,666	711,984	7,812,845
Chris Power	438,170	10,516,080	0	0	0	0	0	0	0	0	10,516,080
Schwark Satyavolu	73,332	1,759,968	0	0	0	0	0	0	0	0	1,759,968

(1)	Includes the number of shares of common stock directly held by the individual as of November 15, 2016, plus the number of shares of common stock that are subject to RSUs that are scheduled to vest and be settled, and RSAs that are scheduled to vest, between the date of the merger agreement and February 1, 2017. The options held by Mr. Power are scheduled to expire before February 1, 2017, if not exercised prior to such date, and have a per share exercise price less than the per share merger consideration. Accordingly, such options are assumed to be exercised in full prior to their expiration, and the exercised option shares are reflected in this column. However, the amounts do not take into account any shares of common stock that may be used to satisfy any tax withholding obligations with respect to any equity awards. The number of shares shown does not include shares that the executive officer may purchase after the date of the merger agreement under the ESPP. The number of shares held by Mr. Cowan also includes (1) 153,413 shares held by Cowan Family Trust UDT dated 10-17-02; and (2) 389,303 shares held by David Cowan Partners II, a Delaware Multiple Series Limited Partnership (Series A). The number of shares held by Mr. Davis also includes 633,923 shares held by the 2010 Todd Davis Trust. For additional information regarding the beneficial ownership of common stock, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management” below.
(2)	Includes the number of vested shares of common stock subject to LifeLock stock options that are expected to be held by the individual on February 1, 2017. Such vested options will be cancelled at the effective time in exchange for the right to receive cash with respect to such cancelled options.

(3)	Includes the number of unvested shares of common stock subject to LifeLock stock options that are expected to be held by the individual on February 1, 2017. Such unvested options held by the executive officers will be assumed by Symantec at the effective time and such unvested options held by non-employee directors will be cancelled at the effective time in exchange for the right to receive cash with respect to such cancelled options.
(4)	Includes the number of shares of common stock subject to restricted stock units expected to be held by the individual on February 1, 2017, including any vested shares of common stock subject to restricted stock units that are expected not to have been settled by February 1, 2017 (including any vested shares that were deferred under the May 2016 RSUs). Six thousand six hundred thirty-eight shares of common stock underlying the restricted stock units held by each of the non-employee directors other than Mr. Ridge will have become vested before February 1, 2017, but not yet settled as of such date. Each RSU held by a non-employee director and any vested RSUs held by the executive officers will be cancelled at the effective time in exchange for a cash payment, on a per share basis, equal to the per share merger consideration ($24.00), subject to any applicable tax withholdings. Any unvested RSUs held by executive officers will be assumed by Symantec at the effective time of the merger agreement. Any RSUs that are scheduled to vest and be settled prior to February 1, 2017, are not included in this column and instead are included in the “Number of Shares” column.
(5)	Includes the number of shares of common stock subject to RSAs that are expected to be held by the individual on February 1, 2017, including the PRSA held by Ms. Schneider. Any RSAs that are scheduled to vest by February 1, 2017, are not included in this column and instead are included in the “Number of Shares” column. Each RSA will be converted into the right to receive a cash payment, on a per share basis, equal to the per share merger consideration ($24.00), subject to any applicable tax withholdings, paid upon and subject to the original vesting schedule applicable to such RSAs.

Includes 99,998 shares of common stock subject to the PRSA held by Ms. Schneider, assuming (i) achievement of the TSR goals at the maximum levels, resulting in 69,228 shares of common stock subject to the PRSA that are subject to such TSR goals could become eligible to vest, with 26,442 of such shares could vest at the effective time of the merger upon certification of performance against the TSR goals and 42,786 of such shares could convert into time-based RSAs, and (ii) the target number of shares of common stock subject to the PRSA that is subject to the achievement of performance goals relating to LifeLock’s revenue for LifeLock’s fiscal years 2017 and 2018 vesting as of the closing of the merger, resulting in 30,770 shares of common stock vesting with respect to such portion of the PRSA. Each share subject to the PRSA that is vested as of the closing of the merger will be converted into the right to receive a cash payment, on a per share basis, equal to the per share merger consideration ($24.00), subject to any applicable tax withholdings. Each share subject to the PRSA that converts to a time-based RSA that has not vested as of the closing of the merger will be converted into the right to receive a cash payment, on a per share basis, equal to the per share merger consideration ($24.00), subject to any applicable tax withholdings, paid upon and subject to the vesting schedule applicable to such shares.

Payments Upon Change in Control or Termination in Connection with Change in Control

Hilary Schneider, Todd Davis, Douglas Jeffries, and Sharon Segev

We entered into employment agreements, as amended, with each of Hilary Schneider, Todd Davis, Douglas Jeffries, and Sharon Segev, which we refer to as the “executive agreements.”

Each executive agreement provides for certain severance benefits in the event that the applicable executive officer’s employment is terminated by us without “cause” or the applicable executive officer terminates his or her employment due to a “constructive termination” (as each is defined in the applicable executive agreement and described generally below). In such an event, Ms. Schneider, Mr. Davis, Mr. Jeffries, and Ms. Segev, respectively, subject to an effective release in our favor, will receive continuing, monthly payments of the executive officer’s base salary as in effect on the date of termination of his or her employment (referred to as “salary severance”) and a lump sum cash payment, generally payable on the first payroll date following the effectiveness of the release of claims as described further below, based on a multiple of the monthly COBRA premium that would be necessary to continue group insurance coverage under our plans (referred to as the “COBRA premium”) in the following amounts: for Ms. Schneider, 18 months of salary severance and 36 times her COBRA premium for Mr. Davis, 18 months of salary severance and 36 times his COBRA premium for Mr. Jeffries, 12 months of salary severance and 24 times his COBRA premium and for Ms. Segev, 12 months of salary severance and 24 times her COBRA premium.

Each executive agreement further provides that, in the event that, during the period beginning 3 months prior to our “change in control” (as defined in the employment agreements, described generally below, and which the merger constitutes), and ending 18 months following such change in control, which period we refer to as “change in control period,” the applicable executive officer’s employment is terminated by us without cause or the applicable executive officer terminates his or her employment due to a constructive termination, then, subject to an effective release in our favor, in addition to the payments described above, the applicable executive officer will receive 100% of his or her annualized target bonus under the applicable bonus plan for the performance period in which the employment termination occurs or, with respect to Ms. Schneider, Mr. Jeffries and Ms. Segev, if greater, the target bonus in effect for the performance period in which our change in control occurs, with such payment to be made generally on the first payroll date following the effectiveness of the release of claims. In addition, we have from time to time granted Ms. Schneider, Mr. Davis, Mr. Jeffries, and Ms. Segev, individually, equity awards under the LifeLock Stock Plans. Each of the executive agreements provides that if we terminate the employment of the executive officer without cause or the executive officer terminates his or her employment due to a constructive termination during the change in control period, then, subject to an effective release in our favor, his or her unvested and outstanding time-based equity awards (including, for Ms. Schneider, any PRSAs that have been converted into time-based RSAs) will become 100% vested (and fully exercisable, as applicable).

With respect to Ms. Segev, assuming that the closing of the merger occurs on February 1, 2017, and as of the same date, her employment is terminated under circumstances that would entitle her to severance payments under her executive agreement, the cash-based severance and COBRA premium benefits described above would include: $350,000 of salary severance, $175,000 in target bonus severance, $36,667 of COBRA premium severance and acceleration of all unvested equity awards held by Ms. Segev as of the date of termination of her employment. The severance benefits with respect to the other executive officers are set forth in the section of this proxy statement captioned “—Interests of LifeLock’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.”

The severance benefits under each of the executive agreements are conditioned on the applicable executive officer executing and not revoking a release of claims in our favor. Additionally, the severance benefits under the executive agreements for Ms. Schneider and Mr. Davis are conditioned on the executive officer refraining from certain restricted activities for a period of 18 months following employment termination, and the severance benefits under Mr. Davis’ executive agreement are conditioned on his compliance with non-solicitation requirements, for a period of 18 months following employment termination.

Each executive agreement further provides that, in the event that the benefits provided under the executive agreement or otherwise payable to the executive officer would constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (referred to as the “Code”) and would be subject to an excise tax under Code Section 4999, then the benefits will be either reduced by an amount so that no portion of the benefits are subject to the excise tax, or not reduced by any amount, whichever would result in the greater amount of net after-tax benefits to the executive officer.

Chris G. Power

We entered into an amended and restated employment agreement (referred to as his “employment agreement”) with Chris G. Power on March 7, 2016. Mr. Power’s last day of service with us was October 30, 2016. We entered into a transition agreement and release of claims with Mr. Power on November 8, 2016 and Mr. Power will not be entitled to any cash severance upon or in connection with the merger.

We have from time to time granted Mr. Power equity awards under our incentive compensation plans. Mr. Power’s equity award agreements provide that the equity awards will accelerate vesting in full in the event that, during the period beginning 2 months prior to and ending 12 months following our “change in control” (which the merger constitutes), we terminate Mr. Power’s employment without “cause” (as each are defined in the LifeLock Stock Plan governing the applicable award and described generally below) or Mr. Power terminates his employment due to a “constructive termination” (as defined in his applicable award agreements and described generally below). Mr. Power’s service with us terminated prior to the merger in a manner that does not trigger any vesting acceleration of his equity awards.

Ty Shay

Mr. Shay, our Chief Marketing Officer, is a participant in our severance plan pursuant to a participation agreement entered into between Mr. Shay and us. Under the severance plan, in the event Mr. Shay terminates his employment with us due to a “constructive termination,” or we terminate Mr. Shay’s employment for a reason other than “cause” and other than Mr. Shay’s death or disability (which we refer to in each case as a “qualifying termination” and as each such term is defined in the severance plan) outside of the “change in control period” (which is the period beginning 3 months before through 18 months after our change in control, and which the merger constitutes), Mr. Shay, subject to an effective release in our favor, will be entitled to receive, generally on or commencing with the first payroll date following the effectiveness of the release, (1) continuing payments of 9 months of his base salary in effect immediately before the date of termination of his employment, and (2) a lump sum cash payment equal to 18 times his COBRA premium. In the event such qualifying termination of Mr. Shay employment occurs during the change in control period, Mr. Shay instead will receive, generally on or commencing with the first payroll date following the effectiveness of the release, (1) continuing payments of 12 months of his base salary in effect immediately before the date of termination of his employment, provided that the base salary amount will be no less than as in effect immediately before the change in control period, (2) a lump sum cash payment equal to 24 times his COBRA premium, (3) a lump sum cash payment equal to 100% of his target bonus for the performance period in which the qualifying termination occurs or if greater, the target bonus for the year in which our change in control occurs, and (4) 100% acceleration of all unvested, time-based equity awards. The severance plan provides that in order to receive these separation benefits, Mr. Shay must sign and not revoke a separation and release of claims agreement in a form reasonably satisfactory to us and continue to comply with the terms of any confidentiality, proprietary rights and non-solicitation agreement, and any other agreements with us under which he may have a material duty or obligation to us, including the terms of any confidentiality, proprietary rights and non-solicitation agreement, and any other written agreement or agreements between Mr. Shay and LifeLock. His proprietary rights and non-solicitation agreement provides that he will not use LifeLock confidential or proprietary information to induce any LifeLock employee to end his or her employment with LifeLock. Under such agreement, Mr. Shay also is subject to a non-disparagement obligation, and confidentiality obligation with respect to LifeLock’s proprietary information and certain other confidential information, in each case during and following his employment with LifeLock. The severance plan further provides that, in the event that the benefits provided under the severance plan or otherwise payable to the participant would constitute a parachute payment within the meaning of Code Section 280G and would be subject to an excise tax under Code Section 4999, then the benefits will be either reduced by an amount so that no portion of the benefits are subject to the excise tax, or not reduced by any amount, whichever would result in the greater amount of net after-tax benefits to the participant.

Prior to becoming a participant under the severance plan, Mr. Shay entered into a severance agreement with us. The severance agreement provides that in the event Mr. Shay’s employment is terminated by us without “cause” (as defined in the severance agreement), Mr. Shay would receive continued payments of salary in effect at the time of employment termination for a period of 6 months following employment termination, conditioned on his executing a release of claims in our favor, which payments generally are payable commencing on the first payroll date following the effectiveness of the release of claims. However, the severance plan provides that in the event that a participant of the severance plan becomes entitled to severance benefits under any other plan, program, arrangement, offer letter or employment agreement with us, that are duplicative to those provided under the severance plan, then the participant will receive the severance benefits under the severance plan or such other arrangement, whichever provides for the greater benefit to prevent duplication. Accordingly, in the event Mr. Shay becomes entitled to receive severance benefits under the severance plan, he will not receive the severance benefits set forth under his severance agreement.

Certain Definitions

Under the executive agreements, Mr. Power’s unvested equity awards granted under the 2012 Plan, the severance agreement, and the severance plan described in the section of this proxy statement captioned “—Interests of LifeLock’s Directors and Executive Officers in the Merger—Payments Upon Change in Control or Termination in Connection with Change in Control,” the term “cause” is defined as (1) an act or acts of personal dishonesty, fraud, or embezzlement by the executive officer; (2) a demonstrably willful and deliberate violation by the executive officer of his or her obligations under his or her executive agreement, if applicable, employment agreement or offer letter, his or her proprietary rights agreement or other applicable agreement with LifeLock, that is not remedied in a reasonable period of time after receipt of written notice from LifeLock; (3) any willful or deliberate refusal to follow the requests or instructions of the LifeLock Board or our Chief Executive Officer, or, in the case of Mr. Shay, his direct supervisor, that are not remedied in a reasonable period of time after receipt of written notice from LifeLock; (4) the conviction of the executive officer for any criminal act that is a felony or that is a crime involving acts of personal dishonesty causing material harm to the standing and reputation of LifeLock; or (5) with respect to Ms. Segev, the loss, revocation, or suspension of her license to practice law in any state in which she is presently or may in the future be licensed to practice, other than short-term suspension for non-payment of license fees or other similar procedural reasons or her voluntary withdrawal of the executive officer’s license to practice law in any state.

Under the executive agreements, Mr. Power’s employment agreement and award agreements, and the severance plan with respect to Mr. Shay described in the section of this proxy statement captioned “—Interests of LifeLock’s Directors and Executive Officers in the Merger—Payments Upon Change in Control or Termination in Connection with Change in Control,” the term “constructive termination” is defined as (1) LifeLock’s material breach of the material terms and conditions required to be complied with by LifeLock pursuant to an applicable agreement; (2) a material diminution in the executive officer’s title, duties, or responsibilities; or (3) except in the case of Mr. Power’s employment agreement and award agreements, a relocation of the executive officer’s principal work site by more than 50 miles.

Under the executive agreements, severance plan and our 2012 Incentive Compensation Plan described under this section titled “Payments Upon Change in Control or Termination in Connection with Change in Control,” the term “change in control” refers to (1) acquisition by any person of beneficial ownership of more than 50% of either the value of the equity securities of LifeLock or voting power of the voting securities of LifeLock entitled to vote generally in the election of directors, excluding any acquisition directly from LifeLock, by LifeLock, by a person who has a controlling beneficial ownership of LifeLock, by LifeLock’s or its affiliate’s employee benefit plans, or by an entity referenced in clauses (3)(i) through (iii) below; (2) the incumbent members of the Board, which includes any individual who becomes a director with approval by a vote of at least a majority of the directors then comprising the incumbent Board members during any period of two years ceasing to constitute at least a majority of the Board; (3) completion of a reorganization, merger, statutory share exchange, or consolidation or similar transaction involving LifeLock or any of its subsidiaries, but in the case of any subsidiaries, only if equity securities of LifeLock are issued or issuable in connection with the transaction; or a sale or other disposition of all or substantially all of the assets of LifeLock, or the acquisition of assets or equity of another entity by LifeLock or any of its subsidiaries, unless following such transaction, (i) all or substantially all of the beneficial owners of LifeLock’s stock immediately prior to the transaction beneficially own more than 50% of the value of the outstanding securities and voting power of securities entitled to vote in the election of Board members in substantially the same proportion as immediately prior to the transaction, (ii) no person of LifeLock, the continuing entity following the transaction, any entity controlled by the continuing entity or any person that had beneficial ownership of a controlling interest in LifeLock when the 2012 Incentive Compensation

Plan became effective, beneficially owns at least 50% of the value or voting power of the continuing entity following the transaction (unless such ownership existed prior to the transaction), and (iii) at least a majority of the Board members of the continuing entity following the transaction were incumbent directors at the time of execution of the transaction agreement or Board action providing for the transaction; or (4) approval by LifeLock’s stockholders of a complete liquidation or dissolution of LifeLock. The merger is considered a change in control under this definition.

Employment Arrangements Following the Merger

As of the date of this proxy statement, none of LifeLock’s executive officers have reached an understanding on potential employment or other retention terms with the surviving corporation or with Symantec, and no LifeLock executive officers have entered into any definitive agreements or arrangements regarding employment or other retention with the surviving corporation or with Symantec following the consummation of the merger. However, prior to the effective time of the merger, Symantec may initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for certain of LifeLock’s employees, to be effective as of the effective time of the merger. In addition, as disclosed in the section of this proxy statement captioned “The Merger Agreement—Employee Benefits,” Symantec has agreed to assume the obligations and succeed to the rights of LifeLock under each of the Change of Control and Severance Agreements with LifeLock’s current executive officers.

Symantec has informed LifeLock that it does not intend to retain Ms. Schneider and Mr. Davis after the closing of the merger and that their employment with LifeLock will be terminated at the closing of the merger.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or that otherwise relates to the merger that will or may become payable to each of our named executive officers in connection with the merger. For further information regarding this compensation, see the section of this proxy statement captioned “—Interests of LifeLock’s Directors and Executive Officers in the Merger.”

LifeLock’s “named executive officers” for purposes of the disclosure in this proxy statement are Todd Davis, Hilary Schneider, Chris Power, Schwark Satyavolu, Ty Shay, and Douglas Jeffries. Mr. Jeffries was not a named executive officer of LifeLock under the definitive proxy statement filed with the SEC for LifeLock’s fiscal year ended December 31, 2015; however, during 2016, he became, and currently serves as, LifeLock’s Chief Financial Officer.

The following table sets forth the information required by Item 402(t) of Regulation S-K published by the SEC regarding certain compensation that each of LifeLock’s named executive officers may receive that is based on, or that otherwise relates to, the merger. The figures in the table are estimated based on (1) compensation and benefit levels as of November 15, 2016; (2) an assumed effective date of February 1, 2017, for the merger; (3) the termination of the named executive officer’s employment without cause at the effective time of the merger; and (4) that each named executive officer’s equity awards held on November 15, 2016, will equal the equity awards held by such named executive officer on February 1, 2017 (after taking into account any vesting that is scheduled to occur between November 15, 2016 and February 1, 2017). The amounts reported below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including an assumption that the employment of each of LifeLock’s named executive officers will be terminated without cause at the effective time of the merger. As required by applicable SEC rules, all amounts below that are determined using the per share value of common stock have been calculated based on a per share price of $24.00 (the per share merger consideration).

Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)(3)(4)	Perquisites / Benefits ($)(5)	Total ($)(6)
Todd Davis	700,000	6,528,039	50,275	7,278,314
Hilary Schneider	1,250,000	20,488,864	50,275	21,789,139
Doug Jeffries	660,000	4,583,981	13,242	5,257,223
Ty Shay	579,375	5,425,379	37,393	6,042,147
Chris Power(7)	0	0	0	0
Schwark Satyavolu(8)	0	0	0	0

(1)	As described in the section of this proxy statement captioned “—Interests of LifeLock’s Directors and Executive Officers in the Merger—Payments upon Change in Control or Termination in Connection with Change in Control,” under the executive agreements with respect to Mr. Davis, Ms. Schneider, and Mr. Jeffries or the severance plan and participation agreement with respect to Mr. Shay, upon a termination of the named executive officer’s employment by LifeLock without cause or a constructive termination by the named executive officer, in each case during the change in control period, the named executive officer would be entitled to (1) continuing payments of his or her base salary for 12 months (or 18 months for Mr. Davis and Ms. Schneider); and (2) a lump sum payment equal to 100% of the greater of the named executive officer’s (a) target bonus as in effect for the year in which the change in control occurs, or (b) target bonus as in effect for the year in which the termination of employment occurs (except with respect to Mr. Davis, whose target bonus is a specified amount under his employment agreement and set forth in the table below). All such amounts are “double-trigger” and only get paid if the executive officer’s employment is terminated under the circumstances described within the change in control period.

The following table quantifies each separate form of cash severance reported in this column in the table to which this footnote relates.

Name	Base Salary Severance ($)	Target Bonus Severance ($)
Todd Davis	600,000	100,000
Hilary Schneider	750,000	500,000
Doug Jeffries	400,000	260,000
Ty Shay	386,250	193,125
Chris Power	0	0
Schwark Satyavolu	0	0

Mr. Power’s and Mr. Satyavolu’s service with us ended prior to the date of the merger agreement, as described in footnotes 6 and 7 below. Mr. Power received certain cash payments in connection with such termination. However, neither of these individuals will receive any enhanced or additional cash payments in connection with the merger.

(2)	Represents the aggregate payments to be made in respect of unvested options, unvested restricted stock units, unvested RSAs and unvested PRSAs that will be subject to accelerated vesting upon either the closing of the merger or a qualifying termination of employment in connection with the merger, as described in further detail in footnotes (3) and (4) below. The value of each share of common stock underlying an option is determined as the excess, if any, of $24.00 (the per share merger consideration) over the per share exercise price of the option. The value of each share of common stock underlying any RSU, RSA, or PRSA is based on the per share merger consideration of $24.00.
(3)	As described in the section of this proxy statement captioned “—Interests of LifeLock’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards,” a portion of the PRSA held by Ms. Schneider that is outstanding as of the closing of the merger will vest or become eligible to vest as follows. The portion of the PRSA that is subject in part to the achievement of performance goals relating to LifeLock’s revenue for each of LifeLock’s fiscal years 2017 and 2018, shall vest upon, and subject to the occurrence of the closing of the merger, at the target levels, which portion is equal to 30,770 shares of common stock underlying the PRSA.

The remaining portion of the PRSA which is subject to the achievement of TSR goals will have the applicable performance periods shortened as of the closing of the merger and actual performance measured against the applicable TSR goal. Upon certification of performance against the TSR goals, a prorated portion of the shares of common stock underlying the PRSA that become eligible to vest based on such actual performance shall become vested, with the proration determined based on the extent to which the applicable performance period was completed through the closing of the merger (disregarding for purposes of proration the shortening of the performance periods), and any remaining shares of common stock subject to the PRSA that become eligible to vest based on actual performance against the applicable TSR goal will be converted into time-based RSAs scheduled to vest in equal installments on a quarterly calendar basis over the remainder of the original applicable performance period (with RSAs to be treated as other RSAs are treated in the merger generally). Solely for the purposes of the estimates shown in the table to which this footnote relates, it is assumed that the applicable TSR goals will be achieved at the maximum levels as of the closing of the merger, resulting in 69,228 shares of common stock underlying the PRSA that are subject to the achievement of the TSR goals becoming eligible to vest, with 26,442 of such shares vesting upon certification of performance against the TSR goals and 42,786 shares being converted into time-based RSAs.

The following table quantifies the value of the shares of common stock underlying the PRSA that accelerate vesting upon the closing of the merger, based on the foregoing assumptions in this footnote as well as footnote (2) above. All such amounts are “single-trigger” in nature (which means that payment is conditioned on the closing of the merger but not on any qualifying termination of employment), except that the portion of the PRSA that is subject to the TSR goals will be eligible for such vesting only to the extent that the applicable TSR goals are achieved based on actual performance during the applicable performance period through and ending on the closing date of the merger; provided, however, that to the extent that Ms. Schneider’s employment is terminated by LifeLock without cause or by her due to a constructive termination, in each case during the change in control period but prior to our change in control, then the accelerated vesting will occur only if our change in control occurs within the three-month period following such termination of employment, which in such limited circumstance will be considered “double trigger.” The PRSAs that are converted into time-based RSAs always will be considered “double trigger” and are not included in the table below.

Name	Number of Shares Subject to “Single Trigger” Vesting Under PRSA (#)	Value of Shares Subject to “Single Trigger” Vesting Under PRSA ($)
Hilary Schneider	57,212	1,373,088

(4)	As described in the section of this proxy statement captioned “—Interests of LifeLock’s Directors and Executive Officers in the Merger—Payments upon Change in Control or Termination in Connection with Change in Control,” under the executive agreements with respect to Mr. Davis, Ms. Schneider, and Mr. Jeffries or the severance plan and participation agreement with respect to Mr. Shay, all of the equity awards that are subject to time-based vesting would accelerate vesting in full upon a termination of the named executive officer’s employment by LifeLock without cause or a constructive termination by the named executive officer, in each case that occurs during the change in control period. Such vesting acceleration with respect to Ms. Schneider will apply to any unvested portion of her PRSA that converts into a time-based RSA and becomes eligible to vest based on continued employment following the closing of the merger as described in footnote (3) above and further described in the section of this proxy captioned “—Interests of LifeLock’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards.” The following table quantifies the value of the equity awards that would accelerate upon a termination of the named executive officer’s employment by LifeLock without cause or a constructive termination by the named executive officer, in each case during the change in control period (assuming for this purpose that the termination occurs on the closing of the merger). All such amounts are “double-trigger.” In addition, for purposes of the table below, the number of shares of common stock underlying the PRSA includes the portion of the PRSA that were subject to “single-trigger” acceleration under footnote (3) above. Solely for the purposes of the estimates shown in the table to which this footnote relates, it is assumed that the applicable TSR goals will be achieved at the maximum levels as of the closing of the merger. See footnote (2) above for additional assumptions that apply to the table below.

Name	Number of Shares Subject to Unvested Options (#)	Value of Unvested Options ($)	Number of Shares Subject to Unvested RSUs (#)	Value of Unvested RSUs ($)	Number of RSAs (#)	Value of RSAs ($)	Number of Shares Subject to PRSAs (#)	Value of PRSAs ($)
Todd Davis	161,918	1,386,015	201,231	4,829,544	13,020	312,480	0	0
Hilary Schneider	666,705	8,550,064	169,731	4,073,544	227,721	5,465,304	99,998	2,399,952
Doug Jeffries	222,532	2,031,557	0	0	106,351	2,552,424	0	0
Ty Shay	136,702	2,013,395	112,500	2,700,000	29,666	711,984	0	0
Chris Power	0	0	0	0	0	0	0	0
Schwark Satyavolu	0	0	0	0	0	0	0	0

(5)	As described in the section of this proxy statement captioned “—Interests of LifeLock’s Directors and Executive Officers in the Merger—Payments upon Change in Control or Termination in Connection with Change in Control,” under the executive agreements with respect to Mr. Davis, Ms. Schneider, and Mr. Jeffries or severance plan and participation agreement with respect to Mr. Shay, amounts represent a lump sum payment equal to the named executive officer’s applicable monthly COBRA premium, multiplied by: 36, for Mr. Davis and Ms. Schneider and 24, for Messrs. Jeffries and Shay. All such amounts are “double-trigger.” Mr. Power’s and Mr. Satyavolu’s service with us ended as described further in footnotes (6) and (7). Mr. Power received certain cash payments in connection with such termination. However, neither of these individuals will receive enhanced cash severance benefits or additional cash payments in connection with the merger.
(6)	As noted above, pursuant to the executive agreements and severance plan, in the event that any payments to the named executive officers would be subject to the excise tax imposed by Section 4999 of the Code (as a result of such payments being classified as parachute payments under Section 280G of the Code), then the benefits payable to any such named executive officers will be either reduced by an amount so that no portion of the benefits are subject to the excise tax, or not reduced by any amount, whichever would result in the greater amount of net after-tax benefits to the named executive officer. The total amounts do not reflect any such reductions to “parachute payments” under Section 280G that may be economically beneficial to the named executive officer in order to avoid the imposition of the excise tax. A definitive analysis will depend on the date of the effective time, the date of the termination of the named executive officer’s employment (if any), whether any such termination occurs during the change in control period, and certain other assumptions.

(7)	Mr. Power’s service with us ended effective October 30, 2016. However, the award agreements that govern his equity awards that were unvested at the time of termination of his services with us provide that the awards will accelerate vesting in full in the event that, during the period beginning 2 months prior to and ending 12 months following our change in control (which the merger constitutes), we terminate Mr. Power’s employment without “cause” (as each are defined in the LifeLock Stock Plan governing the applicable award) or Mr. Power terminates his employment due to a “constructive termination” (as defined in his applicable award agreements). As a result, in the event that the closing of the merger occurs on or before December 30, 2016, a total of 171,923 shares of common stock subject to his options with a total value of $1,846,739 (based on the $24.00 per share merger consideration less any per share exercise price) would accelerate vesting, a total of 86,404 shares of common stock subject to his RSUs with a total value of $2,073,696 (based on the $24.00 per share merger consideration) would accelerate vesting, and a total of 51,347 shares of common stock subject to his RSAs with a total value of $1,232,328 (based on the $24.00 per share merger consideration) would accelerate vesting. The treatment of Mr. Power’s equity awards is further described in the section of this proxy captioned “—Interests of LifeLock’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards” and “—Interests of LifeLock’s Directors and Executive Officers in the Merger—Payments upon Change in Control or Termination in Connection with Change in Control.”
(8)	Mr. Satyavolu’s service with us ended effective September 30, 2016, and he is not entitled to any vesting acceleration, severance benefits, or other change in control payments in connection with the merger.

Closing and Effective Time of the Merger

The closing of the merger will take place no later than the second business day following the satisfaction or waiver in accordance with the merger agreement of all of the conditions to closing of the merger (as described under the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of each of such conditions.

Appraisal Rights

If the merger is consummated, LifeLock stockholders who do not vote in favor of the adoption of the merger agreement, who properly demand appraisal of their shares, who continuously hold such shares through the effective time of the merger and who otherwise comply with the procedures of Section 262 of the DGCL (including with respect to certain aggregate ownership requirements) will, subject to the conditions thereof, be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL, which we refer to as “Section 262.” Unless the context requires otherwise, all references in Section 262 of the DGCL and in this summary to a “stockholder” are to a record holder of common stock.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C. The following summary does not constitute any legal or other advice and does not constitute a recommendation that LifeLock stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee.

Under Section 262, holders of shares of common stock who (1) submit a written demand for appraisal of such stockholder’s shares to LifeLock prior to the vote on the adoption of the merger agreement; (2) do not vote in favor of the adoption of the merger agreement nor consented thereto in writing; (3) continuously are the record holders of such shares through the effective time of the merger; and (4) otherwise follow the procedures set forth in Section 262 may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be the fair value, if any, as determined by the Delaware Court of Chancery. However, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all LifeLock stockholders who asserted appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of common stock as measured in accordance with subsection (g) of Section 262 or (b) the value of the merger consideration in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective time of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period; provided, however, that at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the surviving corporation may pay to each LifeLock stockholder entitled to appraisal an amount in cash, in which case any such interest will accrue after the time of such payment only on the amount that equals the sum of (1) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Court of Chancery and (2) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes LifeLock’s notice to stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of shares of common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A LifeLock stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, LifeLock believes that if a LifeLock stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.

LifeLock stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must do ALL of the following:

•	the stockholder must not vote in favor of or consent to the adoption of the merger agreement;

•	the stockholder must deliver to LifeLock a written demand for appraisal before the vote on the merger agreement at the special meeting;

•	the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger (a LifeLock stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger); and

•	a stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving company is under no obligation to file any petition and has no intention of doing so.

In addition, one of the ownership thresholds must be met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a LifeLock stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement, abstain or not vote its shares.

Filing Written Demand

Any holder of shares of common stock wishing to exercise appraisal rights must deliver to LifeLock, before the vote on the adoption of the merger agreement at the special meeting at which the adoption of the merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote, in person or by proxy, in favor of or consent to the adoption of the merger agreement. A holder of shares of common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the LifeLock stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a LifeLock stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the adoption of the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand. A LifeLock stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record, and must reasonably inform LifeLock of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

LIFELOCK STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

LifeLock, Inc.

60 East Rio Salado Parkway, Suite 400

Tempe, Arizona 85281

Attention: Secretary

Any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to LifeLock a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any LifeLock stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the merger consideration within 60 days after the effective time of the merger.

Notice by the Surviving Corporation

If the merger is completed, within 10 days after the effective time of the merger, the surviving corporation will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of or consented to the adoption of the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a LifeLock stockholder, demanding a determination of the fair value of the shares held by all LifeLock stockholders entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holders of shares of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed in Section 262. The failure of a holder of common stock to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the effective time of the merger, any holder of shares of common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which LifeLock has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a LifeLock stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all LifeLock stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those LifeLock stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the LifeLock stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

The Delaware Court of Chancery will dismiss appraisal proceedings as to all LifeLock stockholders who assert appraisal rights unless (a) the total number of shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of common stock as measured in accordance with subsection (g) of Section 262 or (b) the value of the merger consideration in respect of the shares for which appraisal rights have been pursued and perfected exceeds $1 million.

Determination of Fair Value

After determining the holders of common stock entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied in respect of the LifeLock stockholders seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any point prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each LifeLock stockholder seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (i) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (ii) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

LifeLock stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although LifeLock believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and LifeLock stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither LifeLock nor Symantec anticipates offering more than the per share merger consideration to any LifeLock stockholder exercising appraisal rights, and each of LifeLock and Symantec reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the per share merger consideration. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds above has been satisfied in respect of the LifeLock stockholders seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a LifeLock stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any LifeLock stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

If any LifeLock stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the effective time of the merger into the right to receive the per share merger consideration. A LifeLock stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, if neither of the ownership thresholds above has been satisfied in respect of the LifeLock stockholders seeking appraisal rights or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.

From and after the effective time of the merger, no LifeLock stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of common stock, if any, payable to LifeLock stockholders as of a time prior to the effective time of the merger. If no petition for an appraisal is filed within the time provided in Section 262, if neither of the ownership thresholds above has been satisfied in respect of the LifeLock stockholders seeking appraisal rights or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time of the merger or thereafter with the written approval of the surviving corporation, then the right of such LifeLock stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any LifeLock stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a LifeLock stockholder’s statutory appraisal rights. Consequently, any LifeLock stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service, which we refer to as the “IRS,” and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

•	tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States;

•	tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	tax consequences to holders who received their shares of common stock in a compensatory transaction or pursuant to the exercise of options or warrants;

•	tax consequences to holders who own an equity interest, actually or constructively, in Symantec or the surviving corporation following the merger;

•	tax consequences to holders who hold their shares of common stock as “qualified small business stock” for purposes of Sections 1045 and/or 1202 of the Code;

•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	tax consequences to holders who are “controlled foreign corporations,” “passive foreign investment companies” or “personal holding companies” for U.S. federal income tax purposes;

•	tax consequences arising from the Medicare tax on net investment income;

•	U.S. federal estate, gift or alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; or

•	tax consequences to holders that do not vote in favor of the merger nor consent thereto in writing and who have properly and validly exercised and perfected their appraisal rights under the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment such as “controlled foreign corporations” or “passive foreign investment companies.” Non-U.S. Holders (and investors therein) should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

•

LifeLock is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code, which we refer to as a “USRPHC,” at any time within the shorter of the five-year period preceding the merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of common stock, which we refer to as the “relevant period,” and, if shares of common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. We believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a rate of 28%) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form); or (2) a Non-U.S. Holder that (a) provides a certification of such Non-U.S. Holder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Regulatory Approvals Required for the Merger

General

Each of LifeLock, on the one hand, and Symantec and Acquisition Sub, on the other hand, have agreed to use its reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the merger and the other transactions contemplated by the merger agreement, including taking all reasonable actions and doing all things reasonably necessary to (1) resolve any objections from a governmental authority; and (2) avoid or eliminate any impediment that may be asserted by a governmental authority. However, Symantec is not obligated to consent or offer to divest or hold separate any business or assets of Symantec or LifeLock. If, and to the extent necessary to obtain clearance of the merger pursuant to the HSR Act and any other antitrust law applicable to the merger, each of Symantec and Acquisition Sub (and their respective affiliates, if applicable), have agreed under the merger agreement to (1) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (a) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or business of Symantec and Acquisition Sub (and their respective affiliates, if applicable) on the one hand, and LifeLock and its subsidiaries, on the other hand, in each case conditioned upon the consummation of the merger and (b) any other restrictions on the activities of Symantec and Acquisition Sub (and their respective affiliates, if applicable), on the one hand and Symantec and its subsidiaries, on the other hand; and (2) contest, defend and appeal any legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the merger, in each case unless taking such action would reasonably be expected to materially and adversely affect the benefits to be obtained by virtue of the merger.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, the merger cannot be completed until LifeLock and Symantec file a notification and report form with the FTC and the Antitrust Division of the Department of Justice, which we refer to as the “DOJ,” under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. LifeLock and Symantec made the necessary filings with the FTC and the Antitrust Division of the DOJ on December 6, 2016. The HSR Act waiting period is set to expire at 11:59 p.m., Eastern time, on January 5, 2017.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the Antitrust Division of the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Other Regulatory Approvals

One or more governmental bodies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents to the merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained, and there may be a substantial period of time between the approval by LifeLock stockholders and the completion of the merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the merger not being satisfied.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

We are asking you to adopt the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth under the section of this proxy statement captioned “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.

Approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock. Abstentions and broker non-votes, if any, and shares not in attendance will have the same effect as voting against the proposal.

The LifeLock Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If LifeLock stockholders approve this proposal, we can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from LifeLock stockholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting could mean that, even if we received proxies representing a sufficient number of votes against adoption of the merger agreement such that the adoption of the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present, and the chairperson of the special meeting may also adjourn the special meeting for such purpose even if the LifeLock stockholders have not approved the adjournment of the special meeting.

The vote on this proposal is a vote separate and apart from the vote on the adoption of the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve this proposal and vice versa. Approval of this proposal, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the special meeting and entitled to vote on the proposal. Abstentions and broker non-votes, if any, and shares not in attendance will have no effect on the approval of this proposal.

The LifeLock Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADVISORY, NON-BINDING VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

Item 402(t) of Regulation S-K, promulgated under Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger.

We are asking LifeLock stockholders to approve the compensation that will or may become payable by LifeLock to our named executive officers in connection with the merger. These payments are set forth in the section of this proxy statement captioned “The Merger—Interests of LifeLock’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” and “The Merger—Interests of LifeLock’s Directors and Executive Officers in the Merger” as relates to our named executive officers. In general, the various plans and arrangements pursuant to which these compensation payments may be made previously have formed part of LifeLock’s overall compensation program for our named executive officers and previously have been disclosed to LifeLock stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements and subsequent applicable filings on Forms 8-K and 10-Q. These historical arrangements were adopted and approved by the Compensation Committee of the LifeLock Board, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the stockholders of LifeLock, Inc. approve, on a non-binding, advisory basis, the compensation that will or may become payable to LifeLock’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger—Interests of LifeLock’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” and “The Merger—Interests of LifeLock’s Directors and Executive Officers in the Merger” as relates to our named executive officers, in LifeLock’s proxy statement for the special meeting.”

LifeLock stockholders should note that this proposal is not a condition to completion of the merger, and, as an advisory vote, the result will not be binding on LifeLock, the LifeLock Board or Symantec. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be eligible to receive the compensation that is based on or that otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

The vote on this proposal is a vote separate and apart from the vote on the adoption of the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve this proposal and vice versa. Approval of this proposal, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the special meeting and entitled to vote on the proposal. Abstentions and broker non-votes, if any, and shares not in attendance will have no effect on the approval of this proposal.

The LifeLock Board unanimously recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement. The descriptions of the merger agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully and in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the merger agreement (1) were made only for purposes of the merger agreement and as of specific dates; (2) were made solely for the benefit of the parties to the merger agreement; (3) may be subject to important qualifications, limitations and supplemental information agreed to by LifeLock, Symantec and Acquisition Sub in connection with negotiating the terms of the merger agreement; and (4) may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Symantec and Acquisition Sub by LifeLock in connection with the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between LifeLock, Symantec and Acquisition Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. LifeLock stockholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of LifeLock, Symantec or Acquisition Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of LifeLock, Symantec and Acquisition Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding LifeLock, Symantec, Acquisition Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding LifeLock and our business. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

Closing and Effective Time of the Merger

The closing of the merger will take place no later than the second business day following the satisfaction or waiver of all conditions to closing of the merger (described in the section of this proxy statement captioned “—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions, or such other time mutually agreed to in writing by LifeLock, Symantec and Acquisition Sub. However, the merger agreement provides that Symantec will not be obligated to consummate the closing prior to January 31, 2017. In addition, if Symantec has not timely received specified financial information (as such term is defined in the section of this proxy statement captioned “—Financing Cooperation”) prior to the closing or if such specified financial information is not compliant (as such term is defined in the section of this proxy statement captioned

“—Financing Cooperation”), Symantec shall not be obligated to consummate the closing until five business days after the date Symantec has received the specified financial information during which five-day period such specified financial information is and remains compliant. Concurrently with the closing of the merger, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing of a certificate of merger, or at such later time agreed to in writing by the parties and specified in such certificate of merger.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, (1) Acquisition Sub will be merged with and into LifeLock and LifeLock will become a wholly owned subsidiary of Symantec; (2) the separate corporate existence of Acquisition Sub will cease; and (3) LifeLock will continue as the surviving corporation. From and after the effective time of the merger, all of the property, rights, privileges, powers and franchises of LifeLock and Acquisition Sub will vest in the surviving corporation, and all of the debts, liabilities and duties of LifeLock and Acquisition Sub will become the debts, liabilities and duties of the surviving corporation.

At the effective time of the merger, the certificate of incorporation of LifeLock as the surviving corporation will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Acquisition Sub, except that at the effective time of the merger, the certificate of incorporation of the surviving corporation will be amended so that the name of the surviving corporation will be “LifeLock, Inc.”, and the bylaws of Acquisition Sub, as in effect immediately prior to the effective time of the merger, will be the bylaws of the surviving corporation, until thereafter amended.

The parties will take all necessary actions to ensure that, at the effective time of the merger, the board of directors of the surviving corporation will consist of the directors of Acquisition Sub as of immediately prior to the effective time of the merger, to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their successors are duly elected or appointed and qualified. The parties will take all necessary action to ensure that at the effective time of the merger, the officers of LifeLock as of immediately prior to the effective time of the merger will be the officers of the surviving corporation, until their respective successors are duly appointed.

Conversion of Shares

Common Stock

At the effective time of the merger, each outstanding share of common stock of LifeLock (other than shares held by (1) LifeLock as treasury stock; (2) Symantec or Acquisition Sub; (3) any direct or indirect wholly owned subsidiary of LifeLock, Symantec or Acquisition Sub; and (4) LifeLock stockholders who have neither voted in favor of the adoption of the merger agreement nor consented thereto in writing and have properly and validly exercised and perfected their appraisal rights under the DGCL with respect to such shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $24.00 per share, without interest thereon and subject to applicable withholding taxes.

At the effective time of the merger, each outstanding share of common stock held by (1) LifeLock, (2) Symantec or Acquisition Sub or (3) their respective subsidiaries shall be cancelled and extinguished and shall cease to exist, and no consideration shall be delivered in exchange therefor.

Equity Awards; ESPP

The merger agreement provides that LifeLock’s equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

Stock Options

At the effective time of the merger, except with respect to any options to purchase shares of common stock held by non-employee directors, vested options will be cancelled and automatically converted into the right to receive cash amount(s), without interest and subject to any required tax withholdings, equal to the product obtained by multiplying (1) the total number of shares of common stock issuable upon exercise in full of such vested option by (2) the excess, if any, of $24.00, over the applicable per share exercise price of such cancelled vested option.

At the effective time of the merger, except with respect to options to purchase shares of common stock held by a non-employee director, each unvested option will be assumed by Symantec and automatically converted into an assumed option. The per share exercise price for each assumed option will equal the per share exercise price for the unvested option immediately before the effective time of the merger, divided by the exchange ratio, with the resulting number rounded up to the nearest whole cent. The number of shares subject to each assumed option will equal the number of shares covered by the unvested option immediately before the effective time of the merger, multiplied by the exchange ratio, with the resulting number rounded down to the nearest whole share. The assumed options also remain subject to any applicable provisions under the LifeLock Stock Plan under which the award was granted or any stock option, employment, change of control, or other plan or agreement between the holder of the assumed option and LifeLock.

Restricted Stock Units

At the effective time of the merger, except with respect to any restricted stock units covering shares of common stock held by non-employee directors, (a) the portion of each restricted stock unit award covering shares of common stock outstanding and unsettled immediately before the effective time of the merger, which we refer to as an RSU, that is vested as of the effective time of the merger, and (b) any portion of an RSU that by its terms accelerates vesting that is held by a terminated service provider, which we refer to as the vested RSUs, will be cancelled and automatically converted into the right to receive cash amount(s), without interest and subject to any required tax withholdings, equal to the total number of shares of common stock subject to the vested RSU multiplied by $24.00.

At the effective time of the merger, except with respect to any RSU held by a non-employee director, each unvested RSU will be assumed by Symantec and automatically converted into an assumed RSU. Each assumed RSU will cover a number of shares of Symantec common stock equal to the number of shares of common stock subject to the unvested RSU immediately before the effective time of the merger, multiplied by the exchange ratio, with the resulting number rounded down to the nearest whole share. The assumed RSUs also remain subject to any applicable provisions under the LifeLock Stock Plan under which the award was granted or any restricted stock unit, employment, change of control or other plan or agreement between the holder of the assumed RSU and LifeLock.

Restricted Stock Awards

At the effective time of the merger, each share of common stock that remains unvested and outstanding as of immediately before the effective time of the merger (other than certain shares that are held by LifeLock as treasury stock, owned by Symantec or Acquisition Sub or owned by any direct or indirect wholly owned subsidiary of LifeLock, Symantec, or Acquisition Sub and other than certain shares that are held by holders who have neither voted in favor of the adoption of the merger agreement nor consented to such adoption in writing and who have properly and validly exercised and perfected their appraisal rights under the DGCL with respect to such shares), which we refer to as “RSAs” or “restricted stock,” will be cancelled and automatically converted into the right to receive a cash amount, without interest and subject to any required tax withholdings, equal to $24.00. Such cash payment will be retained by Symantec and will become payable only upon the occurrence of the date that such RSAs would have become vested under the vesting schedule in place for such RSAs immediately before or at the effective time of the merger (subject to the restrictions and other terms of such vesting schedule and giving effect to any applicable agreement between the holder of such RSAs and Symantec).

Performance-Based Restricted Stock Awards

At the effective time of the merger, each LifeLock restricted stock award with performance-based vesting, which we refer to as a “PRSA,” will be treated in accordance with the Notice of Grant of Performance-Based Restricted Stock Award and the Performance-Based Restricted Stock Agreement governing the PRSA and any employment, change of control, or other plan or agreement between the holder of the PRSA and LifeLock. Each share of common stock subject to the PRSA that remains unvested and outstanding immediately before the effective time of the merger will be treated in the same manner as RSAs, as described in the immediately preceding paragraph above. Additional terms applicable to the PRSAs are described under the section of this proxy statement captioned “The Merger—Interests of LifeLock’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards.”

Stock Options and Restricted Stock Units Held by Non-Employee Directors

At the effective time of the merger, each director option, will be cancelled and automatically converted into the right to receive cash amount(s), without interest and subject to any required tax withholdings, equal to the total number of shares of common stock issuable upon exercise in full of such option multiplied by the excess, if any, of $24.00 over the applicable per share exercise price of such cancelled option.

At the effective time of the merger, each director RSU, will be cancelled and automatically converted into the right to receive cash amount(s), without interest and subject to any required tax withholdings, equal to the total number of shares of common stock subject to the RSU multiplied by $24.00.

Employee Stock Purchase Plan

Subject to the consummation of the merger, the ESPP will terminate as of the effective time of the merger. No new purchase period or offer period will begin under the ESPP after the date of the merger agreement. The merger agreement requires that participation in the ESPP be limited to those employees who were participants in the ESPP on the date of the merger agreement and that each individual participating in the purchase period in progress on the date of the merger agreement is not permitted to (1) increase his or her payroll contribution rate or (2) make separate non-payroll contributions that would have the effect of providing such increase, in each case, pursuant to the ESPP from the rate in effect immediately before the date of the merger agreement, unless as may be required by applicable law. Any purchase period under the ESPP that otherwise would be outstanding as of the effective time of the merger will be terminated no later than one business day before the date on which the effective time of the merger occurs and any adjustments that may be necessary or advisable to reflect this shortened purchase period will be made, but otherwise this shortened purchase period will be treated as a fully effective and completed purchase period for all purposes under the ESPP. Any purchase right that is outstanding under the ESPP will be exercised no later than one business day before the date on which the effective time of the merger occurs and shares purchased under the ESPP generally will be treated in the same manner as other shares of common stock in the merger, which generally means that the shares will be converted into the right to receive the per share merger consideration in cash, without interest and less any applicable withholding taxes, for each share of common stock held, unless the holder of such share has neither voted in favor of the adoption of the merger agreement nor consented thereto in writing and has properly and validly exercised and perfected their appraisal rights under the DGCL with respect to such shares.

Exchange and Payment Procedures

Prior to the closing of the merger, Symantec will select a bank or trust company, which we refer to as the “paying agent,” to make payments of the merger consideration to LifeLock stockholders. At or prior to the closing of the merger, Symantec will deposit or cause to be deposited with the paying agent cash equal to the aggregate consideration to which such holders of shares of common stock become entitled pursuant to the merger agreement.

Promptly following the effective time of the merger, the paying agent will send to each holder of record of shares of common stock a letter of transmittal and instructions advising LifeLock stockholders how to surrender stock certificates and book-entry shares in exchange for the consideration payable under the merger agreement. Upon receipt of (1) surrendered certificates (or an appropriate affidavit for lost, stolen or destroyed certificates, together with any required bond) or an “agent’s message” in customary form or the provision of such other evidence with respect to book-entry shares, if any, that the paying agent may reasonably request, and (2) a signed letter of transmittal and such other documents as may be reasonably required pursuant to such instructions, the holder of such shares will be entitled to receive an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of common stock represented by such certificate by (2) the per share price of $24.00 (without interest and less any applicable withholding taxes payable in respect thereof).

If any cash deposited with the paying agent is not distributed to the holders of shares within one year following the effective time of the merger, such cash will be returned to Symantec, upon demand, and any LifeLock stockholders who have not complied with the exchange procedures in the merger agreement will thereafter look only to Symantec, solely as general creditors thereof, for satisfaction of their claims for payment. None of Symantec, Acquisition Sub, LifeLock, the surviving corporation or the paying agent will be liable to any LifeLock stockholder with respect to any cash amounts properly delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar law.

The letter of transmittal will include instructions if a LifeLock stockholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event that any certificates have been lost, stolen or destroyed, then before such stockholder will be entitled to receive the per share merger consideration, Symantec or the paying agent may, in its discretion and as a condition precedent to the payment of the merger consideration, require such stockholder to make an affidavit of the loss, theft or destruction, and to deliver a bond in such amount as Symantec or the paying agent may direct as indemnity against any claim that may be made against Symantec, the surviving corporation or the paying agent with respect to such certificate.

Representations and Warranties

The merger agreement contains representations and warranties of LifeLock, Symantec and Acquisition Sub.

Some of the representations and warranties in the merger agreement made by LifeLock are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of this proxy statement and the merger agreement, “Company Material Adverse Effect” means, with respect to LifeLock, any change, event, violation, inaccuracy, effect or circumstance, each of which we refer to as an “Effect,” that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (1) has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of LifeLock and its subsidiaries, taken as a whole, or (2) would reasonably be expected to prevent or materially impair or materially delay the consummation of the merger, except that, none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

•	changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (except to the extent that such Effect has a disproportionate adverse effect on LifeLock relative to other companies of a similar size operating in the industries in which LifeLock and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•	changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except, in each case, to the extent that such Effect has a disproportionate adverse effect on LifeLock relative to other companies of a similar size operating in the industries in which LifeLock and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•	changes in conditions in the industries in which LifeLock and its subsidiaries conduct business (except to the extent that such Effect has a disproportionate adverse effect on LifeLock relative to other companies of a similar size operating in the industries in which LifeLock and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•	changes in regulatory, legislative or political conditions in the United States or any other country or region in the world (except to the extent that such Effect has a disproportionate adverse effect on LifeLock relative to other companies of similar size operating in the industries in which LifeLock and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•	any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world (except to the extent that such Effect has a disproportionate adverse effect on LifeLock relative to other companies of similar size operating in the industries in which LifeLock and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world (except to the extent that such Effect has a disproportionate adverse effect on LifeLock relative to other companies of similar size operating in the industries in which LifeLock and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•	any Effect resulting from the public announcement of the merger agreement or the pendency of the merger, including the impact thereof on the relationships, contractual or otherwise, of LifeLock and its subsidiaries with employees, suppliers, customers, partners, vendors, governmental authorities or any other third person;

•	the compliance by any party with the express terms of the merger agreement, including any action taken or refrained from being taken pursuant to or in accordance with the express terms of the merger agreement, other than LifeLock’s obligation to operate in the ordinary course pending the merger;

•	any action taken or refrained from being taken, in each case to which Symantec has expressly approved, consented to or requested in writing (including via email) following the date of the merger agreement;

•	changes or proposed changes in GAAP or other accounting standards or law (or the enforcement or interpretation of any of the foregoing) (except to the extent that such Effect has a disproportionate adverse effect on LifeLock relative to other companies of similar size operating in the industries in which LifeLock and is subsidiaries conduct business);

•	changes in the price or trading volume of shares of common stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•	any failure, in and of itself, by LifeLock and its subsidiaries to meet (1) any public estimates or expectations of LifeLock’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•	the availability or cost of equity, debt or other financing to Symantec or Acquisition Sub;

•	any litigation related to the merger or other legal proceeding threatened, made or brought by any of the current or former LifeLock stockholders (on their own behalf or on behalf of LifeLock) against LifeLock, any of its executive officers or other employees or any member of the LifeLock Board arising out of the merger or any other transaction contemplated by the merger agreement; and

•	any matter disclosed in the confidential disclosure letter to the merger agreement to the extent the Effect is reasonably foreseeable from the disclosure therein or the documents referenced therein.

In the merger agreement, LifeLock has made customary representations and warranties to Symantec and Acquisition Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to LifeLock and its subsidiaries;

•	LifeLock’s corporate power and authority to enter into and perform the merger agreement, the due execution and enforceability of the merger agreement;

•	the organizational documents of LifeLock and specified subsidiaries;

•	the approval and recommendation of the LifeLock Board;

•	the rendering of Goldman Sachs’ fairness opinion to the LifeLock Board;

•	the inapplicability of anti-takeover statutes to the merger;

•	the requisite vote of LifeLock stockholders in connection with the merger agreement;

•	the absence of any conflict with, violation of, breach of or default under any organizational documents, existing material contracts or benefit plans, applicable laws to LifeLock or its subsidiaries or the resulting creation of any lien upon LifeLock’s assets due to the performance of the merger agreement;

•	required consents, approvals and regulatory filings in connection with the merger agreement and performance thereof;

•	the capital structure of LifeLock and its subsidiaries;

•	the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any LifeLock securities;

•	the accuracy and compliant submission of LifeLock’s SEC filings and financial statements;

•	LifeLock’s disclosure controls and procedures;

•	LifeLock’s internal accounting controls and procedures;

•	LifeLock’s and its subsidiaries’ indebtedness;

•	the absence of specified undisclosed liabilities;

•	the conduct of business of LifeLock and its subsidiaries in all material respects in the ordinary course and the absence of any Company Material Adverse Effect and certain other events, in each case since January 1, 2016;

•	the existence, validity and enforceability of specified categories of LifeLock’s material contracts, and the lack of any breaches or defaults thereunder and of any notices with respect to termination or intent not to renew those material contracts therefrom;

•	real property owned, leased or subleased by LifeLock and its subsidiaries;

•	environmental matters;

•	trademarks, patents, copyrights and other intellectual property matters, including contracts in respect of the foregoing;

•	customers, suppliers and resellers;

•	certain actions with respect to various tax matters;

•	employee benefit plans;

•	labor matters;

•	compliance with laws, including the Foreign Corrupt Practices Act, export control laws and data privacy laws, and possession of necessary permits;

•	the absence of legal proceedings and orders;

•	insurance matters;

•	the absence of any transactions, relations or understandings between LifeLock or any of its subsidiaries and any affiliate or related person;

•	payment of fees to brokers in connection with the merger agreement; and

•	the exclusivity and terms of the representations and warranties made by LifeLock.

In the merger agreement, Symantec and Acquisition Sub have made customary representations and warranties to LifeLock that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to Symantec and Acquisition Sub and the availability of organizational documents;

•	Symantec’s and Acquisition Sub’s corporate authority to enter into and perform the merger agreement and the due execution and enforceability of the merger agreement;

•	the absence of any conflict with, violation of or default under any organizational documents, existing contracts, applicable laws or the resulting creation of any lien upon Symantec or Acquisition Sub’s assets due to the performance of the merger agreement;

•	required consents and regulatory filings in connection with the merger agreement;

•	the absence of legal proceedings and orders;

•	ownership of capital stock of LifeLock;

•	payment of fees to brokers in connection with the merger agreement;

•	the absence of a requirement of any vote or approval by Symantec stockholders;

•	matters with respect to funding the merger and financing incurred by Symantec;

•	the exclusivity and terms of the representations and warranties made by Symantec and Acquisition Sub; and

•	the absence of certain arrangements between Symantec and any LifeLock stockholder or member of management.

The representations and warranties contained in the merger agreement will not survive the consummation of the merger.

Conduct of Business Pending the Merger

The merger agreement provides that, except as (1) expressly contemplated by the merger agreement; (2) approved by Symantec in writing (including by email) (which approval will not be unreasonably withheld, conditioned or delayed); or (3) disclosed in the confidential disclosure letter to the merger agreement, during the period of time between the date of the merger agreement and the earlier of the termination of the merger agreement in accordance with its terms and the effective time of the merger, LifeLock will, and will cause each of its subsidiaries to:

•	use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable law;

•	subject to the restrictions and exceptions in the merger agreement, conduct its business and operations in the ordinary course of business; and

•	use its reasonable best efforts to preserve intact its material assets, properties, contracts and business organizations, keep available the services of its current officers and key employees, and preserve the current relationships with material customers, suppliers and other persons with which it or its subsidiaries has business relations, in each case solely to the extent that LifeLock has not, as of the date of the merger agreement, already notified such party of its intent to terminate those relationships.

In addition, LifeLock has also agreed that, except as (1) expressly contemplated by the merger agreement; (2) approved by Symantec in writing (including by email) (which approval will not be unreasonably withheld, conditioned or delayed); or (3) disclosed in the confidential disclosure letter to the merger agreement, during the period of time between the date of the merger agreement and the earlier of the termination of the merger agreement in accordance with its terms and the effective time of the merger, LifeLock will not, and will cause each of its subsidiaries not to, among other things:

•	amend the organizational documents of LifeLock or any of its subsidiaries;

•	liquidate, dissolve, merge, consolidate, restructure, recapitalize or reorganize;

•	issue, sell, or deliver, or agree to commit to issue, sell or deliver any shares of capital stock or any options, warrants, commitments, subscriptions or rights to purchase any similar capital stock or securities of LifeLock or any of its subsidiaries, subject to certain exceptions including, but not limited to, (1) the issuance, delivery or sale of shares of common stock pursuant to stock-based awards or options outstanding as of November 14, 2016 or pursuant to the ESPP, in all cases, in accordance with their terms and in connection with agreements in effect on the date of the merger agreement, (2) in connection with agreements in effect as of the date of the merger agreement or (3) as expressly contemplated by the merger agreement;

•

directly or indirectly acquire, repurchase or redeem any securities of LifeLock or its subsidiaries except for (1) with respect to LifeLock securities pursuant to the terms and conditions of LifeLock stock-based awards or options outstanding as of the date of the merger agreement in accordance with their terms or (2) transactions between LifeLock and any of its direct or indirect subsidiaries;

•	acquire (1) (by merger, consolidation or acquisition of stock or assets) any other person or any equity interest therein or (2) other than in the ordinary course of business consistent with past practice, any assets;

•	acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property, or enter into any new lease or sublease or other contract for the use of any real property;

•	adjust, split, subdivide, combine, pledge, encumber, reclassify or modify the terms of any shares of LifeLock capital stock, or issue or authorize or propose the issuance of any other LifeLock securities in respect of, in lieu of or in substitution for, shares of LifeLock capital stock or other equity or voting interest;

•	declare, set aside or pay any dividend or other distribution;

•	incur, assume, suffer or modify the terms of any indebtedness or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business and (2) for loans or advances to direct or indirect wholly owned subsidiaries;

•	assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except with respect to its wholly owned subsidiaries;

•	make any loans or investments in any person other than extension of credit to customers in the ordinary course of business consistent with past practice and advances to directors, officers, and other employees, in each case, in the ordinary course of business;

•	mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create or suffer any lien on any assets (other than permitted liens);

•	except as may be required by any LifeLock benefit plan, (1) enter into, adopt, amend (including accelerating the vesting of), modify or terminate any material bonus, profit sharing, compensation, retention, severance, termination, option, restricted stock unit, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment severance or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee in any manner or (2) increase the compensation of any director, officer or employee, pay any special bonus, retention or special remuneration to any director, officer or employee, except as may be required by applicable law, in connection with any new employee hires or increases in compensation for employees below the level of director to the extent that such increases are in the ordinary course of business and consistent with past practices, including, as to the timing during the year of such increases, LifeLock’s regular compensation review schedule;

•	settle, release, waive or compromise any pending or threatened legal proceeding;

•	change accounting practices or revalue in any material respect any of LifeLock’s properties or assets;

•	change tax elections, settle, abandon or compromise any material tax claims, or take certain other specified actions with respect to taxes;

•	incur, authorize or commit to incur any material capital expenditures, other than to the extent that such capital expenditures are otherwise reflected in LifeLock’s capital expenditure budget, are pursuant to obligations imposed by material contracts, or reflected or reserved for in LifeLock’s financial statements;

•	enter into, modify or terminate certain material contracts;

•	maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

•	engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of LifeLock or certain other related persons that would be required to be disclosed under the Exchange Act;

•	effect certain layoffs without complying with applicable laws;

•	grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business;

•	waive, release, grant, encumber or transfer any asset, intellectual property or other right material to LifeLock or its operations other than in the ordinary course of business;

•	sell, lease, license or otherwise dispose of any assets or property of LifeLock or its subsidiaries, other than the license of LifeLock products in the ordinary course of business;

•	hire any new employees at the director-level or above, or terminate the employment of any employee at the director-level or above, other than for cause; or

•	enter into, authorize any of, or agree or commit to enter into, an agreement to take any of the foregoing actions.

No Solicitation of Alternative Acquisition Offers

Under the merger agreement, from the date of the merger agreement until the earlier to occur of the termination of the merger agreement and the effective time of the merger LifeLock has agreed to cease and cause to be terminated any discussions or negotiations with, and terminate any data room or other access to diligence of, any person, its affiliates and its representatives relating to an acquisition transaction (as defined below) and to request any person who executed a confidentiality agreement in connection with its consideration of an acquisition transaction to promptly return or destroy any non-public information furnished by or on behalf of LifeLock or its subsidiaries prior to the date of the merger agreement.

Under the merger agreement, from the date of the merger agreement until the earlier to occur of the termination of the merger agreement and the effective time of the merger, LifeLock and its subsidiaries, and their respective directors and executive officers will not, and LifeLock will not authorize or direct, as the case may be, its subsidiaries and its and their respective representatives to, directly or indirectly:

•	solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal (as defined below);

•	furnish or otherwise provide access to any non-public information regarding, or to the business, properties, assets, books, records or personnel of, LifeLock or its subsidiaries to any person (other than to Symantec, Acquisition Sub, or any of their designees) in connection with, or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist an acquisition proposal or the making of any proposal that would reasonably be expected to lead to an acquisition proposal;

•	participate, or engage in discussions or negotiations, with any person with respect to an acquisition proposal or with respect to any inquiries from third parties relating to the making of an acquisition proposal, except as to inform such person of these restrictions;

•	approve, endorse, or recommend any proposal that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•	enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition transaction (as defined below); or

•	authorize or commit to do any of the above.

Notwithstanding these restrictions, prior to the adoption of the merger agreement by LifeLock stockholders and after entering into an acceptable confidentiality agreement, LifeLock may furnish information to, and enter into negotiations or discussions with, a person regarding a written acquisition proposal if: (1) LifeLock, its subsidiaries and its and their respective representatives have not breached any of the conditions above with respect to the acquisition proposal or such person; (2) the LifeLock Board or a committee thereof determines in good faith, after consultation with its financial advisor and its outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal (as defined below); (3) the LifeLock Board or a committee thereof determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable law; (4) LifeLock will provide written notice to Symantec promptly (within one business day) following the LifeLock Board’s determination in clauses (2) and (3) above; and (5) LifeLock will substantially contemporaneously make available to Symantec any non-public information concerning LifeLock and its subsidiaries that is provided to such person or such person’s representatives that was not previously made available to Symantec.

If LifeLock, its subsidiaries or its or their representatives receives an acquisition proposal or, to LifeLock’s knowledge, an inquiry related to making a potential acquisition proposal, any request for non-public information in connection with an acquisition proposal, or any discussions or negotiations are sought to be initiated or continued with LifeLock at any time prior to the earlier to occur of the termination of the merger agreement and the effective time of the merger, LifeLock must promptly (and in all events by a specified time on the next business day) advise Symantec of such acquisition proposal, request, inquiry or offer, including the identity of the person making or submitting the acquisition proposal, request, inquiry or offer, the material terms and conditions thereof, and copies of any written documentation setting forth such terms. Thereafter, LifeLock must keep Symantec reasonably informed, by providing notice to Symantec in all events by a specified time on the next business day, of any changes in the status and terms of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.

For purposes of this proxy statement and the merger agreement:

•	an “acquisition proposal” is any offer or proposal (other than an offer or proposal by Symantec or Acquisition Sub) relating to an acquisition transaction;

•	an “acquisition transaction” is any transaction or series of transactions (other than the merger) involving any:

•	direct or indirect purchase or other acquisition by any person or “group” (as defined in the Exchange Act) of persons of securities representing more than 15% of the total outstanding voting power of LifeLock, including pursuant to a tender offer or exchange offer;

•	direct or indirect purchase (including by way of a merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction) or other acquisition by any person or “group” of persons of assets constituting or accounting for more than 15% of the revenue, net income or consolidated assets of LifeLock and its subsidiaries, taken as a whole; or

•	merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving LifeLock or any of its subsidiaries whose business accounts for more than 15% of the revenue, net income or consolidated assets of LifeLock and its subsidiaries, taken as a whole, where the stockholders of LifeLock (or such subsidiary) prior to the transaction will not own, directly or indirectly, at least 85% of the surviving company; and

•

a “superior proposal” is a written acquisition proposal (substituting 50% for 15% and 85% in the definition of “acquisition transaction” above) that was not solicited in breach of the non-solicitation provisions of the merger agreement for an acquisition transaction on terms that the LifeLock Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable from a financial point of view than the merger and taking into account any revisions to the merger agreement made or proposed by Symantec prior to the time of such determination and the other factors and matters deemed relevant in good faith by the LifeLock Board (or any committee thereof), including the identity of the person making the proposal, the likelihood of consummation, and the legal, financial (including financing terms), regulatory, timing and other aspects of the proposal.

The LifeLock Board’s Recommendation; Adverse Recommendation Change

Except as described below, and subject to the provisions described below, the LifeLock Board has made the recommendation that the holders of shares of common stock vote “FOR” the adoption of the merger agreement. The merger agreement provides that the LifeLock Board will not effect a company board recommendation change except as described below.

Prior to the adoption of the merger agreement by LifeLock stockholders, the LifeLock Board (or a committee thereof) may not (with any action described in the following being referred to as a “company board recommendation change”):

•	withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the LifeLock Board’s recommendation in a manner adverse to Symantec;

•	adopt, approve, or recommend an acquisition proposal;

•	fail to publicly reaffirm the LifeLock Board’s recommendation within 10 business days of the occurrence of a material event or development and after Symantec so requests in writing (or, if the special meeting is scheduled to be held within 10 business days, then within one business day after Symantec so requests in writing);

•	take or fail to take any formal action or make or fail to make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the LifeLock Board (or a committee thereof) to LifeLock’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the LifeLock Board (or a committee thereof) may refrain from taking a position with respect to an acquisition proposal until 5:30 p.m., Eastern time, on the 10th business day after the commencement of a tender or exchange offer in connection with such acquisition proposal without such action being considered a violation of the merger agreement);

•	fail to include the LifeLock Board’s recommendation in this proxy statement; or

•	cause or permit LifeLock or any of its subsidiaries to enter into an alternative acquisition agreement.

Notwithstanding the restrictions described above, prior to the adoption of the merger agreement by LifeLock stockholders, the LifeLock Board may, upon compliance with the procedures described below, effect a company board recommendation change if (1) other than in connection with an acquisition proposal that constitutes a superior proposal, there has been an intervening event (as defined below); or (2) LifeLock has received a written acquisition proposal that the LifeLock Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal, in each case, if the LifeLock Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that a failure to effect a company board recommendation change would be reasonably expected to be inconsistent with the LifeLock Board’s fiduciary duties pursuant to applicable law.

The LifeLock Board may effect a company board recommendation change, but may not terminate the merger agreement, in response to an intervening event if and only if:

•	LifeLock has provided prior written notice to Symantec at least five business days in advance to the effect that the LifeLock Board (or a committee thereof) has (1) made the determination described above; and (2) resolved to effect a company board recommendation change pursuant to the merger agreement, which notice must describe the applicable intervening event in reasonable detail; and

•	prior to effecting such company board recommendation change, LifeLock and its representatives, during such five business day period, must have (1) negotiated with Symantec and its representatives in good faith (to the extent that Symantec desires to so negotiate) to make such adjustments to the terms and conditions of the merger agreement so that the LifeLock Board (or a committee thereof) no longer determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to make a company board recommendation change in response to such intervening event would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable law; and (2) permitted Symantec and its representatives to make a presentation to the LifeLock Board regarding the merger agreement and any adjustments with respect thereto (to the extent that Symantec requests to make such a presentation).

In addition, the LifeLock Board may effect a company board recommendation change or terminate the merger agreement in response to a written acquisition proposal that the LifeLock Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a superior proposal if and only if:

•	the LifeLock Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable law;

•	LifeLock has complied in all material respects with its obligations pursuant to the merger agreement with respect to such acquisition proposal;

•	LifeLock has provided prior written notice to Symantec at least five business days in advance to the effect that the LifeLock Board (or a committee thereof) has (1) received a written acquisition proposal that has not been withdrawn; (2) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal constitutes a superior proposal; and (3) resolved to effect a company board recommendation change or to terminate the merger agreement, which notice will describe the basis for such company board recommendation change or termination, including the identity of the person or “group” of persons making such acquisition proposal, the material terms of such acquisition proposal and copies of all relevant documents relating to such acquisition proposal; and

•	prior to effecting such company board recommendation change or termination, LifeLock and its representatives, during the five business day notice period described above, have (1) negotiated with Symantec and its representatives in good faith (to the extent that Symantec desires to so negotiate) to make such adjustments to the terms and conditions of the merger agreement so that such acquisition proposal would cease to constitute a superior proposal; and (2) permitted Symantec and its representatives to make a presentation to the LifeLock Board regarding the merger agreement and any adjustments with respect thereto (to the extent Symantec requests to make such a presentation).

In the event of any material revision to any such written acquisition proposal described above, LifeLock has also agreed to deliver a new notice to Symantec and comply with the above procedures with respect to such new written notice (with the notice period being three business days) and prior to effecting a company board recommendation change or terminating the merger agreement, at the end of the relevant notice period, the LifeLock Board must have in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that such bona fide written acquisition proposal is a superior proposal.

For purposes of this proxy statement and the merger agreement, an “intervening event” means any change, event, violation, inaccuracy, effect or circumstance that (1) as of the date of the merger agreement was not known to the LifeLock Board, or the material consequences of which (based on facts known to the members of the LifeLock Board as of the date of the merger agreement) were not reasonably foreseeable as of the date of the merger agreement; and (2) does not relate to any acquisition proposal.

Merger Consideration Financing

Symantec and Acquisition Sub have each agreed to use reasonable best efforts to, among other things, take or cause to be taken, all actions and to do, or cause to be done, all things necessary to arrange and obtain the proceeds of the debt financing (or any replacement debt financing permitted pursuant to the terms of the merger agreement) on or prior to the closing of the merger in an amount sufficient to enable Symantec to pay the Required Amount, including entering into and delivering definitive agreements with respect to such debt financing on or prior to the closing date of the merger, maintaining in effect the commitments with respect to such debt financing in accordance with the terms and subject to the conditions thereof, satisfying on a timely basis all conditions to funding applicable to Symantec or Acquisition Sub, consummating such debt financing at or prior to the closing of the merger, complying with its obligations pursuant to the terms of the debt financing, and, if all of the conditions to the obligations of the commitment parties contained in the commitment letter applicable to any such debt financing have been satisfied (or upon funding, would be satisfied) or waived, enforcing its rights pursuant to such commitment to the extent that the failure to enforce such commitment would adversely impact the amount or timing of the debt financing or the availability of the debt financing at the closing of the merger.

Symantec and Acquisition Sub agreed to fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the commitment letter and any fee letters applicable to the debt financing (or any replacement debt financing permitted pursuant to the terms of the merger agreement) as and when they become due. The “reasonable best efforts” of Symantec and Acquisition Sub include an obligation on the part of Symantec and Acquisition Sub, if the terms and conditions set forth in the applicable commitment letters have been satisfied and one or more of the financing sources fails to provide its respective portion of the debt financing (or any replacement debt financing permitted pursuant to the terms of the merger agreement) and, as a result, the closing of the merger does not occur when required pursuant to the merger agreement, to promptly commence an appropriate legal proceeding against any such breaching financing source pursuant to which each of Symantec and Acquisition Sub will use its reasonable best efforts to compel such breaching financing source to provide its portion of the debt financing.

Symantec and Acquisition Sub have also agreed not to permit any amendments or modifications or grant any waivers of any provisions or remedies under any debt financing if such amendment, modification or waiver would (1) reduce (or would reasonably be expected to have the effect of reducing) the aggregate amount of such debt financing, unless in the case of a reduction in the amount of such debt financing, Symantec would retain sufficient funds to make payment of the Required Amount at the closing of the merger and such reduction would not reasonably be expected to delay or prevent the closing of the merger of Symantec’s ability to consummate the debt financing; (2) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the debt financing or any other terms to the debt financing in a manner that would reasonably be expected to delay or prevent the closing of the merger or make the timely funding of the debt financing, or the satisfaction of the conditions to obtaining such debt financing, less likely to occur; or (3) adversely impact the ability of Symantec, Acquisition Sub or LifeLock, as applicable, to enforce its rights against the other parties to the commitment or the definitive agreements with respect thereto.

In the event the debt financing (or any replacement debt financing permitted pursuant to the terms of the merger agreement) becomes unavailable on the terms and conditions (including any market flex provisions) contemplated in the commitment letter, Symantec shall use its reasonable best efforts to promptly arrange and obtain alternative financing from the same or alternative sources, on terms and conditions not materially less favorable in the aggregate to Symantec and Acquisition Sub than the debt financing in an amount sufficient, together with other financial resources available to Symantec, to pay the Required Amount.

Financing Cooperation

LifeLock has agreed to use its reasonable best efforts to, and to use its reasonable best efforts to cause its subsidiaries and its subsidiaries’ respective representatives to, provide Symantec, Acquisition Sub and their respective affiliates with such reasonable cooperation in connection with the debt financing as may be reasonably requested by Symantec and Acquisition Sub and their respective affiliates by, among other things:

•	making senior management and advisors of LifeLock and its subsidiaries available to participate in meetings, presentations, agency presentations, road shows, drafting sessions and due diligence sessions with proposed lenders, underwriters, initial purchasers or placement agents, and in sessions with rating agencies;

•	reasonably assisting Symantec and its financing sources in their preparation of pro forma financial information and pro forma financial statements and materials for presentations, confidential information memoranda, bank information memoranda, offering memoranda, prospectuses, registration statements, rating agency presentations, lender and investor presentations and similar documents customary or required in connection with the debt financing;

•	furnishing Symantec and its affiliates and the commitment parties and their respective representatives with certain requested information, including audited year-end financial statements, unaudited interim financial statements, and certain other financial information of a type customarily included in an offering memorandum with respect to private placements of debt securities under Rule 144A;

•	requesting that LifeLock’s independent accountants provide reasonable and customary assistance to Symantec in connection with the debt financing and using reasonable best efforts to take such actions within LifeLock’s ability to enable its independent accountants to provide such assistance to Symantec;

•	providing customary authorization letters; and

•	providing information reasonably requested by Symantec to obtain corporate and facilities ratings.

LifeLock, its subsidiaries and their respective representatives are not required, among other things, to enter into any definitive agreement or incur any liability or obligation with respect to the debt financing prior to the closing of the merger. Symantec has agreed to provide customary indemnification and reimbursement with respect to losses, claims, costs or expenses incurred by LifeLock as a result of LifeLock’s cooperation in connection with the debt financing. Furthermore, such cooperation is not required by LifeLock or any of its subsidiaries to the extent such cooperation would interfere unreasonably with the business or operations of the LifeLock or any of its subsidiaries or create an unreasonable risk of damage or destruction to any property or assets of LifeLock or any of its subsidiaries. Such cooperation does not require (1) any representative of LifeLock or any of its subsidiaries to deliver any certificate or opinion or take any other action that could reasonably be expected to result in personal liability to such representative; (2) the LifeLock Board or the board of directors of any subsidiary of LifeLock to approve any financing or contracts related thereto; (3) LifeLock and its subsidiaries to take any action that would conflict with or violate its organizational documents, any applicable laws or result in, prior to the closing merger, a violation or breach of, or default under, any agreement to which LifeLock or any of its subsidiaries is a party; (4) LifeLock and its subsidiaries to provide any information (a) the disclosure of which is prohibited or restricted under applicable law; or (b) where access to such information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such information; or violate or cause a default pursuant to, or give a third person the right terminate or accelerate the rights pursuant to, any contract to which LifeLock or any of its subsidiaries is a party or otherwise bound; provided, that LifeLock must inform Symantec as to the general nature of what is being withheld as a result of the foregoing and must use its reasonable best efforts to disclose such information in a way that would not waive such privilege or contravene any applicable law or binding agreement (including, if practicable, by obtaining consent for the disclosure thereof); or (5) LifeLock and its subsidiaries to change any fiscal period or prepare any financial statements or other information that are not available to it. Nothing requires LifeLock or any of its subsidiaries, prior to closing of the merger, to be an issuer or other obligor with respect to the debt financing.

The obligations of Symantec and Acquisition Sub to consummate the merger and the other transactions contemplated by the merger agreement on the terms and subject to the conditions of the merger agreement are not conditioned upon the availability or consummation of the debt financing or the receipt of the proceeds therefrom.

In addition to LifeLock’s obligations to use reasonable best efforts to cooperate with Symantec in connection with the debt financing as described above, prior to the consummation of the merger, LifeLock is required to deliver to Symantec audited consolidated balance sheets and related audited consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows of LifeLock for each of the three most recently ended fiscal years of LifeLock that have ended at least 60 days prior to the closing date of the merger and unaudited consolidated balance sheets and related unaudited consolidated statements of operations, comprehensive income and cash flows of LifeLock for each subsequent interim quarterly period of LifeLock that has ended at least 40 days prior to the closing date of the merger (and comparable periods for the prior fiscal year), which financial statements we refer to as the “specified financial information.” LifeLock is required to use its reasonable best efforts to furnish all specified financial information required to be furnished as promptly as practicable to Symantec and Acquisition Sub. In addition, in the case of any specified financial information consisting of audited financial statements, LifeLock’s auditors must not have withdrawn any audit opinion with respect thereto and LifeLock must not have been informed by its auditors that it is required to restate, and LifeLock will not have restated, any specified financial information or announced any intention to restate or that such restatement is under consideration or may be a reasonable possibility. We refer to specified financial information meeting the requirements of the prior sentence as “compliant.” Failure by LifeLock to deliver the specified financial information on a timely basis or if the specified financial information is not compliant at any time would allow Symantec to delay the consummation of the merger. For more information see the section of this proxy statement captioned “—Closing and Effective Time of the Merger.”

Stockholders Meeting

LifeLock has agreed to take all necessary action to establish a record date for, duly call, give notice of, convene and hold the special meeting as promptly as reasonably practicable and on or around the 25th business day following the mailing of this proxy statement for the purpose of voting upon the adoption of the merger agreement and seeking the non-binding, advisory approval of the compensation that will or may become payable by LifeLock to its named executive officers in connection with the merger. LifeLock shall, and shall only, postpone or adjourn the special meeting in certain circumstances related to soliciting additional proxies or requirements of applicable law.

Employee Benefits

From and after the effective time of the merger, Symantec has agreed to honor all of the LifeLock benefit plans and compensation and severance arrangements in accordance with their terms as in effect immediately before the effective time of the merger, provided that such benefit plans and compensation and severance arrangements may be amended or terminated in accordance with their terms. For a period of one year following the effective time of the merger, Symantec has agreed to either (1) maintain for the benefit of continuing employees LifeLock’s benefit plans (other than the opportunity to participate in equity-based benefits, cash incentive, bonus, severance and, subject to the merger agreement, individual employment agreements, which existing plans and agreements will be governed by and can only be amended according to their respective terms) at benefit levels that are substantially equivalent to those in effect on the date of the merger agreement, and provide compensation and benefits to each continuing employee pursuant to such benefit plans; (2) provide benefits to each continuing employee that, taken as a whole, are substantially equivalent to those benefits provided to similarly situated employees of Symantec; or (3) provide some combination of LifeLock and Symantec benefit plans such that each continuing employee receives benefits that, taken as a whole, in any case with respect to clauses (1) through (3), are in the aggregate substantially equivalent to those benefits provided to similarly situated employees of Symantec. For a period of one year following the effective time of the merger for any continuing employee employed during that period, Symantec has agreed that not to reduce the aggregate cash compensation, which includes base salary/base wages and target incentive compensation opportunity, payable to the continuing employee. Also, for a period of one year following the effective time of the merger, Symantec has agreed to provide severance benefits that are substantially equivalent to those benefits provided to similarly situated employees of Symantec and its affiliates; provided, however, that this provision does not permit Symantec to amend, terminate or rescind, at any time after the effective time of the merger on a unilateral basis, any severance or retention benefits, including change of control acceleration of equity granted to an individual in a written agreement signed by the LifeLock and such individual prior to the effective time of the merger, without such individual’s written consent or as explicitly permitted under the terms of such written agreement.

To the extent that one or more of our or Symantec benefit plans is made available to a continuing employee, Symantec has agreed that such continuing employee will be granted credit for all service to LifeLock prior to the effective time of the merger for purposes of eligibility to participate and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement), except that such service need not be credited if it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, Symantec has agreed that (1) each continuing employee will be immediately eligible to participate in any new employee benefit plans intended to replace one of our benefit plans in which a continuing employee participates as of the effective time of the merger; (2) for any new health or other welfare benefit plans, all waiting periods, pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work or similar requirements will be waived, and eligible expenses incurred by a continuing employee during a replaced plan’s plan year will be credited to the replacement plan for purposes of satisfying all deductible, co-payments, coinsurance and maximum out-of-pocket requirements as if such amounts had been paid in accordance with such new plan; and (3) the replacement flexible spending plan accounts of a continuing employee will be credited with any unused balance in any flexible spending plan account that is replaced. Any vacation or paid time off accrued but unused by a continuing employee as of immediately prior to the effective time of the merger will be credited to such continuing employee following the effective time of the merger and will not be subject to accrual limits or other forfeiture. Additionally, unless Symantec provides written notice to us no later than 10 business days before the effective time of the merger, we will terminate our 401(k) Plan effective as of the day immediately preceding the effective time of the merger.

Efforts to Close the Merger

Under the merger agreement, Symantec, Acquisition Sub and LifeLock agreed to use reasonable best efforts to take, or cause to be taken all actions, do (or cause to be done) all things, and assist and cooperate with the other parties, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate the merger and effect the other contemplated transactions thereunder, including using their reasonable best efforts to cause the conditions to closing the merger described below to be satisfied, comply with all regulatory filing and notification requirements and obtain all regulatory approvals required to consummate the merger and effect the other contemplated transactions thereunder and seek to obtain any required consents under LifeLock’s material contracts.

Additionally, under the merger agreement, if and to the extent necessary to obtain regulatory approval of the merger, Symantec, Acquisition Sub agreed to (1) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Symantec, Acquisition Sub, on the one hand, and LifeLock, on the other hand, in each case conditioned upon the consummation of the merger and any other restrictions on the activities of Symantec and Acquisition Sub (and their respective affiliates, if applicable) on the one hand and LifeLock and its subsidiaries on the other; and (2) contest, defend and appeal any legal proceedings challenging the merger agreement or the consummation of the merger, in each case unless taking such action would reasonably be expected to materially and adversely affect the benefits to be obtained by virtue of the merger.

Indemnification and Insurance

The merger agreement provides that the surviving corporation and its subsidiaries will (and Symantec and its subsidiaries will cause the surviving corporation to) honor and fulfill, in all respects to the extent permitted under applicable law the obligations of LifeLock and its subsidiaries pursuant to any indemnification agreements between LifeLock, on the one hand, and any of their respective current or former directors, officers or employees of LifeLock (and any person who becomes a director, officer or employee of LifeLock or any of its subsidiaries prior to the effective time), on the other hand.

In addition, the merger agreement provides that, during the six year period commencing at the effective time of the merger, the surviving corporation will (and Symantec will cause the surviving corporation to) indemnify and hold harmless each current or former director, officer or employee of LifeLock or its subsidiaries, to the fullest extent permitted by law, from and against all costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising, directly or indirectly, out of or pertaining, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as a director, officer, employee or agent of LifeLock or its subsidiaries or other affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to or, at the effective time of the merger); and (2) the merger, as well as any actions taken by LifeLock, Symantec or Acquisition Sub with respect thereto (including any disposition of assets of the surviving corporation or any of its subsidiaries that is alleged to have rendered the surviving corporation or any of its subsidiaries insolvent). The merger agreement also provides that the surviving corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.

In addition, without limiting the foregoing, unless LifeLock has purchased a “tail” policy prior to the effective time of the merger (which LifeLock may purchase, provided that the premium for such insurance does not exceed 300% of the aggregate annual premiums currently paid), the merger agreement requires Symantec to cause the surviving corporation to maintain, on terms no less advantageous to the indemnified parties, LifeLock’s directors’ and officers’ insurance policies for a period of at least six years commencing at the effective time of the merger. Neither Symantec nor the surviving corporation will be required to pay premiums for such policy to the extent such premiums exceed, on an annual basis, 300% of the aggregate annual premiums currently paid by LifeLock, and if the premium for such insurance coverage would exceed such amount Symantec shall be obligated to cause the surviving corporation to obtain the greatest coverage available for a cost equal to such amount.

The merger agreement also provides that the indemnified parties are third party beneficiaries of the indemnification and insurance provisions in the merger agreement and are entitled to enforce such provisions.

For more information, refer to the section of this proxy statement captioned “The Merger—Interests of LifeLock’s Directors and Executive Officers in the Merger.”

Transaction Litigation

LifeLock will (1) provide Symantec with prompt notice of all stockholder litigation relating to the merger agreement; (2) keep Symantec reasonably informed with respect to status thereof; (3) give Symantec the opportunity to participate in the defense, settlement or prosecution of any such litigation; and (4) will consult with Symantec with respect to the defense, settlement or prosecution of any such litigation and will consider in good faith Symantec’s advice with respect to such litigation. LifeLock may not compromise, settle or come to an arrangement, or agree to do any of the foregoing, regarding any such litigation without Symantec’s prior written consent.

Conditions to the Closing of the Merger

The obligations of Symantec and Acquisition Sub, on the one hand, and LifeLock, on the other hand, to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following conditions:

•	the adoption of the merger agreement by the affirmative vote of LifeLock stockholders of at least a majority of the outstanding shares of common stock;

•	the expiration or termination of the waiting period under the HSR Act; and

•	the consummation of the merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority.

In addition, the obligations of Symantec and Acquisition Sub to consummate the merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•	the representations and warranties of LifeLock relating to due organization, good standing, corporate power, enforceability, approval of the LifeLock Board, fairness opinion, anti-takeover laws, requisite LifeLock stockholder approval, the valid issuance of outstanding shares and freedom from preemptive rights with respect to those shares, the absence of voting arrangements and obligations restricting the transfer of shares, the absence of any Company Material Adverse Effect and undisclosed brokers being true and correct as of the date on which the closing occurs as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date), unless any such representations or warranties are qualified by Company Material Adverse Effect, in which case, such representations and warranties shall have been true and correct (without disregarding such Company Material Adverse Effect qualifications) as of the date on which the closing occurs as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date);

•	the representations and warranties of LifeLock relating to certain aspects of LifeLock’s capitalization being true and correct as of 5:00 p.m., Pacific time, on November 14, 2016, except for such inaccuracies that are de minimis in the aggregate;

•	the other representations and warranties of LifeLock set forth elsewhere in the merger agreement being true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date on which the closing occurs as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct, individually or in the aggregate, as have not had and would not have a Company Material Adverse Effect;

•	LifeLock having performed and complied in all material respects with all covenants and obligations of the merger agreement required to be performed and complied with by it at or prior to the effective time of the merger;

•	the receipt by Symantec and Acquisition Sub of a customary closing certificate of LifeLock; and

•	the absence of any Company Material Adverse Effect having occurred since the date of the merger agreement that is continuing as of the effective time of the merger.

In addition, the obligation of LifeLock to consummate the merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions:

•	the representations and warranties of Symantec and Acquisition Sub set forth in the merger agreement being true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) as of the date on which the closing occurs as if made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for any such failure to be true and correct that, individually or in the aggregate, as have not had and would not reasonably be expected to prevent or materially impair or materially delay the consummation of the merger or the ability of Symantec and Acquisition Sub to perform their respective covenants and obligations pursuant to the merger agreement;

•	Symantec and Acquisition Sub having performed and complied in all material respects with all covenants and obligations of the merger agreement required to be performed and complied with by Symantec or Acquisition Sub at or prior to the effective time of the merger; and

•	the receipt by LifeLock of a customary closing certificate of Symantec and Acquisition Sub.

Even if all the closing conditions are satisfied or waived (where permitted by applicable law), the merger agreement provides that Symantec will not be obligated to consummate the merger prior to January 31, 2017. For more information, see the section of this proxy statement with the caption “—Closing and Effective Time of the Merger.” In addition, if Symantec has not timely received specified financial information prior to the closing or if such specified financial information is not compliant, Symantec shall not be obligated to consummate the closing until five business days after the date Symantec has received the specified financial information during which five-day period such specified financial information is and remains compliant. For more information, see the section of this proxy statement with the caption “—Financing Cooperation.”

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by LifeLock stockholders, in the following ways:

•	by mutual written agreement of LifeLock and Symantec;

•	by either LifeLock or Symantec if:

•	(1) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger will be in effect, or any action has been taken by any governmental authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the merger and has become final and non-appealable or (2) any statute, law (including common law), ordinance, rule, regulation or stock exchange listing requirement is enacted, entered, enforced or deemed applicable to the merger that prohibits, makes illegal or enjoins the consummation of the merger;

•

the merger has not been consummated by 11:59 p.m., Pacific time, on April 30, 2017, which we refer to as the “termination date,” except that (1) if as of the termination date, all conditions to the merger agreement are satisfied (other than those conditions to be satisfied at the time of the closing of the merger) or waived (where permissible pursuant to applicable law), other than the closing conditions set forth in the merger agreement relating to the expiration or termination of the U.S. antitrust waiting period or relating to no injunctions, laws, or other judgments or orders or other legal or regulatory restraint or prohibition preventing the merger or making it illegal, then either LifeLock or Symantec may elect by written notice to the other party to extend the termination date until 11:59 p.m., Pacific time, on August 21, 2017 or (2) if as of the termination date, Symantec has not received specified financial information (as such term is defined in the section of this proxy statement captioned “—Financing Cooperation”) or such specified financial information is not compliant (as such term is defined in the section of this proxy statement captioned “—Financing Cooperation”), and Symantec is therefore not obligated to consummate the closing until five business days after the date that Symantec has received such specified financial information under the merger agreement, then LifeLock, by written notice to Symantec, may extend the termination date until 11:59 p.m., Pacific time, on the date that is five business days after the completion of the five business day period set forth above, but in no event later than 11:59 p.m., Pacific time, on August 21, 2017 (and such date and time shall thereafter constitute the termination date). In each case, the right to terminate the merger agreement pursuant to this provision will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the merger agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating party to consummate the merger prior to the termination date, or (B) the failure to consummate the merger prior to the termination date;

•	the special meeting has been held and the LifeLock stockholders do not adopt the merger agreement (except that the right to terminate the merger agreement pursuant to this provision will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the merger agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the approval of the LifeLock stockholders at the special meeting);

•	by LifeLock if:

•	Symantec or Acquisition Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements in the merger agreement, such that the related closing condition would not be satisfied, except that if such breach is capable of being cured by the termination date, LifeLock will not be entitled to terminate the merger agreement prior to the delivery by LifeLock to Symantec of written notice of such breach, delivered at least 30 days prior to such termination, it being understood that LifeLock will not be entitled to terminate the merger agreement if such breach has been cured prior to termination;

•	prior to the adoption of the merger agreement by LifeLock stockholders if (1) LifeLock has received a superior proposal; (2) the LifeLock Board (or a committee thereof) has authorized LifeLock to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by such superior proposal; (3) prior to or concurrently with such termination, LifeLock has paid to Symantec an $87.5 million termination fee; and (4) LifeLock has complied in all material respects with its non-solicitation, change in board recommendation and related obligations under the merger agreement with respect to such superior proposal;

•	by Symantec, if:

•	LifeLock has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements in the merger agreement, such that the related closing condition would not be satisfied, except that if such breach is capable of being cured by the termination date, Symantec will not be entitled to terminate the merger agreement prior to the delivery by Symantec to LifeLock of written notice of such breach, delivered at least 30 days prior to such termination, it being understood that Symantec will not be entitled to terminate the merger agreement if such breach has been cured prior to termination; or

•	the LifeLock Board has effected a company board recommendation change.

In the event that the merger agreement is validly terminated pursuant to the termination rights set forth in the merger agreement, such termination will be effective immediately upon the mutual agreement of LifeLock and Symantec or the delivery of written notice by the terminating party to the other parties. Following termination of the merger agreement pursuant to the termination rights above, the merger agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except that certain sections of the merger agreement will survive the termination of the merger agreement in accordance with their respective terms, including, among other things, terms relating to termination fees. Notwithstanding the foregoing, nothing in the merger agreement will relieve (1) any party from any liability for any intentional breach of the merger agreement and (2) LifeLock or (subject to sections of the merger agreement relating to manner and notice of termination and effect of termination; fees and expenses; and remedies) Symantec or Acquisition Sub from any liability for its fraud prior to the valid termination of the merger agreement (in the case of each of (1) and (2), which the parties acknowledge and agree (A) will not be limited to reimbursement of expenses or out-of-pocket costs; and (B) in the case of any damages sought by the non-breaching party, such damages will include the benefit of the bargain lost by the non-breaching party, taking into consideration relevant matters, including opportunity costs and the time value of money). In addition, no valid termination of the merger agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Symantec or LifeLock or the financing letters, which rights, obligations and agreements will survive the termination of the merger agreement in accordance with their respective terms.

Termination Fees

If the merger agreement is terminated in specified circumstances, LifeLock has agreed to pay Symantec a termination fee of $87.5 million.

Symantec will be entitled to receive the termination fee from LifeLock if the merger agreement is validly terminated:

•	(1) (a) by Symantec, because LifeLock has breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach or failure to perform would result in a failure of a related closing condition set forth in the merger agreement(b) by either Symantec or LifeLock because the LifeLock stockholders fail to adopt the merger agreement at the special meeting at which a vote is taken on the adoption of the merger agreement or (c) by either Symantec or LifeLock because the merger has not been consummated by the termination date pursuant to the termination section of the merger agreement; (2) the conditions to closing relating to antitrust or the conditions related to prohibitive laws or orders set forth in the merger agreement have been satisfied or are capable of being satisfied and the conditions to closing relating to the accuracy of Symantec’s representations and warranties and performance of Symantec’s covenants would be satisfied if the date of such termination was the closing date of the merger; (3) prior to termination under certain circumstances specified in the merger agreement, an acquisition proposal made or renewed following the date of the merger agreement has been publicly announced or publicly disclosed and not publicly withdrawn or otherwise abandoned by LifeLock; and (4) within one year of the termination of the merger agreement, either an acquisition transaction is consummated or LifeLock enters into a definitive agreement providing for the consummation of an acquisition transaction and such acquisition transaction is subsequently consummated (whether such consummation occurs before or after the one-year anniversary of such termination) (provided that, for purposes of the termination fee, all references to “15%” and “85%” in the definition of “acquisition transaction” are deemed to be references to “50%”);

•	by Symantec, because the LifeLock Board has effected a company board recommendation change; or

•	by LifeLock (at any time prior to adoption of the merger agreement by LifeLock stockholders), to enter into an alternative acquisition agreement with respect to a superior proposal authorized by the LifeLock Board (or a committee thereof).

Specific Performance

Symantec, Acquisition Sub and LifeLock are entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity.

Fees and Expenses

Except as specified in the merger agreement, whether or not the merger is completed, LifeLock, on the one hand, and Symantec and Acquisition Sub, on the other hand, are each responsible for all of their respective fees and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement. Symantec or the surviving corporation is responsible for all fees and expenses of the payment agent. Except as specified in the merger agreement, Symantec will pay or cause to be paid all (i) transfer, stamp and documentary taxes or fees; and (ii) sales, use, gains, real property transfer and other similar taxes or fees, in each case arising out of or in connection with the consummation of the merger.

Third-Party Beneficiaries

The merger agreement provides that, other than the provisions discussed in the sections of this proxy statement entitled “—Indemnification and Insurance,” which will be for the benefit of the parties described therein, “—Conversion of Shares,” which will be for the benefit of the holders of common stock, RSUs, options, RSAs and PRSAs from and after the effective time and the merger (provided that, to the extent Symantec or Acquisition Sub wrongfully terminates or willfully breaches the merger agreement, then following the termination of the merger agreement, LifeLock would be entitled to seek damages and other relief (including equitable relief) on behalf of such holders), each party’s respective representations, warranties and covenants set forth in the merger agreement are solely for the benefit of the other parties to the merger agreement in accordance with and subject to the terms of the merger agreement. The merger agreement is not intended to, and will not, confer any rights or remedies upon any other person, subject to certain circumstances specified in the merger agreement. In addition, certain provisions discussed in the sections of this proxy statement entitled “—Amendment,” and “—Governing Law; Venue”, among others, that expressly relate to the financing sources of Symantec will inure to the benefit of the financing sources and their affiliates and representatives, which we refer to as the “financing source related parties,” each of whom are intended to be third-party beneficiaries of such provisions.

Amendment

Subject to applicable law and the other provisions of the merger agreement, the merger agreement may be amended in writing by the parties at any time prior to closing of the merger, whether before or after adoption of the merger agreement by LifeLock stockholders. However, after adoption of the merger agreement by LifeLock stockholders, no amendment that requires further approval by such LifeLock stockholders pursuant to the DGCL may be made without such approval. The provisions expressly relating to the financing sources may not be amended, modified or altered in a manner that adversely impacts any financing source related party without the prior written consent of such adversely impacted party.

Governing Law; Venue

The merger agreement is governed by Delaware law. The exclusive venue for disputes is the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware or, to the extent that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, any state or federal court in the State of Delaware, except that any legal proceeding involving the financing sources arising out of, or relating to, the merger, the financing, the financing letters, or the performance of services thereunder or related will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof.

THE SUPPORT AGREEMENT

The following summary describes the material provisions of the support agreement. The description of the support agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the support agreement, a copy of which is attached to this proxy statement as Annex D and incorporated into this proxy statement by reference. We encourage you to read the support agreement carefully and in its entirety.

As a condition and inducement to Symantec entering into the merger agreement, the supporting stockholders entered into the support agreement. At the close of business on [●], 2016, the record date of the special meeting, the supporting stockholders collectively owned or controlled [●] shares of common stock, which represented [●]% of all outstanding shares of common stock. In connection with the execution and delivery of the support agreement, Symantec did not pay these stockholders any consideration separate from the consideration they will receive pursuant to the merger agreement in respect of their shares or as described in the section of this proxy statement captioned “The Merger—Interests of LifeLock’s Directors and Executive Officers in the Merger.”

Voting Provisions

Pursuant to the support agreement, the supporting stockholders have agreed, subject to the terms and conditions contained in the support agreement, to vote all of their shares of common stock or other voting securities of LifeLock that they acquire beneficial ownership of after the date of the support agreement, including, without limitation, by purchase, at any time prior to the termination of the support agreement, in the following manner:

•	in favor of (1) the adoption of the merger agreement, and (2) the adjournment or postponement of the meeting to a later date, if there are not sufficient votes for the adoption of the merger agreement;

•	in favor of any other matter considered at the special meeting that the LifeLock Board has (1) determined is necessary or desirable for the consummation of the merger; (2) disclosed in this proxy statement or other written materials distributed to all LifeLock stockholders; and (3) recommended that the LifeLock stockholders adopt; and

•	against any alternative acquisition proposal.

Nothing in the support agreement limits the rights of any member of the LifeLock Board to vote in favor of, against or abstain with respect to, any matters presented to the LifeLock stockholders. The support agreement does not limit or restrict a supporting stockholder in his or her capacity as a director or officer from acting in such capacity in such person’s discretion on any matter.

Pursuant to the support agreement, the supporting stockholders have agreed to waive appraisal rights and have provided an irrevocable proxy to Symantec.

Restrictions on Transfer; Other Actions

Under the support agreement, the supporting stockholders have agreed that until the termination of the support agreement, they will not:

•	transfer any shares of LifeLock capital stock beneficially owned by such supporting stockholder unless pursuant to certain permitted transfers;

•	grant any proxies or powers of attorney with respect to any of shares of LifeLock capital stock beneficially owned by such supporting stockholder, deposit any such shares into a voting trust or enter into a support agreement with respect to such shares; or

•	knowingly fail to act or take any action that would reasonably be expected to result in a breach of a representation or warranty of such supporting stockholder contained in such support agreement or take any action that would reasonably be expected to impair the ability of such supporting stockholder to perform its obligations under the support agreement in any material respect or prevent or materially delay the consummation of the merger or the support agreement.

Termination

The support agreement terminates on the earlier of the termination of the merger agreement in accordance with its terms and the effective time of the merger.

FINANCING OF THE MERGER

The merger agreement is not subject to any financing contingency. Symantec intends to finance the cash portion of the merger consideration with debt and cash on hand. With respect to the debt financing, Symantec has obtained the Commitment from the commitment parties pursuant to the commitment letter to provide a senior unsecured bridge loan facility in an aggregate principal amount of up to $750,000,000, which we refer to as the “bridge facility.” Symantec intends to utilize the bridge facility in the event it does not issue and sell the full amount of the Senior Notes referenced below at or prior to the closing of the merger.

On or prior to the closing date of the merger, Symantec intends to issue senior notes in a registered public offering, Rule 144A offering or private placement, which we refer to as the “Senior Notes.” The Commitment will be reduced on a dollar-for-dollar basis by the aggregate gross cash proceeds actually funded into escrow or received by Symantec or any of its domestic subsidiaries from any issuance of the Senior Notes on or prior to the closing date of the merger.

The Commitment and other obligations set forth in the commitment letter automatically terminate upon the earliest to occur of (1) termination of the merger agreement in accordance with its terms prior to the closing of the merger; (2) the occurrence of the closing of the merger without the funding of the bridge facility; and (3) 11:59 p.m., Eastern time, on the date that is five business days after the termination date (as such term is defined in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement” and as may be extended in accordance with the merger agreement).

The obligation of the commitment parties to provide the debt financing is subject to the satisfaction of certain conditions, including (among other conditions) no Company Material Adverse Effect (as such term is defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) having occurred with respect to LifeLock, the delivery of certain LifeLock financial information, including the specified financial information (but subject to different time periods set forth in the commitment letter), the negotiation, execution and delivery of definitive loan documentation for the bridge facility, and other customary closing conditions.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on NYSE under the symbol “LOCK.” As of [●], 2016, the record date of the special meeting, there were [●] shares of common stock outstanding, held by [●] stockholders of record. Because many shares of common stock are held by banks, brokers and other nominees on behalf of the beneficial owners of these shares, we are unable to estimate the total number of LifeLock stockholders represented by these stockholders of record.

The following table sets forth, for the periods indicated, the high and low sale prices for our common stock as reported by NYSE:

	2016				2015		2014
	High		Low		High	Low	High	Low
Fiscal First Quarter		$14.20		$9.14	$18.81	$13.06	$22.85	$15.50
Fiscal Second Quarter		$16.00		$11.01	$17.43	$13.86	$17.73	$10.48
Fiscal Third Quarter		$17.35		$15.40	$16.85	$7.18	$15.93	$12.30
Fiscal Fourth Quarter (through [●], 2016)	$	[●]	$	[●]	$15.55	$8.55	$19.15	$13.64

We have never declared or paid, and do not anticipate declaring or paying, any cash dividends on our capital stock.

On [●], 2016, the latest practicable trading day before the printing of this proxy statement, the closing price for the common stock on NYSE was $[●] per share. You are encouraged to obtain current market quotations for our common stock.

Following the merger, there will be no further market for our common stock and it will be delisted from NYSE and deregistered under the Exchange Act. As a result, following the merger we may no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of November 15, 2016, of each person or entity who we know to beneficially own 5% or more of the outstanding shares of common stock, each of our named executive officers and directors, and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of common stock subject to stock options held by that person that are currently exercisable or exercisable within 60 days of November 15, 2016, or issuable pursuant to restricted stock units that are subject to vesting conditions expected to occur within 60 days of November 15, 2016, are deemed outstanding and beneficially owned by the person holding the stock option or restricted stock units. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o LifeLock, Inc., 60 East Rio Salado Parkway, Suite 400, Tempe, Arizona 85281. The percentages in the table below are based on 94,351,210 shares of common stock outstanding as of November 15, 2016. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

Name of Beneficial Owner	Shares Beneficially Owned
	Number	Percent
Named Executive Officers and Directors:
Todd Davis(1)	2,126,413	2.2%
Hilary A. Schneider(2)	1,221,634	1.3%
Chris G. Power(3)	438,170	*
Schwark Satyavolu(4)	73,332	*
Ty Shay(5)	150,209	*
Douglas Jeffries(6)	111,351	*
Gary S. Briggs(7)	67,336	*
David Cowan(8)	6,166,287	6.5%
Roy A. Guthrie(9)	83,086	*
Albert A. (Rocky) Pimentel(10)	136,086	*
Thomas J. Ridge(11)	115,335	*
Jaynie Miller Studenmund (12)	30,376	*
All current directors and executive officers as a group (10 persons)(13)	10,122,854	10.4%
5% Stockholders:
Prescott General Partners LLC(14)	8,779,258	9.3%
Ameriprise Financial, Inc.(15)	6,374,098	6.8%
The Vanguard Group(16)	5,811,386	6.2%
Bessemer Venture Partners(17)	5,540,485	5.9%
Elliott Associates, L.P.(18)	7,750,000	8.2%

*	Less than 1% of the outstanding shares of common stock
(1)	Consists of (1) 633,923 shares held by the 2010 Todd Davis Trust; (2) 110,091 shares held by Mr. Davis, 13,020 of which were issued pursuant to restricted stock awards and remained subject to further vesting as of 60 days following November 15, 2016; (3) 1,360,040 shares issuable pursuant to outstanding stock options exercisable within 60 days of November 15, 2016; and (4) 22,359 shares of common stock issuable upon the vesting of restricted stock units within 60 days of November 15, 2016.

(2)	Consists of (1) 406,090 shares held by Ms. Schneider, 304,644 of which were issued pursuant to restricted stock awards and remained subject to further vesting as of 60 days following November 15, 2016; (2) 796,685 shares issuable pursuant to outstanding stock options exercisable within 60 days of November 15, 2016; and (3) 18,859 shares of common stock issuable upon the vesting of restricted stock units within 60 days of November 15, 2016.
(3)	Consists of (1) 46,450 shares held by Mr. Power; and (2) 391,720 shares issuable pursuant to outstanding stock options exercisable within 60 days of November 15, 2016. Mr. Power’s service with us ended in October 2016.
(4)	Mr. Satyavolu’s service with us ended effective September 30, 2016
(5)	Consists of (1) 80,142 shares held by Mr. Shay, 29,666 of which were issued pursuant to a restricted stock award and remained subject to further vesting as of 60 days following November 15, 2016; (2) 57,567 shares issuable pursuant to outstanding stock options exercisable within 60 days of November 15, 2016; and (3) 12,500 shares of common stock issuable upon the vesting of restricted stock units within 60 days of November 15, 2016.
(6)	Consists of 111,351 shares held by Mr. Jeffries, 106,351 of which were issued pursuant to a restricted stock award and remained subject to further vesting as of 60 days following November 15, 2016.
(7)	Consists of (1) 20,336 shares held by Mr. Briggs; and (2) 47,000 shares issuable pursuant to outstanding stock options exercisable within 60 days of November 15, 2016.
(8)	Consists of (1) 4,131,264 shares held by Bessemer Venture Partners VI L.P.; (2) 1,355,764 shares held by Bessemer Venture Partners Co-Investment L.P.; (3) 53,457 shares held by Bessemer Venture Partners VI Institutional L.P.; (4) 153,413 shares held by Cowan Family Trust UDT dated 10-17-02; (5) 389,303 shares held by David Cowan Partners II, a Delaware Multiple Series Limited Partnership (Series A); (6) 36,086 shares held by Mr. Cowan; and (7) 47,000 shares issuable pursuant to outstanding stock options exercisable within 60 days of November 15, 2016. Deer VI & Co. LLC is the general partner of each of Bessemer Venture Partners VI, L.P., Bessemer Venture Partners VI Institutional L.P., and Bessemer Venture Partners Co-Investment L.P. (collectively, the “BVP Funds”). J. Edmund Colloton, David J. Cowan, Robert P. Goodman, Jeremy S. Levine and Robert M. Stavis are the executive managers of Deer VI & Co. LLC. Investment and voting decisions with respect to the shares held by the BVP Funds are made by the executive managers of Deer VI & Co. LLC acting as an investment committee. No stockholder, partner, director, officer, manager, member, or employee of Deer VI & Co. LLC has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by the BVP Funds.
(9)	Consists of (1) 36,086 shares held by Mr. Guthrie and (2) 47,000 shares issuable pursuant to outstanding stock options exercisable within 60 days of November 15, 2016.
(10)	Consists of (1) 36,086 shares held by Mr. Pimentel and (2) 100,000 shares issuable pursuant to outstanding stock options exercisable within 60 days of November 15, 2016.
(11)	Consists of (1) 32,224 shares held by Mr. Ridge and (2) 83,111 shares issuable pursuant to outstanding stock options exercisable within 60 days of November 15, 2016.
(12)	Consists of (1) 10,578 shares held by Ms. Studenmund and (2) 19,798 shares issuable pursuant to outstanding stock options exercisable within 60 days of November 15, 2016.
(13)	Consists of (1) 7,591,502 shares beneficially owned by our current directors and current executive officers; (2) 2,500,634 shares issuable pursuant to outstanding stock options exercisable within 60 days of November 15, 2016; and (3) 41,218 shares of common stock issuable upon the vesting of restricted stock units within 60 days of November 15, 2016.
(14)	According to a Schedule 13G/A filed February 16, 2016, Prescott General Partners LLC (“Prescott”), which has shared voting and dispositive power with respect to 8,779,258 shares. Prescott Associates L.P. has shared voting and dispositive power with respect to 6,016,975 shares. Thomas W. Smith has sole voting and dispositive power with respect to 100,000 shares and shared voting and dispositive power with respect to 445,223 shares. Scott J. Vassalluzzo has shared voting and dispositive power with respect to 299,923 shares. The 8,779,258 shares are reported owned, directly or indirectly by Prescott, Prescott Associates L.P., Thomas W. Smith and Scott J. Vassalluzzo. The address for these entities and individuals is 2200 Butts Road, Suite 320, Boca Raton, Florida 33431.

(15)	According to a Schedule 13G filed February 12, 2016, Ameriprise Financial, Inc. (“Ameriprise”) has shared voting power with respect to 6,313,678 shares and has shared dispositive power with respect to 6,374,098 shares. Columbia Management Investment Advisers, LLC (“Columbia”) has shared voting power with respect to 6,313,678 shares and has shared dispositive power with respect to 6,374,098 shares. Ameriprise, as the parent company of CMIA, may be deemed to beneficially own the shares reported by Columbia. Accordingly, the shares reported by Ameriprise include those shares separately reported by Columbia. The address for Ameriprise is 145 Ameriprise Financial Center, Minneapolis, MN 55474. The address for Columbia is 225 Franklin St. Boston, MA 02110.
(16)	According to a Schedule 13G filed February 10, 2016, The Vanguard Group (“Vanguard”) has sole voting power with respect to 202,254 shares, shared voting power with respect to 38,500 shares, sole dispositive power with respect to 5,575,532 shares and shared dispositive power with respect to 235,854 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 197,354 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 43,400 shares as a result of its serving as investment manager of Australian investment offerings. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(17)	Consists of (1) 4,131,264 shares held by Bessemer Venture Partners VI L.P.; (2) 1,355,764 shares held by Bessemer Venture Partners Co-Investment L.P.; and (3) 53,457 shares held by Bessemer Venture Partners VI Institutional L.P. Deer VI & Co. LLC is the general partner of each of the BVP Funds. J. Edmund Colloton, David J. Cowan, Robert P. Goodman, Jeremy S. Levine, and Robert M. Stavis are the executive managers of Deer VI &Co. LLC. Investment and voting decisions with respect to the shares held by the BVP Funds are made by the executive managers of Deer VI & Co. LLC acting as an investment committee. No stockholder, partner, director, officer, manager, member, or employee of Deer VI & Co. LLC has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by the BVP Funds. The address for the BVP Funds is c/o Bessemer Venture Partners, 1865 Palmer Avenue, Suite 104, Larchmont, New York 10538.
(18)	According to a Schedule 13D/A filed August 12, 2016, Elliott International, L.P. (“Elliott International”) has shared voting power with respect to 5,270,000 shares and shared dispositive power with respect to 5,270,000 shares. Elliott International Capital Advisors Inc. (“EICA”) has shared voting power with respect to 5,270,000 shares and shared dispositive power with respect to 5,270,000 shares. Elliott Associates, L.P. (“Elliott Associates”) has sole voting power with respect to 2,480,000 shares and sole dispositive power with respect to 2,480,000 shares. EICA, as the investment manager of Elliott International, may be deemed to beneficially own the 5,270,000 shares beneficially owned by Elliott International. Elliott Associates, through the Liverpool Limited Partnership, a Bermuda limited partnership and a wholly owned subsidiary of Elliott Associates (“Liverpool”), and Elliott International have entered into notional principal amount derivative agreements (the “Derivative Agreements”) in the form of cash settled swaps with respect to 752,000 and 1,598,000 shares, respectively. The Derivative Agreements provide Elliott Associates and Elliott International with economic results that are comparable to the economic results of ownership but do not provide them with the power to vote or direct the voting or dispose of or direct the disposition of the shares that are referenced in the Derivative Agreements (such shares, the “Subject Shares”). Elliott Associates, Elliott International and EICA disclaim beneficial ownership in the Subject Shares. The counterparties to the Derivative Agreements are unaffiliated third party financial institutions. The address for Elliott Associates and EICA is 40 West 57th Street, 30th Floor, New York, New York 10019. The address for Elliott International is c/o Maples and Calder, P.O Box 309, Ugland House, South Church Street, George Town, Cayman Islands, British West Indies.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of LifeLock. However, if the merger is not completed, LifeLock stockholders will continue to be entitled to attend and participate in stockholder meetings.

LifeLock will hold an annual meeting of stockholders in 2017 only if the merger has not already been completed.

In accordance with Rule 14a-8 under the Exchange Act, and as provided in Section 2.4 of our bylaws, any LifeLock stockholder who intends to submit a proposal at our annual meeting in 2017, if held, and who wishes to have the proposal considered for inclusion in the proxy statement for that meeting must have, in addition to complying with Rule 14a-8 under the Exchange Act and all other applicable laws and regulations governing submission of such proposals, delivered the notice of the proposal to us for consideration by November 26, 2016.

Pursuant to Section 2.4 of our bylaws, if a LifeLock stockholder intends to submit a proposal or director nomination for consideration at our annual meeting in 2017, if held, that is not intended to be included in the proxy statement for that meeting, the stockholder must give notice in accordance with the requirements set forth in our bylaws no later than the 45th day and no earlier than the 75th day prior to the one year anniversary of the mailing of the proxy statement for the previous year’s annual meeting of stockholders, or not earlier than January 8, 2017 and not later than February 7, 2017. Such notice should be sent to our Secretary at LifeLock, Inc., 60 East Rio Salado Parkway, Suite 400, Tempe, Arizona 85281. In addition, our bylaws require that certain information and acknowledgments with respect to the proposal or the nominee and the LifeLock stockholder making the proposal or nomination be set forth in the notice.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following LifeLock filings with the SEC are incorporated by reference:

•	LifeLock’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	LifeLock’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016; and

•	LifeLock’s Current Reports on Form 8-K filed on January 20, 2016, January 25, 2016, February 16, 2016, February 23, 2016, March 7, 2016, May 3, 2016, May 11, 2016, May 17, 2016, July 5, 2016, July 15, 2016, August 2, 2016, September 2, 2016 and November 21, 2016.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

LifeLock, Inc.

Attention: Secretary

60 East Rio Salado Parkway

Suite 400

Tempe, AZ 85281

If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.LifeLock.com. The information included on our website is not incorporated by reference into this proxy statement.

If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

LifeLock Stockholders May Call:

(877) 825-8621 (Toll-Free From the U.S. and Canada)

or

(412) 232-3651 (From Other Locations)

MISCELLANEOUS

LifeLock has supplied all information relating to LifeLock, and Symantec has supplied, and LifeLock has not independently verified, all of the information relating to Symantec and Acquisition Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the adoption of the merger agreement. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this proxy statement. This proxy statement is dated [●], 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to LifeLock stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A

Agreement and Plan of Merger

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

SYMANTEC CORPORATION,

L1116 MERGER SUB, INC.

and

LIFELOCK, INC.

Dated November 20, 2016

A-i

(Continued)

A-ii

(Continued)

A-iii

AGREEMENT AND PLAN OF MERGER

This agreement and plan of merger (this “Agreement”), dated November 20, 2016, is among Symantec Corporation, a Delaware corporation (“Parent”), L1116 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and LifeLock, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the meanings given to them in Article I.

RECITALS

A. The Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the merger of Merger Sub with and into the Company (collectively with the other transactions contemplated by this Agreement, the “Merger”) in accordance with the DGCL upon the terms and subject to the conditions set forth in this Agreement; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations in this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement; (iii) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders; and (iv) recommended that the Company Stockholders vote in favor of the adoption of this Agreement in accordance with the DGCL.

B. The boards of directors of each of Parent and Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations under this Agreement, and the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

The Parties therefore agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

Section 1.1. Certain Definitions. For all purposes of this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means a confidentiality agreement containing provisions no less favorable to the Company than those contained in the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal, and that such agreement may not prohibit the Company from providing to Parent any of the information required to be provided to Parent pursuant to this Agreement).

(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) relating to an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Person or Group, whether from the Company or any other Person, of securities representing more than 15% of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 15% of the total outstanding voting power of the Company after giving effect to the consummation of such tender offer or exchange offer;

(ii) any direct or indirect purchase (including by way of a merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction) or other acquisition by any Person or Group of assets constituting or accounting for more than 15% of the revenue, net income or consolidated assets of the Company and its Subsidiaries, taken as a whole; or

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries whose business accounts for more than 15% of the revenue, net income or consolidated assets of the Company and its Subsidiaries, taken as a whole, where the stockholders of the Company (or such Subsidiary) prior to the transaction will not own, directly or indirectly, at least 85% of the surviving company.

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(e) “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(f) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2015, set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2015.

(g) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of San Francisco is closed.

(h) “Bylaws” means the bylaws of the Company in effect as of the date of this Agreement.

(i) “Capitalization Date” means 5:00 p.m., Pacific time, on November 14, 2016.

(j) “Certificate of Merger” means the certificate of merger, in customary form, relating to the Merger.

(k) “Charter” means the Amended and Restated Certificate of Incorporation of the Company in effect as of the date of this Agreement.

(l) “Chosen Courts” means the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, then any state or federal court in the State of Delaware).

(m) “Code” means the Internal Revenue Code of 1986, as amended.

(n) “Company Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and each employment, bonus, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change of control and other similar material fringe, welfare or other employee benefit plans, programs, agreements, contracts, policies or binding arrangements (whether or not in writing) that is in each case maintained or contributed to for the benefit of any current or former employee, director, or other service provider of the Company or any of its Subsidiaries or any other trade or business (whether or not incorporated) that would be treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414 of the Code (an “ERISA Affiliate”) and with respect to which the Company or any of its Subsidiaries has any current material liability, contingent or otherwise.

(o) “Company Board” means the Board of Directors of the Company.

(p) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(q) “Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

(r) “Company Financial Advisor” means Goldman, Sachs & Co.

(s) “Company Intellectual Property” means any and all Company-Owned Intellectual Property Rights and any and all Company-Owned Technology.

(t) “Company Material Adverse Effect” means any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, (A) has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; or (B) would reasonably be expected to prevent or materially impair or materially delay the consummation of the Merger. None of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (except to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(ii) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates or credit ratings in the United States or any other country; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world (except, in each case, to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(iii) changes in conditions in the industries in which the Company and its Subsidiaries conduct business (except to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(iv) changes in regulatory, legislative or political conditions in the United States or any other country or region in the world (except to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies of similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(v) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world (except to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies of similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world (except to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies of similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect);

(vii) any Effect resulting from the public announcement of this Agreement or the pendency of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, customers, partners, vendors, Governmental Authorities or any other third Person;

(viii) the compliance by any Party with the express terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with the express terms of this Agreement, other than the Company’s obligation to operate in the ordinary course pursuant to Section 5.1 of this Agreement;

(ix) any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing (including via email) following the date of this Agreement;

(x) changes or proposed changes in GAAP or other accounting standards or Law (or the enforcement or interpretation of any of the foregoing) (except to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies of similar size operating in the industries in which the Company and its Subsidiaries conduct business);

(xi) changes in the price or trading volume of the Company Common Stock, in each case in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xii) any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xiii) the availability or cost of equity, debt or other financing to Parent or Merger Sub;

(xiv) any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Merger or any other transaction contemplated by this Agreement; and

(xv) any matter disclosed in the Company Disclosure Letter to the extent the Effect is reasonably foreseeable from the disclosure therein or the documents referenced therein.

(u) “Company Options” means any outstanding options to purchase shares of Company Common Stock, including those outstanding pursuant to any of the Company Stock Plans, but other than pursuant to the ESPP.

(v) “Company-Owned Intellectual Property Right” means any and all Intellectual Property Right that is owned or purported to be owned by the Company or any Subsidiary, including rights in the Company Registered Intellectual Property.

(w) “Company-Owned Technology” means any and all Technology for which the Intellectual Property Rights therein are owned or purported to be owned by the Company or any Subsidiary.

(x) “Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

(y) “Company Products” means all products or services produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company or any Subsidiary.

(z) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its Subsidiaries.

(aa) “Company RSU” means a restricted stock unit award in respect of shares of Company Common Stock that is outstanding and unsettled as of immediately prior to the Effective Time.

(bb) “Company Stock-Based Award” means each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock granted pursuant to the Company Stock Plans, Company Benefit Plans or otherwise (including performance shares, performance-based units, market stock units, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents, but not including any 401(k) plan of the Company), other than Company Options. For the avoidance of doubt and notwithstanding the terms of any restricted stock unit award agreement, all restricted stock units, whether vested or unvested, will be treated as Company Stock-Based Awards for all purposes of this Section 1.1(bb) and will be subject to the treatment provided pursuant to Section 2.8 to the extent outstanding as of immediately prior to the Effective Time.

(cc) “Company Stock Plans” means the compensatory plans set forth in Section 1.1(cc) of the Company Disclosure Letter.

(dd) “Company Stockholders” means the holders of shares of Company Capital Stock.

(ee) “Company Unvested RSU” means any portion of a Company RSU held by a service provider (as defined in the Company’s Benefit Plans) as of the Effective Time that is unvested, outstanding and unsettled as of the Effective Time.

(ff) “Company Unvested Shares” means any shares of Company Common Stock that remain unvested as of immediately prior to the Effective Time.

(gg) “Company Unvested Stock Option” means any portion of an award of Company Options held by a service provider (as defined in the Company’s Benefit Plans) as of the Effective Time that is unvested, outstanding and unexercised as of the Effective Time.

(hh) “Company Vested RSU” means (x) any portion of a Company RSU that is vested as of the Effective Time and outstanding but unsettled immediately prior to the Effective Time, and (y) any portion of a Company RSU that is outstanding but unsettled immediately prior to the Effective Time that by its terms accelerates vesting in connection with the holder of such Company RSU ceasing, prior to, upon or immediately following the Effective Time, to be a service provider of the Company or its Subsidiaries (such holder, a “Terminated Service Provider”), including those persons listed on Schedule 1.1(hh) of the Company Disclosure Letter (it being understood that this clause (y) shall not affect the terms upon which awards accelerate under the terms thereof).

(ii) “Company Vested Stock Option” means (x) any portion of a Company Option that is vested as of the Effective Time, outstanding and unexercised immediately prior to the Effective Time, and (y) any portion of a Company Option that is outstanding and unexercised immediately prior to the Effective Time that by its terms accelerates vesting in connection with such holder being or becoming a Terminated Service Provider (it being understood that this clause (y) shall not affect the terms upon which awards accelerate under the terms thereof).

(jj) “Compliant” means, with respect to the Requested Information, that (i) the Requested Information delivered pursuant to clause (iii) of the definition of “Requested Information” is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading; (ii) the Company’s auditors have not withdrawn any audit opinion with respect to any audited financial statements contained in the Requested Information; and (iii) the Company has not been informed by such auditors that it is required to restate, and the Company has not restated, any audited or unaudited financial statements included in the Requested Information or announced any intention to restate or that such restatement is under consideration or may be a reasonable possibility; provided that if any such restatement occurs, the Requested Information shall be deemed Compliant if and when such restatement has been completed and the relevant financial statements have been amended (so long as the Company does not subsequently restate the relevant financial statements included in such Requested Information).

(kk) “Confidentiality Agreement” means the confidentiality letter agreement, dated September 15, 2016, between the Company and Parent.

(ll) “Consent” means any consent, approval, clearance, waiver, Permit or order.

(mm) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(nn) “Contract” means any written contract, lease, license, indenture, note, bond, agreement, concession, franchise or other instrument.

(oo) “Credit Agreement” means the Credit Agreement, dated January 9, 2013, by and among the Company, the guarantors named therein, and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, Silicon Valley Bank, as syndication agent, the other lenders named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated as sole lead arranger and sole book manager, as amended.

(pp) “D&O Insurance” means the Company’s current directors’ and officers’ liability insurance.

(qq) “DGCL” means the General Corporation Law of the State of Delaware.

(rr) “DOJ” means the United States Department of Justice or any successor thereto.

(ss) “DTC” means the Depository Trust Company.

(tt) “Environmental Law” means all applicable federal, national, state, provincial or local Laws, issued or promulgated by any Governmental Authority, relating to pollution, worker health and safety with respect to exposure to Hazardous Substance, and protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

(uu) “ERISA” means the Employee Retirement Income Security Act of 1974.

(vv) “ESPP” means the Company’s 2012 Employee Stock Purchase Plan.

(ww) “Exchange Act” means the Securities Exchange Act of 1934.

(xx) “Exchange Ratio” means the quotient obtained by dividing (i) the Per Share Price by (ii) the Parent Stock Price.

(yy) “Financing” means the debt financing incurred or intended to be incurred pursuant to the Financing Letters (as amended, replaced, supplemented, or modified in accordance with this Agreement), including the offering of debt securities described therein.

(zz) “Financing Sources” means the Persons that have committed to provide, arrange or underwrite the Financing or alternative debt financings in connection with the Merger, including pursuant to any joinder agreements, purchase agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, and their respective successors and permitted assigns; it being understood that Parent and Merger Sub shall not be Financing Sources for any purposes of this Agreement.

(aaa) “Financing Source Related Parties” means Financing Sources, together with their respective Affiliates, and the respective officers, directors, employees, partners, trustees, shareholders, controlling persons, agents and representatives of the foregoing, and their respective successors and assigns.

(bbb) “FTC” means the United States Federal Trade Commission or any successor thereto.

(ccc) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(ddd) “Government Contract” means any Contract between, on the one hand, the Company or any of its Subsidiaries and, on the other hand: (i) any Governmental Authority; (ii) any prime contractor to any other Governmental Authority; or (iii) any subcontractor with respect to any Contract described in clauses (i) or (ii).

(eee) “Governmental Authority” means any federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, administrative agency or commission of any governmental authority or other governmental authority or instrumentality, whether domestic, foreign or supranational.

(fff) “Group” means a “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons.

(ggg) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” including petroleum and petroleum products.

(hhh) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(iii) “Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property, equipment and software; (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements; (v) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person; (vi) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others; (vii) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination); or (viii) letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person.

(jjj) “Intellectual Property” means (i) Intellectual Property Rights and (ii) Technology.

(kkk) “Intellectual Property Rights” means the rights associated with or arising under any of the following anywhere in the world: (i) patents and applications therefor (“Patents”); (ii) other similar rights in inventions and discoveries; (iii) copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world and other similar rights in works of authorship, including “moral rights” (“Copyrights”); (iv) trademarks, trade names, logos, and service marks, and trademark and service mark registrations and applications therefor (“Marks”); (v) trade secrets rights and corresponding rights in confidential business and technical information and know-how (“Trade Secrets”); (vi) domain name registrations, and (vii) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(lll) “Intentional Breach” means an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and knows would, or would reasonably be expected to, cause a material breach of this Agreement.

(mmm) “Intervening Event” means any Effect that (i) as of the date of this Agreement was not known to the Company Board, or the material consequences of which (based on facts known to the members of the Company Board as of the date of this Agreement) were not reasonably foreseeable as of the date of this Agreement; and (ii) does not relate to an Acquisition Proposal.

(nnn) “IRS” means the United States Internal Revenue Service or any successor thereto.

(ooo) “Knowledge” of a Person, with respect to any matter in question, means, (i) with respect to the Company, the actual knowledge as of the date of this Agreement of the individuals set forth on Section 1.1(ooo) of the Company Disclosure Letter, and (ii) with respect to Parent, the actual knowledge of the individuals disclosed by Parent in writing on the date hereof, in each case after reasonable inquiry of those employees of the Company or Parent, as the case may be, who would reasonably be expected to have actual knowledge of the matter in question. With respect to matters involving the Company Intellectual Property, Knowledge does not require the Company, or any of its directors, officers or employees, to have conducted or have obtained any freedom to operate opinions or any Patent, Mark or other Intellectual Property clearance searches. If not conducted or obtained, no knowledge of any Patents, Marks or other Intellectual Property of any third Person that would have been revealed by such opinions or searches will be imputed to the Company or any of its directors, officers or employees.

(ppp) “Law” means any statute, law (including common law), ordinance, rule, regulation or stock exchange listing requirement.

(qqq) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(rrr) “Lien” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

(sss) “Material Contract” means any of the following Contracts (other than a Company Benefit Plan):

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as whole;

(ii) the IP Contracts;

(iii) any Contract containing any covenant limiting the right of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person in any line of business, or which grants to any third Person any exclusivity with respect to any geographic territory, any customer, or any market, product or service or Company Intellectual Property, other than any such Contracts that may be cancelled without material liability to the Company or its Subsidiaries upon notice of 90 days or less;

(iv) any licensing, purchasing, distribution or reseller Contract, as the case may be, with a Large Customer, Large Supplier or Large Reseller;

(v) any Contract granting the Company or any of its Subsidiaries the right to market, distribute or resell any Technology, products or services of any third Person, other than as would not reasonably be material to the Company and its Subsidiaries, taken as a whole;

(vi) any Government Contract that is currently in effect or is outstanding or within the past 12 months has been in effect or outstanding that is either (A) material to the Company or (B) under which non-compliance would reasonably be expected to be material to the Company;

(vii) any Contract pursuant to which the Company or any of its Subsidiaries agrees to provide “most favored nation” pricing or terms to any Person with respect to the sale, distribution, license or support of any Company Products;

(viii) any Contract relating to the disposition or acquisition of material assets by the Company or any of its Subsidiaries after the date of this Agreement other than in the ordinary course of business;

(ix) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $1,000,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) pursuant to the Credit Agreement; (C) loans to Subsidiaries of the Company in the ordinary course of business; and (D) extensions of credit to customers in the ordinary course of business;

(x) any Lease or Sublease set forth in Section 3.14(b) of the Company Disclosure Letter or Section 3.14(c) of the Company Disclosure Letter; and

(xi) any Contract that involves a joint venture or partnership.

(ttt) “Most Recent Company Balance Sheet” means the consolidated balance sheet of the Company included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2016.

(uuu) “NASDAQ” means the Nasdaq Global Select Market.

(vvv) “NYSE” means the New York Stock Exchange.

(www) “Parent Common Stock” means the common stock, $0.01 par value per share, of Parent.

(xxx) “Parent Material Adverse Effect” means any Effect that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, would reasonably be expected to prevent or materially impair or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants and obligations pursuant to this Agreement.

(yyy) “Parent Stock Price” means the volume-weighted average of the trading prices of the shares of Parent Common Stock on the NASDAQ (as reported by Bloomberg L.P., or, if not reported thereby, any other authoritative source), for the ten trading days ending with, and including, the trading day that is the Closing Date.

(zzz) “Permit” means any permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities.

(aaaa) “Permitted Lien” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar Liens or security interests that are not yet due or that are being contested in good faith and by appropriate proceedings; (iii) third Person leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions) entered into the ordinary course of business under which there exists no material default; (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar Liens (or other encumbrances of any type), in each case that do not, and are not reasonably likely to, adversely affect in any material respect the current use or occupancy of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) zoning, building and other similar codes or restrictions that are not violated in any material respect by the current use or occupancy of the real property subject thereto; (viii) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Recent SEC Reports; (ix) non-exclusive licenses to Company Intellectual Property entered into in the ordinary course of business; (x) any other Liens that are not material, do not secure a liquidated amount, and have been incurred or suffered in the ordinary course of business; (xi) statutory, common law or contractual Liens of landlords under Leases or Liens against the fee interests of the landlord or owner of any Company properties unless caused by the Company or any of its Subsidiaries, unless the Company has Knowledge that such Liens would or are reasonably likely to adversely affect in any material respect the current use or occupancy of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; and (xii) restrictions on transfer of securities imposed by applicable securities Laws.

(bbbb) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(cccc) “Registered Intellectual Property” means all (i) Patents; (ii) registered Marks; and (iii) registered Copyrights.

(dddd) “Requested Information” means (i) audited consolidated balance sheets and related audited consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows of the Company for each of the three most recently ended fiscal years of the Company that have ended at least 60 days prior to the Closing Date; (ii) unaudited consolidated balance sheets and related unaudited consolidated statements of operations, comprehensive income and cash flows of the Company for each subsequent interim quarterly period of the Company that has ended at least 40 days prior to the Closing Date (and comparable periods for the prior fiscal year), in the case of each of clauses (i) and (ii), prepared in accordance with GAAP and meeting the Requirements of Regulation S-X under the Exchange Act as would be applicable to an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, as applicable; and (iii) (A) financial data, audit reports and other information regarding the Company and its Subsidiaries (including information and disclosures regarding their businesses and operations) of the type required by Regulation S-X and Regulation S-K under the Securities Act for a registered public offering of non-convertible debt securities on Form S-1, but limited to the type and form customarily included in an offering memorandum with respect to private placements of debt securities under Rule 144A of the Securities Act for similar issuers in similar industries and subject to exceptions customary for a Rule 144A offering involving high yield debt securities for similar issuers in similar industries; (B) assuming that such offering(s) were consummated at the same time during the Company’s fiscal year as such offering(s) of debt securities will be made, all other data that would be necessary for the underwriters or initial purchasers to receive customary “comfort” (including as to “negative assurance” comfort and change period) from the Company’s independent accountants in connection with the offering(s) of debt securities contemplated by the Financing Letters; (C) revenues, net income, income (loss) from operations, EBITDA, total assets and total liabilities for (and as of the end of) the most recently completed fiscal year and, if quarterly financial statements are available, fiscal quarter, for which financial statements are included in the Requested Information with respect to entities that are guarantors and those that are non-guarantors under the Financing; and (D) customary “flash” or “recent development” information with respect to revenues, net income, income (loss) from operations and EBITDA (which may be provided in a reasonable range or estimate and may be provided on a non-GAAP basis) for the completed 12-month periods ended December 31, 2016, and, if the Closing does not occur by April 20, 2017, for the completed three-month period ended March 31, 2017. Notwithstanding anything to the contrary in clauses (i), (ii) or (iii) in the preceding sentence, nothing shall require the Company to provide (or be deemed to require the Company to prepare) (1) financial statements or information required by Rules 3-10 or 3-16 of Regulation S-X; (2) Compensation Discussion and Analysis otherwise required by Regulation S-K Item 402(b); (3) pro forma financial statements (it being understood that the Company shall be required to provide underlying historical financial and other historical information of the Company reasonably necessary to prepare such pro forma financial statements for historical periods); (4) description of all or any portion of the Financing, including any “description of notes” and uses of funds received from the Financing; (5) risk factors relating to all or any component of the Financing; or (6) other information customarily excluded from a Rule 144A offering memorandum, to consummate the offering(s) of debt securities described in the Financing Letters.

(eeee) “Sanctioned Country” means, at any time, a country or territory that is itself the subject or target of any Sanctions (including Cuba, Iran, North Korea, Sudan and Syria).

(ffff) “Sanctioned Person” means, at any time (i) any Person listed on the OFAC Specially Designated Nationals and Blocked Persons List, Commerce’s Denied Persons List or Entity List, and the State Department’s Debarred List or other similar lists maintained by applicable jurisdictions, (ii) any Person located, organized or resident in a Sanctioned Country or (iii) any Person owned 50% or more or otherwise controlled by any such Person or Persons described in clause (i) and (ii).

(gggg) “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

(hhhh) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(iiii) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(jjjj) “Securities Act” means the Securities Act of 1933.

(kkkk) “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership or the power to direct the policies, management and affairs thereof (including by contract).

(llll) “Superior Proposal” means any written Acquisition Proposal that was not solicited in breach of Section 5.3 for an Acquisition Transaction on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger (taking into account (i) any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination; and (ii) those factors and matters deemed relevant in good faith by the Company Board (or any committee thereof), including the (A) identity of the Person making the proposal; (B) likelihood of consummation in accordance with the terms of such proposal; and (C) legal, financial (including the financing terms), regulatory, timing and other aspects of such proposal). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” and “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(mmmm) “Tax” means any federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, payroll, employment, unemployment, disability, license, severance, alternative minimum, estimated or other tax, custom, tariff, impost, levy, duty, fee or other like assessment or charge of any kind imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.

(nnnn) “Tax Returns” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, any amended Tax return and any other document filed or required to be filed with any Governmental Authority relating to Taxes.

(oooo) “Technology” means all tangible (including electronic) items related to, constituting, disclosing or embodying any or all of the following, including all versions thereof and all technology from which such items were derived, including (i) works of authorship, including all written, audio and visual materials and computer programs (whether in source code or in executable code form) and the related architecture and documentation; (ii) inventions (whether or not patentable), discoveries and improvements; (iii) proprietary and confidential information, trade secrets and know how; (iv) databases, data compilations, data feeds and data collections, and customer and technical data; (v) methods and processes; and (vi) devices, prototypes, designs and schematics.

(pppp) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries, Affiliates or directors or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing.

Section 1.2. Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
Alternate Financing	Section 6.5(d)
Alternative Acquisition Agreement	Section 5.3(a)
Antitrust Required Action	Section 6.2(b)
Antitrust Restraint	Section 6.2(b)
Certificates	Section 2.9(c)(i)
Closing	Section 2.3
Closing Date	Section 2.3
Company	Preamble
Company Board Recommendation	Section 3.3
Company Board Recommendation Change	Section 5.3(c)(i)
Company Disclosure Letter	Article III
Company Plans	Section 6.11(c)
Company Privacy Policy	Section 3.16(n)
Company Proprietary Technology	Section 3.16(i)
Company PRSA	Section 2.8(e)
Company Related Parties Company SEC Reports	Section 8.3(e) Section 3.9
Company Securities	Section 3.7(c)
Company Stockholder Meeting	Section 6.4(a)
Company Vested RSU Consideration	Section 2.8(c)
Copyrights	Section 1.1(jjj)
Data and Privacy Laws	Section 3.16(n)
Director Option	Section 2.8(f)(i)
Director RSU Dissenting Company Shares	Section 2.8(f)(ii) Section 2.7(d)(i)
DTC Payment	Section 2.9(d)
Effect	Section 1.1(s)
Effective Time	Section 2.2
Electronic Delivery	Section 9.12
ERISA Affiliate	Section 1.1(n)
Exchange Fund	Section 2.9(b)
Fee Letter	Section 4.9(a)
Financing Letters	Section 4.9(a)
Financing Reduction Exception FTC Order	Section 6.5(a) Section 3.16(n)
Indemnified Persons	Section 6.10(a)
International Employee Plans	Section 3.19(a)
IP Contracts	Section 3.16(j)
Large Customer	Section 3.17(a)
Large Reseller	Section 3.17(c)
Large Supplier	Section 3.17(b)
Lease	Section 3.14(b)

Term	Section Reference
Leased Real Property	Section 3.14(b)
Marks	Section 1.1(jjj)
Maximum Annual Premium	Section 6.10(c)
Merger	Recitals
Merger Sub	Preamble
New Financing Letters	Section 6.5(d)
New Plans	Section 6.11(d)
Notice Period	Section 5.3(d)(ii)(3)
OFAC	Section 3.22(c)
Old Plans	Section 6.11(d)
Open Source Technology	Section 3.16(i)
Other Required Company Filing	Section 6.3(e)
Other Required Parent Filing	Section 6.3(f)
Owned Company Shares	Section 2.7(a)(ii)
Parent	Preamble
Parent Plans	Section 6.11(c)
Party	Preamble
Patents	Section 1.1(jjj)
Payment Agent	Section 2.9(a)
Per Share Price	Section 2.7(a)(iii)
Proxy Statement	Section 6.3(a)
Recent SEC Reports	Article III
Reimbursement Obligations Replacement Financing Letter Representatives	Section 6.6(f) Section 5.3(a) Section 5.3(a)
Required Amount	Section 4.9(c)
Requisite Stockholder Approval	Section 3.4
State Department	Section 3.22(c)
Sublease	Section 3.14(c)
Surviving Corporation	Section 2.1
Tail Policy	Section 6.10(c)
Terminated Service Provider	Section 1.1(hh)
Termination Date	Section 8.1(c)
Termination Fee	Section 8.3(b)(i)
Trade Secrets	Section 1.1(jjj)
Uncertificated Shares	Section 2.9(c)(ii)
Unvested Consideration	Section 2.7(c)
Vested Option Consideration	Section 2.8(a)

Section 1.3. Certain Interpretations.

(a) References to this Agreement. Unless otherwise indicated, when a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, that reference is to an Article, Section, Schedule or Exhibit to this Agreement, as applicable.

(b) Hereof, Including, etc. When used in this Agreement, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Neither, etc. Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) Extent. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) Dollars. When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) Gender and Number. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or document.

(g) References to Parties. When reference is made to any party to this Agreement or any other agreement or document, such reference includes that party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) References to Subsidiaries. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i) Legislation. A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time.

(j) Accounting Matters. Except as otherwise provided in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. An item arising with respect to a specific representation or warranty will be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent that any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that is related to the subject matter of such representation; (ii) such item is otherwise specifically set forth on the balance sheet or financial statements; or (iii) such item is reflected on the balance sheet or financial statements and is specifically set forth in the notes thereto.

(k) Headings. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

(l) Calculation of Time Periods. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. If the last day of such period is a non-Business Day, then the period in question will end on the next Business Day. The measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(m) Joint Drafting. The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement. Accordingly, they waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(n) Summaries. No summary of this Agreement or any Exhibit, Schedule or other document delivered with this Agreement that is prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit, Schedule or document.

(o) No Admission. The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Company Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Company Disclosure Letter. Nothing in the Company Disclosure Letter constitutes an admission against the Company’s interest or represents the Company’s legal position or legal rights on the matter so disclosed.

(p) No Reliance on Representations. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

(q) Made Available. Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been, at least 12 hours prior to the execution and delivery of this Agreement, (i) posted and available to Parent or its Representatives in the virtual data room managed by the Company at www.rrdvenue.com; or (ii) delivered or provided to Parent or its Affiliates or Representatives.

Section 1.4. Company Disclosure Letter. The information set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”) is disclosed under separate and appropriate Section and subsection references that correspond to the Sections and subsections of this Agreement to which such information relates. The information set forth in each Section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

ARTICLE II

THE MERGER

Section 2.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue as the surviving corporation of the Merger and a Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation.”

Section 2.2. The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger in accordance with the DGCL, the “Effective Time”).

Section 2.3. Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., Pacific time, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304 (or remotely via the electronic exchange of documents), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the second Business Day after the satisfaction or waiver (to the extent permitted under this Agreement) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted under this Agreement) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing; provided that, notwithstanding the foregoing, (x) in no event shall Parent be obligated to consummate the Closing prior to January 31, 2017 and (y) if Parent has not timely received the Requested Information or the Requested Information is not Compliant, then Parent shall not be obligated to consummate the Closing until five Business Days after the date that Parent has received all information required under clauses (i) and (ii) of the definition of “Requested Information” (assuming for the purpose of the definition of “Requested Information” as used in this clause (y) that the Closing Date referenced therein is the date of receipt by Parent of such information) during which five Business Day-period such information is and remains Compliant (as such term is defined in clauses (ii) and (iii) of the definition thereof). The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 2.4. Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

Section 2.5. Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.10, the Charter will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation, except that at the Effective Time the certificate of incorporation of the Surviving Corporation will be amended so that the name of the Surviving Corporation will be “LifeLock, Inc.”

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.10, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

Section 2.6. Directors and Officers.

(a) Directors. The Parties will take all necessary actions so that at the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b) Officers. The Parties will take all necessary actions so that at the Effective Time, the initial officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective

Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

Section 2.7. Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement (including Section 2.12), at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(i) each share of common stock, par value $0.0001 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of the Company, Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor; and

(iii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $24.00, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11).

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.

(c) Company Unvested Shares. The payment of cash pursuant to Section 2.8(g) in exchange for Company Unvested Shares shall be subject to the same restrictions and vesting arrangements that were applicable to such Company Unvested Shares immediately prior to the Effective Time. Accordingly, cash otherwise payable or issuable pursuant to Section 2.8(g) in exchange for the Company Unvested Shares issued and outstanding immediately prior to the Effective Time (“Unvested Consideration”) shall be retained by Parent and shall not be payable by Parent at the Effective Time, and shall instead become payable by Parent on, and only upon the occurrence of the date that such Company Unvested Shares would have become vested under the vesting schedule in place for such Company Unvested Shares immediately prior to or at the Effective Time (subject to the restrictions and other terms of such vesting schedule and giving effect to any agreement between the applicable Continuing Employee and Parent). Parent will make all such required payments to holders of Unvested Consideration no later than the last day of the calendar month in which such Unvested Consideration would have become vested under the original vesting schedule and in its discretion may make such payments through a paying agent authorized by Parent to administer such payments on Parent’s behalf. All amounts payable pursuant to Section 2.8(g) shall be subject to any required payroll and income tax withholding and shall be paid without interest. No Unvested Consideration, or right thereto, may be pledged, encumbered, sold, assigned or transferred (including any transfer by operation of law), by any Person, other than Parent, or be taken or reached by any legal or equitable process in satisfaction of any liability of such Person, prior to the distribution to such Person of such Unvested Consideration in accordance with this Agreement.

(d) Statutory Rights of Appraisal.

(i) Dissenting Company Shares. Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who have (A) neither voted in favor of the adoption of this Agreement nor consented thereto in writing and (B) properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7. Such Company Stockholders will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders who have failed to perfect or who have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.9.

(ii) Notification of Parent of Demands for Appraisal. The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares.

Section 2.8. Equity Awards.

(a) Company Vested Stock Options. Parent will not assume any Company Vested Stock Options. As of the Effective Time, each Company Vested Stock Option outstanding immediately prior to the Effective Time will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive cash amount(s), without interest, equal to the product obtained by multiplying: (i) the total number of shares of Company Common Stock issuable upon exercise in full of such Company Vested Stock Option by (ii) the excess, if any, of the Per Share Price over the exercise or purchase price per share, if any attributable to such Company Vested Stock Option (the “Vested Option Consideration”). Notwithstanding the foregoing, with respect to any Company Vested Stock Options for which the exercise price per share attributable to such Company Vested Stock Options is equal to or greater than the Per Share Price, such Company Vested Stock Options will be cancelled without any cash payment being made in respect thereof and Parent will not assume any such Company Vested Stock Option. The payment of the Vested Option Consideration will be subject to withholding for all required Taxes.

(b) Company Unvested Stock Options. Except as set forth in Section 2.8(f) below, as of the Effective Time, each Company Unvested Stock Option outstanding immediately prior to the Effective Time will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be assumed by Parent and shall be converted into and become an option to acquire Parent Common Stock, on the same terms and conditions as were applicable under the Company Unvested Stock Option immediately prior to the Effective Time, except as follows:

(i) (x) the number of shares of Parent Common Stock subject to each Company Unvested Stock Option assumed by Parent shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Company Unvested Stock Option immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (y) the per share exercise price for the Parent Common Stock issuable upon exercise of each

Company Unvested Stock Option assumed by Parent shall be determined by dividing the applicable per share exercise price of such Company Unvested Stock Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

(ii) Any restriction on the exercise of any Company Unvested Stock Option assumed and converted by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Unvested Stock Option shall otherwise remain unchanged as a result of the assumption of such Company Unvested Stock Option, in each case except to the extent otherwise provided in any Company Stock Plan, or any stock option, employment, change of control or other plan or agreement between the holder of a Company Unvested Stock Option and the Company.

(c) Company Vested RSUs. Parent will not assume any Company Vested RSUs. As of the Effective Time, each Company Vested RSU outstanding immediately prior to the Effective Time will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof be cancelled and converted into the right to receive cash amount(s), without interest, equal to the product obtained by multiplying: (i) the total number of shares of Company Common Stock subject to the Company RSU award by (ii) the excess, if any, of the Per Share Price over the exercise or purchase price per share, if any, attributable to such Company Stock-Based Award (the “Company Vested RSU Consideration”). The payment of the Company Vested RSU Consideration will be subject to withholding for all required Taxes.

(d) Company Unvested RSUs. Except as set forth in Section 2.8(f) below, as of the Effective Time, each Company Unvested RSU outstanding immediately prior to the Effective Time will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof be assumed by Parent and shall be converted into a right to receive, on the same terms and conditions as were applicable under the Company Unvested RSU immediately prior to the Effective Time, a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock that were subject to such Company Unvested RSU immediately prior to the Effective Time multiplied by the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock. Any restriction on the settlement of any Company Unvested RSU assumed by Parent shall continue in full force and effect and the term, settlement terms, vesting schedule and other provisions of such Company Unvested RSU shall otherwise remain unchanged as a result of the assumption and conversion of such Company Unvested RSU, in each case except to the extent otherwise provided in any Company Stock Plan, or any restricted stock unit, employment, change of control or other plan or agreement between the holder of a Company Unvested RSU and the Company.

(e) Company Performance-Based Restricted Stock Awards. Each Company Restricted Stock Award with performance-based vesting (a “Company PRSA”) outstanding immediately prior to the Effective Time will be treated (x) in the same manner as Company Unvested Shares with respect to each share of Company Common Stock subject to the Company PRSA and (y) in accordance with the Notice of Grant of Performance-Based Restricted Stock Award and the Performance-Based Restricted Stock Agreement governing such award and any employment, change of control or other plan or agreement between the holder of the Company PRSA and the Company.

(f) Company Stock Options and Company RSUs Held By Non-Employee Directors. Notwithstanding anything to the contrary in this Section 2.8 or otherwise in this Agreement, Parent will not assume any Company Stock Options or Company RSUs that are held by any individual who is a non-employee director of the Company as of the Closing Date.

(i) As of the Effective Time, each Company Stock Option, whether vested or unvested, that is held by a non-employee director as of the Closing Date (a “Director Option”), and that is outstanding immediately prior to the Effective Time will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive cash amount(s), without interest, equal to the product obtained by multiplying: (i) the total number of shares of Company Common Stock issuable upon exercise in full of such Director Option by (ii) the excess, if any, of the Per Share Price over the exercise or purchase price per share, if any, attributable to such Director Option. For the avoidance of doubt, with respect to any Director Options for which the exercise price per share attributable to such Director Options is equal to or greater than the Per Share Price, such Director Options will be cancelled without any cash payment being made in respect thereof and Parent will not assume any such Director Options. The payment with respect to such Director Options will be subject to withholding for all required Taxes.

(ii) As of the Effective Time, each Company RSU, whether vested or unvested, that is held by a non-employee director of the Company as of the Closing Date (a “Director RSU”) and that is outstanding immediately prior to the Effective Time will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof be cancelled and converted into the right to receive cash amount(s), without interest, equal to the product obtained by multiplying: (i) the total number of shares of Company Common Stock subject to the Director RSU award by (ii) the excess, if any, of the Per Share Price over the exercise or purchase price per share, if any, attributable to such Director RSU. The payment with respect to such Director RSUs will be subject to withholding for all required Taxes.

(g) Payment Procedures. On the Closing Date or as soon as practicable thereafter (at the date of the Surviving Corporation’s first regularly scheduled payroll after the Effective Time, if practicable, and in no event later than the date of the Surviving Corporation’s second regularly scheduled payroll after the Effective Time), Parent or the Surviving Corporation shall cause the applicable former holders of Company Stock-Based Awards and Company Options to receive a payment from the Company or the Surviving Corporation, through its payroll system or payroll provider, of all amounts required to be paid to such former holders in respect of Company Stock-Based Awards or Company Options that are cancelled and converted pursuant to Section 2.8(a) or Section 2.8(c), as applicable. Notwithstanding the foregoing, if any payment owed to a holder of Company Stock-Based Awards or Company Options pursuant to Section 2.8(a) or Section 2.8(c), as applicable, cannot be made through the Company’s or the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder promptly following the Closing Date (but in no event more than ten Business Days thereafter).

(h) Further Actions. At or prior to the Effective Time, the Company, the Company Board and the Compensation Committee of the Company Board, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of Section 2.8(a) through Section 2.8(e). The Company shall take all actions which are necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver Company Capital Stock to any Person pursuant to or in settlement of any Company Options or Company Stock-Based Awards.

(i) Parent Actions Related to Assumed Awards. Parent will take such actions as are reasonably necessary, if any, to reserve for issuance a number of authorized but unissued shares of Parent Common Stock for delivery upon exercise or settlement of the assumed Company Unvested Stock Options and assumed Company Unvested RSUs. As soon as practicable after the Effective Time (but in no event later than 10 Business Days after the Effective Time), to the extent the assumed Company Unvested Stock Options and assumed Company Unvested RSUs are not already registered by Parent under the Securities Act, Parent will cause to be filed with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act, with respect to the shares of Parent Common Stock subject to the assumed Company Unvested Stock Options and assumed Company Unvested RSUs. Parent will use the same level of efforts that it uses to maintain the effectiveness of its other registration statements on Form S-8 to maintain the effectiveness of such registration statement(s) for so long as any assumed Company Unvested Stock Options or assumed Company Unvested RSUs remain outstanding.

(j) Treatment of Employee Stock Purchase Plan. Prior to the date of this Agreement, the Company Board (or a committee thereof) will adopt resolutions or take other actions as may be required to provide that participation in the ESPP shall be limited to those employees who were participants on the date hereof and each individual participating in the Purchase Period (as defined in the ESPP) in progress on the date of this Agreement will not be permitted to (i) increase his or her payroll contribution rate pursuant to the ESPP from the rate in effect immediately prior to the date of this Agreement; or (ii) make separate non-payroll contributions to the ESPP that has the effect of increasing his or her contribution rate in effect immediately prior to the date of this Agreement, except, in each case, as may be required by applicable Law. Prior to the date of this Agreement, the Company will take all action that may be necessary to, effective upon the consummation of the Merger, (A) cause any Purchase Period that would otherwise be outstanding at the Effective Time to be terminated no later than one Business Day prior to the date on which the Effective Time occurs; (B) make any adjustments that are necessary or advisable to reflect the shortened Purchase Period, but otherwise treat such shortened Purchase Period as a fully effective and completed Purchase Period for all purposes pursuant to the ESPP; (C) cause the exercise (as of no later than one Business Day prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the ESPP; and (D) provide that no further Purchase Period or offer period will commence pursuant to the ESPP after the date of this Agreement. On such exercise date, the Company will apply the funds credited as of such date pursuant to the ESPP within each participant’s payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company will terminate the ESPP.

Section 2.9. Payment for Securities; Surrender of Certificates.

(a) Payment Agent. Prior to the Closing, Parent will (i) select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of shares of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, then Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any interest or other income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(c) Exchange and Payment Procedures.

(i) Certificates. Promptly following the Effective Time, Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common

Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7, (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates in exchange for the consideration payable in respect thereof pursuant to Section 2.7. Upon surrender to the Payment Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.11) for cancellation, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Payment Agent in accordance with the terms of such materials and instructions, the holder of such Certificate will be entitled to receive in exchange for the number of shares represented by such Certificate (and Parent will cause the Payment Agent to pay and deliver in exchange therefor as promptly as practicable) an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such Certificate by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof). The Certificate so surrendered will be cancelled. The Payment Agent will accept Certificates upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of any holder of the Certificates on the amount payable upon the surrender of such Certificates pursuant to this Section 2.9(c)(i). Until so surrendered, the Certificates will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.

(ii) Uncertificated Shares. Notwithstanding anything to the contrary in this Agreement, any holder of shares of Company Common Stock held in book-entry form (the “Uncertificated Shares”) will not be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent to receive the consideration payable in respect thereof pursuant to Section 2.7. In lieu thereof, each holder of record (as of immediately prior to the Effective Time) of an Uncertificated Share that immediately prior to the Effective Time represented an outstanding share of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7 will, upon receipt of an “agent’s message” in customary form (it being understood that the holders of Uncertificated Shares will be deemed to have surrendered such Uncertificated Shares upon receipt of an “agent’s message” or such other evidence, if any, as the Payment Agent may reasonably request) at the Effective Time, be entitled to receive (and Parent will cause the Payment Agent to pay and deliver as promptly as practicable) an amount in cash equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (B) the Per Share Price (less any applicable withholding Taxes payable in respect thereof). The Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of any holder of the Uncertificated Shares on the amount payable upon the surrender of such Uncertificated Shares pursuant to this Section 2.9(c)(ii). Until so surrendered, Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7(a). Any Per Share Price paid upon surrender of an Uncertificated Share will be deemed to have been paid in full satisfaction of all rights pertaining to such Uncertificated Share.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and DTC with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to the product obtained by multiplying (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after

11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.

(e) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the consideration payable is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, then the consideration payable pursuant to Section 2.7 may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the consideration payable with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Uncertificated Shares have not been surrendered immediately prior to the date on which any cash in respect of such Certificate or Uncertificated Share would otherwise escheat to or become the property of any Governmental Authority, then any such cash in respect of such Certificate or Uncertificated Share will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.9 will thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7.

Section 2.10. No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and cease to exist; and (b) each holder of a Certificate or Uncertificated Shares previously representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the consideration payable therefor in accordance with Section 2.7 (or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(d)). The consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

Section 2.11. Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

Section 2.12. Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation, or any Subsidiary of Parent, the Company or the Surviving Corporation, will be entitled to deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Stock-Based Awards or Company Options such amounts as are required to be deducted or withheld therefrom pursuant to any Tax Laws. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 2.13. Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND

WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act on or after January 1, 2016, and prior to the date of this Agreement (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (the “Recent SEC Reports”) (it being understood that any matter disclosed in any Recent SEC Report will be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent that it is reasonably apparent on the face of such disclosure in such Recent SEC Report that it is applicable to such section of the Company Disclosure Letter; provided, that nothing disclosed in the Recent SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.7); or (b) as set forth in the Company Disclosure Letter, the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.1. Organization; Good Standing. The Company (a) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties and assets owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Bylaws. The Company is not in violation of the Charter or the Bylaws.

Section 3.2. Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c)

subject to receiving the Requisite Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

Section 3.3. Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth in this Agreement; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations in this Agreement, and the consummation of the Merger upon the terms and conditions set forth in this Agreement; (iii) directed that the adoption of this Agreement be submitted to a vote at the Company Stockholder Meeting; and (iv) resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement in accordance with the DGCL (collectively, the “Company Board Recommendation”).

(b) Fairness Opinion. The Company Board received the written opinion (or an oral opinion to be confirmed in writing) of the Company Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the various qualifications and assumptions set forth therein, the Per Share Price to be received by the holders of shares of Company Common Stock (other than Parent or any Affiliate of Parent, if applicable) pursuant to this Agreement is fair from a financial point of view to such holders (it being understood and agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub). A copy of such opinion shall be provided to Parent for informational purposes only promptly following the date of this Agreement.

(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger.

Section 3.4. Requisite Stockholder Approval. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote to adopt this Agreement (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is necessary pursuant to applicable Law, the Charter or the Bylaws to consummate the Merger.

Section 3.5. Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws or the equivalent organizational or governing documents of any Subsidiary of the Company; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the loss of any benefit under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract or Company Benefit Plan; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the

Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, losses, terminations, accelerations or Liens that would not have or be reasonably expected to have a Company Material Adverse Effect.

Section 3.6. Requisite Governmental Approvals. No Consent, authorization of, filing or registration with, or notification to any Governmental Authority is required on the part of the Company in connection with the (a) execution and delivery of this Agreement by the Company; (b) performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable rules of the NYSE; (iv) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Law; and (v) such other Consents the failure of which to obtain would not have or be reasonably expected to have a Company Material Adverse Effect.

Section 3.7. Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 300,000,000 shares of Company Common Stock; and (ii) 10,000,000 shares of Company Preferred Stock. As of the Capitalization Date, (A) 94,262,360 shares of Company Common Stock were issued and outstanding (including Company PRSAs assuming the maximum level of performance); (B) no shares of Company Preferred Stock were issued and outstanding; and (C) 7,202,578 shares of Company Common Stock were held by the Company as treasury shares. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. Since the close of business on the Capitalization Date until the date of this Agreement, the Company has not issued or granted any Company Securities other than pursuant to the exercise, vesting, or settlement of Company Stock-Based Awards or Company Options included in the representation made in Section 3.7(b) and granted pursuant to the terms of such awards.

(b) Stock Reservation. As of the Capitalization Date, the Company has reserved 29,052,857 shares of Company Common Stock for issuance pursuant to the Company Stock Plans. As of the Capitalization Date, there were outstanding (i) Company Stock-Based Awards representing the right to receive up to 3,160,881 shares of Company Common Stock (all of which are represented by Company RSUs); (ii) Company Options to acquire 13,065,828 shares of Company Common Stock with an exercise price per share less than the Per Share Price; and (iii) 4,654,407 shares of Company Common Stock reserved pursuant to the ESPP.

(c) Company Securities. Except as specified in Section 3.7(a) and Section 3.7(b), as of the Capitalization Date there were (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities (including debt securities) convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) no voting agreements, voting trusts, stockholder agreements, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect.

(d) Other Rights. The Company is not a party to, and does not otherwise have any Knowledge of, any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

Section 3.8. Subsidiaries.

(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name and jurisdiction of organization of each Subsidiary of the Company. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification or license necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each Company Subsidiary, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect. Except for the Subsidiaries set forth on Section 3.8(a) of the Company Disclosure Letter, the Company does not directly or indirectly own shares of capital stock of, or other membership, partnership, joint venture or other equity or voting interest in, any Person or any other interests convertible into or exchangeable for shares of capital stock of, or other membership, partnership, joint venture or equity or voting interest in, any other Person.

(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date of this Agreement.

(c) Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; or (iii) obligations of any

Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.

Section 3.9. Company SEC Reports. Since January 1, 2013, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable Laws prior to the date of this Agreement (the “Company SEC Reports”). Each Company SEC Report complied as to form, as of its filing date, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.

Section 3.10. Company Financial Statements; Internal Controls; Indebtedness.

(a) Company Financial Statements. The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); (ii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows and stockholders’ equity for the periods referred to therein; and (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and of the published rules and regulations of the SEC with respect thereto. Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2015, and such assessment concluded that such system was effective. The Company’s independent registered public accounting firm has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of December 31, 2015. Since December 31, 2015 and through the date of this Agreement, to the Knowledge of the Company, no events have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2016, and conclude, after such assessment, that such system was effective. Since January 1, 2013, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are effective in all material respects in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (B) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

(d) Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date of this Agreement.

Section 3.11. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or disclosed in the footnotes thereto, other than liabilities (a) reflected or otherwise reserved against in the Most Recent Company Balance Sheet (including the notes thereto); (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business consistent with past practice since the date of the Most Recent Company Balance Sheet; or (d) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.12. Absence of Certain Changes.

(a) No Company Material Adverse Effect. Since January 1, 2016, through the date of this Agreement, the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business. Since the date of the Audited Company Balance Sheet through the date of this Agreement, no Effect has occurred that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(b) Forbearance. Since January 1, 2016, through the date of this Agreement, the Company has not taken any action that would be prohibited by Section 5.2(a) (except for Section 5.2(a)(iii), Section 5.2(a)(ix), Section 5.2(a)(xiii) (other than clause (G) thereunder), Section 5.2(a)(xv) and, with respect to the foregoing sections, Section 5.2(a)(xvi)) if taken or proposed to be taken after the date of this Agreement. Since July 1, 2016, through the date of this Agreement, the Company has not taken any action, other than pursuant to the standard provisions set forth in the Company’s 2012 Incentive Compensation Plan, that would result in any severance, change in control or retention compensation, or acceleration, vesting or increase in benefits, in each case, as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, either alone or upon the occurrence of any additional or subsequent events.

Section 3.13. Material Contracts.

(a) Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list, specified by the applicable clause of the definition of Material Contracts, of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound. The Company has made available to Parent true, correct and complete copies of all Material Contracts (including all material modifications, amendments and supplements thereto).

(b) Validity. Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, and none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto, is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect that, individually or in the aggregate, would not have a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that, individually or in the aggregate, would not have a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries have received written notice from any other party to a Material Contract that such other party intends to terminate, not renew, or renegotiate in any material respects the terms of any such Material Contract, except for such notices to terminate, not renew, or renegotiate with respect to matters that, individually or in the aggregate, would not have a Company Material Adverse Effect.

Section 3.14. Real Property.

(a) Owned Real Property. Neither the Company nor any of its Subsidiaries owns or has ever owned any real property.

(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property in excess of $50,000.00 base rent payable annually (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”), including, with respect to each such Lease, the identity of the landlord or sublandlord, the addresses, the date of such Lease and each material amendment thereto. The Company has made available to Parent true, correct and complete copies of all Leases (including all material modifications, amendments and supplements thereto).The Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all Liens (other than Permitted Liens). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in material breach of or default pursuant to any Lease.

(c) Subleases. Section 3.14(c) of the Company Disclosure Letter contains a true, correct and complete list of all of the existing material subleases, licenses or similar agreements in excess of $50,000.00 base rent payable annually (each, a “Sublease”) granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy, now or in the future, of the Leased Real Property. With respect to each of the Subleases, the other party to such Sublease is not an Affiliate of, and otherwise does not have any economic interest in, the Company or any of its Subsidiaries. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in material breach of or default under any Sublease.

Section 3.15. Environmental Matters. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (a) has received any written notice alleging that the Company or any Subsidiary has violated any applicable Environmental Law; (b) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released or disposed of any Hazardous Substances in violation of any applicable Environmental Law; (c) has exposed any employee to Hazardous Substances in violation of any applicable Environmental Law; or (d) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding that is (i) alleging the noncompliance by the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law.

Section 3.16. Intellectual Property.

(a) Registered Intellectual Property; Proceedings. Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all material Company Registered Intellectual Property and, as applicable, for each item of Company Registered Intellectual Property (i) the application and registration number, filing and registration/issuance date, and filing jurisdiction, and (ii) any proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) to which the Company or any of its Subsidiaries is a party and in which claims are raised relating to the validity, enforceability, scope, ownership or infringement of any of the Company Registered Intellectual Property (other than ordinary course proceedings and actions before the United States Patent and Trademark Office or equivalent authority related to the issuance and registration of Registered Intellectual Property). The Company has maintained all material Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices. Without limiting the generality of the foregoing, to the Knowledge of the Company, with respect to each item of material Company Registered Intellectual Property: (A) all necessary application, registration, maintenance and renewal fees have been timely paid to, and, to the Knowledge of the Company, all necessary documents and certificates have been timely filed with, the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property, (B) each such item is currently in compliance with formal legal requirements and (C) each such item is sustaining, and except with respect to applications, to the Knowledge of the Company, valid and enforceable, other than as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b) No Order. No material Company Intellectual Property is subject to any Legal Proceeding or outstanding order against the Company, prohibiting or materially restricting the Company from using, transferring, or licensing thereof, except for any such prohibitions or restrictions that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(c) Title to Intellectual Property. The Company or any of its Subsidiaries is the sole and exclusive owner of each item of Company Intellectual Property, free and clear of any Liens (other than Permitted Liens). Neither the Company nor any of its Subsidiaries has transferred to any third Person ownership of any material Company Intellectual Property that is or, as of the time of such transfer, was material to the Company or any Subsidiary of the Company.

(d) Effects of Transaction. Neither this Agreement nor the consummation of the Merger, will cause: (i) the Company or any of its Subsidiaries to grant to any third Person any right to or with respect to any material Company Intellectual Property, (ii) the Company or any of its Subsidiaries to be bound by, or subject to, any non-compete or other similar restriction on the operation or scope of their respective businesses (excluding any non-compete or other similar restriction that arises from any agreement to which Parent or its Affiliates is a party but none of the Company or its Subsidiaries are parties), (iii) the Company or any of its Subsidiaries to be obligated to pay any royalties or other fees or consideration with respect to Intellectual Property Rights of any third Person in excess of those payable by the Company or any of its Subsidiaries in the absence of this Agreement or the Merger, or (iv) the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any material Company Intellectual Property, or material Intellectual Property of a third Person, in each case, that would be material to the Company and its Subsidiaries, taken as a whole.

(e) Claims Against Third Parties. Since January 1, 2014, neither the Company nor any of its Subsidiaries has brought any claims, suits, arbitrations or other adversarial proceedings before any court, Governmental Authority, or arbitral tribunal against any Person with respect to any Company Intellectual Property that remain outstanding as of the date hereof or have been resolved since the Most Recent Balance Sheet Date. Since January 1, 2014, to the Knowledge of the Company, no third Person has infringed or misappropriated any Company Intellectual Property other than as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(f) Proprietary Information Agreements. The Company and its Subsidiaries have and enforce a policy requiring each employee, consultant, and contractor who has been involved in the creation, invention or development of material Intellectual Property for or on behalf of the Company or any of its Subsidiaries to execute a valid and enforceable written assignment of rights to the Company or one of its Subsidiaries. Without limiting the generality of the foregoing, all material Company Intellectual Property produced, created, invented or developed by the Company’s current and former employees, consultants and contractors, during the period of their employment or within the scope of their contracting or consulting relationship, as the case may be, with the Company or its Subsidiaries has been fully assigned and transferred solely to the Company or its Subsidiaries.

(g) Confidentiality Protection. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries has taken reasonable steps to protect the confidentiality of its material confidential information and material Trade Secrets that it intends to maintain confidential (except for the disclosure, in the ordinary course of business, of information formerly held as trade secrets), and the confidential information provided to the Company or its Subsidiaries by a third Person that the Company and its Subsidiaries have a contractual obligation to maintain confidential.

(h) Government Funding. No funding, facilities or resources of any Governmental Authority or university, college or other educational institution or research center were used in the development of the Company Intellectual Property. Neither the Company nor any of its Subsidiaries is a member or promoter of, or a contributor to, any industry standards body or similar organization that compels the Company or such Subsidiary to grant or offer to any third Person any license or right to material Company Intellectual Property. To the Knowledge of the Company, no current or former employee, consultant or contractor of the Company or any of its Subsidiaries who created or developed any material Company Intellectual Property was performing services for any Governmental Authority, or for a university, college or other educational institution or research center, during the period of time during which such employee, consultant or independent contractor was creating or developing such material Company Intellectual Property for the Company or any of its Subsidiaries.

(i) Open Source Technology. The Company and its Subsidiaries have not incorporated into or distributed with any Company Product or Company-Owned Technology any software or other Technology that is available under the GNU Affero General Public License (AGPL), GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), Apache License, BSD licenses, or any license that is approved by the Open Source Initiative (www.opensource.org/licenses) (collectively, “Open Source Technology”) in a manner that, with respect to Company-Owned Technology that is, and the confidentiality of which is, material to the business of the Company and its Subsidiaries (“Company Proprietary Technology”), would (i) require disclosure or distribution of such Company Proprietary Technology in source code form, (ii) require the licensing of such Company Proprietary Technology or associated Company-Owned Intellectual Property Rights for the purpose of making derivative works thereof or (iii) impose any material restriction on the consideration to be charged for the distribution of such Company Proprietary Technology or Company-Owned Intellectual Property Rights. The Company and each of its Subsidiaries are in compliance in all material respects with the applicable licenses for any such Open Source Technology, other than as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(j) IP Contracts. Section 3.16(j) of the Company Disclosure Letter sets forth a complete and accurate list of material Contracts in effect as of the date of this Agreement (i) pursuant to which the Company or any of its Subsidiaries has granted a license to a third Person under (A) any Patent or (B) any other material Company Intellectual Property, other than any non-disclosure agreements, non-exclusive licenses granted by the Company in the ordinary course of business or in connection with the provision or sale of any Company Product, and other licenses entered in the ordinary course of business, in each case that do not grant any rights with respect to material source code included in the Company-Owned Technology; or (ii) pursuant to which a third Person has licensed any Intellectual Property to the Company or any of its Subsidiaries that is material to the operation of the business of the Company or its Subsidiaries taken as a whole, excluding any (A) non-disclosure agreements; (B) non-exclusive licenses or related services Contracts for commercially available Technology; (C) any licenses to software and materials licensed as open-source, public-source or freeware; and (D) Contracts with employees or independent contractors for the assignment of, or license to, any Intellectual Property, in each case entered into in the ordinary course of business (all such Contracts that are, or are required to be, listed under clauses (i) and (ii) of this Section 3.16(j), the “IP Contracts”).

(k) Source Code Escrow. Neither the Company or any of its Subsidiaries, nor any other Person acting on its or their behalf, has disclosed, delivered or licensed to any third Person, or permitted the disclosure or delivery to any escrow agent of, any material source code for any Company Product or other material Company-Owned Technology, except for disclosures to employees, contractors or consultants under binding written agreements that prohibit use or disclosure except in the performances of services for the Company or any Subsidiary. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the consummation of the Merger will not under any IP Contract result in the release from escrow of any material source code included in the Company’s products or services or material Company-Owned Technology.

(l) No Infringement. To the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe or misappropriate, and has not infringed or misappropriated, the Intellectual Property Rights of any third Person in a manner that has or would reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole.

(m) No Notice of Infringement. Since January 1, 2014, neither the Company nor any of its Subsidiaries has received written notice from any third Person alleging that the conduct of the business of the Company or its Subsidiaries infringe or misappropriate the Intellectual Property of any third Person that has or could reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole.

(n) Privacy and Data Security. The Company is currently in compliance with the injunctive provisions and obligations imposed on it by the February 23, 2010 order and the December 22, 2015 order entered by the United States District Court for the District of Arizona in the matter of Federal Trade Commission v. LifeLock, Inc., as amended by the Court’s January 4, 2016 order (together, the “FTC Order”), and has not since January 4, 2016 been informed by the FTC that it is not in compliance with the FTC Order or received any correspondence from the FTC relating to any such noncompliance. Except as would not reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries (i) has adopted and published from time to time privacy policies describing its collection, use and transfer of personal information about users of its products and services (each, a “Company Privacy Policy”); (ii) is in compliance in all material respects with (A) each applicable Company Privacy Policy and (B) all applicable Laws and regulations pertaining to privacy and personally identifiable information of the users of its products and services (“Data and Privacy Laws”); (iii) maintains a documented information security program designed to protect the security, confidentiality, and integrity of personal information collected from or about consumers; and (iv) takes commercially reasonable steps to protect such personally identifiable information maintained on its systems from unauthorized third-party access and acquisition. Except as would not be reasonably expected to result in a material liability to the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company as of the date of this Agreement, the Company and each of its Subsidiaries has not at any time since January 1, 2015, suffered any security breach of any of its systems resulting in any third-party access to, or acquisition of any personally identifiable information of the users of its products and services stored on such systems. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Merger will not result in the Company or any of its Subsidiaries being in breach of any Data and Privacy Laws.

Section 3.17. Customers; Suppliers; Resellers.

(a) Large Customers. Section 3.17(a) of the Company Disclosure Letter identifies the 20 largest customers of the Company by revenue for the 9 months ended on the date of the Most Recent Company Balance

Sheet (the “Large Customers”). Neither the Company nor any of its Subsidiaries has received written notice from any Large Customer indicating that any such Large Customer intends to terminate or materially diminish its purchases from the Company and its Subsidiaries. As of the date hereof, there are no material disputes pending or threatened in writing under or relating to any Contract with any Large Customer.

(b) Large Suppliers. Section 3.17(b) of the Company Disclosure Letter identifies the 20 largest suppliers (including suppliers of data) of the Company and its Subsidiaries by aggregate purchases for the 9 months ended on the date of the Most Recent Company Balance Sheet receiving fees in excess of $500,000 in the aggregate (the “Large Suppliers”). Neither the Company nor any of its Subsidiaries has received written notice from any Large Supplier indicating that any such Large Supplier intends to terminate or materially diminish its business relationship with the Company and its Subsidiaries. As of the date hereof, there are no material disputes pending or threatened in writing under or relating to any Contract with any Large Suppliers.

(c) Large Resellers. Section 3.17(c) of the Company Disclosure Letter identifies the 15 largest marketers, distributors or resellers of Company Products for the 6 months ended on June 30, 2016 (the “Large Resellers”). Neither the Company nor any of its Subsidiaries has received written notice from any Large Reseller indicating that any such Large Reseller intends to terminate or materially diminish its business relationship with the Company and its Subsidiaries. As of the date hereof, there are no material disputes pending or threatened in writing under or relating to any Contract with any Large Reseller.

(d) Conformance of Company Products. To the Knowledge of the Company, the Company Products conform in all material respects with the applicable contractual warranty commitments made by the Company or its Subsidiaries with respect thereto, other than as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, except as has not been or as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there have been no failures, outages or unavailability of the hardware, software, networks, interfaces, web sites or related systems used in the delivery or operation of the Company Products in the conduct of business in the last 12 months.

Section 3.18. Tax Matters.

(a) Tax Returns, Payments and Reserves. Except as would not be material, the Company and each of its Subsidiaries have (i) timely filed (taking into account valid extensions) all material Tax Returns required to be filed by any of them; and (ii) paid, or have reserved in accordance with GAAP for the payment of, all material Taxes that are required to be paid. All material Tax Returns filed by the Company and each of its Subsidiaries before the Closing are, or will be, accurate and complete in all material respects. The most recent financial statements contained in the Company SEC Reports reflect a reserve in accordance with GAAP for all material Taxes accrued but not then payable by the Company and its Subsidiaries through the date of such financial statements. There are no Liens for material Taxes, other than Permitted Liens, on any assets of the Company or its Subsidiaries.

(b) No Waivers. Neither the Company nor any of its Subsidiaries has executed any waiver, except in connection with any ongoing Tax examination described in Section 3.18 of the Company Disclosure Letter, of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired.

(c) Withholding Taxes. Except as would not be material, the Company and each of its Subsidiaries has withheld with respect to their employees, contractors and other third Persons all amounts of Taxes required to be withheld under applicable Law, including United States federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar U.S. or foreign Taxes required to be withheld, and has timely paid over any amounts so withheld to the appropriate Governmental Authority.

(d) No Audits. Section 3.18(d) of the Company Disclosure Letter sets forth all audits or other examinations with respect to Taxes of the Company or any of its Subsidiaries during the past three years, and no deficiency in any material tax has been asserted or proposed in writing that has not been resolved and paid in full. No written claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction.

(e) Spin-offs. Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code.

(f) No Listed Transactions. Neither the Company nor any of its Subsidiaries is or has been party to any “reportable transaction” or “listed transaction” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation § 1.6011-4(b)(2).

(g) Tax Agreements. Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation (A) entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes or (B) solely by and among any of the Company and its Subsidiaries; or (ii) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States law) as a transferee or successor, or otherwise by operation of law.

(h) Other Matters. None of the Company or any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing; (iii) deferred intercompany gain or excess loss account described in Treasury Regulations under section 1502 of the Code (or any corresponding or similar provision or administrative rule of federal, state, local or foreign law) arising from a transaction consummated prior to the Closing; (iv) installment sale or open transaction disposition made prior to the Closing; and (v) prepaid amount received outside the ordinary course of business prior to the Closing.

Section 3.19. Employee Plans.

(a) Company Benefit Plans. Section 3.19(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of each material Company Benefit Plan. With respect to each material Company Benefit Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of (i) the most recent annual report on Form 5500 required to have been filed with the IRS for each Company Benefit Plan, including all schedules thereto; (ii) the most recent determination letter, if any, from the IRS for any Company Benefit Plan that is intended to qualify pursuant to Section 401(a) of the Code; (iii) the plan documents, summary plan descriptions and any summary of material modifications or amendments; (iv) any related trust agreements, insurance contract or other document related to funding or payment of benefits under such Company Benefit Plan; and (v) any notices to or from the IRS or any office or representative of the United States Department of Labor or any Governmental Authority relating to any material compliance issues in respect of any such Company Benefit Plan. In addition, with respect to each Company Benefit Plan that is maintained primarily for the benefit of any current or former employee or director of the Company or its Subsidiaries based outside of the United States (the “International Employee Plans”), to the extent applicable, the Company has made available to Parent true, correct and complete copies of (1) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan; and (2) any document comparable to the determination letter referenced pursuant to clause (B) above issued by a Governmental Authority relating to the satisfaction of law necessary to obtain the most favorable tax treatment.

(b) Absence of Certain Plans. Neither the Company nor any of its ERISA Affiliates has previously maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); or (iii) a defined benefit pension plan or plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA. No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any of its Subsidiaries that has not been satisfied in full, and no condition exists that could reasonably be expected to present a material risk to the Company and of its Subsidiaries in the aggregate of incurring any such material liability.

(c) Compliance. Each Company Benefit Plan has been maintained, funded, operated and administered in material accordance with its terms and with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or prototype opinion letter from the IRS that the Company Benefit Plan is so qualified, or an application for such a letter is currently being processed by the IRS, and, to the Knowledge of the Company, no circumstance exists that would reasonably be expected to adversely affect the qualified status of such Company Benefit Plan.

(d) Company Benefit Plan Legal Proceedings. As of the date of this Agreement, there are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Company Benefit Plan, the assets of any trust pursuant to any Company Benefit Plan, or the plan sponsor, plan administrator or any fiduciary or any Company Benefit Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(e) No Prohibited Transactions. None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Company Benefit Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any material Company Benefit Plan, or for which the Company or any of its Subsidiaries has any indemnification obligation.

(f) No Welfare Benefit Plan. No material Company Benefit Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar Law. No Company Benefit Plan provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any Person upon or after his or her retirement or termination of employment for any reason, except as may be required Law.

(g) Section 280G. Neither the execution and delivery of this Agreement nor the consummation of the Merger (either alone or in conjunction with any other event, such as termination of employment) will result in the payment of any amount pursuant to agreements or arrangements in existence as of the date of this Agreement that, individually or in combination with any other such payment, would be characterized as a parachute payment within the meaning of Section 280G of the Code or not be deductible pursuant to Section 280G of the Code or result in an excise tax under 4999 of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross up, indemnify or otherwise reimburse any individual for any taxes, interest or penalties incurred pursuant to Sections 409A, 280G or 4999 of the Code.

(h) Section 409A. Each “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) to which the Company or any Subsidiary is a party has been operated and maintained in all material respects in accordance with Section 409A of the Code and applicable guidance thereunder, including the final regulations promulgated with respect thereto. Each Company Option has an exercise price that equals or exceeds the fair market value of a share of Company Common Stock as of the date of grant of such Company Option (and as of any later modification thereof within the meaning of Section 409A of the Code). With respect to each Company Option, each such grant was made in accordance with the terms of the applicable Company Stock Plan and in all material respects with all Laws.

(i) International Employee Plans. Each International Employee Plan has been established, maintained and administered in compliance in all material respects with its terms and conditions and with the requirements prescribed by any applicable Laws. Furthermore, no International Employee Plan has unfunded liabilities that as of the Effective Time will not be offset by insurance or fully accrued. No condition exists that would prevent the Company or any of its Subsidiaries from terminating or amending any International Employee Plan at any time for any reason without liability to the Company or its Subsidiaries (other than ordinary notice and administration requirements and expenses or routine claims for benefits).

(j) Employee Terminations. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice that any employee at a level of vice president or above intends to terminate his or her employment with the Company or any of its Subsidiaries (either contingent or otherwise).

(k) No New Company Benefit Plans. Neither the Company nor any of its Subsidiaries has any plan or commitment to amend in any material respect any Company Benefit Plan or establish any new employee benefit plan or to increase any benefits pursuant to any Company Benefit Plan.

Section 3.20. Labor Matters.

(a) Union Activities. Neither the Company nor any of its Subsidiaries is a party to, nor bound by, any collective bargaining agreement, labor union contract or trade union agreement. To the Knowledge of the Company, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. No collective bargaining agreement, labor union contract or trade union agreement is being negotiated by the Company or any of its Subsidiaries. There is no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened directly against the Company or any of its Subsidiaries. There are no unfair labor practice claims or, to the Knowledge of the Company, complaints or union or works council representation questions, involving any current or former employee of the Company or any of its Subsidiaries that are existing or pending against the Company or any of its Subsidiaries, except as would not be material. All contractors, former individual contractors, leased employees, and individuals contracted through employment agencies who have provided services to the Company or any of its Subsidiaries have been correctly classified as independent contractors or other non-employees of the Company, as applicable, and would not reasonably be expected to be reclassified by any Governmental Authority as employees of the Company or any of its Subsidiaries.

(b) Wage and Hour Compliance. The Company and its Subsidiaries have complied in all material respects with applicable Laws and orders with respect to employment (including applicable Laws, rules and regulations regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, and collective bargaining).

Section 3.21. Permits. Except as would not have a Company Material Adverse Effect, as of the date of this Agreement, the Company and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the business of the Company and its Subsidiaries as currently conducted. As of the date of this Agreement, the Company and its Subsidiaries are in compliance in all material respects with the terms of all Permits, and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened.

Section 3.22. Compliance with Laws.

(a) Generally. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries is in compliance with, has not violated and, since January 1, 2014 to the date hereof, has not received any written notices of non-compliance or violation or alleged non-compliance or violation with respect to, all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries. No representation or warranty is made in this Section 3.22(a) with respect to (a) compliance with Laws pertaining to privacy and personally identifiable information, which is exclusively addressed by Section 3.16(n); (b) compliance with applicable Tax laws, which is exclusively addressed by Section 3.18; (c) compliance with ERISA and other applicable Laws relating to employee benefits, which is exclusively addressed by Section 3.19; (d) compliance with labor law matters, which is exclusively addressed by Section 3.20; or (e) compliance with Laws pertaining to anti-corruption or sanctions, which is exclusively addressed in Section 3.22(b) and Section 3.22(c), respectively.

(b) Anti-Corruption. Neither the Company, any of its Subsidiaries nor any of their respective directors, officers, employees, nor, to the Knowledge of the Company, any predecessors, joint venture partners, consultants, agents, representatives or any other Person acting on their behalf, has, directly or indirectly, (i) made, promised, offered, or authorized (A) any unlawful payment or the unlawful transfer of anything of value, directly or indirectly, to any government official, employee or agent, political party or any official of such party, or political candidate or (B) any unlawful bribe, rebate, influence payment, kickback or similar unlawful payment; or (ii) violated the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder or any similar anti-corruption or anti-bribery Laws applicable to the Company or any of its Subsidiaries in any jurisdiction outside the United States.

(c) Export Controls. Each of the Company and its Subsidiaries and, to the Knowledge of the Company, their employees, agents, representatives, consultants, distributors, resellers and subcontractors in their transactions conducted on behalf of the Company or any of its Subsidiaries, has complied with all applicable Laws relating to export and reexport control, including, as applicable, the Export Administration Regulations maintained by the U.S. Department of Commerce, trade and economic sanctions maintained by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”), and the International Traffic in Arms Regulations maintained by the U.S. Department of State (the “State Department”), and any other applicable Sanctions. The Company represents that neither it or its Subsidiaries nor, to the Knowledge of the Company, their employees, agents, representatives, consultants, distributors, resellers and subcontractors in their transactions conducted on behalf of the Company or any of its Subsidiaries has, directly or indirectly, sold, exported, reexported, transferred, diverted, or otherwise disposed of any products, software, or technology (including products derived from or based on such technology) to any destination, entity, or person prohibited by applicable Laws of the United States, without obtaining any authorization from the competent Government Authorities that is required by applicable Law. Neither the Company, nor any of its Subsidiaries, nor any employees of the Company or any of its Subsidiaries, nor to the Knowledge of the Company, any agents or resellers acting on behalf of the Company or any of its Subsidiaries is designated as a Sanctioned Person.

Section 3.23. Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or, as of the date of this Agreement, against any present or former officer or director of the Company or any of its Subsidiaries in such individual’s capacity as such.

(b) No Orders. Neither the Company nor any of its Subsidiaries is subject to any order of any kind or nature that materially impairs the Company’s or any of its Subsidiaries’ conduct of business or would prevent or materially delay the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

Section 3.24. Insurance.

(a) Policies and Programs. Except as would not be material to the Company, each of the Company’s insurance policies and all self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries is in full force and effect. Within 15 Business Days of the Closing, the Company shall provide Parent a list of all current insurance policies.

(b) No Cancellation. As of the date of this Agreement, except as would not have a Company Material Adverse Effect, since January 1, 2014, neither the Company nor any of its Subsidiaries have received any written notice regarding any cancellation or invalidation of, or premium increase with respect to, any such insurance policy other than in connection with ordinary renewals.

Section 3.25. Related Person Transactions. Except for compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer, or any ancestor, sibling, descendant or spouse of any of such Persons, or any trust, partnership or corporation in which any of such Persons has or has had an economic interest) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

Section 3.26. Brokers. Except for the Company Financial Advisor, there is no financial advisor, investment banker, broker, finder, agent, consultant or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.

Section 3.27. Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV:

(i) None of Parent, Merger Sub or any of their respective Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Parent or Merger Sub, their Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by Parent or Merger Sub, any of their Subsidiaries or any of their respective Affiliates or Representatives to make any representation or warranty relating to Parent or Merger Sub, their respective Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Company or any of its Affiliates or Representatives as having been authorized by Parent or Merger Sub, any of their respective Subsidiaries or any of their Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by Parent or Merger Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and each of Parent and Merger Sub hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or Representatives, in connection with presentations by or discussions with Parent’s management whether prior to or after the date of this Agreement or in any other forum or setting; or the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows:

Section 4.1. Organization; Good Standing.

(a) Parent. Parent (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub has been formed solely for the purpose of engaging in the Merger and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no material liabilities or obligations other than as contemplated by this Agreement. Parent is the sole record and beneficial stockholder of Merger Sub.

(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation and bylaws of Parent and Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of its certificate of incorporation or bylaws.

Section 4.2. Power; Enforceability. Each of Parent and Merger Sub has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the Merger have been duly authorized by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

Section 4.3. Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation or bylaws of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 4.4. Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates in connection with the (a) execution and delivery of this Agreement by each of Parent and Merger Sub; (b) performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of NASDAQ; (iv) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Law; and (v) such other Consents the failure of which to obtain would not, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 4.5. Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that would, individually or in the aggregate, have a Parent Material Adverse Effect.

(b) No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would have a Parent Material Adverse Effect.

Section 4.6. Ownership of Company Capital Stock. None of Parent, Merger Sub or any of their respective directors, officers or Affiliates (a) has owned any shares of Company Capital Stock; or (b) has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the two years prior to the date of this Agreement.

Section 4.7. Brokers. Except for financial advisors and investment bankers whose fees and expenses shall be borne solely by Parent, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger.

Section 4.8. No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger.

Section 4.9. Financing.

(a) Financing Letters. As of the date of this Agreement, Parent has delivered to the Company true, correct and complete copies of executed commitment letters, dated as of the date of this Agreement, among Parent, Merger Sub and the lenders party thereto (together, as they may be amended, modified or replaced in accordance with Section 6.5(d) and together with all annexes, exhibits, schedules and other attachments thereto, the “Financing Letters”) pursuant to which the lenders party thereto have committed, subject to the terms and conditions thereof, to lend the amounts set forth therein for the purpose of funding the transactions contemplated by this Agreement. Parent has also delivered to the Company a true, correct and complete copy of any fee letter (redacted in a customary manner only with respect to certain fees, flex terms and similar arrangements, so long as no redaction covers terms that would adversely affect the aggregate amount of net proceeds, conditionality, availability or termination of the Financing) in connection with the Financing Letters (any such letter, a “Fee Letter”).

(b) No Amendments. As of the date of this Agreement, (i) the Financing Letters and the terms of the Financing have not been amended or modified prior to the date of this Agreement; (ii) no such amendment or modification is contemplated (except (x) in connection with any amendments or modifications to effectuate any flex provisions contained in any Fee Letter as of the date hereof and (y) to add additional lenders and arrangers in respect of the Financing in accordance with the terms of the Financing Letters as of the date hereof that would not reasonably be expected to delay or prevent the Closing or Parent’s ability to consummate the Financing); and (iii) the respective commitments contained therein have not been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified in any respect (except in connection with any amendments, supplements or modifications to add additional lenders and arrangers in respect of the Financing in accordance with the terms of the Financing Letters as of the date hereof that would not reasonably be expected to delay or prevent the Closing or Parent’s ability to consummate the Financing). As of the date of this Agreement, there are no other Contracts, agreements, side letters or arrangements (except for customary fee credit letters and engagement letters that do not impact the conditionality, amount or availability of the Financing) to which Parent or Merger Sub is a party relating to the funding of the full amount of the Financing, other than as expressly set forth in the Financing Letters and any Fee Letters.

(c) Sufficiency of Funds. Assuming the satisfaction of the conditions set forth in Section 7.1 and Section 7.2, the net proceeds of the Financing, taken together with funds (including funds on hand) otherwise available to Parent, is sufficient to (i) make all cash payments contemplated by this Agreement in connection with the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger); (ii) repay, prepay or discharge (after giving effect to the Merger) the principal of and interest on, and all other indebtedness, including, without limitation, any fees, outstanding pursuant to the Credit Agreement, if any, and (iii) pay all fees and expenses required to be paid at the Closing by the Company, Parent or Merger Sub in connection with the Merger and the Financing (the amount sufficient to make such payments, the “Required Amount”).

(d) Validity. As of the date of this Agreement, the Financing Letters (in the forms delivered by Parent to the Company) are in full force and effect and constitute the legal, valid and binding obligations of Parent, Merger Sub and, to the Knowledge of Parent, the other parties thereto enforceable against Parent, Merger Sub and, to the Knowledge of Parent, the other parties thereto, as applicable, in accordance with their terms, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity. Other than as expressly set forth in the Financing Letters and any Fee Letter, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Financing pursuant to any agreement relating to the Financing to which Parent, Merger Sub or any of their respective Affiliates is a party. As of the date of this Agreement, , neither Parent nor, to the Knowledge of Parent, any counterparty to the Financing Letters has committed any breach of any of its covenants or other obligations set forth in, or is in default under, any provision of the Financing Letters. As of the date of this Agreement, to the Knowledge of Parent, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would, or would reasonably be expected to, (i) constitute or result in a breach or default on the part of any Person under any provision of the Financing Letters; (ii) constitute or result in a failure to satisfy any of the conditions set forth in any of the Financing Letters; or (iii) otherwise result in any portion of the Financing not being available. As of the date of this Agreement, Parent has no reason to believe that (A) it will be unable to satisfy on a timely basis any condition of the Financing to be satisfied by it, whether or not such condition is contained in the Financing Letters; or (B) the full amounts committed pursuant to the Financing Letters will not be available as of the Closing if the conditions contained in the Financing Letters to be satisfied by it are satisfied. As of the date of this Agreement, Parent and Merger Sub have fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date of this Agreement pursuant to the terms of the Financing Letters.

(e) No Exclusive Arrangements. As of the date of this Agreement, none of the Parent, Merger Sub or any of their respective Affiliates has entered into any Contract, arrangement or understanding prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing in connection with a transaction relating to the Company or any of its Subsidiaries in connection with the Merger.

Section 4.10. Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III:

(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement, or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including (A) any materials or information made available in the virtual data room hosted by or on behalf of the Company in connection with the Merger; (B) in connection with presentations by or discussion with the Company’s management (whether prior to or after the date of this Agreement); or (C) in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

Section 4.11. Absence of Stockholder and Management Arrangements. As of the date of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) Person has agreed to provide, directly or indirectly, an equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

Section 5.1. Affirmative Obligations. Except (a) as expressly contemplated by this Agreement; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; or (c) as approved in writing (including by email) by Parent (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (1) termination of this Agreement pursuant to Article VIII and (2) Effective Time, the Company will, and will cause each of its Subsidiaries to, (i) use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable Law; (ii) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, conduct its business and operations in the ordinary course of business; and (iii) use its reasonable best efforts to (A) preserve intact its material assets, properties, Contracts and business organizations; (B) keep available the services of its current officers and key employees; and (C) preserve the current relationships with material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with whom the Company or any of its Subsidiaries has business relations, in each case solely to the extent that the Company has not, as of the date of this Agreement, already notified such third Person of its intent to terminate those relationships.

Section 5.2. Forbearance Covenants.

(a) Restrictions on Activities. Except (A) as set forth in Section 5.2 of the Company Disclosure Letter; (B) as approved in writing (including by email) by Parent (which approval will not be unreasonably withheld, conditioned or delayed); or (C) as expressly contemplated by the terms of this Agreement, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (1) termination of this Agreement pursuant to Article VIII and (2) Effective Time, the Company will not, and will not permit any of its Subsidiaries, to:

(i) amend the Charter, the Bylaws or any similar organizational document of the Company or its Subsidiaries;

(ii) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(iii) issue, sell, or deliver, or agree or commit to issue, sell or deliver, any Company Securities (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except (A) for the issuance, delivery or sale of shares of Company Common Stock pursuant to Company Stock-Based Awards or Company Options outstanding as of the Capitalization Date or pursuant to the ESPP, in all cases in accordance with their terms; or (B) in connection with agreements in effect on the date of this Agreement; or (C) as contemplated by Section 5.2(a)(ix);

(iv) directly or indirectly acquire, repurchase or redeem any Company Securities or securities of the Subsidiaries of the Company, except for (A) with respect to Company Securities pursuant to the terms and conditions of Company Stock-Based Awards or Company Options outstanding as of the date of this Agreement in accordance with their terms; or (B) transactions between the Company and any of its direct or indirect Subsidiaries;

(v) acquire (A) (by merger, consolidation or acquisition of stock or assets) any other Person or any equity interest therein or (B) other than in the ordinary course of business consistent with past practice, any assets;

(vi) acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property, or enter into any new lease or sublease or other Contract for the use of any real property;

(vii) (A) adjust, split, subdivide, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries; (C) pledge or encumber any shares of its capital stock or other equity or voting interest; or (D) modify the terms of any shares of its capital stock or other equity or voting interest;

(viii) (A) incur, assume, suffer or modify the terms of any Indebtedness or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business; and (2) for loans or advances to direct or indirect wholly owned Subsidiaries of the Company; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of wholly owned Subsidiaries of the Company; (C) make any loans, advances or capital contributions to, or investments in, any other Person, except for (1) extensions of credit to customers in the ordinary course of business consistent with past practice; and (2) advances to directors, officers and other employees, in each case in the ordinary course of business; or (D) mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create or suffer to exist any Lien thereon (other than Permitted Liens);

(ix) except as may be required by any Company Benefit Plan, (A) enter into, adopt, amend (including accelerating the vesting of), modify or terminate any material bonus, profit sharing, compensation, retention, severance, termination, option, restricted stock unit, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee in any manner; or (B) increase the compensation of any director, officer or employee, pay any special bonus, retention or special remuneration to any director, officer or employee, except in the case of each of (A) and (B), (1) as may be required by applicable Law; (2) in connection with any new employee hires permitted by Section 5.2(a)(xv); or (3) for increases in compensation for employees below the level of director to the extent that such increases are in the ordinary course of business and consistent with past practices, including, as to the timing during the year of such increases, the Company’s regular compensation review schedule;

(x) settle, release, waive or compromise any pending or threatened Legal Proceeding, except for the settlement of any Legal Proceedings that is (A) reflected or reserved against in the Most Recent Company Balance Sheet (for amounts not in excess of such reserve); provided, that such settlement, release, waiver or compromise does not require any actions or impose any restrictions on the business, operations or Intellectual Property of the Company or its Subsidiaries, or after the Effective Time, Parent or its Subsidiaries, or include the admission of wrongdoing by the Company or its Subsidiaries; or (B) settled with Parent’s prior written consent in compliance with Section 6.15;

(xi) except as required by applicable Law or GAAP, (A) other than in the ordinary course of business, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable; or (B) make any change in any of its accounting principles or practices;

(xii) (A) make or change any material Tax election; (B) settle, abandon, or compromise any material Tax claim, refund, or assessment; (C) change any annual Tax accounting period or adopt or change any material method of Tax accounting; (D) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; (E) file any income or other material Tax Return relating to the Company or any of its Subsidiaries that has been prepared in a manner that is materially inconsistent with the past practices of the Company or such Subsidiary, as applicable; or (F) enter into any closing agreement with respect to any material Tax;

(xiii) (A) incur, authorize or commit to incur any material capital expenditures other than (1) consistent with the capital expenditure budget set forth in Section 5.2(a)(xiii) of the Company Disclosure Letter; (2) pursuant to obligations imposed by Material Contracts; or (3) reflected or reserved for in the Company’s financial statements; (B) enter into, modify, amend, extend, fail to perform the terms of or terminate any (1) Contract that if so entered into, modified, amended, extended, failed to be performed or terminated would reasonably be expected to have a Company Material Adverse Effect; or (2) Material Contract, or Contract that would be a Material Contract if it had been entered into prior to the date of this Agreement, except the Company may enter into Contracts that would be a Large Customer Contract simply by virtue of the size of such Contract and would not constitute a Material Contract under any other category of the definition of Material Contract, if such entry is in the ordinary course of business consistent with past practice; (C) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; (D) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404; (E) effectuate a “plant closing,” “mass layoff” (each as defined in the United States Worker Adjustment and Retraining Notification Act) or other employee layoff event affecting in whole or in part any site of employment, facility, operating unit or employee; (F) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business; or (G) waive, release, grant, encumber or transfer any asset, Intellectual Property or other right material to the Company or its operations other than in the ordinary course of business;

(xiv) sell, lease, license or otherwise dispose of any assets or property of the Company or its Subsidiaries, other than the license of the Company Products in the ordinary course of business;

(xv) hire any new employees at the director-level or above, or terminate the employment of any employee at the director-level or above, other than for cause; or

(xvi) enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.

(b) Consent Procedure. Promptly following the date of this Agreement, Parent will designate an appropriate individual to be responsible for reviewing and granting consent requests from the Company pursuant to Section 5.2(a).

Section 5.3. No Solicitation.

(a) No Solicitation or Negotiation. Subject to the terms of Section 5.3(b), from the date of this Agreement until the earlier to occur of the (1) termination of this Agreement pursuant to Article VIII and (2) Effective Time, the Company will cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of, any Person and its Affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, “Representatives”) relating to an

Acquisition Transaction. Unless the Company has already so requested prior to the date of this Agreement, promptly following the date of this Agreement, the Company will request that each Person (other than Parent and its Representatives) that has, prior to the date of this Agreement, executed a confidentiality agreement in connection with its consideration of an Acquisition Transaction, promptly return or destroy, in accordance with the terms of such confidentiality agreement, all non-public information furnished to such Person by or on behalf of the Company or its Subsidiaries prior to the date of this Agreement. Subject to the terms of Section 5.3(b) and Section 5.3(d), from the date of this Agreement until the earlier to occur of the (1) termination of this Agreement pursuant to Article VIII and (2) Effective Time, the Company and its Subsidiaries, and their respective directors and executive officers, will not, and the Company will not authorize or direct any of its or its Subsidiaries’ employees, consultants or other Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any of their respective designees) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any of their respective designees), in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate, or engage in discussions or negotiations, with any Person with respect to an Acquisition Proposal or with respect to any inquiries from third Persons relating to the making of an Acquisition Proposal (other than only informing such Persons of the provisions contained in this Section 5.3); (iv) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (vi) authorize or commit to do any of the foregoing. From the date of this Agreement until the earlier to occur of the (1) termination of this Agreement pursuant to Article VIII and (2) Effective Time, the Company will not be required to enforce, and following prior notice to Parent including the identity of the Person requesting such waiver, will be permitted to waive, any provision of any standstill or confidentiality agreement to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Company Board (or any committee thereof).

(b) Superior Proposals. Notwithstanding anything to contrary in this Section 5.3, from the date of this Agreement until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives (including the Company Financial Advisor), following the execution of an Acceptable Confidentiality Agreement, (i) participate or engage in discussions or negotiations with; (ii) furnish any non-public information relating to the Company or any of its Subsidiaries to; or (iii) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries to, in each case, any Person or its Representatives that has made or delivered to the Company a written Acquisition Proposal after the date of this Agreement that was not solicited in breach of Section 5.3(a), but only if the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (A) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal; and (B) the failure to take the actions contemplated by this Section 5.3(b) would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable Law. In connection with the foregoing, the Company will (x) provide written notice to Parent promptly (within one Business Day) following the Company Board’s determination referred to in the prior sentence and (y) substantially contemporaneously make available to Parent any non-public information concerning the Company and its Subsidiaries that is provided to any such Person or its Representatives that was not previously made available to Parent.

(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the date of this Agreement may the Company Board (or a committee thereof):

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent; (B) adopt, approve or recommend an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within 10 Business Days of the occurrence of a material event or development and after Parent so requests in writing (or, if the Company Stockholder Meeting is scheduled to be held within 10 Business Days, then within one Business Day after Parent so requests in writing); (D) take or fail to take any formal action or make or fail to make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until 5:30 p.m., Eastern time, on the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.3); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”), it being understood that neither (1) the confidential determination in itself by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal; nor (2) the delivery in itself by the Company to Parent of any notice contemplated by Section 5.3(d) will constitute a Company Board Recommendation Change or violate this Section 5.3; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the Company obtaining the Requisite Stockholder Approval:

(i) other than in connection with a written Acquisition Proposal that constitutes a Superior Proposal, the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable Law if and only if:

(1) the Company has provided prior written notice to Parent at least five Business Days in advance to the effect that the Company Board (or a committee thereof) has (A) so determined; and (B) resolved to effect a Company Board Recommendation Change pursuant to this Section 5.3(d)(i), which notice will describe the Intervening Event in reasonable detail; and

(2) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such five Business Day period, have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Company Board (or a committee thereof) no longer determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable Law; and (B) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); or

(ii) if the Company has received a written Acquisition Proposal that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal; or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, in each case if and only if:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable Law;

(2) the Company has complied in all material respects with its obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal; and

(3) (i) the Company has provided prior written notice to Parent at least five Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a written Acquisition Proposal that has not been withdrawn; (B) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(d)(ii), which notice will describe the basis for such Company Board Recommendation Change or termination, including the identity of the Person or Group making such Acquisition Proposal, the material terms of such Acquisition Proposal and copies of all relevant documents relating to such Acquisition Proposal; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) permitted Parent and its Representatives to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation), it being understood that (a) in the event of any material revisions to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(3) with respect to such new written notice (with the “Notice Period” in respect of such new written notice being three Business Days); and (b) at the end of the Notice Period, the Company Board (or a committee thereof) must have in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that such Acquisition Proposal is a Superior Proposal.

(e) Notice to Parent. From the date of this Agreement until the earlier to occur of the (1) termination of this Agreement pursuant to Article VIII and (2) Effective Time, the Company will promptly (and, in any event, by the later of (i) 24 hours from the receipt thereof or (ii) 12:00 noon, Pacific time, on the next Business Day) notify Parent if any Acquisition Proposal, or inquiry from any Person or Group related to making a potential Acquisition Proposal, is, to the Knowledge of the Company (which, for all purposes of this clause (e), will be deemed to also include each member of the Company Board, the Company’s financial advisor and legal counsel and will not be deemed to be only as of the date of this Agreement), received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives. Such notice must include (A) the identity of the Person or Group making such proposal, inquiry, request or offer; and (B) a summary of the material terms and conditions of such proposal, inquiry, request or offer and, if writing, a copy thereof together with all material documents provided therewith. Thereafter, the Company must keep Parent reasonably informed, by providing notice by the later of (1) 24 hours from the receipt thereof or (2) 12:00 noon, Pacific time, on the next Business Day after obtaining Knowledge thereof, of any changes in the status and terms of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.

(f) Permitted Disclosures. So long as the Company Board (or a committee thereof) expressly reaffirms the Company Board Recommendation in each such disclosure and public statement (other than in a customary “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9 promulgated under the Exchange Act):

(i) nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (A) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including making a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (B) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (C) informing any Person of the existence of the provisions contained in this Section 5.3; or (D) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Company and its Subsidiaries) that the Company Board (or a committee thereof), after consultation with its outside legal counsel, has determined in good faith is required by applicable Law; and

(ii) it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) that (A) describes the Company’s receipt of an Acquisition Proposal; (B) identifies the Person or Group making such Acquisition Proposal; (C) provides the material terms of such Acquisition Proposal; or (D) describes the operation of this Agreement with respect thereto will not, in any case, be deemed to be (1) a withholding, withdrawal, amendment, qualification or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation; (2) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (3) a Company Board Recommendation Change.

(g) Breach by Representatives. The Company agrees that any action taken by a Representative of the Company (other than an employee or consultant of the Company who is not an officer of the Company) that, if taken by the Company, would constitute a breach of this Section 5.3 will be deemed to constitute a breach by the Company of this Section 5.3.

Section 5.4. No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, subject to the terms, conditions and restrictions of this Agreement, complete control and supervision over their respective businesses and operations.

ARTICLE VI

ADDITIONAL COVENANTS

Section 6.1. Efforts; Required Actions and Forbearance.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including the limitations set forth in Section 6.2(b)), Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective the Merger, including by using reasonable best efforts to:

(i) cause the conditions to the Merger set forth in Article VII to be satisfied;

(ii) (1) seek to obtain all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger; and

(iii) (1) seek to obtain all consents, waivers and approvals and (2) deliver all notifications pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to seek to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger.

(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, will take any action (or fail to take any action) that is intended to have or, to the Knowledge of such Party, would reasonably be expected to have, the effect of preventing, impairing, materially delaying or otherwise materially and adversely affecting the (i) consummation of the Merger; or (ii) ability of such Party to fully perform its obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company taken in compliance with Section 5.3 will be considered a violation of this Section 6.1.

(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither Parent, the Company nor any of their respective Subsidiaries will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guaranty), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.

Section 6.2. Antitrust Filings.

(a) Filings Under the HSR Act and Other Applicable Antitrust Law. Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Affiliates, if applicable), on the other hand, will use their respective reasonable best efforts to promptly (within 15 Business Days following the date of this Agreement, if practicable), file (i) a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act with the FTC and the Antitrust Division of the DOJ; and (ii) comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority pursuant to other applicable Antitrust Law in connection with the Merger. Each of Parent and the Company will (A) cooperate and coordinate (and cause its respective Representatives to cooperate and coordinate) with the other in the making of such filings; (B) use its respective reasonable best efforts to supply the other (or cause the other to be supplied) any information that may be required in order to make such filings; (C) use its respective reasonable best efforts to supply (or cause the other to be supplied) with any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) subject to the limitations in Section 6.2(b), use its respective reasonable best efforts to take all action necessary to, as soon as practicable, (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Law applicable to the Merger; and (2) obtain any required consents pursuant to any Antitrust Law applicable to the Merger. If any Party receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Law applicable to the Merger, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.

(b) Divestitures. If and to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act and any other Antitrust Law applicable to the Merger, each of Parent and Merger Sub (and their respective Affiliates, if applicable) will (i) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company and its Subsidiaries, on the other hand, in each case conditioned upon the consummation of the Merger; and (B) any other restrictions on the activities of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company and its Subsidiaries, on the other hand; and (ii) contest, defend and appeal any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger (an “Antitrust

Required Action”), in each case unless taking such Antitrust Required Action would reasonably be expected to materially and adversely affect the benefits to be obtained by virtue of the Merger (any of the foregoing having such an effect, an “Antitrust Restraint”).

(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub will (and will cause their respective Subsidiaries to), subject to any restrictions under applicable Law, (i) promptly notify the other Parties of (and, if in writing, furnish them with copies of (or, in the case of oral communications, advise them of the contents of)) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss reasonably in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filings, submissions or other written communications (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver; (B) the expiration of any waiting period; (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Law; and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting, hearing, proceeding or discussion, and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information will not be shared with the Representatives of the other Party without approval of the Party providing the non-public information. Each of the Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis. Notwithstanding anything to the contrary contained in this Agreement, but subject to the Company’s consultation and participation rights described above, Parent shall have the principal responsibility for devising and implementing the strategy for obtaining any necessary antitrust, competition or investment review clearances, and shall take the lead in all meetings and communications with any Governmental Authority in connection with obtaining any necessary antitrust, competition or investment review clearances.

Section 6.3. Proxy Statement and Other Required SEC Filings.

(a) Preparation. Promptly after the execution of this Agreement (within 15 Business Days following the date of this Agreement, if practicable), the Company will prepare (with Parent’s reasonable cooperation) and file with the SEC a preliminary proxy statement to be sent to the Company Stockholders in connection with the Company Stockholder Meeting (the proxy statement, including any amendments or supplements, the “Proxy Statement”). The Company will not file the Proxy Statement with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel. Unless there has been a Company Board Recommendation Change in compliance with Section 5.3, the Company will (i) include the Company Board Recommendation in the Proxy Statement; and (ii) use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. Promptly following the (A) confirmation by the SEC that it has no further comments or (B) expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act, the Company will cause the Proxy Statement in definitive form to be mailed to the Company Stockholders.

(b) Mutual Assistance. Each of the Company, Parent and Merger Sub will furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments to either received from the SEC.

(c) SEC Correspondence. The Parties will notify each other as promptly as practicable of the receipt of any comments, whether written or oral, from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, or for additional information, and will supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to such filings. The Parties will use their respective reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after the receipt thereof.

(d) No Amendments to Proxy Statement. Except in connection with a Company Board Recommendation Change or thereafter, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent, which approval will not be unreasonably withheld, conditioned or delayed.

(e) Other Required Company Filings. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will use its reasonable best efforts to promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. Except in connection with a Company Board Recommendation Change or thereafter, the Company may not file any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to, and consider in good faith, all reasonable additions, deletions or changes suggested by Parent or its counsel.

(f) Other Required Parent Filings. If Parent or Merger Sub determines that it is required to file any document with the SEC as a result of the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub will use their respective reasonable best efforts to promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent nor Merger Sub may file any Other Required Parent Filing with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to, and consider in good faith, all reasonable additions, deletions or changes suggested by the Company or its counsel.

(g) Accuracy; Supplied Information.

(i) Company. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or any Other Required Parent Filings will not, at the time that such Proxy Statement or Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(ii) Parent. On the date of filing, no Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filing. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 6.4. Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. The Company will take all action necessary in accordance with applicable Law, the Charter and the Bylaws to establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Stockholders (including any adjournment, postponement or other delay thereof, the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of (i) seeking the Requisite Stockholder Approval; and (ii) in accordance with Regulation 14A under the Exchange Act, seeking advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the 25th Business Day following the mailing of the Proxy Statement to the Company Stockholders. Unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change, the Company will (A) submit this Agreement for adoption by the Company Stockholders at the Company Stockholder Meeting; and (B) use its reasonable best efforts to solicit (or cause to be solicited) from the Company Stockholders proxies in favor of the matters to be considered at the Company Stockholder Meeting.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company shall, and shall only, postpone or adjourn the Company Stockholder Meeting if (i) there are holders of an insufficient number of shares of Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum and to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting; or (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, order or a request from the SEC, including in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders by issuing a press release, filing materials with the SEC or otherwise. Without the prior written consent of Parent, the Company Stockholder Meeting will not be postponed or adjourned (A) by more than 10 calendar days at a time; or (B) with respect to Section 6.4(b)(i), by more than 30 calendar days after the date on which the Company Stockholder Meeting was (or was required to be) originally scheduled. In no event will the record date of the Company Stockholder Meeting be changed without Parent’s prior written consent, unless required by applicable Law.

Section 6.5. Financing.

(a) No Amendments to Financing Letters. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Financing Letters if such amendment, modification or waiver (i) reduces (or would reasonably be expected to have the effect of reducing) the aggregate amount of the Financing, unless in the case of a reduction in the amount of the Financing, the Required Amount could still be paid with the aggregate net proceeds of any remaining portion of the Financing and any debt financing under any new debt commitment letter (such letter, a “Replacement Financing Letter”) that, were it structured as an amendment to the Financing Letters, would otherwise satisfy this Section 6.5(a) and that would not reasonably be expected to delay or prevent the Closing or Parent’s ability to consummate the Financing, together with cash on hand at Parent to be made available by Parent at Closing and cash on hand at the Company to be made available by the Company at Closing (such reduction, a “Financing Reduction Exception”); (ii) imposes new or additional conditions or other terms or otherwise expands, amends or modifies any of the conditions to the receipt of the Financing or any other terms to the Financing in a manner that would reasonably be expected to (A) delay or prevent the Closing Date; or (B) make the timely funding of the Financing, or the satisfaction of the conditions to obtaining the Financing, less likely to occur; or (iii) adversely impacts the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the other parties to the Financing Letters or the definitive agreements with respect thereto (provided, that, for the avoidance of doubt, Parent and Merger Sub may amend any Financing Letter to add lenders, lead arrangers, book-runners, syndication agents or similar entities who had not executed such Financing Letter as of the date of this Agreement so long as the addition of such parties, individually or in the aggregate, does not add new (or adversely modify any existing) conditions to the consummation of the Financing and would not reasonably be expected to delay or prevent the Closing or Parent’s ability to consummate the Financing). Any reference in this Agreement to (1) the “Financing” will include the financing contemplated by the Financing Letters as amended or modified in compliance with this Section 6.5; and (2) “Financing Letters” will include such documents as amended or modified in compliance with this Section 6.5. Parent will not release or consent to the termination of any individual lender under the Financing Letters, except for (a) assignments and replacements of an individual lender under the terms of, and only in connection with, the syndication of the Financing under the Financing Letters; (b) replacements of the Financing Letters with alternative financing commitments pursuant to Section 6.5(d); (c) a reduction of commitments in respect of the facilities in an amount equal to the net cash proceeds received by Parent or any of its domestic subsidiaries from the issuance of Senior Notes or any Loan Financing (each as defined in the Financing Letters) to the extent contemplated by the Financing Letters; or (d) a Financing Reduction Exception; or (e) the Financing Letters or definitive agreement are replaced at such time with a Replacement Financing Letter.

(b) Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to arrange and obtain the Financing on the terms and conditions described in the Financing Letters and any related Fee Letter on or prior to the Closing Date in an amount sufficient to pay the Required Amount, including using its reasonable best efforts to (i) maintain in effect the Financing Letters in accordance with the terms and subject to the conditions thereof; (ii) negotiate, execute and deliver definitive agreements with respect to the Financing contemplated by the Financing Letters on the terms and conditions contemplated by the Financing Letters and related Fee Letter or, if applicable, any Replacement Financing Letter; (iii) satisfy on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the Financing Letters and such definitive agreements thereto; (iv) consummate the Financing at or prior to the Closing; (v) comply with its obligations pursuant to the Financing Letters; and (vi) if all the conditions to the obligations of the Financing Sources contained in any Financing Letter have been satisfied (or upon funding will be satisfied) or waived, enforce its rights pursuant to the Financing Letters to the extent that the failure to enforce would adversely impact the amount or timing of the Financing or the availability of the Financing at Closing. Parent and Merger Sub will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Financing Letters and any Fee Letters as and when they become due. For the avoidance of doubt, the “reasonable best efforts” of Parent and Merger Sub pursuant to this Section 6.5 includes an obligation on the part of Parent and Merger Sub, if the terms and conditions set forth in the Financing Letters have been satisfied and one or more of the Financing Sources fails to provide its respective portion of the Financing and, as a result, the Closing does not occur when required pursuant to this Agreement, to promptly commence an appropriate Legal Proceeding against any such breaching Financing Source pursuant to which each of Parent and Merger Sub will use its reasonable best efforts to compel such breaching Financing Source to provide its portion of the Financing.

(c) Information. Parent must (i) keep the Company reasonably informed on a reasonably current basis of the status of its efforts to arrange the Financing (including any Alternate Financing under this Section 6.5); and (ii) provide the Company with copies of all executed definitive agreements related to the Financing. Without limiting the generality of the foregoing, Parent and Merger Sub must give the Company prompt notice (A) of any breach (or threatened breach of a provision) or default (or any event or circumstance that, with or without notice or lapse of time, or both, would reasonably be expected to give rise to any breach or default) by any party to the Financing Letters or definitive agreements related to the Financing of which Parent has Knowledge; (B) of the receipt by Parent or Merger Sub of any written notice or communication from any Financing Source with respect to any (1) actual or potential breach (or threatened breach), default, termination or repudiation by any party to the Financing Letters or any definitive agreements related to the Financing or any provisions of the Financing Letters or such definitive agreements; or (2) material dispute or disagreement between or among Parent or Merger Sub on the one hand and any parties to the Financing Letters or any definitive agreements related to the Financing on the other hand (but excluding, for the avoidance of doubt, any ordinary course negotiation with respect to the terms of the Financing); or (3) written notification by any of the parties to the Financing Letters that they refuse to fund their commitments under the Financing Letters; and (C) if for any reason Parent at any time believes that it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Letters or any definitive agreements related to the Financing; provided, however, that in no event will Parent be under any obligation to disclose any information shared among Parent and its professional advisors in connection with matters contemplated by clause (ii) that is subject to attorney-client privilege if Parent shall have used its reasonable best efforts to disclose such information in a way that would not waive such privilege. Parent must provide any information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence as soon as reasonably practical (but in any event with two Business Days) after the date that the Company delivers a written request therefor to Parent.

(d) Alternate Financing. If any portion of the Financing becomes unavailable on the terms and conditions (including any market flex provisions) contemplated in the Financing Letters, then Parent will use its reasonable best efforts to arrange, as promptly as practicable following the occurrence of such event, (i) alternative financing from the same or alternative sources, on terms and conditions not materially less favorable in the aggregate to Parent and the Merger Sub than those contained in the Financing Letters (including the flex provisions contained in the related fee letter) in an amount sufficient, together with other financial resources available to Parent, to pay the Required Amount (the “Alternate Financing”); and (ii) one or more new financing commitment letters (or other agreements) with respect to such Alternate Financing (the “New Financing Letters”), which New Financing Letters will replace the existing Financing Letters in whole or in part. Parent will promptly provide a copy of any New Financing Letters (and any fee letter in connection therewith, which may be delivered with the fee amounts redacted in a customary manner so long as no redaction covers terms that would adversely affect the aggregate amount of net proceeds, conditionality, availability or termination of the Alternate Financing) to the Company. In the event that any New Financing Letters or Replacement Financing Letter are obtained, (A) any reference in this Agreement to the “Financing Letters” will be deemed to include the Financing Letters to the extent not superseded by the New Financing Letters or Replacement Financing Letter, as applicable, at the time in question and any New Financing Letters or Replacement Financing Letter, as applicable, to the extent then in effect; and (B) any reference in this Agreement to the “Financing” will mean the debt financing contemplated by the Financing Letters as modified pursuant to the foregoing.

(e) Certain Agreements. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.5 shall require, and in no event shall the reasonable best efforts of Parent and/or Merger Sub be deemed or construed to require, any of Parent or Merger Sub to (i) pay any fees to the lenders or increase any interest rates or original issue discounts applicable to the Financing in excess of those contemplated in the Financing Letters, including any related fee letters (including the flex provisions thereof), whether to secure waiver of any conditions contained therein or otherwise, (ii) amend or waive any of the terms or conditions hereof or under the Financing Letters or (iii) consummate the Closing at any time prior to the date determined in accordance with Section 2.3.

Section 6.6. Financing Cooperation.

(a) Cooperation. The Company will use its reasonable best efforts to, and use reasonable best efforts to cause its Subsidiaries, and its and its Subsidiaries’ respective Representatives to, provide to Parent and Merger

Sub and their respective Affiliates such reasonable cooperation in connection with the Financing as may be reasonably requested by Parent and Merger Sub and their respective Affiliates by:

(i) making senior management and advisors of the Company and its Subsidiaries available to participate at reasonable times in a reasonable number of meetings, presentations, agency presentations, road shows, drafting sessions and due diligence sessions that are requested a reasonable period of time in advance with proposed lenders, underwriters, initial purchasers or placement agents, and in sessions with rating agencies;

(ii) reasonably assisting Parent and the Financing Sources in their preparation of pro forma financial information and pro forma financial statements and materials for presentations, confidential information memoranda, bank information memoranda (including to the extent necessary, an additional bank information memorandum that does not include material non-public information), offering memoranda, prospectuses, registration statements, rating agency presentations, lender and investor presentations and similar documents customary or required in connection with the Financing by reviewing and commenting on, and providing information reasonably requested in connection with, such materials; it being agreed that the Company will not be required to provide any information or assistance relating to (A) the proposed aggregate amount of Financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing; (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Financing (provided, that the Company shall reasonably assist in preparing forecasts of financial statements of the Surviving Corporation for one or more periods following the Closing Date based on financial information and data derived from the Company’s historical books and records); or (C) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company;

(iii) furnishing Parent and its Affiliates and the Financing Sources and their respective Representatives with the Requested Information that is Compliant as promptly as practicable and, upon any Requested Information ceasing to be Compliant, to supplement or update the Requested Information so that it is Compliant;

(iv) requesting that the Company’s independent accountants provide reasonable and customary assistance to Parent in connection with the Financing (including to consent to the use of their audit reports on the consolidated financial statements of the Company in any materials relating to the Financing or in connection with any filings made with the SEC or pursuant to the Securities Act or the Exchange Act, and to provide any customary “comfort letters” necessary and reasonably requested by Parent in connection with any capital markets transaction comprising a part of the Financing (including as contemplated by the definition of “Requested Information”) and using reasonable best efforts to take such actions within the Company’s ability to enable the Company’s independent accountants to provide (and facilitate the provision of) such assistance to Parent;

(v) if requested at least 10 Business Days prior to the Closing Date in writing by a Financing Source, furnishing to such Financing Source all information regarding the Company and its Subsidiaries that is required in connection with the Financing by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, at least four Business Days prior to the Closing Date;

(vi) providing customary authorization letters authorizing the distribution of information to prospective lenders and containing a customary representation to the Financing Sources for the Financing that such information does not contain a material misstatement or omission and containing a representation to the Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company and its Subsidiaries or its or their securities;

(vii) executing and delivering as of (but not before) the Closing any definitive financing documents (including loan agreements, indentures, pledge and security documents and guarantees) or other certificates, consents or documents and otherwise facilitating the pledging of collateral by the Company and its Subsidiaries effective as of (but not before) the Closing, as may be reasonably requested by Parent and Merger Sub and their respective Affiliates;

(viii) using reasonable best efforts to take all corporate actions, subject to the occurrence of the Closing, reasonably requested by Parent and Merger Sub and their respective Affiliates that are necessary to permit the consummation of the Financing in accordance with the terms of the Financing Letters;

(ix) use reasonable best efforts to provide such information as Parent may reasonably request to facilitate Parent’s efforts to obtain or provide, as applicable customary and reasonable corporate and facilities ratings, landlord waivers and estoppels, non-disturbance agreements, noninvasive environmental assessments, legal opinions, surveys and title insurance as reasonably requested by Parent;

(x) no later than three Business Days prior to the Closing Date, if requested by Parent, delivering to Parent customary payoff letters and related documentation with respect to any Indebtedness of the Company or any of its Subsidiaries and the release and termination of any and all required Liens, to be executed no later than the Effective Time by the applicable obligees and effective as of the Effective Time; and

(xi) in each case following Parent’s reasonable request, using reasonable best efforts to provide Parent with customary due diligence information requested by Financing Sources in connection with the Financing (subject to customary confidentiality agreements).

(b) Obligations of the Company. Nothing in this Section 6.6 will require the Company or any of its Subsidiaries or their respective Representatives to (i) pay any commitment or similar fees, incur any liability, or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent; (ii) enter into any definitive agreement with respect to the Financing prior to the Closing; or (iii) give any indemnities in connection with the Financing that are effective prior to the Effective Time. Furthermore, nothing in this Section 6.6 shall require any cooperation by the Company or its Subsidiaries to the extent it would interfere unreasonably with the business or operations of the Company or any of its Subsidiaries or create an unreasonable risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries. Nothing in this Section 6.6 will require (1) any Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such Representative; (2) the Company Board or the board of directors of any Subsidiary of the Company to approve any financing or Contracts related thereto; (3) the Company and its Subsidiaries to take any action that would conflict with or violate its organizational documents, any applicable Laws or result in, prior to the Closing, a violation or breach of, or default under, any agreement to which the Company or any of its Subsidiaries is a party; (4) the Company and its Subsidiaries to provide any information (a) the disclosure of which is prohibited or restricted under applicable Law; or (b) where access to such information would (i) give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such information; or (ii) violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound; provided, that the Company shall inform Parent as to the general nature of what is being withheld as a result of the foregoing and shall use its reasonable best efforts to disclose such information in a way that would not waive such privilege or contravene any applicable Law or binding agreement (including, if practicable, by obtaining consent for the disclosure thereof); or (5) the Company and its Subsidiaries to change any fiscal period or prepare any financial statements or other information that are not available to it. Nothing contained in this Section 6.6 or otherwise shall require the Company or any of its Subsidiaries, prior to Closing, to be an issuer or other obligor with respect to the Financing.

(c) Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Financing so long as such logos are used (i) solely in a manner that is not intended to or likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective intellectual property rights; (ii) solely in any disclosure documents used in connection with the syndication of the Financing or in connection with any description of the Company, its business and products, or the Merger; and (iii) otherwise in a manner consistent with the other terms and conditions that the Company reasonably imposes.

(d) Confidentiality. Notwithstanding anything herein or in the Confidentiality Agreement to the contrary, all non-public or other confidential information provided by the Company or any of its Representatives to Parent or Merger Sub or their respective Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub and their respective Representatives will be permitted to disclose such information to any Financing Sources, prospective Financing Sources that are or may become parties to the Financing (and, in each case, to their respective counsel and auditors) or Financing Source Related Parties, and any Financing Sources, prospective Financing Sources or Financing Source Related Parties will be permitted to disclose such information, in each case subject to customary confidentiality undertakings entered into by any Financing Sources, prospective Financing Sources or Financing Source Related Parties with Parent in connection with the Financing.

(e) Reimbursement. Promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including documented and reasonable out-of-pocket attorneys’ fees) incurred by the Company or its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.6.

(f) Indemnification. The Company, its Subsidiaries and its and their respective Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including documented and reasonable out-of-pocket attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Financing pursuant to this Agreement or the provision of information utilized in connection therewith (including any action taken in accordance with this Section 6.6) and any information utilized in connection therewith (other than information provided specifically for use in connection with the Financing by or on behalf of the Company or its Subsidiaries), or any Taxes incurred as a direct result of any the foregoing, in each case, except to the extent actually suffered or incurred as a result of the gross negligence or willful misconduct of, or material breach of this Agreement by, the Company or its Subsidiaries or, in each case, their respective Representatives. Parent’s obligations pursuant to Section 6.6(e) and this Section 6.6(f) are referred to collectively as the “Reimbursement Obligations”

(g) No Exclusive Arrangements. In no event will Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub and the Financing Sources or potential financing sources of Parent, Merger Sub and such investors) enter into any Contract prohibiting or seeking to prohibit any bank, investment bank or other potential provider of financing from providing or seeking to provide financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.

(h) No Financing Condition. Parent and Merger Sub each acknowledge and agree that obtaining the Financing is not a condition to the Closing. If the Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger.

Section 6.7. Anti-Takeover Laws. The Company and the Company Board will (a) take all actions within their power to ensure that no “anti-takeover” Law is or becomes applicable to the Merger; and (b) if any “anti-takeover” Law becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on the Merger.

Section 6.8. Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (1) termination of this Agreement pursuant to Article VIII and (2) Effective Time, the Company will afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; (ii) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; provided, that the Company shall inform Parent as to the general nature of what is being withheld as a result of the foregoing and shall use its reasonable best efforts to disclose such information in a way that would not waive such privilege; (iii) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate the rights pursuant to, such Contract; provided, that the Company shall inform Parent as to the general nature of what is being withheld as a result of the foregoing and shall use its reasonable best efforts to disclose such information in a way that would not contravene, cause a default under or give a third Person the right to terminate or accelerate the rights pursuant to any Contract (including, if practicable, by obtaining consent for the disclosure thereof from the applicable third Person); (iv) access would result in the disclosure of any Trade Secrets of third Persons; or (v) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand. Nothing in this Section 6.8 will be construed to require the Company, any of its Subsidiaries or any of its or their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. Promptly following the execution of this Agreement, Parent and the Company shall agree on appropriate procedures concerning requests for access pursuant to this Section 6.8.

Section 6.9. Section 16(b) Exemption. The Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

Section 6.10. Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. Subject to Section 6.10(d), the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects to the extent permitted under applicable Law, the obligations of the Company and its Subsidiaries pursuant to any indemnification agreements between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors, officers or employees (and any person who becomes a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date of this Agreement. During such six-year period or such period in which an Indemnified Person is asserting a claim for indemnification pursuant to Section 6.10(b), whichever is longer, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of Section 6.10(a) and subject to Section 6.10(d), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable Law or pursuant to any indemnification agreements with the Company and any of its Subsidiaries in effect as of the Effective Time, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries or other Affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to or at the Effective Time); and (ii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent). Notwithstanding the foregoing, if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification hereunder with respect thereto); (B) the Indemnified Persons will be entitled to retain their own counsel selected by them (the fees and expenses of which will be paid by the Surviving Corporation), whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding, which shall be limited to one counsel for all Indemnified Persons, unless in the reasonable judgment of such counsel a conflict exists which would prevent such counsel from representing all Indemnified Persons, in which case the Indemnified Person(s) that are the subject of such conflict will be entitled to retain one (unless there are further conflicts in the reasonable judgment of such counsel) separate counsel (the fees and expenses of which will be paid by the Surviving Corporation); (C) upon receipt of an undertaking by or on behalf of such Indemnified Person to repay any amount if it is ultimately determined by a court of appropriate jurisdiction after exhausting all appeals that such Indemnified Person is not entitled to indemnification, the Surviving Corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; and (D) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Corporation is entirely responsible). Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation or any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the D&O Insurance in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance (provided, that Parent may substitute therefor policies with a carrier with comparable credit ratings to the existing carrier of at least the same coverage and amounts containing terms and conditions that are no less favorable to the insured). In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with a comparable credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, and in lieu of maintaining the D&O Insurance pursuant to this Section 6.10(c), the Company may (or, if the Parent requests, the Company will) purchase a prepaid “tail” policy (a “Tail Policy”) with respect to the D&O Insurance from an insurance carrier with a comparable credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the annual cost for a Tail Policy does not exceed the Maximum Annual Premium. If the Company purchases a Tail Policy prior to the Effective Time, then the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such a Tail Policy in full force and effect and continue to honor its obligations thereunder for so long as such a Tail Policy is in full force and effect.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each case, proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.

(e) No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person (and their heirs and representatives) who is a beneficiary pursuant to the D&O Insurance or a Tail Policy) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons (and their heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or a Tail Policy are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if a Party. The rights of the Indemnified Persons (and other persons (and their heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or a Tail Policy) pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law.

(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.10 will be joint and several.

(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

Section 6.11. Employee Matters.

(a) Change of Control Acknowledgement. Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Company Benefit Plans, as applicable, will occur as of the Effective Time.

(b) Existing Arrangements. From and after the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) honor all of the Company Benefit Plans and compensation and severance arrangements in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing, nothing will prohibit the Surviving Corporation from amending or terminating any such Company Benefit Plans or compensation or severance arrangements in accordance with their terms or if otherwise required pursuant to applicable Law.

(c) Employment; Benefits. For a period of one year following the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) either (i) maintain for the benefit of each Continuing Employee the Company Benefit Plans and any other employee benefit plans (other than the opportunity to participate in equity-based benefits, cash incentive, bonus, severance and, subject to Section 6.11(b), individual employment agreements) of the Surviving Corporation or any of its Subsidiaries (the “Company Plans”) at benefit levels that are substantially equivalent to those in effect at the Company or its Subsidiaries on the date of this Agreement, and provide compensation and benefits to each Continuing Employee pursuant to such Company Plans; (ii) provide benefits to each Continuing Employee that, taken as a whole, are substantially equivalent to those benefits provided to similarly situated employees of Parent (“Parent Plans”); or (iii) provide some combination of Company Plans and Parent Plans such that each Continuing Employee receives benefits that, taken as a whole, in any case with respect to clauses (i) through (iii), that are in the aggregate substantially equivalent to those benefits provided to similarly situated employees of Parent. For a period of one year following the Effective Time for any Continuing Employee employed during that period, Parent shall not, and shall cause its Subsidiaries not to, reduce the aggregate cash compensation, including base salary/base wages and target incentive compensation opportunity, payable to such Continuing Employee. For a period of one year following the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) provide severance benefits that are substantially equivalent to those benefits provided to similarly situated employees of Parent and its Affiliates; provided, however, that nothing contained herein shall permit the Surviving Corporation or Parent at any time after the Effective Time to unilaterally amend, terminate or rescind any severance or retention benefits, including change of control acceleration of equity granted to an individual in a written agreement signed by the Company and such individual prior to the Effective Time without such individual’s written consent or as explicitly permitted under the terms of such written agreement. The Company will consult in good faith with Parent regarding the content of broadly disseminated communications to Company employees regarding the Merger prior to the release of any such communications.

(d) New Plans. To the extent that a Company Plan or Comparable Plan is made available to any Continuing Employee at or after the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement), except that such service need not be credited to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the Surviving Corporation and its Subsidiaries (other than the Company Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any New Plan replaces coverage pursuant to a comparable Company Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); (ii) to the extent permitted by applicable Law and the agreements with respect to the benefit providers and insurers, for purposes of each New Plan providing medical, dental, pharmaceutical, vision, disability or other welfare benefits to any Continuing Employee, the Surviving Corporation will cause all waiting periods, pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and the Surviving Corporation will cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing

Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, co-payments, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iii) credit the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee; provided that Parent is provided with sufficient information following the Effective Time to comply with applicable Law and the agreements with respect to the benefit providers and insurers. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, will not be subject to accrual limits or other forfeiture.

(e) New Equity Awards. Prior to the Effective Time, the Company shall grant Company RSUs to certain of the Continuing Employees, in such amounts, and with such terms (including no acceleration in connection with the Merger or any subsequent event, such as termination of employment) as specified by Parent, which grants shall only be effective immediately prior to the Effective Time. Such Company RSUs shall be assumed and converted in accordance with Section 2.8(d).

(f) Termination of Benefit Plans. Except as otherwise requested by Parent, effective as of the day immediately preceding the Closing Date, the Company shall terminate the Company Benefit Plans that is intended to qualify pursuant to Section 401(a) of the Code (unless Parent provides written notice to the Company no later than 10 Business Days prior to the Closing Date that such plans shall not be terminated). The Company shall provide Parent with evidence that such plans and the Company Stock Plans have been terminated (effective no later than the day immediately preceding the Closing Date) pursuant to resolutions of the Board or any applicable committee thereof. The form and substance of such resolutions shall be subject to reasonable and good faith review and approval by Parent. The Company also shall (i) take such other actions in furtherance of terminating such 401(k) plans as Parent may reasonably require, (ii) solely to the extent such 401(k) plans are terminated, satisfy and contribute the necessary amounts to satisfy any end-of-year true-up on employee contributions that the Company has not fully “matched” pursuant to the Company’s “match” obligations as if the Effective Time is the last date of such plan year; and (iii) cooperate with Parent with respect to the termination of any other Company Plans that are “employee benefit plans” within the meaning of ERISA, to the extent terminable by the Company without any action or consent of any other Person and without cost to the Company, which are identified by Parent.

(g) No Third Person Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, neither this Section 6.11 nor any provisions of this Agreement relating to Company Benefit Plans will be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) subject to the limitations and requirements specifically set forth in this Section 6.11, require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Company Plan or prevent the amendment, modification or termination thereof after the Effective Time; or (iii) create any third party beneficiary rights in any Person.

Section 6.12. Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger, upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

Section 6.13. Notification of Certain Matters.

(a) Notification by the Company. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (1) termination of this Agreement pursuant to Article VIII and (2) Effective Time, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to Parent pursuant to this Section 6.13(a).

(b) Notification by Parent. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (1) termination of this Agreement pursuant to Article VIII and (2) Effective Time, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to the Company pursuant to this Section 6.13(b).

Section 6.14. Public Statements and Disclosures. The initial press release concerning this Agreement and the Merger will be a joint press release reasonably acceptable to the Company and Parent. Thereafter, the Company (unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change), will not issue any press releases or other public written communications to the extent relating to this Agreement or the Merger without the consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), except that the Company will not be obligated to obtain such consent with respect to communications that are (i) required by applicable Law; (ii) are consistent with previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by Parent); or (iii) principally related to a Superior Proposal or Company Board Recommendation Change, to the extent permitted by Section 5.3. The Company (unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change) will use its reasonable best efforts, to the extent practicable, to consult with Parent (and will consider in good faith the comments and suggestions of Parent) before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any non-written statements that are public or are reasonably likely to become public, in each case to the extent relating to this Agreement or the Merger, except that the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable Law; (ii) are consistent with previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by Parent); or (iii) principally related to a Superior Proposal or Company Board Recommendation Change, to the extent permitted by Section 5.3.

Section 6.15. Transaction Litigation. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (1) termination of this Agreement pursuant to Article VIII and (2) Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and (c) consider in good faith Parent’s advice with respect to any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed).

Section 6.16. Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law to cause (a) the delisting of the Company Common Stock from the NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

Section 6.17. Credit Agreement. At or prior to the Effective Time, Parent will provide (or cause to be provided) to the Company funds in an amount equal to the amount necessary for the Company to repay and discharge in full all amounts outstanding other than (i) contingent obligations not then due and payable and (ii) letters of credit (and terminate all commitments) under the terms of the Credit Agreement. Promptly following the Effective Time, the Company will repay and discharge such indebtedness in a manner acceptable to the parties to the Credit Agreement and Parent.

Section 6.18. Parent Vote. Promptly following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub (with a copy also sent to the Company) a written consent adopting this Agreement in accordance with the DGCL.

Section 6.19. Resignations. The Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company, in his or her capacity as a director but not as an employee or officer of the Company, in office as of immediately prior to the Effective Time and effective upon the Effective Time.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.1. Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company obtaining the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) HSR Act. The waiting period (and any extensions thereof) applicable to the Merger pursuant to the HSR Act will have expired or otherwise been terminated.

(c) No Prohibitive Injunctions or Laws. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no Law will have been enacted, entered, enforced or deemed applicable to the Merger, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger.

Section 7.2. Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct, individually or in the aggregate, as have not had and would not have a Company Material Adverse Effect.

(ii) The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4, the third sentence of Section 3.7(a), Section 3.7(c)(vi) and (vii), the second sentence of Section 3.12(a) and Section 3.26 that (A) are not qualified by materiality or Company Material Adverse Effect will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) that are qualified by materiality or Company Material Adverse Effect will be true and correct in all respects (without disregarding such materiality or Company Material Adverse Effect qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects (without disregarding such materiality or Company Material Adverse Effect qualifications) as of such earlier date).

(iii) The representations and warranties set forth in the first, second and fourth sentence of Section 3.7(a), Section 3.7(b), Section 3.7(c)(i)-(v) and Section 3.7(c)(viii) will be true and correct as of the Capitalization Date, except for such inaccuracies that are de minimis in the aggregate.

(b) Performance of Obligations of the Company. The Company will have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred and be continuing a Company Material Adverse Effect.

Section 7.3. Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failure to be true and correct, individually or in the aggregate, as have not had and would not have a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub will have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION; AMENDMENT AND WAIVER

Section 8.1. Termination. This Agreement may be validly terminated at any time prior to the Effective Time, whether before or after the receipt of the Requisite Stockholder Approval (except as provided in this Agreement), only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any Law is enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger;

(c) by either Parent or the Company if the Effective Time has not occurred by 11:59 p.m., Pacific time, on April 30, 2017 (such time and date, the “Termination Date”), except that (i) if as of the Termination Date, all conditions to this Agreement are satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived (where permissible pursuant to applicable Law), other than the conditions set forth in Section 7.1(b) or Section 7.1(c), either Parent or the Company, by written notice to the other, may extend the Termination Date until 11:59 p.m., Pacific time, on August 21, 2017 (and such date and time shall thereafter constitute the Termination Date) or (ii) if as of the Termination Date, clause (y) of the proviso in Section 2.3 is triggered, then the Company, by written notice to Parent, may extend the Termination Date until 11:59 p.m., Pacific time, on the date that is five Business Days after the completion of the five Business Day period set forth in clause (y) of the proviso in Section 2.3, but in no event later than 11:59 p.m., Pacific time, on August 21, 2017 (and such date and time shall thereafter constitute the Termination Date), it being understood in each case that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (B) the failure of the Effective Time to have occurred prior to the Termination Date;

(d) by either Parent or the Company if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting at which a vote is taken on the adoption of this Agreement, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting;

(e) by Parent if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 30 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured prior to termination;

(f) by Parent if at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change;

(g) by the Company if Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 30 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured prior to termination; or

(h) by the Company (at any time prior to receiving the Requisite Stockholder Approval) if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company pays, or causes to be paid, to Parent or its designee the Termination Fee pursuant to Section 8.3(b)(iii); and (iv) the Company has complied in all material respects with Section 5.3 with respect to such Superior Proposal.

Section 8.2. Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the mutual written agreement of Parent and the Company or the delivery of written notice by the terminating Party to the other Parties. Following the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that, and subject in all respects to this Section 8.2, Section 8.3, and Section 9.8 (in each case, including the limitations set forth herein or therein), Section 6.6(e), Section 6.6(f), Section 6.14, this Section 8.2, Section 8.3, Section 8.4, Section 8.5 and Article IX will each survive the termination of this Agreement, in each case, in accordance with their respective terms and conditions. Notwithstanding the previous sentence, nothing in this Agreement will relieve (i) any Party from any liability for any Intentional Breach of this Agreement; and (ii) the Company or (subject in all respects to this Section 8.2, Section 8.3 and Section 9.8 (in each case, including the limitations set forth herein or therein)) Parent or Merger Sub from any liability for its fraud prior to the valid termination of this Agreement (in the case of each of (i) and (ii), which the Parties acknowledge and agree (A) will not be limited to reimbursement of expenses or out-of-pocket costs; and (B) in the case of any damages sought by the non-breaching Party, such damages will include the benefit of the bargain lost by the non-breaching Party, taking into consideration relevant matters, including opportunity costs and the time value of money). No valid termination of this

Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, or the Financing Letters, which rights, obligations and agreements will survive the valid termination of this Agreement in accordance with their respective terms.

Section 8.3. Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except as set forth in Section 2.9(e), Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, gains, real property transfer and other similar Taxes or fees, in each case arising out of or in connection with the consummation of the Merger.

(b) Company Payments.

(i) Future Transactions. If (A) this Agreement is validly terminated pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e); (B) at the time of such termination, the conditions set forth in Section 7.1(b) and Section 7.1(c) (to the extent relating to the matters set forth in Section 7.1(b)) have been satisfied or are capable of being satisfied and the conditions set forth in Section 7.3(a) and Section 7.3(b) would be satisfied if the date of such termination was the Closing Date; (C) prior to the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), an Acquisition Proposal made or renewed after the date of this Agreement has been publicly announced or publicly disclosed and not publicly withdrawn or otherwise abandoned; and (D) within one year of the termination of this Agreement, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated (whether such consummation occurs before or after the one-year anniversary of such termination), then the Company will, concurrently with the consummation of such Acquisition Transaction, pay or cause to be paid to Parent or its designee an amount equal to $87,500,000 in cash (the “Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b), all references to “15%” and “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii) Company Board Recommendation Change. If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within two Business Days) following such termination pay or cause to be paid to Parent or its designee the Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii) Superior Proposal. If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must concurrently with such termination pay or cause to be paid to Parent or its designee the Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(c) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(d) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof then the Company will pay or cause to be paid to Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at an annual rate equal to the prime rate (as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made) plus 5% through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law.

(e) Sole and Exclusive Remedy. Parent’s receipt of the Termination Fee to the extent owed pursuant to Section 8.3(b) will be the sole and exclusive remedy of Parent and Merger Sub and each of their respective Affiliates against (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) in respect of this Agreement and the Merger, and upon payment of such amount, none of the Company Related Parties will have any further monetary liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement or the Merger (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Parties may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.3(a) and Section 8.3(d), as applicable).

Section 8.4. Amendment. Subject to applicable Law and the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof), except that if the Company has received the Requisite Stockholder Approval, then no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without receiving such approval. Notwithstanding anything to the contrary in this Agreement, the provisions expressly relating to the Financing Sources set forth in Section 6.6(a), Section 9.3, the last sentence of Section 9.6, Section 9.10(b), Section 9.11 and this Section 8.4 (and the defined terms used therein) may not be amended, modified or altered in a manner that adversely impacts any Financing Source Related Party without the prior written consent of such adversely impacted Financing Source Related Party.

Section 8.5. Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth in this Agreement, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party in this Agreement; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.

Section 9.2. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (c) immediately upon delivery by hand or by fax (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

if to Parent, Merger Sub or the Surviving Corporation, to:

Symantec Corporation

350 Ellis St.

Mountain View, CA 94043

Attn: General Counsel

Fax (650) 429-9137

with a copy (which will not constitute notice) to:

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, CA 94104

Attn:	Douglas N. Cogen
David K. Michaels
Bomi Lee
Michael Duignan
Fax:	(415) 281-1350

and

if to the Company (prior to the Effective Time), to:

LifeLock, Inc.

60 East Rio Salado Parkway, Suite 400

Tempe, AZ 85281

Attn: General Counsel

Fax: (888) 244-9823

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn:	Martin W. Korman
Bradley L. Finkelstein
Douglas K. Schnell
Fax:	(650) 493-6811

Any notice received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or fax number through a notice given in accordance with this Section 9.2, except that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2. Rejection or other refusal to accept, or the inability to deliver because of changed address of which no notice is given, will be deemed to be receipt of the notice as of the date of rejection, refusal or inability to deliver.

Section 9.3. Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent, Merger Sub or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any Financing Source pursuant to the terms of the Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties (including Financing Sources) to the Financing Letters; or (ii) impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Common Stock, Company Stock-Based Awards and Company Options pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.

Section 9.4. Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed the Confidentiality Agreement, which will continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub, the Company and their respective Representatives will hold and treat all documents and information concerning the Merger in accordance with the Confidentiality Agreement.

Section 9.5. Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter and the Financing Letters, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the (i) Effective Time and (ii) date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

Section 9.6. Third Party Beneficiaries. Except as set forth in Section 6.10 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.10; (b) if Parent or Merger Sub wrongfully terminates or willfully breaches this Agreement, then, following the termination of this Agreement, the Company, to the extent permitted by this Agreement, may seek damages and other relief (including equitable relief) on behalf of the holders of shares of Company Common Stock, Company Stock-Based Awards and Company Options (which Parent and Merger Sub acknowledge and agree may include damages based on a decrease in share value or lost premium); and (c) from and after the Effective Time, the rights of the holders of shares of Company Common Stock, Company Stock-Based Awards and Company Options to receive the merger consideration set forth in Article II. The rights granted pursuant to clause (b) of the second sentence of this Section 9.6 will only be enforceable on behalf of the holders of shares of Company Common Stock, Company Stock-Based Awards and Company Options by the Company, in its sole and absolute discretion, as agent for such holders, and it is understood and agreed that any and all interests in such claims will attach to such shares of the Company Common Stock, Company Stock-Based Awards or Company Options and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith) may, in the Company’s sole and absolute discretion, be (A) distributed, in whole or in part, by the Company to such holders as of any date determined by the Company; or (B) retained by the Company for the use and benefit of the Company in any manner that the Company deems fit. The provisions expressly relating to the Financing Sources set forth in Section 6.6(a), Section 8.4, Section 9.3, Section 9.10(b), Section 9.11 and this sentence will inure to the benefit of the Financing Source Related Parties, each of whom are intended to be third-party beneficiaries thereof (it being understood and agreed that the provisions expressly relating to the Financing Sources set forth in Section 6.6(a), Section 8.4, Section 9.3, Section 9.10(b), Section 9.11 and this sentence will be enforceable by the Financing Source Related Parties).

Section 9.7. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 9.8. Remedies.

(a) Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance.

(i) Irreparable Damage. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it by this Agreement in order to consummate the Merger) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to seek an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement; (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement.

(ii) No Objections. The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Parties pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

Section 9.9. Governing Law. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware.

Section 9.10. Consent to Jurisdiction.

(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, but nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement or the Merger; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the Merger will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the Merger in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Parent (A) irrevocably designates Corporation Trust Company as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any Legal Proceeding and for the taking of all such acts as may be necessary, proper or advisable in order to confer jurisdiction over it; and (B) stipulates that such consent and appointment are irrevocable and coupled with an interest.

(b) Jurisdiction for Financing Sources. Notwithstanding anything in this Agreement to the contrary, each of the Parties acknowledges and irrevocably agrees (i) that any Legal Proceeding, whether at law or in equity, whether in contract or in tort or otherwise, involving the Financing Sources or any Financing Source Related Party arising out of, or relating to, the Merger, the Financing, the Financing Letters, or the performance of services thereunder or related will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party hereto submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in the Financing Letters will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by applicable Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the Laws of the State of New York. Without limiting the obligations of the Financing Sources under the Financing Letters and the rights of Parent and Merger Sub under the Financing Letters, the Company acknowledges and agrees that no Financing Source Related Party shall have any liability or obligation to the Company (or any of its Representatives) in connection with this Agreement or any transactions contemplated by this Agreement if such Financing Source Related Party breaches or fails to perform (whether willfully, intentionally, unintentionally or otherwise) any of its obligations under the Financing Letters and the Company (on behalf of itself and its Representatives) hereby waives any rights or claims against each Financing Source Related Party in connection with this Agreement and the Financing, whether at law or equity, in contract, in tort or otherwise, and the Company (on behalf of itself and its Representatives) agrees not to commence (and if commenced agrees to dismiss or otherwise terminate) any action or proceeding against any Financing Source Related Party in connection with this Agreement or any transactions contemplated by this Agreement (including any action or proceeding relating to the Financing). Notwithstanding anything to the contrary in this Agreement, (A) the interpretation of the definition of Company Material Adverse Effect and whether or not a Company Material Adverse Effect has occurred; (B) the determination of the accuracy of any Specified Acquisition Agreement Representations (as defined in the Financing Letters) and whether as a result of any inaccuracy thereof Parent, Merger Sub or their respective Affiliates has the right to terminate its obligations under this Agreement, or to decline to consummate the Merger; and (C) the determination of whether the Merger has been consummated in accordance with the terms of this Agreement, in each case, will be governed and construed in accordance with the Laws of the State of Delaware.

Section 9.11. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE FINANCING LETTERS OR THE FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING OR AGAINST ANY FINANCING SOURCE RELATED PARTY). EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 9.13. No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, (a) the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative; (b) each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect; and (c) nothing set forth in any provision in this Agreement will (except to the extent expressly stated) in any way be deemed to limit the scope, applicability or effect of any other provision of this Agreement.

[Signature page follows.]

The Parties are signing this Agreement on the date stated in the introductory clause.

SYMANTEC CORPORATION

By:	/s/ Scott C. Taylor
Name: Scott C. Taylor
Title: Executive Vice President, General Counsel and Secretary

L1116 MERGER SUB, INC.

By:	/s/ Scott C. Taylor
Name: Scott C. Taylor
Title: President

LIFELOCK, INC.

By:	/s/ Hilary Schneider
Name: Hilary Schneider
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX B

Fairness Opinion of Goldman, Sachs & Co.

November 20, 2016

Board of Directors

LifeLock, Inc.

60 East Rio Salado Parkway, Suite 400

Tempe, AZ 85281

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Symantec Corporation (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of LifeLock, Inc. (the “Company”) of the $24.00 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of November 20, 2016 (the “Agreement”), by and among Parent, L1116 Merger Sub, Inc., a wholly owned subsidiary of Parent, and the Company.

Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent and their respective affiliates for which our Investment Banking Division may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the four fiscal years ended December 31, 2015; the Company’s Registration Statement on Form S-1, including the prospectus contained therein dated September 27, 2012 relating to the Company’s initial public offering of Shares; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not

B-1

made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $24.00 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $24.00 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $24.00 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

B-2

ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e) and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to §

251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless

(1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is entered into as of the Agreement Date (as defined below) by and among Symantec Corporation, a Delaware corporation (“Parent”), and the stockholders listed on Annex A (each such stockholder, as to himself, herself or itself, “Stockholder”) of LifeLock, Inc., a Delaware corporation (the “Company”). “Agreement Date” means, as to any Stockholder, the date set forth on the signature page hereto executed by such Stockholder. Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below). If the terms of this Agreement conflict in any way with the provisions of the Merger Agreement, then the provisions of the Merger Agreement shall control.

RECITALS

A.    Each Stockholder has executed and delivered this Agreement in connection with, and concurrently with the execution and delivery of, that certain Agreement and Plan of Merger, dated as of November 20, 2016 (the “Merger Agreement”), by and among Parent, L1116 Merger Sub, Inc., a Delaware corporation and a direct or indirect, wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will, on the terms and subject to the conditions set forth therein, merge with and into the Company (collectively with the other transactions contemplated by the Merger Agreement, the “Merger”), with the Company to survive the Merger and become a direct or indirect, wholly owned subsidiary of Parent.

B.    Each Stockholder has agreed to enter into this Agreement as an inducement to and in consideration for the willingness of Parent and Merger Sub to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and other agreements contained in the Merger Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Restrictions on Shares.

1.1    Each Stockholder, as to himself, herself or itself (severally and not jointly), agrees that, from the Agreement Date until the Expiration Time (as defined below), he, she or it shall not, directly or indirectly, transfer (except as may be specifically required by a final, non-appealable order of a court of competent jurisdiction or by operation of applicable Law or pursuant to the express terms of the Merger Agreement), directly or indirectly, sell, exchange, pledge or otherwise dispose of (other than pursuant to Rule 10b5-1 trading plans in effect on the date of this Agreement) or subject to any Lien (collectively, “Transfer”) any Shares (as defined in Section 2) or enter into any agreement or other arrangement relating to any Transfer of Shares; provided that such Stockholder may (a) if such Stockholder is a partnership, limited liability company or corporation, distribute Shares to its partners, members, equity holders or affiliated entities (as applicable), (b) if such Stockholder is an individual, Transfer any Shares to any member of such Stockholder’s immediate family, or to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family, (c) Transfer any Shares for charitable purposes as charitable gifts or donations, and (d) Transfer any Shares upon the death of such Stockholder (each, a “Permitted Transfer”); provided, further, that any such Permitted Transfer shall be permitted only if, as a condition to the effectiveness of such Permitted Transfer, (i) the transferee agrees in writing to be bound by all of the terms of this Agreement with respect to the Shares subject to such Permitted Transfer to the same extent as such transferring Stockholder is bound thereunder and (ii) such Permitted Transfer would not require registration pursuant to any applicable federal or state securities Laws or result in the Company being required to register any class of its equity securities with the SEC. As used herein, the term “Expiration Time” as it applies to any Stockholder shall mean the earlier of (A) the Effective Time and (B) the termination of the Merger Agreement in accordance with its terms. Any Transfer in violation of this Section 1.1 shall be null and void ab initio with respect to Shares so transferred.

1.2    From the Agreement Date until the Expiration Time and except pursuant to the terms of this Agreement, each Stockholder, as to himself, herself or itself (severally and not jointly), agrees he, she or it shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement with respect to any of the Shares.

1.3    Any shares of Company Capital Stock that a Stockholder purchases or with respect to which such Stockholder otherwise acquires beneficial ownership on or after the Agreement Date and prior to the Expiration Time, including, without limitation, by reason of any (a) exercise of Company Options or vesting and conversion of Company RSUs or Company PRSAs or (b) stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar transaction (collectively, the “New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares and shall be deemed to be Shares for the purposes hereof; provided, however, that a Stockholder shall be permitted to sell or net settle a sufficient number of Shares or New Shares to cover the tax withholding obligations resulting from the vesting and conversion of Company RSUs or Company PRSAs or the exercise of Company Options and to cover the payment of the exercise price related to the exercise of Company Options.

2.    Agreement to Vote Shares. From the Agreement Date until the Expiration Time, at every meeting of the Company Stockholders called with respect to any of the following, and at every adjournment or postponement thereof, each Stockholder shall (as to himself, herself or itself (severally and not jointly)) or shall cause the holder of record of any applicable record date to, be present (in person or by proxy) and irrevocably and unconditionally vote (or consent to be voted) the shares of Company Capital Stock beneficially owned by such Stockholder (the “Shares”) in respect of which such Stockholder is entitled to vote at any such meeting (a) in favor of (i) the adoption of the Merger Agreement; and (ii) approval of any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the adoption of the Merger Agreement; (b) in favor of any other matter considered at any such meeting of the Company Stockholders that the Company Board has (A) determined is necessary or desirable for the consummation of the Merger; (B) disclosed in the Proxy Statement or other written materials distributed to all Company Stockholders and (C) recommended that the Company Stockholders adopt; and (c) against any Acquisition Proposal.

2.1    Proxy. Solely in the event of a failure by any Stockholder to act in accordance with such Stockholder’s obligations as to voting pursuant to Section 2, such Stockholder hereby irrevocably (until the Expiration Time) grants to and appoints Parent as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to represent, vote and otherwise act (by voting at any meeting of the Company Stockholders, by written consent in lieu thereof or otherwise) with respect to the Shares owned or held by such Stockholder regarding the matters referred to in Section 2 until the Expiration Time, to the same extent and with the same effect as such Stockholder might or could do under applicable law, rules and regulations. The proxy granted pursuant to this Section 2.1 is coupled with an interest and shall be irrevocable until the Expiration Time. Until the Expiration Time, such Stockholder will take such further action and will execute such other instruments as may be necessary to effectuate the intent of this proxy. Such Stockholder hereby revokes any and all previous proxies or powers of attorney granted with respect to any of such Stockholder’s Shares that may have heretofore been appointed or granted with respect to the matters referred to in this Section 2.1, and prior to the Expiration Time no subsequent proxy (whether revocable or irrevocable) or power of attorney shall be given by such Stockholder, except as required by any election form or letter of transmittal in connection with the Merger, or in connection with such Stockholder voting by proxy at the meeting of the Company Stockholders as contemplated by Section 2. Notwithstanding the foregoing, this proxy shall terminate upon termination of this Agreement in accordance with its terms.

3.    Representations and Warranties of Stockholder. Each Stockholder hereby represents and warrants, as to himself, herself or itself (severally and not jointly), to Parent as follows:

3.1    Securities. No person who is not a signatory to this Agreement (or such signatory’s spouse for purposes of applicable community property Laws) has a beneficial interest in or a right to acquire or vote any of the Shares (other than, if such Stockholder is a partnership or a limited liability company, the rights and interests of Persons that own partnership interests or limited liability company membership interests or units in such Stockholder under the partnership agreement or operating agreement governing Stockholder and applicable partnership or limited liability company law, or if such Stockholder is a trust, the beneficiaries thereof). The Shares are not, and at the Expiration Time will not be, subject to any Liens (other than Liens created pursuant to this Agreement).

3.2    Power, Authorization and Validity. If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Stockholder has all requisite power and authority (if such Stockholder is an entity) or legal capacity (if such Stockholder is a natural person) to enter into this Agreement and to perform his, her or its obligations under this Agreement. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject only to the effect, if any, of (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditors’ rights generally and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

3.3    No Consents. No consent, approval, order, authorization, release or waiver of, or registration, declaration or filing with, any Governmental Authority or other Person by or on behalf of such Stockholder is necessary or required to be made or obtained by such Stockholder to enable such Stockholder to lawfully execute and deliver, enter into, and perform its, his or her obligations under this Agreement except as has been made or obtained prior to the date of this Agreement.

3.4    No Conflict. The execution and delivery by such Stockholder of this Agreement and the consummation of the transactions contemplated by this Agreement will not (a) if such Stockholder is an entity, violate or conflict with any provision of the certificate of incorporation or bylaws or other equivalent organizational or governing documents of such Stockholder, in each case as amended to date, (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the loss of any benefit under, result in the termination of, accelerate the performance required by, or result in a plan of termination or acceleration pursuant to any material Contract of such Stockholder applicable to any of the Shares, (c) violate or conflict with any Law applicable to such Stockholder or by which the Shares are bound, or (d) result in the creation of any Lien upon any of the Shares, in the case of clauses (a), (b), (c) and (d), in a manner that would adversely affect the ability of such Stockholder, individually or in the aggregate, to perform his, her or its obligations under or otherwise comply with this Agreement.

3.5    Legal Proceedings. There is no claim, action, charge, lawsuit, litigation or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal or, to such Stockholder’s knowledge, investigation, in each case whether civil, criminal, administrative, judicial or investigative, or any appeal therefrom (each of the foregoing, a “Legal Proceeding”) against such Stockholder that relates in any way to this Agreement, the Merger Agreement, the Merger or any of the transactions contemplated hereby or thereby. To the knowledge of such Stockholder, no such Legal Proceeding has been threatened and there is no reasonable basis for any such Legal Proceeding.

4.    Covenants of Stockholder. Each Stockholder hereby covenants, as to himself, herself or itself (severally and not jointly), to Parent as follows:

4.1    Compliance. From the date of this Agreement and until the Expiration Time, such Stockholder shall not (a) knowingly fail to act or take any action that would reasonably be expected to result in a breach of a representation or warranty contained herein, (b) take any action that would reasonably be expected to impair the ability of Stockholder to perform his, her or its obligations under this Agreement in any material respect or prevent or materially delay the consummation of the Merger or this Agreement; provided that nothing contained in this Section 4.1 shall be construed to prohibit such Stockholder (or its representatives) as a director of the Company (if applicable) from exercising his or her fiduciary duties to stockholders under applicable Law.

4.2    No Voting Agreements. From the date of this Agreement and until the Expiration Time, such Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of Section 2.

4.3    Appraisal Rights. Such Stockholder hereby irrevocably and unconditionally waives and agrees not to exercise any rights of appraisal rights that such Stockholder may have (whether under Section 262 of the DGCL or other applicable Law or otherwise) or could potentially have or acquire in connection with the execution and delivery of the Merger Agreement or the consummation of the Merger.

4.4    Stop Transfer Instructions. From the date of this Agreement and until the Expiration Time, in furtherance of this Agreement, such Stockholder hereby authorizes Parent or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares of such Stockholder (and that this Agreement places limits on the voting and transfer of such Shares).

5.    Miscellaneous.

5.1    Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) Stockholder makes no agreement or understanding herein in any capacity other than in Stockholder’s capacity as a record holder and beneficial owner of the Shares and the New Shares, and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of the Company’s Subsidiaries or in such Stockholder’s capacity as a trustee or fiduciary of any Company Employee Plan, and (b) nothing herein will be construed to limit or affect any action or inaction by Stockholder or any representative of Stockholder, as applicable, serving on the Company Board or on the board of directors of any Subsidiary of the Company or as an officer or fiduciary of the Company or any Subsidiary of the Company, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company or any Subsidiary of the Company.

5.2    Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (c) immediately upon delivery by hand or by fax (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth below:

(i)	If to Parent, to:
Symantec Corporation
350 Ellis St.
Mountain View, CA 94043
	Attention:	General Counsel
Facsimile No.: (650) 429-9137
Telephone No.: (650) 527-6634

with a copy (which shall not constitute notice) to:

Fenwick & West LLP
555 California Street
San Francisco, CA 94104
Attention:	Douglas N. Cogen
David K. Michaels

Facsimile No.: (650) 938-5200
Telephone No.: (650) 988-8500

(ii) If to any Stockholder, at the address set forth below such Stockholder’s signature on the signature page executed by such Stockholder.

5.3    Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of any Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation of this Agreement, Parent shall have the right to enforce such covenants and agreements by injunctive relief, specific performance, or by any other means available to Parent at law or in equity and each Stockholder hereby waives any and all defenses that could exist in its favor in connection with such injunction or enforcement and waives any requirement for the security or posting of any bond in connection with such injunction or enforcement.

5.4    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.

5.5    Entire Agreement; Nonassignability; Parties in Interest; Assignment. This Agreement and the documents, instruments and other agreements among the parties as contemplated by, referred to herein or delivered pursuant hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder. The representations and warranties and covenants of each Stockholder contained herein shall not survive the Closing, and no claim may be brought with respect to any breach of any representation, warranty or covenant hereunder following the Closing. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Stockholder without the prior written consent of Parent, and any such assignment or delegation that is not consented to shall be null and void. Parent may assign this Agreement to any direct or indirect wholly owned subsidiary of Parent without the prior written consent of any Stockholder. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the parties hereto and their respective successors and assigns (including any Person to whom any Shares are Transferred).

5.6    Amendment; Waiver. Subject to applicable Law, the parties hereto may amend this Agreement as it applies to each Stockholder at any time by execution of an instrument in writing signed on behalf of each of Parent and Stockholder. At any time, either Parent or any Stockholder (as to himself, herself or itself) may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties, as applicable, waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of Parent or any Stockholder to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of the other. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision herein.

5.7    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

5.8    Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by applicable Law on such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

5.9    Governing Law. The internal laws of the State of Delaware, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Chosen Courts solely in respect of the interpretation and enforcement of this Agreement and of the documents referred to herein, and in respect of the Merger, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such Chosen Courts. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.2 or in such other manner as may be permitted by any applicable Law shall be valid and sufficient service thereof.

5.10    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTION OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

[SIGNATURE PAGE NEXT]

IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be executed as of the date first above written.

SYMANTEC CORPORATION:

By:	/s/ Scott C. Taylor
Name: Scott C. Taylor Title: Executive Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be executed as of the date first above written.

STOCKHOLDER:

Bessemer Venture Partners
(Print Name of Stockholder)

/s/ David Cowan
(Signature)

David Cowan, Partner
(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Address)

(Print Telephone Number)

11/20/2016
(Agreement Date)

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be executed as of the date first above written.

STOCKHOLDER:

David Cowan
(Print Name of Stockholder)

/s/ David Cowan
(Signature)

(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Address)

(Print Telephone Number)

11/20/2016
(Agreement Date)

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be executed as of the date first above written.

STOCKHOLDER:

Todd Davis
(Print Name of Stockholder)

/s/ Todd Davis
(Signature)

(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Address)

(Print Telephone Number)

11/20/2016
(Agreement Date)

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be executed as of the date first above written.

STOCKHOLDER:

Hilary A. Schneider
(Print Name of Stockholder)

/s/ Hilary A. Schneider
(Signature)

(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Address)

(Print Telephone Number)

11/20/2016
(Agreement Date)

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

ANNEX A

Bessemer Venture Partners

David Cowan

Todd Davis

Hilary A. Schneider

LIFELOCK, INC. 60 EAST RIO SALADO PARKWAY SUITE 400 TEMPE, AZ 85281

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or special meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals.				For	Against	Abstain

1.    To adopt the Agreement and Plan of Merger, dated as of November 20, 2016, as it may be amended from time to time, by and among LifeLock, Inc., Symantec Corporation and L1116 Merger Sub, Inc. (the “merger agreement”).

				☐	☐	☐

2.    To adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

				☐	☐	☐
3. To approve, on a non-binding, advisory basis, compensation that will or may become payable by LifeLock, Inc. to its named executive officers in connection with the merger.				☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY FORM OF PROXY CARD – SUBJECT TO COMPLETION

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

This Proxy is Solicited on Behalf of the Board of Directors of

LIFELOCK, INC.

SPECIAL MEETING OF STOCKHOLDERS

The stockholder(s), hereby appoint(s) Hilary Schneider, Douglas Jeffries and Sharon Segev, or any of them, as proxies, each with the full power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of LifeLock, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders of LifeLock, Inc., to be held on [  ], [  ], 2017, at [  ] [    ] time, at [                                  ] and any and all adjournments, postponements or other delays thereof (the “special meeting”).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3.

THIS PROXY WILL, WHEN PROPERLY SIGNED, BE VOTED AS DIRECTED BY THE STOCKHOLDER OR, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Please sign, date, and return promptly in the enclosed envelope.

Continued and to be signed on reverse side